As filed with the Securities and Exchange Commission on April 16, 2021                         Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________
FORM S-1
REGISTRATION STATEMENT
 UNDER THE SECURITIES ACT OF 1933
__________________________________________

Allianz Life Insurance Company of North America
(Exact name of Registrant as specified in its charter)
Minnesota (State or other jurisdiction of incorporation or organization)	6311 (Primary Standard Industrial Classification Code Number)	41-1366075 (I.R.S. Employer Identification No.)
5701 Golden Hills Drive
Minneapolis, MN 55416
(800) 950-5872
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Stewart D. Gregg, Esq.
Allianz Life Insurance Company of North America
5701 Golden Hills Drive
Minneapolis, MN 55416
(763) 765-2913
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________________________________

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer                                                   [   ]                                        Accelerated filer                                     [   ]
Non-accelerated filer                                                      [X]                                        Smaller reporting company   [   ]
(Do not check if a smaller reporting company)
Calculation of Registration Fee
Title of each class of securities to be registered	Amount to be registered pursant to this Registration Statement	Proposed maximum offering price per unit	Proposed maximum aggregate offering price including previously registered securities	Amount of aggregate registration fee, including fee paid for previously registered securities
Individual Flexible Purchase Payment Index-Linked Deferred Annuity Contract	$4,000,000,000(1)	NA(2)	$17,300,000,000(3)	$ 2,052,350(3)
 (1) This amount is in addition to the $300,000,000 of securities previously registered on May 10, 2013, the $1,800,000,000 previously registered on April 24, 2014, the $2,000,000,000 registered on April 8, 2016, the $2,000,000,000 registered on April 13, 2017, the $3,500,000,000 registered on April 17, 2018, the $700,000,000 registered on April 16, 2019, and the $3,000,000,000 of securities registered by the Registrant under the Registration Statements on Form S-1 (File Nos. 333-185864, 333-195462, 333-210666, 333-217303, 333-230898, and 333-237620) initially declared effective on May 10, 2013, May 1, 2014, April 25, 2016, May 1, 2017, May 1, 2018, April 29, 2019, and May 1, 2020 (the “Prior Registration Statements”). Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), all unsold  securities from the Prior Registration Statements will be added to this Registration Statement  and the offering of  securities under the Prior Registration Statements will be deemed terminated as of the date of effectiveness of this Registration Statement. As of December 31, 2020 there were $875,727,061 of unsold shares registered pursuant to the Prior Registration Statements.
(2) The proposed maximum offering price per unit is not applicable since these securities are not issued in predetermined amounts or units.

(3) The Registrant previously paid a registration fee in the amounts of $40,920, $231,840, $201,400, $231,800, $435,750, $84,840, and $389,400 with respect to the securities registered pursuant to the Prior Registration Statements. Securities registered pursuant to the Prior Registration Statements that are unsold as of the effective date of this Registration Statement will be included in this Registration Statement pursuant to Rule 415(a)(6) as of the effective date.  The previously paid fee will continue to be applied to such unsold shares, which the Registrant may continue to offer and sell. A filing fee of $436,400 is paid herewith in connection with the new amount registered hereunder.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 429, the prospectus filed herewith is combined with the prospectus from the Prior Registration Statements (File Nos. 333-185864, 333-195462, 333-210666, 333-217303, 333-224310, 333-230898, and 333-237620).

PART I – PROSPECTUS
ALLIANZ Index Advantage® VARIABLE ANNUITY CONTRACT
An individual flexible purchase payment index-linked and variable deferred annuity contract (the Contract)
Issued by Allianz Life® Variable Account B (the Separate Account) and
Allianz Life Insurance Company of North America (Allianz Life, we, us, our)
Prospectus Dated: April 30, 2021
Standard Annuity Features	Available Investment Options	Optional Features
• Five fixed annuitization options
(Annuity Options)• Free withdrawal privilege during the six-year withdrawal charge period• Systematic withdrawal program• Minimum distribution program for certain tax-qualified Contracts• Waiver of withdrawal charge benefit
(not available in all states)• Guaranteed death benefit
(Traditional Death Benefit)	• 26 index-linked investment options (Index Options) based on different combinations of four credit calculation methods (Crediting Methods), four nationally recognized third-party broad based equity securities indexes and an exchange-traded fund (Index or Indexes), and three time periods for measuring Index performance (Term)• Three variable investment options
(Variable Options)	• Maximum Anniversary Value Death Benefit:
Locks in any annual investment gains to potentially provide a death benefit greater than the Traditional Death Benefit. This optional benefit has an additional rider fee.
The risk of loss can become greater in the case of an early withdrawal due to withdrawal charges. Withdrawals will be subject to federal and state taxation, and withdrawals taken before age 59 1⁄2 may also be subject to a 10% additional federal tax. If this is a Non-Qualified Contract, a withdrawal will be taxable to the extent that gain exists within the Contract. A Non-Qualified Contract is a Contract that is not purchased under a pension or retirement plan that qualifies for special tax treatment under sections of the Internal Revenue Code (the Code).

Crediting Methods Currently Available Only the Index Performance Strategy offers 1-year, 3-year, and 6-year Terms. All other Crediting Methods only offer 1-year Terms.	Indexes Currently Available with 1-year Terms	Indexes Currently Available with 3-year and 6-year Terms (Index Performance Strategy only)
• Index Protection Strategy • Index Precision Strategy • Index Guard Strategy • Index Performance Strategy	• S&P 500® Index • Russell 2000® Index • Nasdaq-100® Index • EURO STOXX 50® • iShares® MSCI Emerging Markets ETF	• S&P 500® Index • Russell 2000® Index
Crediting Methods, Indexes, and the 3-year and 6-year Terms may not be available in all states, or to Contracts issued before April 30, 2021, as detailed in Appendix G.

Crediting Method Highlights
All Crediting Methods provide a level of protection against negative Credits from negative Index performance, and a limit on positive Credits from positive Index performance. Credits are the return you receive when you allocate assets to an Index Option.
	Negative Index Performance Protection	Positive Index Performance Participation Limit
Index Protection Strategy	• 100% – You will never receive a negative Credit	• Declared Protection Strategy Credits (DPSCs) (the return you receive if Index performance is zero or positive) – DPSCs cannot be less than 1.50%
Index Precision Strategy	• Buffers (the amount of negative Index performance we absorb over the duration of a Term) – Buffers cannot be less than 5%	• Precision Rates (the return you receive if Index performance is zero or positive) – Precision Rates cannot be less than 1.50%
Index Guard Strategy	• Floors (the maximum amount of negative Index performance you absorb) – Floors cannot be less than -25%	• Caps (the upper limit on positive Index performance) – Caps cannot be less than 1.50%

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

Crediting Method Highlights
All Crediting Methods provide a level of protection against negative Credits from negative Index performance, and a limit on positive Credits from positive Index performance. Credits are the return you receive when you allocate assets to an Index Option.
	Negative Index Performance Protection	Positive Index Performance Participation Limit
Index Performance Strategy	• Buffers – Buffers cannot be less than 5%	• 1-year Term: Caps – Caps cannot be less than 1.50%
• 3-year Term: Caps (available to Contracts issued before April 30, 2021) – Caps cannot be less than 5% – Can be uncapped
•  3-year and 6-year Terms: Caps and Participation Rates
(a percentage of Index performance)
(available to Contracts issued on or after April 30, 2021)
–  Caps for 3-year Terms cannot be less than 5%
–  Caps for 6-year Terms cannot be less than 10%
–  Both 3-year and 6-year Terms can be “uncapped” (i.e., we do not declare a Cap for that Term)
– Participation Rates cannot be less than 100%
The Contract’s risks are described in Risk Factors on page 23 of this prospectus.
Variable Options Currently Available
AZL® MVP Growth Index Strategy Fund	AZL® MVP Balanced Index Strategy Fund	AZL® Government Money Market Fund
You can allocate the money you put into the Contract (Purchase Payments) to any or all of the available Index Options and Variable Options (Allocation Options). You may also reallocate and transfer Contract Value among the Allocation Options subject to certain restrictions described in this prospectus. Your Contract Value is the value of your Purchase Payments based on the returns of your selected Allocation Options reduced for Contract fees, expenses and withdrawals.
If you allocate Purchase Payments or transfer Contract Value to the Index Options, you receive Credits calculated by us based on the performance of one or more Indexes over a Term as measured by the Index Return and the applicable Buffer, Floor, Precision Rate, Cap, and/or Participation Rate. The Participation Rate may allow you to receive more than the Index Return if the Index Return is positive. We do not apply the Participation Rate if the Index Return is zero or negative. Only the Index Performance Strategy 3-year and 6-year Terms available to Contracts issued on or after April 30, 2021 include a Participation Rate. The Index Return is the percentage change in Index value from the Term Start Date to the Term End Date. The Term Start Date is the date on which a Term begins and we set the DPSCs, Precision Rates, Caps, and Participation Rates for an Index Option; this can occur on either the Index Effective Date or an Index Anniversary. The Term End Date is the date on which a Term ends and we apply Credits; this can only occur on an Index Anniversary. The Index Effective Date is the first day we allocate assets to an Index Option. An Index Anniversary is a twelve-month anniversary of the Index Effective Date. Because we calculate Index Returns only on a single date in time, you may experience negative or flat performance even though the Index you selected for a given Crediting Method experienced gains through some, or most, of the Term.
Credits may be positive, negative, or equal to zero, depending on the applicable Crediting Method and the performance of the applicable Index. The Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy allow negative Performance Credits. A negative Performance Credit means you can lose principal and previous earnings. These losses could be significant. A Performance Credit is the Credit you receive on a Term End Date for any Index Option with the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy.
DPSCs, Precision Rates, Caps, and Participation Rates that we use to determine Credits for a Contract can change on each Term Start Date and may vary substantially based on market conditions. However, in extreme market environments, it is possible that all DPSCs, Precision Rates, Caps, and Participation Rates will be reduced to their respective minimums of 1.50%, 5%, 10%, or 100% as stated above. Buffers and Floors that we use to determine Credits for a Contract do not change once they are established. The Crediting Methods are described in greater detail in the Summary, and in section 5, Valuing Your Contract – Calculating Credits. The Indexes are described in Appendix A. For historical information on the Buffers, Floors, DPSCs, Precision Rates, Caps, and Participation Rates, see Appendix C. For historical Index Option performance information, see Appendix D.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

If you allocate Purchase Payments or transfer Contract Value to the Variable Options, the value of your investment (Variable Account Value) increases and decreases each Business Day based on your selected Variable Options’ performance. A Business Day is each day the New York Stock Exchange is open for trading and it ends when regular trading on the New York Stock Exchange closes, which is usually at 4:00 p.m. Eastern Time. The Separate Account holds the assets you allocate to the Variable Options. The Variable Options do not provide any protection against loss of principal. You can lose principal and previous earnings that you allocate to the Variable Options.
Index-linked and variable annuity contracts are complex insurance and investment vehicles. Before you invest, be sure to ask your Financial Professional (the person who advises you regarding the Contract) about the Contract’s features, benefits, risks, fees and expenses, whether the Contract is appropriate for you based upon your financial situation and objectives, and for a specific recommendation to purchase the Contract. The Contract may be available through third-party financial advisers who charge a financial adviser fee for their services. If you choose to pay financial adviser fees from this Contract, the deduction of this financial adviser fee is in addition to this Contract’s fees and expenses, may be subject to a withdrawal charge, reduces your guaranteed values, and may be subject to federal and state income taxes and a 10% additional federal tax.
All guarantees under the Contract, including Credits, are the obligations of Allianz Life and are subject to our claims paying ability and financial strength.
Please read this prospectus before investing and keep it for future reference. The prospectus describes all material rights and obligations of purchasers under the Contract. It contains important information about the Contract and Allianz Life that you ought to know before investing including material state variations. This prospectus is not offered in any state, country, or jurisdiction in which we are not authorized to sell the Contracts. You should rely only on the information contained in this prospectus. We have not authorized anyone to give you different information.
The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. An investment in this Contract is not a deposit of a bank or financial institution and is not federally insured or guaranteed by the Federal Deposit Insurance Corporation or any other federal government agency. An investment in this Contract involves investment risk including the possible loss of principal.
Allianz Life Variable Account B is the Separate Account that holds the assets allocated to the Variable Options. Additional information about the Separate Account has been filed with the SEC and is available upon written or oral request without charge. A Statement of Additional Information (SAI) dated the same date as this Form N-4 prospectus includes additional information about the Contract. The SAI is also filed with the SEC on Form N-4 under File Number 333-185866 and is incorporated by reference into this prospectus. The SAI is available without charge by contacting us at the telephone number or address listed at the back of this prospectus. The SAI’s table of contents appears after the Privacy and Security Statement in this prospectus. The prospectus and SAI are also available on our website at www.allianzlife.com. The prospectus, SAI and other Contract information are also available on the EDGAR database on the SEC’s website (www.sec.gov).

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

Glossary
This prospectus is written in plain English. However, there are some technical words or terms that are capitalized and are used as defined terms throughout the prospectus. For your convenience, we included this glossary to define these terms.
Accumulated Alternate Interest – the sum of alternate interest earned for the entire time you own your Contract. We use the Accumulated Alternate Interest to calculate the Alternate Minimum Value for certain Contracts as stated in Appendix F. The alternate interest for each Index Year is equal to either 70% or 87.5% of the Index Option Base multiplied by the alternate interest rate. The alternate interest rate is stated in your Contract and does not change for the entire time you own your Contract.
Accumulation Phase – the first phase of your Contract before you request Annuity Payments. The Accumulation Phase begins on the Issue Date.
Allocation Options – the Variable Options and Index Options available to you under the Contract.
Alternate Minimum Value – for certain Contracts as stated in Appendix F, the guaranteed minimum Index Option Value we provide for each Crediting Method if you take a withdrawal, annuitize the Contract, transfer out of Index Options to the Variable Options, or if we pay a death benefit.
Annuitant – the individual upon whose life we base the Annuity Payments. Subject to our approval, the Owner designates the Annuitant, and can add a joint Annuitant for the Annuity Phase. There are restrictions on who can become an Annuitant.
Annuity Date – the date we begin making Annuity Payments to the Payee from the Contract.
Annuity Options – the annuity income options available to you under the Contract.
Annuity Payments – payments made by us to the Payee pursuant to the chosen Annuity Option.
Annuity Phase – the phase the Contract is in once Annuity Payments begin.
Beneficiary – the person(s) or entity the Owner designates to receive any death benefit, unless otherwise required by the Contract or applicable law.
Buffer – for any Index Option with the Index Precision Strategy or Index Performance Strategy, this is the negative Index Return that we absorb over the duration of a Term (which can be either one, three, or six years) before applying a negative Performance Credit. We do not apply the Buffer annually on a 3-year or 6-year Term Index Option. On the Issue Date we establish a Buffer for each Index Option with the Index Precision Strategy and Index Performance Strategy. However, if after the Issue Date we add a new Index Option to the Index Precision Strategy or Index Performance Strategy, we establish the Buffer for it on the date we add the Index Option to your Contract. Buffers are stated in your Contract and do not change once they are established.
Business Day – each day on which the New York Stock Exchange is open for trading, except, with regard to a specific Variable Option, when that Variable Option does not value its shares. Allianz Life is open for business on each day that the New York Stock Exchange is open. Our Business Day ends when regular trading on the New York Stock Exchange closes, which is usually at 4:00 p.m. Eastern Time.
Cap – for any Index Option with the Index Performance Strategy or Index Guard Strategy, this is the upper limit on positive Index performance after application of any Participation Rate over the duration of a Term (which can be either one, three, or six years) and the maximum potential Performance Credit for an Index Option. We do not apply the Cap annually on a 3-year or 6-year Term Index Option. On each Term Start Date, we set a Cap for each Index Option with the Index Performance Strategy and Index Guard Strategy. The Caps applicable to your Contract are shown on the Index Options Statement.
Charge Base – the Contract Value on the preceding Quarterly Contract Anniversary (or the initial Purchase Payment received on the Issue Date if this is before the first Quarterly Contract Anniversary), adjusted for subsequent Purchase Payments and any Contract Value withdrawn. Withdrawal adjustments include all withdrawals (even Penalty-Free Withdrawals) and any amounts we withdraw for any Contract fees and expenses. We use the Charge Base to determine the next product fee and rider fee (if applicable) we deduct.
Contract – the individual flexible purchase payment index-linked and variable deferred annuity contract described by this prospectus.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

Contract Anniversary – a twelve-month anniversary of the Issue Date or any subsequent Contract Anniversary.
Contract Value – the value of your Purchase Payments based on the returns of your selected Allocation Options reduced for previously assessed Contract fees and expenses, and withdrawals. On any Business Day, your Contract Value is the sum of your Index Option Value(s) and Variable Account Value. The Variable Account Value component of the Contract Value fluctuates each Business Day that money is held in a Variable Option. The Index Option Value component of the Contract Value is adjusted on each Term End Date to reflect Credits, which can be negative with the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy. A negative Credit means that you can lose principal and previous earnings. The Index Option Values for each Index Option with the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy also reflect the Daily Adjustment on every Business Day other than the Term Start Date or Term End Date. The Contract Value reflects any previously deducted Contract fees and expenses, but does not reflect Contract fees and expenses that we would apply on liquidation. The cash surrender value reflects all Contract fees and expenses that we would apply on liquidation.
Contract Year – any period of twelve months beginning on the Issue Date or a subsequent Contract Anniversary.
Credit – the return you receive on the Term End Date when you allocate Purchase Payments or transfer Contract Value to an Index Option. Credits may be positive, zero, or, in some instances, negative if you select the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy. A negative Credit means that you can lose principal and previous earnings.
Crediting Method – a method we use to calculate Credits if you allocate Purchase Payments or transfer Contract Value to an Index Option.
Daily Adjustment – how we calculate Index Option Values on days other than the Term Start Date or Term End Date for each Index Option with the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy as discussed in the Summary – What is the Daily Adjustment?; section 5, Valuing Your Contract – Daily Adjustment for the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy; and Appendix B. The Daily Adjustment approximates the Index Option Value that will be available on the Term End Date. It is the estimated present value of the future Performance Credit that we will apply on the Term End Date.
Declared Protection Strategy Credit (DPSC) – the positive Credit you receive on a Term End Date for any Index Option with the Index Protection Strategy if Index performance is zero or positive. You receive a Credit equal to the DPSC on the Term End Date if the current Index Value is equal to or greater than the Index Value on the Term Start Date. We set the DPSCs on each Term Start Date. The DPSCs provide predefined upside potential. The DPSCs applicable to your Contract are shown on the Index Options Statement.
Determining Life (Lives) – the person(s) designated at Contract issue and named in the Contract on whose life we base the guaranteed Traditional Death Benefit or Maximum Anniversary Value Death Benefit.
Financial Professional – the person who advises you regarding the Contract.
Floor – for any Index Option with the Index Guard Strategy, this is the maximum amount of negative Index Return you absorb as a negative Performance Credit. On the Issue Date we establish a Floor for each Index Option with the Index Guard Strategy. However, if after the Issue Date we add a new Index Option to the Index Guard Strategy, we establish the Floor for it on the date we add the Index Option to your Contract. Floors are stated in your Contract and do not change once they are established.
Good Order – a request is in “Good Order” if it contains all of the information we require to process the request. If we require information to be provided in writing, “Good Order” also includes providing information on the correct form, with any required certifications, guarantees and/or signatures, and received at our Service Center after delivery to the correct mailing, email, or website address, which are all listed at the back of this prospectus. If you have questions about the information we require, or whether you can submit certain information by fax, email or over the web, please contact our Service Center. If you send information by email or upload it to our website, we send you a confirmation number that includes the date and time we received your information.
Guaranteed Death Benefit Value – the guaranteed value that is available to your Beneficiary(s) on the first death of any Determining Life during the Accumulation Phase. The Guaranteed Death Benefit Value is either total Purchase Payments adjusted for withdrawals if you select the Traditional Death Benefit, or the Maximum Anniversary Value if you select the Maximum Anniversary Value Death Benefit. Withdrawal adjustments include all withdrawals (even Penalty-Free Withdrawals) and any withdrawal charges, but not amounts we withdraw for other Contract fees and expenses.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

Index (Indexes) – one (or more) of the nationally recognized third-party broad based equity securities Indexes or exchange-traded fund available to you under your Contract. The Indexes are described in Appendix A.
Index Anniversary – a twelve-month anniversary of the Index Effective Date or any subsequent Index Anniversary.
Index Effective Date – the first day we allocate assets to an Index Option. The Index Effective Date is stated on the Index Options Statement and starts the first Index Year. When you purchase this Contract you select the Index Effective Date as discussed in section 3, Purchasing the Contract – Allocation of Purchase Payments and Contract Value Transfers.
Index Guard Strategy – one of the Crediting Methods described in the Summary; and in section 5, Valuing Your Contract – Calculating Credits. The Index Guard Strategy calculates Performance Credits based on Index Returns subject to a Cap and Floor. You can receive negative Performance Credits under this Crediting Method, which means you can lose principal and previous earnings. The Index Guard Strategy is more sensitive to smaller negative market movements that persist over time because the Floor reduces the impact of large negative market movements. In an extended period of smaller negative market returns, the risk of loss is greater with the Index Guard Strategy than with the Index Performance Strategy and Index Precision Strategy.
Index Option – the index-linked investment options to which you can allocate Purchase Payments or transfer Contract Value. Each Index Option is the combination of an Index, a Crediting Method, and a Term. For the Index Performance Strategy 3-year and 6-year Term Index Options we also include the Buffer amount.
Index Option Base – an amount we use to calculate Credits and the Daily Adjustment. The Index Option Base is equal to the amounts you allocate to an Index Option adjusted for withdrawals, Contract fees and expenses, transfers into or out of the Index Option, and the application of any Credits.
Index Option Value – on any Business Day, it is equal to the portion of your Contract Value in a particular Index Option. We establish an Index Option Value for each Index Option you select. Each Index Option Value includes any Credits from previous Term End Dates and reflects deduction of any previously assessed contract maintenance charge, product fee, rider fee, and withdrawal charge. On each Business Day other than the Term Start Date or Term End Date, the Index Option Values for each Index Option with the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy also include the Daily Adjustment.
Index Options Statement – the account statement we mail to you on the Index Effective Date and each Index Anniversary thereafter. On the Index Effective Date, the statement shows the initial Index Values, DPSCs, Precision Rates, Caps, and Participation Rates for the Index Options you selected. On each Index Anniversary, the statement shows the new Index Values, Credits received, and renewal DPSCs, Precision Rates, Caps, and Participation Rates that are effective for the next Term for the Index Options you selected that have reached their Term End Date. The Index Options Statement also shows any applicable Buffer or Floor for your selected Index Option(s). For any 3-year or 6-year Term Index Option you selected that has not reached its Term End Date the statement shows the current Index Anniversary’s Index Option Value, which includes the Daily Adjustment.
Index Performance Strategy – one of the Crediting Methods described in the Summary; and in section 5, Valuing Your Contract – Calculating Credits. This Crediting Method offers 1-year, 3-year, and 6-year Terms. The Index Performance Strategy calculates Performance Credits based on Index Returns subject to any applicable Participation Rate, Cap, and Buffer. You can receive negative Performance Credits under this Crediting Method, which means you can lose principal and previous earnings. The Index Performance Strategy is more sensitive to large negative market movements because small negative market movements are absorbed by the Buffer. In a period of extreme negative market performance, the risk of loss is greater with the Index Performance Strategy than with the Index Guard Strategy.
Index Precision Strategy – one of the Crediting Methods described in the Summary; and in section 5, Valuing Your Contract – Calculating Credits. The Index Precision Strategy calculates Performance Credits based on Index Values and Index Returns subject to the Precision Rate and Buffer. You can receive negative Performance Credits under this Crediting Method, which means you can lose principal and previous earnings. The Index Precision Strategy may perform best in periods of small positive market movements because the Precision Rates will generally be greater than the DPSCs, but less than the Index Performance Strategy Caps. The Index Precision Strategy is more sensitive to large negative market movements because small negative market movements are absorbed by the Buffer. In a period of extreme negative market performance, the risk of loss is greater with the Index Precision Strategy than with the Index Guard Strategy.
Index Protection Strategy – one of the Crediting Methods described in the Summary; and in section 5, Valuing Your Contract – Calculating Credits. The Index Protection Strategy provides Credits equal to the DPSCs on the Term End Date

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

if the current Index Value is equal to or greater than the Index Value on the Term Start Date. The Index Protection Strategy provides the most protection because it does not allow negative Credits, and offers the least growth opportunity as DPSCs will generally be less than Precision Rates and Caps.
Index Return – the percentage change in Index Value from the Term Start Date to the Term End Date, which we use to determine the Performance Credits for any Index Option with the Index Performance Strategy or Index Guard Strategy, and negative Performance Credits for any Index Option with the Index Precision Strategy. The Index Return is the Index Value on the Term End Date, minus the Index Value on the Term Start Date, divided by the Index Value on the Term Start Date.
Index Value – an Index’s price at the end of the Business Day on the Term Start Date and Term End Date as provided by Bloomberg or another market source if Bloomberg is not available.
Index Year – a twelve-month period beginning on the Index Effective Date or a subsequent Index Anniversary.
Issue Date – the date we issue the Contract. The Issue Date is stated in your Contract and starts your first Contract Year. Contract Anniversaries and Contract Years are measured from the Issue Date.
Joint Owners – the two person(s) designated at Contract issue and named in the Contract who may exercise all rights granted by the Contract.
Lock Date – for each Index Option with the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy this is the Business Day we execute a Performance Lock and capture an Index Option Value (which includes the Daily Adjustment) before the Term End Date.
Maximum Anniversary Value – the highest Contract Value on any Index Anniversary before age 91, adjusted for subsequent Purchase Payments and withdrawals, used to determine the Maximum Anniversary Value Death Benefit as discussed in the Summary and section 9. Withdrawal adjustments include all withdrawals (even Penalty-Free Withdrawals) and any withdrawal charges, but not amounts we withdraw for other Contract fees and expenses.
Maximum Anniversary Value Death Benefit – an optional benefit described in the Summary and section 9 that has an additional rider fee and is intended to potentially provide a death benefit greater than the Traditional Death Benefit. The Maximum Anniversary Value Death Benefit can only be added to a Contract at issue.
Non-Qualified Contract – a Contract that is not purchased under a pension or retirement plan that qualifies for special tax treatment under sections of the Code.
Owner – “you,” “your” and “yours.” The person(s) or entity designated at Contract issue and named in the Contract who may exercise all rights granted by the Contract.
Participation Rate – may allow you to receive more than the Index Return if the Index Return is positive, but the Participation Rate cannot boost Index Returns beyond any declared Cap. We do not apply the Participation Rate if the Index Return is zero or negative. We do not apply the Participation Rate annually. The Participation Rate is only available on the the Index Performance Strategy 3-year and 6-year Terms to Contracts issued on or after April 30, 2021. The Participation Rate is not available on Index Performance Strategy 1-year Terms, or on 3-year Terms that were available to Contracts issued before April 30, 2021. We set Participation Rates on each Term Start Date. The Participation Rates applicable to your Contract are shown on the Index Options Statement.
Payee – the person or entity who receives Annuity Payments during the Annuity Phase.
Penalty-Free Withdrawals – withdrawals you take under the free withdrawal privilege or waiver of withdrawal charge benefit, and payments you take under our minimum distribution program. Penalty-Free Withdrawals are not subject to a withdrawal charge.
Performance Credit – the Credit you receive on a Term End Date for any Index Option with the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy. We base Performance Credits on Index Values and Index Returns after application of any Participation Rate as limited by the applicable Buffer, Floor, Precision Rate, or Cap. Performance Credits can be negative, which means you can lose principal and previous earnings.
Performance Lock – a feature that allows you to capture the current Index Option Value during the Term for each Index Option with the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy. A Performance Lock applies to the total Index Option Value in an Index Option, and not just a portion of that Index Option Value. After the

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

Lock Date, Daily Adjustments do not apply to a locked Index Option for the remainder of the Term and the Index Option Value will not receive a Performance Credit on the Term End Date.
Precision Rate – the positive Performance Credit you receive for any Index Option with the Index Precision Strategy if Index performance is zero or positive. You receive a Performance Credit equal to the Precision Rate on the Term End Date if the current Index Value is equal to or greater than the Index Value on the Term Start Date. We set a Precision Rate for each Index Precision Strategy Index Option on each Term Start Date. The Precision Rates applicable to your Contract are shown on the Index Options Statement.
Proxy Investment – provides a current estimate of what the Performance Credit will be on the Term End Date taking into account any applicable Buffer, Floor, Precision Rate, Cap, and/or Participation Rate. We use the Proxy Investment to calculate the Daily Adjustment on Business Days other than the Term Start Date or Term End Date. For more information, see Appendix B.
Proxy Value – the hypothetical value of the Proxy Investment used to calculate the Daily Adjustment as discussed in Appendix B.
Purchase Payment – the money you put into the Contract.
Qualified Contract – a Contract purchased under a pension or retirement plan that qualifies for special tax treatment under sections of the Code (for example, 401(a) and 401(k) plans), Individual Retirement Annuities (IRAs), or Tax-Sheltered Annuities (referred to as TSA contracts). Currently, we issue Qualified Contracts that may include, but are not limited to Roth IRAs, traditional IRAs and Simplified Employee Pension (SEP) IRAs. We may also issue an Inherited IRA and Inherited Roth IRA to make any required minimum distribution payments to a beneficiary of a previously held tax-qualified arrangement.
Quarterly Contract Anniversary – the day that occurs three calendar months after the Issue Date or any subsequent Quarterly Contract Anniversary.
Separate Account – Allianz Life Variable Account B is the Separate Account that issues the variable investment portion of your Contract. It is a separate investment account of Allianz Life. The Separate Account holds the Variable Options that underlie the Contracts. The Separate Account is divided into subaccounts, each of which invests exclusively in a single Variable Option. The Separate Account is registered with the SEC as a unit investment trust, and may be referred to as the Registered Separate Account.
Service Center – the area of our company that issues Contracts and provides Contract maintenance and routine customer service. Our Service Center address and telephone number are listed at the back of this prospectus. The address for mailing applications and/or checks for Purchase Payments may be different and is also listed at the back of this prospectus.
Term – The period of time, from the Term Start Date to the Term End Date, in which we measure Index Return to determine Credits.
Term End Date – The day on which a Term ends and we apply Credits. A Term End Date may only occur on an Index Anniversary. If a Term End Date does not occur on a Business Day, we consider it to occur on the next Business Day.
Term Start Date – The day on which a Term begins and we set the DPSCs, Precision Rates, Caps, and Participation Rates for an Index Option. A Term Start Date may only occur on the Index Effective Date or an Index Anniversary. If a Term Start Date does not occur on a Business Day, we consider it to occur on the next Business Day.
Traditional Death Benefit – the guaranteed death benefit automatically provided by the Contract for no additional fee described in the Summary and section 9.
Valid Claim – the documents we require to be received in Good Order at our Service Center before we pay any death claim. This includes the death benefit payment option, due proof of death, and any required governmental forms. Due proof of death includes a certified copy of the death certificate, a decree of court of competent jurisdiction as to the finding of death, or any other proof satisfactory to us.
Variable Account Value – on any Business Day it is equal to the portion of your Contract Value in your selected Variable Options. The Variable Account Value increases and decreases based on your selected Variable Options’ performance and reflects deduction of the Variable Option operating expenses, any previously assessed transfer fee, contract maintenance charge, product fee, rider fee, and withdrawal charge.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

Variable Options – the variable investments available to you under the Contract. Variable Option performance is based on the securities in which they invest.
Withdrawal Charge Basis – the total amount under your Contract that is subject to a withdrawal charge as discussed in section 6, Expenses – Withdrawal Charge.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

Summary
The Allianz Index Advantage® is a product that offers index-linked and variable investment options and allows you to defer taking regular fixed periodic payments (Annuity Payments) to a future date. During the first phase of your Contract (Accumulation Phase) your Contract Value fluctuates based on the performance of your selected Allocation Options and the deduction of Contract fees and expenses. During this phase you can make additional Purchase Payments and take withdrawals, and if you die we pay a death benefit to the person(s) you designate (Beneficiary(s)). If you request Annuity Payments, the Accumulation Phase of your Contract ends and the Annuity Phase begins. Annuity Payments are fixed payments we make based on the Annuity Option you select and your Contract Value.
Purchasing a Contract: Key Features at a Glance
Issue Age (see section 3)	On the date we issue the Contract (the Issue Date), all Owners and the Annuitant must be either:
• age 80 or younger, or
• age 75 or younger if you select the Maximum Anniversary Value Death Benefit.
The Owner is the person or entity designated at issue who may exercise all Contract rights. The Annuitant is the individual upon whose life we base Annuity Payments.
Purchase Payment Standards (see section 3)	• $10,000 minimum initial Purchase Payment due on the Issue Date.
• You can make additional Purchase Payments of at least $50 during the Accumulation Phase.
• $1 million maximum in total Purchase Payments unless we give prior approval for a higher amount.
Allocation of Purchase Payments and Contract Value Transfers (see section 3)	You can allocate your Purchase Payments to any or all of the Allocation Options available under your Contract. We only allow assets to move into the Index Options on the Index Effective Date and on subsequent Index Anniversaries.
• As a result, we hold Purchase Payments you allocate to the Index Options in the AZL Government Money Market Fund until we transfer them to your selected Index Options according to your instructions. For additional Purchase Payments we receive after the Index Effective Date, we transfer the amounts held in the AZL Government Money Market Fund to your selected Index Options on the next Index Anniversary.
• On each Index Option’s Term End Date, you can transfer Variable Account Value to the available Index Options, and you can transfer Index Option Value (the portion of your Contract Value in a particular Index Option) between Index Options.
•  We do not allow assets to move into an established 3-year or 6-year Term Index Option until the Term End Date.
• Purchase Payments you allocate to an Index Option must be held in the Index Option for the full Term before they can receive a Credit. Therefore, additional Purchase Payments we receive after the Index Effective Date that you allocate to a 1-year Term Index Option are not eligible to receive a Credit until the second Index Anniversary after we receive them, or the fourth Index Anniversary after we receive them for allocations to a 3-year Term Index Option, or the seventh Index Anniversary after we receive them for allocations to a 6-year Term Index Option.
• You can only transfer Index Option Value to the Variable Options on every sixth Index Anniversary, at which point you can do so even if the assets you wish to transfer have been in the Index Options for less than six full years. In order to transfer out of a 3-year or 6-year Term Index Option into a Variable Option the sixth Index Anniversary must either be the Term End Date, or you must execute a Performance Lock on or before the sixth anniversary.
Daily Adjustment (see “What is the Daily Adjustment?” in this Summary and section 5)	The Daily Adjustment is how we calculate Index Option Values on days other than the Term Start Date or Term End Date for each Index Option with the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy. The Daily Adjustment approximates the Index Option Value that will be available on the Term End Date. It is the estimated present value of the future Performance Credit that we will apply on the Term End Date. The Daily Adjustment takes into account any Index gains subject to the applicable Precision Rate, Cap, and/or Participation Rate, or either any Index losses greater than the Buffer or Index losses down to the Floor, but in the form of the estimated present value. Therefore, the Daily Adjustment could result in a loss beyond the protection of the Buffer or Floor.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

Purchasing a Contract: Key Features at a Glance
Performance Lock (see “What is the Performance Lock?” in this Summary and section 5)	A feature that allows you to capture the current Index Option Value during the Term for each Index Option with the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy. If we execute a Performance Lock for an Index Option we do not apply the Daily Adjustment to it for the remainder of the Term and the Index Option Value will not receive a Performance Credit on the Term End Date.
Product and Rider Fees (see the Fee Tables and section 6)	Accrued daily and deducted on each Quarterly Contract Anniversary (the day that occurs three calendar months after the Issue Date or any subsequent Quarterly Contract Anniversary). Each fee is calculated as a percentage of the Charge Base (the Contract Value on the preceding Quarterly Contract Anniversary, adjusted for subsequent Purchase Payments and withdrawals).
• Product fee is 1.25%.
• Rider fee is 0.20% for the Maximum Anniversary Value Death Benefit. If you select this benefit, you will pay 1.45% in total annual Contract fees (product fee plus the rider fee).
Other Contract Fees and Expenses (see the Fee Tables and section 6)	• An 8.5% declining withdrawal charge applies to withdrawals taken within six years after receipt of each Purchase Payment during the Accumulation Phase.
• $50 contract maintenance charge assessed annually if the total Contract Value is less than $100,000.
• $25 fee per transfer if you make more than twelve transfers between Variable Options in a Contract Year.
• Variable Option operating expenses before fee waivers and expense reimbursements of 0.64% to 0.71% of the average daily net assets.
A Contract Year is any period of twelve months beginning on the Issue Date or a subsequent Contract Anniversary. A Contract Anniversary is a twelve-month anniversary of the Issue Date or any subsequent Contract Anniversary.
You can withdraw your Contract Value, subject to any applicable withdrawal charge, and federal and state taxation. Withdrawals taken before age 59 1⁄2 may also be subject to a 10% additional federal tax.
Free Withdrawal Privilege (see section 7)	Allows you to withdraw 10% of your total Purchase Payments each Contract Year during the Accumulation Phase without incurring a withdrawal charge.
• Any unused free withdrawal privilege in one Contract Year is not added to the amount available in the next Contract Year.
• If you withdraw more than the free withdrawal privilege we will assess a withdrawal charge if the withdrawal is taken from a Purchase Payment we received within the last six years.
• Not available if you take a full withdrawal of your total Contract Value.
Systematic Withdrawal Program (see section 7)	Provides automatic withdrawals of at least $100 to you at a frequency you select. These withdrawals:
• reduce the amount available under the free withdrawal privilege, and
• are subject to a withdrawal charge if you exceed the free withdrawal privilege.
Minimum Distribution Program and Required Minimum Distribution (RMD) Payments (see section 7)	If you own an Individual Retirement Annuity (IRA), SEP IRA or Inherited IRA Contract, this program provides payments to you designed to meet the Code’s minimum distribution requirements. These withdrawals:
• reduce the amount available under the free withdrawal privilege, but
• are not subject to a withdrawal charge if you exceed the free withdrawal privilege.
Waiver of Withdrawal Charge Benefit (see section 7)	In most states, this benefit allows you to take a withdrawal without incurring a withdrawal charge if you are confined to a nursing home for a period of at least 90 consecutive days.
Annuity Payments (see section 8)	Annuity Payments can provide a guaranteed lifetime fixed income stream with certain tax advantages. We designed the Annuity Payments for Owners who no longer need immediate access to Contract Value to meet their short-term income needs.
• We offer five Annuity Options that provide payments for life, life and term certain, or life with refund.
• We base Annuity Payments on your Contract Value, the Annuity Option you select, and the lifetime and age of the Annuitant(s).
• For an individually owned Contract, Annuity Payments can be either single or joint.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

Purchasing a Contract: Key Features at a Glance
Death Benefit (see section 9)	When you purchase the Contract you select either the Traditional Death Benefit (no additional fee) or the Maximum Anniversary Value Death Benefit (0.20% rider fee). In either case, the death benefit is paid upon the first death of any Determining Life during the Accumulation Phase.
• We establish the Determining Lives at Contract issue and they generally do not change unless there is a change of ownership due to divorce or establishment of a Trust.
• The Determining Life (or Lives) is either the Owner(s) or the Annuitant if the Owner is a non-individual.If a Determining Life dies during the Accumulation Phase your Beneficiary(s) will receive the greater of the Contract Value or the Guaranteed Death Benefit Value. The Guaranteed Death Benefit Value is either:
• total Purchase Payments adjusted for withdrawals if you select the Traditional Death Benefit, or
• the Maximum Anniversary Value (the highest Contract Value on any Index Anniversary before age 91, adjusted for subsequent Purchase Payments and withdrawals) if you select the Maximum Anniversary Value Death Benefit.
• Withdrawals reduce your Guaranteed Death Benefit Value proportionately, which means this value may be reduced by more than the amount withdrawn.
• The Maximum Anniversary Value Death Benefit cannot be less than the Traditional Death Benefit, but they can be equal.
• If you change Owner(s) the death benefit may be reduced to Contract Value.
Material Contract Variations (see Appendix G)	The product or certain product features may not currently be available in all states or all Contracts, may vary in your state (such as the free look), or may not be available from all selling firms or from all Financial Professionals. Your Financial Professional can also provide information regarding availability of Allocation Options.
Customer Service (see the last page of this prospectus)	If you need customer service (for Contract changes, information on Contract Values, requesting a withdrawal or transfer, changing your allocation instructions, etc.) please contact our Service Center at (800) 624-0197. Our Service Center is the area of our company that issues Contracts and provides Contract maintenance and routine customer service. You can also contact us by:
• mail at Allianz Life Insurance Company of North America, P.O. Box 561,
Minneapolis, MN 55440-0561, or
• email at Contact.Us@allianzlife.com.
Who Should Consider Purchasing the Contract?
We designed the Contract for people who are looking for a level of protection for their principal while providing potentially higher returns than are available on traditional fixed annuities. This Contract is not intended for someone who is seeking complete protection from downside risk, nor someone who is seeking unlimited investment potential.
We offer other annuity contracts that may address your investment and retirement needs. These contracts include variable annuities, registered index-linked annuities and fixed index annuities. These annuity products may offer different features and benefits more appropriate for your needs, including allocation options, fees and/or expenses that are different from those in the Contract offered by this prospectus. Not every contract is offered through every Financial Professional. Some Financial Professionals or selling firms may not offer and/or limit offering of certain features and benefits, as well as limit the availability of the contracts based on criteria established by the Financial Professional or selling firm. For more information about other annuity contracts, please contact your Financial Professional.
For example, these other annuity contracts may have different Index Options, and different rates and minimums for the Buffers, Floors, DPSCs, Precision Rates, Caps, and Participation Rates. DPSCs, Precision Rates, Caps, and Participation Rates may also be affected, positively or negatively, by expenses we incur in providing other contract features. For example, a product that deducts fees and expenses from Index Options may have higher DPSCs, Precision Rates, Caps, and Participation Rates than a contract that deducts fees and expenses only from Variable Options.
How Do the Crediting Methods Work?
All Crediting Methods provide a Credit on the Term End Date based on Index Values and Index Returns. The Index Value is the Index’s price at the end of the Business Day on the Term Start Date and Term End Date, which we use to calculate the Index Return. A Business Day is each day the New York Stock Exchange is open for trading and it ends when regular

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

trading on the New York Stock Exchange closes, which is usually at 4:00 p.m. Eastern Time. All of the Crediting Methods offer 1-year Term Index Options, but only the Index Performance Strategy also offers 3-year and 6-year Term Index Options.
The Index Protection Strategy provides a Credit equal to the DPSC if the Index Value on the Term End Date is equal to or greater than the Index Value on the Term Start Date, regardless of the amount of actual Index Return. If the current Index Value is less than it was on the Term Start Date, the Credit is zero.
The Index Precision Strategy provides a Performance Credit.
•	If the Index Value on the Term End Date is equal to or greater than the Index Value on the Term Start Date, regardless of the amount of actual Index Return, the Performance Credit is equal to the Precision Rate.
•	If the Index Return is negative and the loss is:
–	less than or equal to the Buffer, the Performance Credit is zero. We absorb any loss up to the Buffer.
–	greater than the Buffer, the negative Performance Credit is equal to the negative Index Return in excess of the Buffer. You participate in any losses beyond the Buffer.
The Index Guard Strategy also provides a Performance Credit.
•	If the Index Return is positive, the Performance Credit is equal to the Index Return up to the Cap.
•	If the Index Value on the Term End Date is equal to the Index Value on the Term Start Date, the Performance Credit is zero.
•	If the Index Return is negative, the negative Performance Credit is equal to the negative Index Return down to the Floor. You participate in any losses down to the Floor. We absorb any negative Index Return beyond the Floor.
The Index Performance Strategy also provides a Performance Credit.
•	If the Index Return is positive, the Performance Credit is equal to:
–	the Index Return up to the Cap for a 1-year Term.
–	the Index Return up to the Cap for a 3-year Term available to Contracts issued before April 30, 2021. If a 3-year Term is uncapped, the Performance Credit is equal the Index Return. We apply the Cap for the entire Term length; we do not apply the Cap annually on a 3-year.
–	Index Return multiplied by the Participation Rate, up to the Cap for a 3-year or 6-year Term available to Contracts issued after April 30, 2021. If the 3-year or 6-year Term is uncapped, the Performance Credit is equal to the Index Return multiplied by the Participation Rate. We apply the Participation Rate and Cap for the entire Term length; we do not apply the Participation Rate and Cap annually on a 3-year or 6-year Term.
•	If the Index Value on the Term End Date is equal to the Index Value on the Term Start Date, the Performance Credit is zero.
•	If the Index Return is negative and the loss is:
–	less than or equal to the Buffer, the Performance Credit is zero. We absorb any loss up to the Buffer. We apply the Buffer for the entire Term length; we do not apply the Buffer annually on a 3-year or 6-year Term Index Option.
–	greater than the Buffer, the negative Performance Credit is equal to the negative Index Return in excess of the Buffer. You participate in any losses beyond the Buffer.
A more detailed description of how we calculate Credits, including numerical examples, is included in section 5, Valuing Your Contract – Calculating Credits.
• The Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy allow negative Performance Credits. A negative Performance Credit means you can lose principal and previous earnings. These losses could be significant.
• Because we calculate Index Returns only on a single date in time, you may experience negative or flat performance even though the Index you selected for a given Crediting Method experienced gains through some, or most, of the Term.
• If a 3-year or 6-year Term Index Option is “uncapped” for one Term (i.e., we do not declare a Cap for that Term) it does not mean that we will not declare a Cap for it on future Term Start Dates. On the next Term Start Date we can declare a Cap for the next Term, or declare it to be uncapped.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

How Do the Crediting Methods Compare?
The Crediting Methods have different risk and return potentials.
What is the asset protection?
Index Protection Strategy	• Most protection. • If the Index loses value, the Credit is zero. You do not receive a negative Credit.
Index Precision Strategy	• Less protection than the Index Protection Strategy and Index Guard Strategy. Protection may be more or less than what is available with the Index Performance Strategy depending on Buffers.
• Buffer absorbs a percentage of loss, but you receive a negative Performance Credit for losses greater than the Buffer.
• Potential for large losses in any Term.
• More sensitive to large negative market movements because small negative market movements are absorbed by the Buffer. In a period of extreme negative market performance, the risk of loss is greater with the Index Precision Strategy than with the Index Guard Strategy.
Index Guard Strategy	• Less protection than the Index Protection Strategy, but more than Index Precision Strategy and Index Performance Strategy.
• Permits a negative Performance Credit down to the Floor.
• Protection from significant losses.
• More sensitive to smaller negative market movements that persist over time because the Floor reduces the impact of large negative market movements.
• In an extended period of smaller negative market returns, the risk of loss is greater with the Index Guard Strategy than with the Index Performance Strategy and Index Precision Strategy.
• Provides certainty regarding the maximum loss in any Term.
Index Performance Strategy	• Less protection than the Index Protection Strategy and Index Guard Strategy. Protection may be more or less than what is available with the Index Precision Strategy depending on Buffers.
• Buffers may be different between 1-year, 3-year, and 6-year Terms. Buffers can also be different between Index Options with the same Term Length.
• Buffer absorbs a percentage of loss, but you receive a negative Performance Credit for losses greater than the Buffer.
• Potential for large losses in any Term.
• More sensitive to large negative market movements because small negative market movements are absorbed by the Buffer. In a period of extreme negative market performance, the risk of loss is greater with the Index Performance Strategy than with the Index Guard Strategy.
• In extended periods of moderate to large negative market performance, 3-year and 6-year Terms may provide less protection than the 1-year Terms because, in part, the Buffer is applied over a longer period of time.

What is the growth opportunity?
Index Protection Strategy	• Growth opportunity limited by the DPSCs.
• Least growth opportunity.
• May perform best in periods of small positive market movements.
• DPSCs will generally be less than the Precision Rates and Caps.
Index Precision Strategy	• Growth opportunity limited by the Precision Rates.
• May perform best in periods of small positive market movements.
• Generally more growth opportunity than the Index Protection Strategy, but less than the Index Performance Strategy.
• Growth opportunity may be more or less than the Index Guard Strategy depending on Precision Rates and Caps.
Index Guard Strategy	• Growth opportunity limited by the Caps.
• May perform best in a strong market.
• Growth opportunity that generally may be matched or exceeded only by the Index Performance Strategy. However, growth opportunity may be more or less than the Index Precision Strategy or Index Performance Strategy depending on Precision Rates and Caps.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

What is the growth opportunity?
Index Performance Strategy	• Growth opportunity limited by the Caps and/or Participation Rates. If we do not declare a Cap for a 3-year or 6-year Term Index Option there is no maximum limit on the positive Index Return for that Index Option. In addition, you can receive more than the positive Index Return if the Participation Rate applies and is greater than its 100% minimum.
• May perform best in a strong market.
• Generally the most growth opportunity. However, growth opportunity may be less than the Index Precision Strategy or Index Guard Strategy depending on Precision Rates, Caps, and/or Participation Rates.

What can change within a Crediting Method?
Index Protection Strategy	• Renewal DPSCs for existing Contracts can change on each Term Start Date. • DPSCs are subject to a 1.50% minimum.
Index Precision Strategy	• Renewal Precision Rates for existing Contracts can change on each Term Start Date.
• If we add a new Index Option to your Contract after the Issue Date, we establish the Buffer for it on the date we add the Index Option to your Contract. Your actual Buffers cannot change once they are established.
• Precision Rates are subject to a 1.50% minimum, and Buffers are subject to a 5% minimum.
Index Guard Strategy	• Renewal Caps for existing Contracts can change on each Term Start Date.
• If we add a new Index Option to your Contract after the Issue Date, we establish the Floor for it on the date we add the Index Option to your Contract. Your actual Floors cannot change once they are established.
• Caps are subject to a 1.50% minimum, and Floors are subject to a -25% minimum.
Index Performance Strategy	• Renewal Caps and/or Participation Rates for existing Contracts can change on each Term Start Date.
• If we add a new Index Option to your Contract after the Issue Date, we establish the Buffer for it on the date we add the Index Option to your Contract. Your actual Buffers cannot change once they are established.
• Caps are subject to a 1.50% minimum for 1-year Terms, 5% for 3-year Terms, or 10% for 6-year Terms. Participation Rates are subject to a 100% minimum. Buffers are subject to a 5% minimum.

• For any Index Option with the Index Precision Strategy or Index Performance Strategy, you participate in any negative Index Return in excess of the Buffer, which reduces your Contract Value. For example, if we set the Buffer at 5% we would absorb the first -5% of Index Return and you could lose up to 95% of the Index Option Value. However, for any Index Option with the Index Guard Strategy, we absorb any negative Index Return in excess of the Floor. For example, if we set the Floor at -25%, your maximum loss would be limited to -25% of the Index Option Value due to negative Index Returns.
• The minimum Buffer and Floor are the least amount of protection that you could receive from negative Index Returns for any Index Option with the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy.
• DPSCs, Precision Rates, Caps, and Participation Rates as set by us from time-to-time may vary substantially based on market conditions. However, in extreme market environments, it is possible that all DPSCs, Precision Rates, Caps, and Participation Rates will be reduced to their respective minimums of 1.50%, 5%, 10%, or 100% as stated above.
• Buffers, Floors, DPSCs, Precision Rates, Caps, and Participation Rates can be different from Index Option to Index Option. For example, Caps for the Index Performance Strategy 1-year Terms can be different between the S&P 500® Index and the Nasdaq-100® Index, and Caps for the S&P 500® Index can be different between 1-year and 3-year Terms on the Index Performance Strategy, and between the 1-year Terms for the Index Guard Strategy and Index Performance Strategy. They may also be different from Contract-to-Contract depending on the Index Effective Date and the state of issuance.
Bar Chart Examples of the Crediting Methods Performance
The following hypothetical examples show conceptually how the Crediting Methods might work in different market environments and assume no change in the hypothetical DPSCs, Precision Rates, Caps, and/or Participation Rates. All values below are for illustrative purposes only. The examples do not reflect any Buffers, Floors, DPSCs, Precision Rates, Caps, and/or Participation Rates that may actually apply to a Contract. The examples do not predict or project the actual performance of the Allianz Index Advantage®. Although an Index or Indexes will affect your Index Option Values, the

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

Index Options do not directly participate in any stock or equity investment and are not a direct investment in an Index. The Index Values do not include the dividends paid on the stocks comprising an Index. An allocation to an Index Option is not a purchase of shares of any stock or index fund. These examples do not reflect deduction of the Contract fees and expenses. Historical Index Option performance information is also included in Appendix D.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

Can the Crediting Methods, Terms, or Indexes Change?
We can add new Crediting Methods, Terms, and Indexes to your Contract in the future, and you can allocate Purchase Payments or transfer Contract Value to them on the next Index Anniversary after we make them available to you. Once we add a Crediting Method to your Contract we cannot remove it, or change how it calculates Credits. If we add a new Index Option to your Contract, we cannot change its Buffer or Floor after it is established. However, we can change the renewal DPSCs, Precision Rates, Caps, and/or Participation Rates associated with any Index Option on each Term Start Date.
Once we add an Index to your Contract, we cannot remove it without simultaneously replacing or substituting it. Index replacements and substitutions can occur either on a Term Start Date, Term End Date, or during a Term. If we substitute an Index during a Term, we will combine the return of the previously available substituted Index with the return of the new Index. However, if we substitute an Index, we do not change the Buffers or Floors applicable to your Contract, or the current DPSCs, Precision Rates, Caps, and/or Participation Rates that we set on the Term State Date. Any changes to the DPSCs, Precision Rates, Caps, and/or Participation Rates for the new substituted Index will occur at the next regularly scheduled Term Start Date. For more information, see Risk Factors – Substitution of an Index.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

Historical information on the Buffers, Floors, DPSCs, Precision Rates, Caps, and Participation Rates is provided in Appendix C. This information is for historical purposes only and is not a representation as to future Buffers, Floors, DPSCs, Precision Rates, Caps, and Participation Rates.
When Does Allianz Establish the Values Used to Determine Index Credits?
We establish the Buffers and Floors for your Contract on the Issue Date. However, if we add a new Index Option to your Contract after the Issue Date, we establish any applicable Buffer or Floor for it on the date we add the Index Option to your Contract. Your actual Buffers and Floors are stated in your Contract and cannot change once they are established.
We establish the initial DPSCs, Precision Rates, Caps, and Participation Rates for a newly issued Contract on the Index Effective Date and they cannot change until the next Term Start Date. You select the Index Effective Date when you purchase your Contract. It can be any Business Day from the Issue Date up to and including the first Quarterly Contract Anniversary, but it cannot be the 29th, 30th or 31st of a month. We can change the renewal DPSCs, Precision Rates, Caps, and Participation Rates for an existing Contract on each new Term Start Date, in our discretion. Your initial and renewal DPSCs, Precision Rates, Caps, and Participation Rates are stated in your Index Options Statement, which is the account statement we mail to you on the Index Effective Date and each Index Anniversary. The Index Options Statement also includes the Index Values on the Term Start Date and Term End Date. We use these Index Values to determine Index Returns and Credits.
For information on the Buffers, Floors, and initial DPSCs, Precision Rates, Caps, and Participation Rates we currently offer for newly issued Contracts, see our website at www.allianzlife.com/indexrates. We publish any changes to these values at least seven calendar days before they take effect.
We will send you a letter at least 30 days before each Index Anniversary. This letter advises you that current DPSCs, Precision Rates, Caps, and Participation Rates are expiring, and that renewal rates for the next Term Start Date will be available for your review in your account on our website at least seven calendar days before the upcoming Index Anniversary. Renewal rates are also available on our website at www.allianzlife.com/indexrates. The Index Anniversary letter also reminds you of your opportunity to transfer Variable Account Value to the Index Options, or reallocate your Index Option Values on any upcoming Term End Date.
• If your Contract is within its free look period you may be able to take advantage of any increase in initial DPSCs, Precision Rates, Caps, and/or Participation Rates by cancelling your Contract and purchasing a new Contract.
• DPSCs, Precision Rates, Caps, and Participation Rates may be different between newly issued and existing Contracts, and between existing Contracts issued on the same month and day in different years. For example, assume that in January 2017 we set Caps for the Index Performance Strategy 1-year Term with the S&P 500® Index as follows:
– 13% initial rate for new Contracts issued in 2017,
– 14% renewal rate for existing Contracts issued in 2016, and
– 12% renewal rate for existing Contracts issued in 2015.
What Are the Different Values Within the Contract?
The Contract provides the following values as discussed in section 5, Valuing Your Contract.
•	The Contract Value is the sum of your Variable Account Value and Index Option Values. Contract Value reflects any previously deducted Contract fees and expenses, but does not reflect Contract fees and expenses that we would apply on liquidation. The cash surrender value reflects all fees and charges that we would apply on liquidation.
•	Your Variable Account Value is the sum of the values in your selected Variable Options. It reflects deduction of Variable Option operating expenses, any previously assessed transfer fee, contract maintenance charge, product fee, rider fees, and any withdrawal charge. It changes each Business Day based on the performance of the Variable Options.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

•	Your total Index Option Value is the sum of the values in each of your selected Index Options. Each Index Option Value includes any Credits from previous Term End Dates and the deduction of any previously assessed contract maintenance charge, product fee, rider fee, and withdrawal charge. Amounts removed from the Index Options during the Term for withdrawals and Contract expenses do not receive a Credit on the Term End Date, but the amount remaining does receive a Credit subject to the applicable Buffer, Floor, DPSC, Precision Rate, Cap, and/or Participation Rate.
–	On each Business Day during the Term other than the Term Start Date or Term End Date, we calculate the current Index Option Value for each Index Option with the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy by adding a Daily Adjustment to the Index Option Base. The Index Option Base is the amount you allocate to an Index Option adjusted for withdrawals, deduction of Contract fees and expenses, transfers into or out of the Index Option, and the application of any Credits.
–	During the Term the Index Option Values for Index Options with the Index Protection Strategy do not change for Index performance, and do not receive the Daily Adjustment.
What Is the Daily Adjustment?
The Daily Adjustment is how we calculate Index Option Values on Business Days other than the Term Start Date or Term End Date  for each Index Option with the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy. The Index Options with the Index Protection Strategy and the Variable Options are not subject to the Daily Adjustment.
The Daily Adjustment can affect the amounts available for withdrawal, annuitization, payment of the death benefit, and the Contract Value used to determine the Charge Base and contract maintenance charge. The Daily Adjustment can be positive or negative. When the Daily Adjustment is positive, your Index Option Value has increased since the Term Start Date. When it is negative, your Index Option Value has decreased (excluding the effect of the deduction of Contract expenses or any partial withdrawal).
We calculate the Daily Adjustment for a given Business Day before we deduct any Contract fees or expenses or process any partial withdrawal on that Business Day, including Penalty-Free Withdrawals. However, the Daily Adjustment calculation is not affected by any Contract fee or expense deduction, or partial withdrawal. Penalty-Free Withdrawals are withdrawals you take under the free withdrawal privilege or waiver of withdrawal charge benefit, and payments you take under our minimum distribution program. Penalty-Free Withdrawals taken from the Index Options are not subject to a withdrawal charge. The Daily Adjustment does not change the Contract fee or expense deducted, or the withdrawal amount; it only changes the Index Option Value from which we deduct the Contract fee or expense, or withdrawal.
The Daily Adjustment approximates the Index Option Value that will be available on the Term End Date. It is the estimated present value of the future Performance Credit that we will apply on the Term End Date. The Daily Adjustment takes into account:
(i)	any Index gains during the Term subject to the applicable Precision Rate, Cap, and/or Participation Rate,
(ii)	either any Index losses greater than the Buffer or Index losses down to the Floor, and
(iii)	the number of days until the Term End Date.
The Daily Adjustment does this by using the hypothetical value of a Proxy Investment (Proxy Value) each Business Day, other than the Term Start Date or Term End Date, based on the formulas described in Appendix B. The Proxy Investment provides a current estimated present value of what the Performance Credit will be on the Term End Date taking into account the applicable Buffer, Floor, Precision Rate, Cap, and/or Participation Rate. The Daily Adjustment is not the actual Index return on the day of the calculation, and the estimated present value Performance Credit is not guaranteed. Therefore, the Daily Adjustment could result in a loss beyond the protection of the Buffer or Floor.
A withdrawal taken during the Term may not receive the full benefit of the Buffer or Floor because the Daily Adjustment takes into account what may potentially happen between the withdrawal date and the Term End Date. All other factors being equal, even if the current Index return during the Term is greater than the Precision Rate or Cap, the Daily Adjustment will usually be lower than the Precision Rate or Cap. This is because there is a possibility that the Index return could decrease before the Term End Date. Similarly, even though a negative Index return may be within the amount of the Buffer for the Index Precision Strategy and Index Performance Strategy, you still may receive a negative Daily Adjustment because there is a possibility that the Index Return could decrease before the Term End Date. The Daily Adjustment for 3-year and 6-year Term Index Options may be more negatively impacted by changes in the expected volatility of Index prices than 1-year Term Index Options due to the difference in Term length. Also, the risk of a negative Daily Adjustment is greater for 3-year and 6-year Term Index Options than 1-year Term Index Options due to the Term length. 3-year and

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

6-year Term Index Options with a Participation Rate above 100% may also have larger fluctuations in the Daily Adjustment than Index Options either without a Participation Rate, or with a Participation Rate equal to 100%. Finally, a negative Index return for the Index Guard Strategy may result in you receiving a Daily Adjustment lower than the Floor, because the Daily Adjustment reflects the present value of the Floor and you will not receive the full benefit of the Floor until the Term End Date. A negative Daily Adjustment may cause you to realize loss of principal or previous earnings.
The Daily Adjustment’s risks are discussed in more detail in Risk Factors – Risk of Negative Returns. The specific details of the Daily Adjustment formula are described in Appendix B and in Exhibit 99(b) of the Form S-1 Registration Statement filed with the SEC, of which this prospectus is a part. This information is incorporated by reference into this prospectus. You can obtain a copy of Exhibit 99(b) by calling (800) 624-0197, or visiting our website at www.allianzlife.com.
What is the Performance Lock?
For each Index Option with the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy, you can capture the current Index Option Value (which includes the Daily Adjustment) on any Business Day during the Term through our Performance Lock feature. You (or your Financial Professional, if authorized) can request Performance Locks based on the Daily Adjustment. On our website the Daily Adjustment is included in the Index Option Value return figures. Additionally, you can transfer assets out of a 3-year or 6-year Term Index Option before the Term End Date by executing a Performance Lock on or before the second Index Anniversary of a 3-year Term, or on or before the fifth Index Anniversary of a 6-year Term. The Business Day that we execute a Performance Lock is the Lock Date for that Index Option.
We will not provide advice or notify you regarding whether you should exercise a Performance Lock or the optimal time for doing so. We will not warn you if you exercise a Performance Lock at a sub-optimal time. We are not responsible for any losses related to your decision whether or not to exercise a Performance Lock.

Risk Factors
The Contract involves certain risks that you should understand before purchasing. You should carefully consider your income needs and risk tolerance to determine whether the Contract is appropriate for you. The level of risk you bear and your potential investment performance will differ depending on the Allocation Options you choose.
Liquidity Risks
We designed the Contract to be a long-term investment that you can use to help build and provide income for retirement. The Contract is not suitable for short-term investment.
If you need to take assets from your Contract during the withdrawal charge period, we deduct a withdrawal charge unless the withdrawal is a Penalty-Free Withdrawal. While Penalty-Free Withdrawals provide some liquidity, they are permitted in only limited amounts or in special circumstances. If you need to withdraw most or all of your Contract Value in a short period, you may exceed the Penalty-Free Withdrawal amounts available to you and incur withdrawal charges. (For more information on the withdrawal charge, see the Fee Tables and section 6, Expenses – Withdrawal Charge.)
We calculate the withdrawal charge as a percentage of your Purchase Payments, not Contract Value. Consequently, if the Contract Value has declined since you made a Purchase Payment, it is possible the percentage of Contract Value withdrawn to cover the withdrawal charge would be greater than the withdrawal charge percentage. For example, assume you buy the Contract with a single Purchase Payment of $1,000. If your Contract Value in the 5th year is $800 and you take a full withdrawal a 5% withdrawal charge applies. The total withdrawal charge would be $50 (5% of $1,000). This results in you receiving $750.
In addition, upon a full withdrawal we assess a withdrawal charge against Purchase Payments that are still within their withdrawal charge period and were previously withdrawn as a Penalty-Free Withdrawal. This means that upon a full withdrawal, we may assess a withdrawal charge on more than the amount withdrawn. In addition, if the Contract Value has declined due to poor performance, the withdrawal charge may be greater than the total Contract Value and you will not receive any money.
Amounts withdrawn from this Contract may also be subject to a 10% additional federal tax if taken before age 59 1⁄2.
We only apply Credits to the Index Options once each Term on the Term End Date, rather than on a daily basis. In the interim, we calculate Index Option Values based on the Daily Adjustment for each Index Option with the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy. However, Daily Adjustments do not apply to any Index Option with the Index Protection Strategy. Any assets removed from an Index Option during the Term for withdrawals you

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

take, Annuity Payments, or Contract fees and expenses we deduct, or to amounts you choose to have us withdraw to pay financial adviser fees from this Contract, or if we pay a death benefit, will not be eligible to receive a Credit on the Term End Date. These removed assets will not receive the full benefit of the Index Value and Index Return that would have been available on the Term End Date, or the full benefit of any Buffer or Floor. You will receive a Credit only on the Index Option Value remaining in an Index Option on the Term End Date.
You can transfer Index Option Value to a Variable Option only on every sixth Index Anniversary, and you may transfer Index Option Values among the Index Options only on the Term End Date. At other times, you can only move assets out of an Index Option by taking partial withdrawals, surrendering the Contract, or entering the Annuity Phase. Additionally, you can transfer assets out of a 3-year or 6-year Term Index Option before the Term End Date by executing a Performance Lock on or before the second Index Anniversary of a 3-year Term, or on or before the fifth Index Anniversary of a 6-year Term. These restrictions may limit your ability to react to changes in market conditions. You should consider whether investing in an Index Option is consistent with your financial needs.
Risks of Investing in Securities
Returns on securities and securities Indexes can vary substantially, which may result in investment losses. The historical performance of the available Allocation Options does not guarantee future results. It is impossible to predict whether underlying investment values will fall or rise. Trading prices of the securities underlying the Allocation Options are influenced by economic, financial, regulatory, geographic, judicial, political and other complex and interrelated factors. These factors can affect capital markets generally and markets on which the underlying securities are traded and these factors can influence the performance of the underlying securities.
If you allocate Purchase Payments or transfer Contract Value to an Index Option, your returns depend on the performance of an Index although you are not directly invested in the Index. Because the S&P 500® Index, Russell 2000® Index, Nasdaq-100® Index, EURO STOXX 50® and iShares® MSCI Emerging Markets ETF are each comprised of a collection of equity securities, in each case the value of the component securities is subject to market risk, or the risk that market fluctuations may cause the value of the component securities to go up or down, sometimes rapidly and unpredictably. In addition, the value of equity securities may decline for reasons directly related to the issuers of the securities.
S&P 500® Index. The S&P 500® Index is comprised of equity securities issued by large-capitalization U.S. companies. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and also may not be able to attain the high growth rate of successful smaller companies.
Russell 2000® Index. The Russell 2000® Index is comprised of equity securities of small-capitalization U.S. companies. In general, the securities of small-capitalization companies may be more volatile and may involve more risk than the securities of larger companies.
Nasdaq-100® Index. The Nasdaq-100® Index is comprised of equity securities of the largest U.S. and non-U.S. companies listed on The Nasdaq Stock Market, including companies across all major industry groups except the financial industry. To the extent that the Nasdaq-100® Index is comprised of securities issued by companies in a particular sector, that company’s securities may not perform as well as companies in other sectors or the market as a whole. Also, any component securities issued by non-U.S. companies (including related depositary receipts) are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changing currency exchange rates; and greater political, regulatory, and economic uncertainty).
EURO STOXX 50®. EURO STOXX 50® is comprised of the equity securities of large-capitalization companies in the Eurozone. The securities comprising EURO STOXX 50® are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changing currency exchange rates; and greater political, regulatory, and economic uncertainty), and are significantly affected by the European markets and actions of the European Union.
iShares® MSCI Emerging Markets ETF. The iShares® MSCI Emerging Markets ETF seeks to track the investment results of the MSCI Emerging Markets Index, which is designed to measure equity market performance in the global emerging markets. The underlying index may include large-and mid-capitalization companies. iShares® MSCI Emerging Markets ETF is an exchange-traded fund. The performance of the iShares® MSCI Emerging Markets ETF may not replicate the performance of, and may underperform the underlying index. The price of the iShares® MSCI Emerging Markets ETF will reflect expenses and fees that will reduce its relative performance. Moreover, it is also possible that the iShares® MSCI Emerging Markets ETF may not fully replicate or may, in certain circumstances, diverge significantly from the performance of the underlying index.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

The COVID-19 pandemic has at times led to significant volatility and negative returns in the financial markets. These market conditions have impacted the performance of the Indexes to which the Index Options are linked, as well as securities held by the Variable Options. If these market conditions continue or reoccur, and depending on your individual circumstances (e.g., your selected Allocation Options and the timing of any Purchase Payments, transfers, or withdrawals), you may experience (perhaps significant) negative returns under the Contract. The COVID-19 pandemic and other market factors have resulted in an abnormally low interest rate environment, in which certain rates have gone negative. This low level of rates can affect the returns of an Index, the level of DPSCs, Precision Rates, Caps, and Participation Rates, and other product features, and the performance of your Contract. The duration of the COVID-19 pandemic, and the future impact that the pandemic may have on the financial markets and global economy, cannot be foreseen. You should consult with a Financial Professional about how the COVID-19 pandemic and the recent market conditions may impact your future investment decisions related to the Contract, such as purchasing the Contract or making Purchase Payments, transfers, or withdrawals, based on your individual circumstances.
Risk of Negative Returns
The Variable Options do not provide any protection against negative returns. You can lose principal and previous earnings if you allocate Purchase Payments or transfer Contract Value to the Variable Options and such losses could be significant.
If you allocate Purchase Payments or transfer Contract Value to an Index Option with the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy, negative Index Returns may cause Performance Credits to be either negative after application of the Buffer or negative down to the amount of the Floor. For the Index Performance Strategy, we apply the Buffer for the entire Term length; we do not apply the Buffer annually on a 3-year or 6-year Term Index Option. Ongoing Contract fees and expenses (including withdrawal charges) could also cause amounts available for withdrawal to be less than what you invested even if Index performance has been positive. You can lose principal and previous earnings if you allocate Purchase Payments or transfer Contract Value to the Index Options with the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy, and such losses could be significant. If you allocate Purchase Payments or transfer Contract Value to the Index Options with the Index Protection Strategy you can also lose principal and previous earnings if you do not receive the DPSC, or if the Contract fees and expenses are greater than the DPSC.
If you select an Index Option with the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy, we calculate Index Options Values for these Index Options on each Business Day during a Term (other than the Term Start Date or Term End Date) by adding the Daily Adjustment. The Daily Adjustment affects the total Contract Value available for withdrawal, annuitization, and death benefits, and it affects how we determine the contract maintenance charge and Charge Base for the product and rider fees. The Daily Adjustment can be less than the Precision Rate or Cap even if the current Index return during the Term is greater than the Precision Rate or Cap. In addition, even though the current Index return during the Term may be positive, the Daily Adjustment  for each Index Option with the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy may be negative due to changes in Proxy Value inputs, such as volatility, dividend yield, and interest rate. The Daily Adjustment is generally negatively affected by:
•	interest rate decreases,
•	dividend rate increases,
•	poor market performance, and
•	the expected volatility of Index prices. Increases in the expected volatility of Index prices negatively affect the Index Precision Strategy and Index Performance Strategy with 1-year Terms, while decreases in the expected volatility of Index prices negatively affect the Index Guard Strategy. For the Index Performance Strategy with 3-year and 6-year Terms, the impact of changes in the expected volatility of Index prices is dependent on the market environment and the applicable Caps and Participation Rates.
The Daily Adjustment for 3-year and 6-year Term Index Options may be more negatively impacted by changes to interest rates, dividend rates, market performance and the expected volatility of Index prices than 1-year Term Index Options because the longer Term length amplifies the impact of these market parameters on the expected Index Option Value at the Term End Date. The impact of the Cap and Buffer on the Daily Adjustment for a 1-year Term Index Option is greater than it is for a 3-year or 6-year Term Index Option because we apply the Cap and Buffer for the entire Term length, and the Term length is shorter for a 1-year Term. In addition, 3-year and 6-year Term Index Options with a Participation Rate above 100% may also have larger fluctuations in the Daily Adjustment than Index Options either without a Participation Rate, or with a Participation Rate equal to 100%.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

If you take a withdrawal from an Index Option with the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy before the Term End Date, you could lose principal and previous earnings because of the Daily Adjustment even if Index performance is positive on that day or has been positive since the Term Start Date. If the current Index return during the Term is negative, the Daily Adjustment for these Index Options could result in losses greater than the protection provided by the Buffer or Floor.
Risks Associated with Calculation of Credits
We calculate Credits each Term on the Term End Date. Because we calculate Index Returns only on a single date in time, you may experience negative or flat performance even though the Index you selected for a given Crediting Method experienced gains through some, or most, of the Term. If you allocate Purchase Payments or transfer Contract Value to the Index Options with Index Protection Strategy, positive returns are limited by the DPSCs. You are not subject, however, to potential negative Credits. The Precision Rates on the Index Options with Index Precision Strategy, and the Caps on the Index Options with Index Guard Strategy and Index Performance Strategy also limit positive returns and could cause performance to be lower than it would otherwise have been if you invested in a mutual fund or exchange-traded fund designed to track the performance of the applicable Index, or the Variable Options. For the Index Performance Strategy, we apply the Cap and any Participation Rate for the entire Term length; we do not apply the Cap and any Participation Rate annually on a 3-year or 6-year Term Index Option.
The Index Options do not directly participate in the returns of the Indexes or the Indexes’ component securities, and do not receive any dividends payable on these securities. Index returns would be higher if they included the dividends from the component securities. The past ten years of actual average of the annual Index returns without and with dividends would have been as follows:
	January 1, 2011 through December 31, 2020
	S&P 500® Index	Nasdaq-100® Index	Russell 2000® Index	EURO STOXX 50®	iShares® MSCI Emerging Markets ETF
Returns without dividends	12.15%	20.28%	10.65%	3.22%	2.27%
Returns with dividends	14.45%	21.66%	12.17%	7.09%	4.38%
DPSCs, Precision Rates, Caps, and Participation Rates may be adjusted on the next Term Start Date and may vary significantly from Term to Term. Changes to DPSCs, Precision Rates, Caps, and Participation Rates may significantly affect the amount of Credit you receive. For more information, see the “Changes to Declared Protection Strategy Credits (DPSCs), Precision Rates, Caps, Participation Rates, Buffers, and Floors” discussion later in this section.
The Crediting Methods only capture Index Values on the Term Start Date and Term End Date, so you will bear the risk that the Index Value might be abnormally low on these days.
Risks Associated with Performance Locks
If a Performance Lock is executed:
•	You will no longer participate in Index performance, positive or negative, for the remainder of the Index Year for the locked Index Option. This means that under no circumstances will your Index Option Value increase during the remainder of the Index Year. An Index Year is a twelve-month period beginning on the Index Effective Date or a subsequent Index Anniversary.
•	You will not receive a Performance Credit on any locked Index Option on the Term End Date.
•	We use the Daily Adjustment calculated at the end of the current Business Day on the Lock Date to determine your locked Index Option Value. This means you will not be able to determine in advance your locked Index Option Value, and it may be higher or lower than it was at the point in time you requested a manual Performance Lock, or that your Index Option reached its target for an automatic Performance Lock.
•	If a Performance Lock is executed when your Daily Adjustment has declined, you will lock in any loss. It is possible that you would have realized less of a loss or no loss if the Performance Lock occurred at a later time, or if the Index Option was not locked.
•	We will not provide advice or notify you regarding whether you should exercise a Performance Lock or the optimal time for doing so. We will not warn you if you exercise a Performance Lock at a sub-optimal time. We are not responsible for any losses related to your decision whether or not to exercise a Performance Lock.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

Substitution of an Index
There is no guarantee that the Indexes will be available during the entire time that you own your Contract. If we substitute a new Index for an existing Index, the performance of the new Index may be different and this may affect your ability to receive positive Credits. We may substitute a new Index for an existing Index if:
•	the Index is discontinued,
•	we are unable to use the Index because, for example, changes to an Index make it impractical or expensive to purchase derivative hedging instruments to hedge the Index, or we are not licensed to use the Index, or
•	the method of calculation of the Index Values changes substantially, resulting in significantly different Index Values and performance results. This could occur, for example, if an Index altered the types of securities tracked, or the weighting of different categories of securities.
If we add or substitute an Index, we first seek any required regulatory approval (from each applicable state insurance regulator) and then provide you with written notice. We also provide you with written notice if an Index changes its name. Substitutions of an Index may occur during a Term. If we substitute an Index during a Term we will combine the return of the replaced existing Index from the Term Start Date to the substitution date with the return of the new Index from the substitution date to the Term End Date. If we substitute an Index during a Term:
•	we do not change the Charge Base we use to calculate the product and rider fees, and
•	the Buffers, Floors, DPSCs, Precision Rates, Caps, and Participation Rates for the replaced Index will apply to the new Index. We do not change the Buffers and Floors applicable to your Contract, or the current DPSCs, Precision Rates, Caps, and Participation Rates that we set on the Term Start Date.
Changes to DPSCs, Precision Rates, Caps, and Participation Rates associated with the new Index, if any, may occur at the next regularly scheduled Term Start Date. Depending on the constitution of the replaced Index, the volatility of its investments, and our ability to hedge the Index’s performance, we may determine, in our discretion, to increase or decrease renewal DPSCs, Precision Rates, Caps, and Participation Rates associated with the new Index. However, we would not implement any change to reflect this difference until the next Term Start Date after the substitution. For any Index Option with the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy, the substitution of an Index during a Term may result in an abnormally large change in the Daily Adjustment on the day we substitute the Index.
The selection of a substitution Index is in our discretion; however, it is anticipated that any substitute Index will be substantially similar to the Index it is replacing and we will replace any equity Index with a broad-based equity index.
Changes to Declared Protection Strategy Credits (DPSCs), Precision Rates, Caps, Participation Rates, Buffers, and Floors
You can only transfer Index Option Value to a Variable Option on a sixth Index Anniversary.
We establish Buffers, Floors, and initial and renewal DPSCs, Precision Rates, Caps, and Participation Rates as indicated under “When Does Allianz Establish the Values Used to Determine Index Credits?” in the Summary section. This section also includes information on where to find information on initial and renewal DPSCs, Precision Rates, Caps, and Participation Rates, and the notice we provide you of renewal changes on each Index Anniversary.
On each Term End Date you have the option of remaining allocated to your current Index Options at the renewal DPSCs, Precision Rates, Caps, and Participation Rates that we set on the next Term Start Date, or transferring to another permitted Allocation Option, subject to the limitations on transfers from an Index Option to a Variable Option. If you do not review renewal change information when it is published, or take no action to transfer to another permitted Allocation Option, you will remain allocated to your current Index Options and will automatically become subject to the renewal DPSCs, Precision Rates, Caps, and Participation Rates until the next Term End Date.
You risk the possibility that the renewal DPSCs, Precision Rates, Caps, and Participation Rates you receive may be less than you would find acceptable. If you do not find the renewal rates acceptable, you must give us transfer instructions no later than the close of the Business Day on the Term End Date (or the next Business Day if the Term End Date is a non-Business Day) or you will be subject to these renewal DPSCs, Precision Rates, Caps, and Participation Rates for the next Term. Other than on a sixth Index Anniversary when you can transfer Index Option Value to the Variable Options, when your renewal rates change the only option available to you is to transfer Index Option Value between Index Options.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

Initial and renewal DPSCs, Precision Rates, Caps, and Participation Rates may vary significantly depending upon a variety of factors, including:
•	market volatility,
•	our hedging strategies and investment performance,
•	the availability of hedging instruments,
•	the amount of money available to us through Contract fees and expenses to purchase hedging instruments,
•	your Index Effective Date,
•	the level of interest rates,
•	utilization of Contract benefits by Owners, and
•	our profitability goals.
The effect of a change in interest rates or other market conditions may not be direct or immediate. There may be a lag in changes to DPSCs, Precision Rates, Caps, and Participation Rates. In a rising interest rate environment, increases in DPSCs, Precision Rates, Caps, and Participation Rates, if any, may be substantially slower than increases in interest rates.
We manage our obligation to provide Credits in part by trading call and put options, and other derivatives on the available Indexes. The costs of the call and put options and other derivatives vary based on market conditions, and we may adjust future renewal DPSCs, Precision Rates, Caps, and Participation Rates to reflect these cost changes. The primary factor affecting the differences in the initial DPSCs, Precision Rates, Caps, and Participation Rates for newly issued Contracts and renewal rates for existing Contracts is the difference in what we can earn from these investments for newly issued Contracts versus what we are earning on the investments that were made, and are being held to maturity, for existing Contracts. In some instances we may need to reduce both initial and renewal DPSCs, Precision Rates, Caps, and Participation Rates, or we may need to substitute an Index. You bear the risk that we may reduce DPSCs, Precision Rates, Caps, and Participation Rates, which reduces your opportunity to receive positive Credits. You also bear the risk that the Buffers and Floors for your Contract are small, which increases the risk that you could receive negative Performance Credits and incur losses.
Investment in Derivative Hedging Instruments
The Index Options are supported by bonds and other fixed income securities which are also used to support the Contract guarantees, cash, and derivative hedging instruments used to hedge the movements of the applicable Index.
At Contract issue, we invest a substantial majority of the initial Contract Value allocated to the Index Options in fixed income securities, with most of the remainder invested in derivative hedging instruments. The derivative hedging instruments are purchased to track and hedge Index movements and support our obligations with regard to the Index Options. The derivative hedging instruments we purchase include put options, call options, futures, swaps, and other derivatives.
We currently limit our purchase of derivative hedging instruments to liquid securities. However, like many types of derivative hedging instruments, these securities may be volatile and their price may vary substantially. In addition, because we pay Credits regardless of the performance of derivative hedging instruments we purchase, we may incur losses on hedging mismatches or errors in hedging. Our experience with hedging securities may affect renewal DPSCs, Precision Rates, Caps, and Participation Rates for existing Contracts.
Certain Variable Options may also invest in derivative securities. For more information on these investments, see the Variable Option prospectuses.
Our Financial Strength and Claims-Paying Ability
We make Annuity Payments, and pay death benefits from our general account. Our general account assets are subject to claims by our creditors, and any payment we make from our general account is subject to our financial strength and claims-paying ability. We apply Credits from an unregistered, non-unitized, non-insulated separate account (Separate Account IANA). Like our general account, the assets in Separate Account IANA are subject to our general business operation liabilities and the claims of our creditors. For more information on Separate Account IANA, see section 11, Other Information – Our Unregistered Separate Account.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

As a result of the COVID-19 pandemic, economic uncertainties have arisen which could negatively impact Allianz Life’s net income and surplus. The extent to which the COVID-19 pandemic impacts our business (including our ability to timely process applications or claims), net income, and surplus, as well as our capital and liquidity position, will depend on future developments, which are highly uncertain and cannot be estimated, including the scope and duration of the pandemic and actions taken by governmental authorities and other third parties in response to the pandemic.
Regulatory Protections
Allianz Life is not an investment company and therefore we are not registered as an investment company under the Investment Company Act of 1940, as amended, and the protections provided by this Act are not applicable to the guarantees we provide. The Separate Account is, however, registered as an investment company. Any allocations you make to an Index Option are not part of the Separate Account. Allianz Life is not an investment adviser and so is not subject to the Investment Advisers Act of 1940, and does not provide investment advice to you in connection with your Contract.
Your Contract is registered in accordance with the Securities Act of 1933 and the offering of the Contract must be conducted in accordance with the requirements of this Act. In addition, the offer and sale of the Contract is subject to the provisions of the Securities Exchange Act of 1934.
The Contract is filed with and approved by each state in which the Contract is offered. State insurance laws provide a variety of regulatory protections.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

Fee Tables
These tables describe the fees and expenses you pay when purchasing, owning and taking a withdrawal from the Contract, or transferring Contract Value between Allocation Options. For more information, see section 6, Expenses. These tables do not reflect any financial adviser fees that you pay from your other assets, or that you choose to have us pay from this Contract. If financial adviser fees were reflected, fees and expenses would be higher.
Owner Transaction Expenses
Withdrawal Charge During Your Contract’s First Phase, the Accumulation Phase(1)
(as a percentage of each Purchase Payment withdrawn)(2)
Number of Complete Years Since Purchase Payment	Withdrawal Charge Amount
0	8.5%
1	8%
2	7%
3	6%
4	5%
5	4%
6 years or more	0%

Transfer Fee(3)	$25
(for each transfer between Variable Options after twelve in a Contract Year)

Premium Tax(4)	3.5%
(as a percentage of each Purchase Payment)
Owner Periodic Expenses
Contract Maintenance Charge(5)	$50
(per Contract per year)
(1)	The Contract provides a free withdrawal privilege that allows you to withdraw 10% of your total Purchase Payments annually without incurring a withdrawal charge, as discussed in section 7, Access to Your Money – Free Withdrawal Privilege.
(2)	The Withdrawal Charge Basis is the total amount under your Contract that is subject to a withdrawal charge, as discussed in section 6, Expenses – Withdrawal Charge.
(3)	We count all transfers made in the same Business Day as one transfer, as discussed in section 6, Expenses – Transfer Fee. The transfer fee does not apply to transfers to or from the Index Options and these transfers do not count against your free transfers. Transfers are subject to the policies discussed in section 4, Variable Options – Excessive Trading and Market Timing.
(4)	Not currently deducted, but we reserve the right to do so in the future. This is the maximum charge we could deduct if we exercise this right, as discussed in section 6, Expenses – Premium Tax.
(5)	Waived if the Contract Value is at least $100,000, as discussed in section 6, Expenses – Contract Maintenance Charge.
Contract Annual Expenses
Annual Contract Fees(6) (as a percentage of the Charge Base)
Product Fee	1.25%
Rider Fee for the optional Maximum Anniversary Value Death Benefit	0.20%
Total Contract Fees for Contracts with the optional Maximum Anniversary Value Death Benefit	1.45%
(6)	We do not assess the product or rider fees during the Annuity Phase. See section 6, Expenses – Annual Contract Fees: Product and Rider Fees.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

Annual Operating Expenses of the Variable Options
The following are the minimum and maximum total annual operating expenses charged by any of the Variable Options for the most recent fiscal year ended December 31, 2020, before the effect of any contractual expense reimbursement or fee waiver. We show the expenses as a percentage of a Variable Option’s average daily net assets. The Index Options do not assess any separate operating expenses, and are not included in the following chart.
	Minimum	Maximum
Total annual Variable Option operating expenses (including management fees, distribution or 12b-1 fees, and other expenses) before fee waivers and expense reimbursements	0.64%	0.71%
The table below describes in detail the total annual operating expenses of the Variable Options before fee waivers and/or expense reimbursements. We show the expenses as a percentage of a Variable Option's average daily net assets for the most recent fiscal year ended December 31, 2020. Expenses may vary in current and future years. See the Variable Options' prospectuses for further information regarding the expenses you may expect to pay. Some of the Variable Options or their affiliates may also pay service fees to us or our affiliates. If these fees are deducted from Variable Option assets, they are reflected in the table below.
Variable Option	Management fees	Rule 12b-1 fees	Other expenses	Acquired fund fees and expenses	Total annual fund operating expenses before fee waivers and/or expense reimbursements
BLACKROCK
AZL Government Money Market Fund	.35	.25	.06	–	.66
ALLIANZ FUND OF FUNDS
AZL MVP Balanced Index Strategy Fund(2)	.10	–	.04	.57	.71
AZL MVP Growth Index Strategy Fund(2)	.10	–	.02	.53	.65
(2)	The underlying funds may pay 12b-1 fees to the distributor of the Contracts for distribution and/or administrative services. The underlying funds do not pay service fees or 12b-1 fees to the Allianz Fund of Funds and the Allianz Fund of Funds do not pay service fees or 12b-1 fees. The underlying funds of the Allianz Fund of Funds may pay service fees to the insurance companies issuing variable contracts, or their affiliates, for providing customer service and other administrative services to contract purchasers. The amount of such service fees may vary depending on the underlying fund.
Examples
These examples are intended to help you compare the cost of investing in this Contract’s Variable Options with the costs of other variable annuity contracts. These examples assume you make a $10,000 investment and your Variable Options earn a 5% annual return. They are not a representation of past or future expenses. Your Contract expenses may be more or less than the examples below, depending on the Variable Options you select and whether and when you take withdrawals. These examples do not reflect any financial adviser fees that you pay from your other assets, or that you choose to have us pay from this Contract. If financial adviser fees were reflected, costs would be higher.
We deduct the $50 contract maintenance charge in the examples on each Contract Anniversary during the Accumulation Phase (or the next Business Day if the Contract Anniversary is a non-Business Day). We may waive this charge under certain circumstances, as described in section 6, Expenses – Contract Maintenance Charge. During the Annuity Phase, we deduct the contract maintenance charge proportionately from each Annuity Payment. We deduct the annual Contract fees (maximum charge of 1.25% product fee, and a 0.20% rider fee for the optional Maximum Anniversary Value Death Benefit) in the examples on each Quarterly Contract Anniversary during the Accumulation Phase, as described in section 6, Expenses – Annual Contract Fees: Product and Rider Fees. A transfer fee may apply, but is not reflected in these examples (see section 6, Expenses – Transfer Fee).
1)	If you surrender your Contract (take a full withdrawal) at the end of each time period.

Total annual Variable Option operating expenses before any fee waivers or expense reimbursements of:	1 Year	3 Years	5 Years	10 Years
0.71% (maximum Investment Option operating exp.)	$1,119	$1,522	$1,899	$2,953
0.64% (minimum Investment Option operating exp.)	$1,112	$1,501	$1,864	$2,882

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

2)	If you annuitize your Contract and begin Annuity Payments at the end of each time period. The earliest available Annuity Date (the date we begin making Annuity Payments) is two years after the Issue Date.

Total annual Variable Option operating expenses before any fee waivers or expense reimbursements of:	1 Year	3 Years	5 Years	10 Years
0.71% (maximum Investment Option operating expense)	N/A	$822	$1,399	$2,953
0.64% (minimum Investment Option operating expense)	N/A	$801	$1,364	$2,882
3)	If you do not surrender your Contract.

Total annual Variable Option operating expenses before any fee waivers or expense reimbursements of:	1 Year	3 Years	5 Years	10 Years
0.71% (maximum Investment Option operating expense)	$269	$822	$1,399	$2,953
0.64% (minimum Investment Option operating expense)	$262	$801	$1,364	$2,882
Condensed Financial Information
The statutory financial statements of Allianz Life Insurance Company of North America are included in Appendix H of this prospectus. The financial statements of Allianz Life Variable Account B are included in Appendix B of the Form N-4 SAI.
Accumulation unit value (AUV) information for the subaccounts offered under the Contract offered by this prospectus, as of December 31, 2020, is listed in the table below. This information should be read in conjunction with the financial statements and related notes of the Separate Account included in Appendix B of the SAI.
(Number of accumulation units in thousands)
Period or Year Ended	AUV at Beginning of Period	AUV at End of Period	Number of Accumulation Units Outstanding at End of Period
AZL Government Money Market Fund
12/31/2013	N/A	12.754	346.00
12/31/2014	12.754	12.755	1560.00
12/31/2015	12.755	12.756	2726.00
12/31/2016	12.756	12.757	5376.00
12/31/2017	12.757	12.763	3831.00
12/31/2018	12.763	12.893	3711.00
12/31/2019	12.893	13.072	5701.00
12/31/2020	13.072	13.099	8199.00
AZL MVP Balanced Index Strategy Fund
12/31/2013	N/A	12.212	10.00
12/31/2014	12.212	12.956	237.00
12/31/2015	12.956	12.927	473.00
12/31/2016	12.927	13.782	537.00
12/31/2017	13.782	15.353	606.00
12/31/2018	15.353	14.671	759.00
12/31/2019	14.671	17.152	754.00
12/31/2020	17.152	18.178	767.00
AZL MVP Growth Index Strategy Fund
12/31/2013	N/A	13.412	7.00
12/31/2014	13.412	14.280	240.00
12/31/2015	14.280	14.165	382.00
12/31/2016	14.165	15.128	468.00
12/31/2017	15.128	17.543	578.00
12/31/2018	17.543	16.412	664.00
12/31/2019	16.412	19.779	676.00
12/31/2020	19.779	20.715	721.00

1.  The Contract
An annuity is a contract between you as the Owner, and an insurance company (in this case Allianz Life), where you make payments to us and we invest that money in the Allocation Options you select. Depending on market conditions, your Contract may gain or lose value based on the returns of your selected Allocation Options. When you are ready to take money out, we make payments to you according to your instructions and any restrictions associated with the payout option you select that is described in this prospectus. Other than to add benefits that are beneficial to you, we do not make any changes to your Contract without your permission except as may be required by law.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

The Contract has an Accumulation Phase and an Annuity Phase.
The Accumulation Phase is the first phase of your Contract, and it begins on the Issue Date. During the Accumulation Phase, we invest your money in the Allocation Options you select on a tax-deferred basis. Tax deferral means you are not taxed on any earnings or appreciation on the assets in your Contract until you take money out of your Contract. (For more information, see section 10, Taxes.)
During the Accumulation Phase you can take withdrawals (subject to any withdrawal charge). You can also make additional Purchase Payments subject to the restrictions set out in section 3, Purchase Requirements. The Contract also offers at issue the optional Maximum Anniversary Value Death Benefit for an additional rider fee (see section 9) if all Owners and the Annuitant are age 75 or younger on the Issue Date. The Maximum Anniversary Value Death Benefit can only be added to a Contract at issue. The Maximum Anniversary Value Death Benefit potentially provides a death benefit greater than the Traditional Death Benefit based on the Maximum Anniversary Value (highest Contract Value on any Index Anniversary before age 91, adjusted for subsequent Purchase Payments and withdrawals).
The Accumulation Phase ends upon the earliest of the following.
•	The Business Day before the Annuity Date.
•	The Business Day we process your request for a full withdrawal.
•	Upon the death of any Owner (or the Annuitant if the Owner is a non-individual), the Business Day we first receive a Valid Claim from any one Beneficiary, unless the surviving spouse/Beneficiary continues the Contract. If there are multiple Beneficiaries, the remaining Contract Value continues to fluctuate with the performance of the Allocation Options until the complete distribution of the death benefit. A Valid Claim is the documents we require to be received in Good Order at our Service Center before we pay any death claim.
If you request Annuity Payments, the Accumulation Phase of your Contract ends and you enter the Annuity Phase. During the Annuity Phase we make regular fixed periodic Annuity Payments based on the life of the Annuitant(s), or life and term certain. We send Annuity Payments to the Payee (the person or entity who receives Annuity Payments during the Annuity Phase). You can choose when Annuity Payments begin, subject to certain restrictions. We base Annuity Payments on your Contract Value and the payout rates for the Annuity Option you select. Your Annuity Payments do not change unless an Annuitant dies. The Annuity Phase ends when we make the last Annuity Payment under your selected Annuity Option. For more information, see section 8, The Annuity Phase.
Financial Adviser Fees
If you have a financial adviser and want to take a withdrawal from this Contract to pay your financial adviser fee, you can submit a written request to our Service Center on a form satisfactory to us. If we approve your request, we withdraw the fee and pay it to your financial adviser. We treat this fee payment as a withdrawal which means a withdrawal charge, federal and state income taxes, and a 10% additional federal tax if you are under age 59 1⁄2 may apply, and the amount of Contract Value available for withdrawal may be affected by the Daily Adjustment (which can be negative). This withdrawal reduces the Contract Value and the amount available under the free withdrawal privilege by the amount withdrawn. It may also reduce your Contract's Guaranteed Death Benefit Value by more than the amount withdrawn and these reductions could be significant. If this is a Non-Qualified Contract, a withdrawal will be a taxable withdrawal to the extent that gain exists within the Contract. Financial adviser fees paid from an IRA Contract will not be treated as a taxable withdrawal as long as the annuity contract is solely liable for the payment of the financial adviser fee. You should consult a tax adviser regarding the tax treatment of financial adviser fee payments. Please consult with your Financial Professional before requesting us to pay financial adviser fees from this Contract compared to other assets you may have.
Your financial adviser acts on your behalf, not ours. We are not party to any agreement between you and your financial adviser, nor are we responsible for your financial adviser’s actions. We do not verify that withdrawals for financial adviser fees align with the terms of your agreement with your financial adviser. We do not set your financial adviser fee or receive any part of it. Any withdrawals for financial adviser fees you pay is in addition to this Contract’s fees and expenses. You should ask your financial adviser about compensation they receive for this Contract. Allianz Life is not an investment adviser, and does not provide investment advice in connection with sales of the Contract. We are not a fiduciary to you, and do not make recommendations or assess suitability.
You can submit a written request to our Service Center on a form satisfactory to us to allow your financial adviser to make Allocation Option transfers and allocation changes on your behalf. However, we reserve the right to review a financial adviser’s trading history before allowing him or her to make transfers. If, in our sole discretion, we believe the financial

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

financial adviser’s trading history indicates excessive trading, we can deny your request. If we approve it, your financial adviser is subject to the same trading restrictions that apply to Owners. We can deny or revoke trading authority in our sole discretion.
Financial Adviser Fee Withdrawal Example
These calculations show the effects of withdrawing financial adviser fees on the Contract Value and available Guaranteed Death Benefit Value. These withdrawals (including any withdrawal charges) immediately reduce the Contract Value on a dollar for dollar basis, and reduce the Guaranteed Death Benefit Value by the percentage of Contract Value withdrawn.
The example assumes a withdrawal of $5,000 to pay financial adviser fees when the Contract Value is $100,000, and the Guaranteed Death Benefit Value is $90,000 under the Traditional Death Benefit, or $105,000 under the Maximum Anniversary Value Death Benefit.
Financial Adviser Fee Withdrawal	Contract Value	Guaranteed Death Benefit Value for a Contract with the Traditional Death Benefit	Guaranteed Death Benefit Value for a Contract with the Maximum Anniversary Value Death Benefit
Prior to withdrawal	$ 100,000	$ 90,000	$ 105,000
$5,000 withdrawal		– ($5,000/ 100,000)	– ($5,000/ 100,000)
		x 90,000)]	x 105,000)]
	– $5,000	= – $4,500	= – $5,250

After withdrawal	$ 95,000	$ 85,500	$ 99,750
When the Contract Ends
The Contract ends when:
•	all applicable phases of the Contract (Accumulation Phase and/or Annuity Phase) have ended, and/or
•	if we received a Valid Claim, all applicable death benefit payments have been made.
For example, if you take a full withdrawal of the total Contract Value, both the Accumulation Phase and the Contract end even though the Annuity Phase never began and we did not make any death benefit payments.

2.  Ownership, Annuitant, Determining Life, Beneficiary, and Payee
Owner
The Owner designated at Contract issue has all the rights under the Contract. The Owner may be an individual, or a non-individual (e.g. a trust, tax-exempt entity, or corporation). Qualified Contracts and non-individually owned Contracts can only have one Owner. A Qualified Contract is purchased under a pension or retirement plan that qualifies for special tax treatment under sections of the Code.
Joint Owner
A Non-Qualified Contract can be owned by up to two individual Owners (Joint Owners). We generally require the signature of both Joint Owners on any forms that are submitted to our Service Center.
Annuitant
The Annuitant is the individual on whose life we base Annuity Payments. Subject to our approval, you designate an Annuitant when you purchase a Contract. For Qualified Contracts, before the Annuity Date the Owner must be the Annuitant unless the Contract is owned by a qualified plan or is part of a custodial arrangement. You can change the Annuitant on an individually owned Non-Qualified Contract at any time before the Annuity Date. You cannot change the Annuitant if the Owner is a non-individual. Subject to our approval, you can add a joint Annuitant on the Annuity Date. For Qualified Contracts, the ability to add a joint Annuitant is subject to any plan requirements associated with the Contract. For individually owned Contracts, if the Annuitant who is not an Owner dies before the Annuity Date, the sole Owner (or younger Joint Owner) automatically becomes the new Annuitant, but the Owner can subsequently name another Annuitant.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

Designating different persons as Owner(s) and Annuitant(s) can have important impacts on whether a death benefit is paid, and on who receives it as indicated below. For more examples, please see the Appendix A to the Form N-4 SAI. Use care when designating Owners and Annuitants, and consult your Financial Professional if you have questions.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

Upon the Death of a Sole Owner

Action if the Contract is in the Accumulation Phase

•	We pay a death benefit to the Beneficiary unless the Beneficiary is the surviving spouse and continues the Contract.
•	If the deceased Owner was a Determining Life and the surviving spouse Beneficiary continues the Contract:
–	we increase the Contract Value to equal the Guaranteed Death Benefit Value if greater and available, and the death benefit ends,
–	the surviving spouse becomes the new Owner,
–	the Accumulation Phase continues, and
–	upon the surviving spouse’s death, his or her Beneficiary(s) receives the Contract Value.
•	If the deceased Owner was not a Determining Life, the Traditional Death Benefit or Maximum Anniversary Value Death Benefit are not available and the Beneficiary(s) receives the Contract Value.
Action if the Contract is in the Annuity Phase

•	The Beneficiary becomes the Payee. If we are still required to make Annuity Payments under the selected Annuity Option, the Beneficiary also becomes the new Owner.
•	If the deceased was not an Annuitant, Annuity Payments to the Payee continue. No death benefit is payable.
•	If the deceased was the only surviving Annuitant, Annuity Payments end or continue as follows.
–	Annuity Option 1 or 3, payments end.
–	Annuity Option 2 or 4, payments end when the guaranteed period ends.
–	Annuity Option 5, payments end and the Payee may receive a lump sum refund.
•	If the deceased was an Annuitant and there is a surviving joint Annuitant, Annuity Payments to the Payee continue during the lifetime of the surviving joint Annuitant. No death benefit is payable.

Determining Life (Lives)
The Determining Life (Lives) are the individuals on whose life we base the Guaranteed Death Benefit Value provided by the Traditional Death Benefit or Maximum Anniversary Value Death Benefit. We establish the Determining Life (Lives) at Contract issue. For an individually owned Contract the Determining Life (Lives) are the Owner(s). For a non-individually owned Contract the Determining Life is the Annuitant. After the Issue Date the Determining Life (Lives) only change if:
•	you remove a Joint Owner due to divorce, then we also remove that person as a Determining Life, or
•	you establish a jointly owned Non-Qualified Contract and change ownership to a Trust, then we remove the prior Owner who is not the Annuitant as a Determining Life.
Beneficiary
The Beneficiary is the person(s) or entity you designate to receive any death benefit. You can change the Beneficiary or contingent Beneficiary at any time before your death unless you name an irrevocable Beneficiary. If a Beneficiary dies before you, or you and a Beneficiary die simultaneously as defined by applicable state law or regulation, that Beneficiary’s interest in this Contract ends unless your Beneficiary designation specifies otherwise. If there are no surviving primary Beneficiaries, we pay the death benefit to the contingent Beneficiaries who survive you. If there are no surviving Beneficiaries or if there is no named Beneficiary, we pay the death benefit to your estate or the Owner if the Owner is a non-individual.
FOR JOINTLY OWNED CONTRACTS: The sole primary Beneficiary is the surviving Joint Owner regardless of any other named primary Beneficiaries. If both Joint Owners die simultaneouslysimultaneously as defined by applicable state law or regulation, we pay the death benefit to the named contingent Beneficiaries or equally to the estate of the Joint Owners if there are no named contingent Beneficiaries.
Payee
The Payee is the person or entity who receives Annuity Payments during the Annuity Phase. The Owner receives tax reporting on those payments. Generally we require the Payee to be an Owner. However, we may allow you to name a charitable trust, financial institution, qualified plan, or an individual specified in a court order as a Payee subject to our approval. For Qualified Contracts owned by a qualified plan, the qualified plan must be the Payee.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

Assignments, Changes of Ownership and Other Transfers of Contract Rights
You can assign your rights under this Contract to someone else during the Accumulation Phase. An assignment may be absolute or limited, and includes changes of ownership, collateral assignments, or any other transfer of specific Contract rights. After an assignment, you may need the consent of the assignee of record to exercise certain Contract rights depending on the type of assignment and the rights assigned.
You must submit your request to assign the Contract in writing to our Service Center and we must approve it in writing. To the extent permitted by state law, we reserve the right to refuse to consent to any assignment at any time on a nondiscriminatory basis. We will not consent if the assignment would violate or result in noncompliance with any applicable state or federal law or regulation.
Upon our consent, we record the assignment. We are not responsible for the validity or effect of the assignment. We are not liable for any actions we take or payments we make before we receive your request in Good Order and record it. A request is in “Good Order” when it contains all the information we require to process it. Assigning the Contract does not change, revoke or replace the originally named Annuitant or Beneficiary; if you also want to change the Annuitant or Beneficiary you must make a separate request.
• An assignment may be a taxable event. In addition, there are other restrictions on changing the ownership of a Qualified Contract and Qualified Contracts generally cannot be assigned absolutely or on a limited basis. You should consult with your tax adviser before assigning this Contract.
• An assignment will only change the Determining Life (Lives) if it involves removing a Joint Owner due to divorce, or replacing Joint Owners with a Trust.

3.  Purchasing the Contract
Purchase Requirements
To purchase this Contract, on the Issue Date all Owners and the Annuitant must be:
•	age 80 or younger, or
•	age 75 or younger if you select the Maximum Anniversary Value Death Benefit.
The Purchase Payment requirements for this Contract are as follows.
•	The minimum initial Purchase Payment due on the Issue Date is $10,000.
•	You can make additional Purchase Payments of $50 or more during the Accumulation Phase.
•	We do not accept additional Purchase Payments on or after the Annuity Date.
•	The maximum total Purchase Payments we accept without our prior approval is $1 million.
We may, at our sole discretion, waive the minimum Purchase Payment requirements.
Once we receive your initial Purchase Payment and all necessary information in Good Order at our Service Center, we issue the Contract within two Business Days and allocate your payment to your selected Allocation Options. If you do not give us all of the information we need, we contact you or your Financial Professional. If for some reason we are unable to complete this process within five Business Days, we either send back your Purchase Payment or get your permission to keep it until we get all of the necessary information. If you make additional Purchase Payments, we add this money to your Contract on the Business Day we receive it in Good Order.
If you submit a Purchase Payment and/or application to your Financial Professional, we do not begin processing the payment and/or application until we receive it. A Purchase Payment is “received” when it arrives at our Service Center from the address for mailing checks listed at the back of this prospectus regardless of how or when you submitted them. We forward Purchase Payments we receive at the wrong address to the last address listed at the back of this prospectus, which may delay processing.
We may terminate your ability to make additional Purchase Payments because we reserve the right to decline any or all Purchase Payments at any time on a nondiscriminatory basis. This applies to Contracts issued in all states except as disclosed in Appendix G. If mandated under applicable law, we may be required to reject a Purchase Payment. If we exercise our right to decline additional Purchase Payments, this may limit your ability to fund your Contract’s guaranteed benefits such as the Traditional Death Benefit or Maximum Anniversary Value Death Benefit.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

Applications Sent Electronically
We accept manually signed applications that are in Good Order and are sent by fax, or email, or uploaded to our website. It is important to verify receipt of any faxed application, or to receive a confirmation number when using email or the web. We are not liable for applications that we do not receive. A manually signed application sent by fax, email or over the web is considered the same as an application delivered by mail. Our electronic systems (fax, email or website) may not always be available; any electronic system can experience outages or slowdowns which may delay application processing. Although we have taken precautions to help our system handle heavy use, we cannot promise complete reliability. If you experience problems, please submit your written application by mail to our Service Center. We reserve the right to discontinue or modify our electronic application policy at any time and for any reason.
Allocation of Purchase Payments and Contract Value Transfers
The allocation instructions you provide on your application automatically become your Purchase Payment default instructions. (In your Contract, Purchase Payment default instructions are called future allocation instructions.) We use these default instructions for all Purchase Payments we receive unless you change them, or give us alternate allocation instructions specific to an individual Purchase Payment. We only allow Purchase Payments to move into the Index Options on the Index Effective Date and on subsequent Index Anniversaries. As a result, we hold Purchase Payments in the AZL Government Money Market Fund until we transfer them to your selected Index Options according to your Purchase Payment default instructions. On the Index Effective Date we rebalance or reallocate your total Contract Value among all of your selected Allocation Options according to your Purchase Payment default instructions. For additional Purchase Payments we receive after the Index Effective Date, we transfer the amounts held in the AZL Government Money Market Fund to your selected Index Options on the next Index Anniversary. This transfer on the next Index Anniversary does not involve a reallocation of your total Contract Value.
We only allow Variable Account Value transfers into Index Options and Index Option Value transfers between Index Options on Term End Dates. We do not allow assets to move into an established 3-year or 6-year Term Index Option until the Term End Date. If you only select the 1-year Term Index Options, you can automatically reallocate your total Contract Value annually by providing us with instructions (see section 5, Optional Reallocation Program for 1-year Term Index Options). However, you cannot automatically reallocate your total Contract Value annually on each Term End Date if you select a 3-year or 6-year Term Index Option.
You select the Index Effective Date when you purchase your Contract. It can be any Business Day up to and including the first Quarterly Contract Anniversary, but it cannot be the 29th, 30th or 31st of a month.
On your application if you select…	Your Index Effective Date will be either…
the earliest Index Effective Date	• your Issue Date, or • the first Business Day of the next month if the Issue Date is the 29th, 30th, or 31st of a month
the deferred Index Effective Date	• your first Quarterly Contract Anniversary, or
• the next Business Day if the first Quarterly Contract Anniversary occurs on a non-Business Day, or the first Business Day of the next month if the first Quarterly Contract Anniversary is the 29th, 30th, or 31st of a month
You (or your Financial Professional, if authorized) can change your Index Effective Date before it occurs to be an earlier or later date by submitting a request. However, your new Index Effective Date cannot be later than the deferred Index Effective Date listed above. We must receive your request in Good Order at our Service Center before the end of the Business Day on which you want the Index Effective Date to occur. Once your Index Effective Date occurs, all Index Options for your Contract will have the same Index Anniversary.
You can change your Purchase Payment default instructions at any time without fee or penalty. These changes are effective on the Business Day we receive them in Good Order at our Service Center. We accept changes to Purchase Payment default instructions from any Owner unless you instruct otherwise. We may allow you to authorize someone else to change these default instructions on your behalf. Changes to your Purchase Payment default instructions do not reallocate or transfer existing Index Option Values.
We notify you at least 30 days in advance of each Index Anniversary as a reminder that on the upcoming anniversary you may transfer Variable Account Value to the Index Options, and you may transfer Index Option Value between Index Options. Transfers between Allocation Options do not change your Purchase Payment default instructions. For more

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

information, see section 4, Variable Options – Electronic Transfer and Allocation Instructions. On each Term End Date, if we have not received transfer instructions from you, and you are not participating in the 1-year Term Index Option reallocation program, all assets invested continue to be invested in the Index Options at the renewal DPSCs, Precision Rates, Caps, and Participation Rates.
You cannot transfer Index Option Value to the Variable Options except on every sixth Index Anniversary, at which point you can do so even if the assets you wish to transfer have been in the Index Options for less than six full years. However, if the sixth Index Anniversary is not a Term End Date and you would like to transfer out of a 3-year or 6-year Term Index Option to a Variable Option you must request that we execute a Performance Lock on that Index Option on or before the sixth Index Anniversary. If you request to transfer Index Option Value to the Variable Options on a sixth Index Anniversary this request automatically cancels any prior transfer instructions you gave to us regarding moving Variable Account Value to the Index Options. We must receive all Index Option transfer instructions in Good Order at our Service Center before the end of the Business Day on the Term End Date (or the next Business Day if the Term End Date is a non-Business Day).
You can transfer Variable Account Value among the Variable Options on any Business Day, except that any amount held in the AZL Government Money Market Fund that is set to be allocated to an Index Option on the Index Effective Date or an Index Anniversary will not be transferred to the Index Option if it is transferred to another Variable Option.
• In order to apply Purchase Payments we receive after the Index Effective Date to your selected Index Option(s) on the next Index Anniversary, we must receive them before the end of the Business Day on the Index Anniversary (or before the end of the prior Business Day if the anniversary is a non-Business Day).
• Variable Options are subject to Contract fees and expenses (e.g. product fee), and market risk and assets you allocate to them may lose value, including any Purchase Payments we hold in the AZL Government Money Market before transferring them to your selected Index Options.
Automatic Investment Plan (AIP)
The AIP makes additional Purchase Payments to the Variable Options during the Accumulation Phase on a monthly or quarterly basis by electronic money transfer from your savings, checking or brokerage account. You can participate in AIP by completing our AIP form. Our Service Center must receive your form in Good Order by the 15th of the month (or the next Business Day if the 15th is a non-Business day) in order for AIP to begin that same month. We process AIP Purchase Payments on the 20th of the month, or the next Business Day if the 20th is a non-Business Day. We allocate AIP Purchase Payments according to your Purchase Payment default instructions which must comply with the allocation requirements and restrictions stated in this section. We must receive your request to stop or change AIP at our Service Center before the end of the last Business Day immediately before the Business Day we process AIP to make the change that month. If you choose to begin Annuity Payments, AIP ends automatically on the Business Day before the Annuity Date. We reserve the right to discontinue or modify AIP at any time and for any reason.
For Owners of Qualified Contracts, AIP is not available if you have an Inherited IRA Contract, an Inherited Roth IRA Contract, or if your Contract is funding a plan that is tax qualified under Section 401 of the Code.
Free Look/Right To Examine Period
If you change your mind about the Contract, you can cancel it within the free look period stated on the first page of your Contract. In most states, this is ten days after you receive the Contract. If you cancel your Contract during the free look period, in most states we return your Contract Value as of the Business Day we receive your cancellation request in Good Order. This may be more or less than your initial Purchase Payment. In states that require us to return Purchase Payments less withdrawals if you cancel your Contract, we return Contract Value if greater.
IRA Contracts require us to return Purchase Payments less withdrawals. If you cancel your IRA Contract, we return the greater of Purchase Payments less withdrawals or Contract Value.
Some states and certain IRA Contracts require return of Purchase Payments. For these Contracts, we reserve the right to hold your initial Purchase Payment to the AZL Government Money Market Fund until the free look period ends, and then re-allocate your Contract Value, less fees and expenses, according to your Purchase Payment default instructions. If we hold your initial Purchase Payment in the AZL Government Money Market Fund during the free look period and the

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

requested Index Effective Date would occur during this time, we change your Index Effective Date to the next Business Day after the free look period that is not the 29th, 30th or 31st of the month. Then, if you:
•	cancel your Contract during this time, we return the greater of Purchase Payments less withdrawals, or Contract Value. We do not assess a withdrawal charge or deduct any other Contract fees or expenses if you cancel your Contract during the free look period.
•	do not cancel your Contract during this time, we re-allocate your Contract Value according to your Purchase Payment default instructions after the free look period as follows:
–	if your instructions include the Variable Options, we re-allocate this portion of your Contract Value on the next Business Day after the free look period.
–	if your instructions include the Index Options, we re-allocate this portion of your Contract Value on the Index Effective Date.
In the Contract, the free look provision is also called the right to examine.

4.  Variable Options
The following table lists this Contract’s Variable Options and their associated investment advisers and subadvisers, investment objectives, and principal investment strategies. Depending on market conditions, you can gain or lose value by investing in the Variable Options. In the future, we may add, eliminate or substitute Variable Options to the extent permitted by the federal securities laws and, when required, the SEC.
You should read the Variable Options' prospectuses carefully. The Variable Options invest in different types of securities and follow varying investment strategies. There are potential risks associated with each of these types of securities and investment strategies. The operation of the Variable Options and their various risks and expenses are described in the Variable Options' prospectuses. We send you the current copy of the Variable Options' prospectuses when we issue the Contract. (You can also obtain the current Variable Options' prospectuses by contacting your Financial Professional or calling us at the toll-free telephone number listed at the back of this prospectus.)
Currently, the Variable Options are not publicly available mutual funds. They are available only as Variable Options in variable annuity contracts or variable life insurance policies issued by life insurance companies or in some cases, through participation in certain qualified pension or retirement plans. A material conflict of interest may arise between insurance companies, owners of different types of contracts, and retirement plans or their participants. Each Variable Option's Board of Directors monitors for material conflicts, and determines what action, if any, should be taken to address any conflicts.
The names, investment objectives and policies of certain Variable Options may be similar to the names, investment objectives and policies of other portfolios managed by the same investment advisers. Although the names, objectives and policies may be similar, the Variable Options' investment results may be higher or lower than these other portfolios’ results. The investment advisers cannot guarantee, and make no representation, that these similar funds' investment results will be comparable even though the Variable Options have the same names, investment advisers, objectives, and policies.
Each Variable Option offered by the Allianz Variable Insurance Products Fund of Funds Trust (Allianz VIP Fund of Funds Trust) is a “fund of funds” and diversifies its assets by investing primarily in shares of several other affiliated mutual funds.
The Variable Options may pay 12b-1 fees to the Contracts’ distributor, our affiliate, Allianz Life Financial Services, LLC, for distribution and/or administrative services. In addition, we may enter into certain arrangements under which we, or Allianz Life Financial Services, LLC, are compensated by the Variable Options' advisers, distributors and/or affiliates for administrative services and benefits we provide to these Variable Options. The compensation amount usually is based on the Variable Options' aggregate assets purchased through contracts we issue or administer. Some advisers may pay us more or less than others. The maximum service fee we currently receive from any variable investment option in any variable annuity contract we offer is 0.35% annually of the average aggregate amount invested by us in the variable investment options.
The Allianz VIP Fund of Funds Trust underlying funds do not pay 12b-1 fees or service fees to the Trust, and the Trust does not charge 12b-1 fees or service fees. The Allianz VIP Fund of Funds Trust underlying funds or their advisers may pay service fees to us and our affiliates for providing customer service and other administrative services to you. Service fees may vary depending on the underlying fund.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

We offer other variable annuity contracts that may invest in these Variable Options. These contracts may have different charges and may offer different benefits more appropriate to your needs. For more information about these contracts, please contact our Service Center.
Allianz Investment Management LLC is an adviser/subadviser that is affiliated with us through common ownership.
VARIABLE OPTIONS
Investment Management Company and Adviser/Subadviser	Investment Option Name	Asset Class	Investment Objective	Principal Investment Strategies (Normal market conditions)
Allianz Fund of Funds
Allianz Investment Management LLC	AZL MVP Balanced Index Strategy Fund	A “Fund of Funds” Model Portfolio	Long-term capital appreciation with preservation of capital as an important consideration	Invests primarily (approximately 95%) in a combination of five underlying index funds (generally allocated 40% to 60% to underlying equity index funds and 40% to 60% to underlying bond index fund), combined with the MVP (Managed Volatility Portfolio) risk management process intended to adjust the risk of the portfolio based on quantitative indicators of market risk.
	AZL MVP Growth Index Strategy Fund	A “Fund of Funds” Model Portfolio	Long-term capital appreciation	Invests primarily (approximately 95%) in a combination of five underlying index funds (generally allocated 65% to 85% to underlying equity index funds and 15% to 35% to underlying bond index fund), combined with the MVP (Managed Volatility Portfolio) risk management process intended to adjust the risk of the portfolio based on quantitative indicators of market risk.
Blackrock
Allianz Investment Management LLC/BlackRock Advisors, LLC	AZL Government Money Market Fund	Cash Equivalent	Current income consistent with stability of principal	Invests at least 99.5% of its total assets in cash, government securities, or repurchase agreements that are collateralized fully. Invests at least 80% in government securities or in repurchase agreements collateralized by government securities. Investments include U.S. Treasury bills, notes and other obligations issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities, and repurchase agreements secured by such obligations. In addition, the Fund may invest in variable and floating rate instruments. During extended periods of low interest rates, and due in part to contract fees and expenses, the yield of the AZL Government Money Market Fund may also become extremely low and possibly negative.
Substitution of Variable Options and Limitation on Further Investments
We may substitute another Variable Option for one of your selected Variable Options, for any reason in our sole discretion. To the extent required by the Investment Company Act of 1940 or other applicable law, we do not substitute any shares without SEC approval and providing you notice. We may make substitutions with respect to your existing allocations, future Purchase Payment allocations, or both. New or substitute Variable Options may have different fees and expenses, and their availability may be limited to certain purchaser classes. We may limit further Variable Option allocations if marketing, tax or investment considerations warrant, or for any reason in our sole discretion. We may also close Variable Options to additional allocations. The fund companies that sell Variable Option shares to us, pursuant to participation agreements, may end those agreements and discontinue offering us their shares.
Transfers Between Variable Options
You can transfer Variable Account Value among the Variable Options on any Business Day, subject to the following restrictions. Currently, there is no maximum number of transfers allowed, but we may change this in the future. Transfers may be subject to a transfer fee as stated in section 6, Expenses.
The following applies to any transfer.
•	Your request for a transfer must clearly state the Variable Options involved and how much to transfer.
•	Your right to make transfers is subject to the Excessive Trading and Market Timing policy discussed later in this section.
•	Variable Account Value transfers between Variable Options do not change your Purchase Payment default instructions.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

Any amount held in the AZL Government Money Market Fund that is set to be allocated to an Index Option on the Index Effective Date or an Index Anniversary will not be transferred to the Index Option if it is transferred to another Variable Option.
We process transfer requests based on prices next determined after we receive your request in Good Order at our Service Center. If we do not receive your transfer request before the end of the current Business Day, even if due to our delay in answering your call or a delay caused by our electronic systems, you receive the next Business Day’s prices. For jointly owned Contracts, unless you require us to obtain signatures from both Joint Owners, we accept transfer instructions from any Joint Owner. We may also allow you to authorize someone else to request transfers on your behalf.
Electronic transfer and Allocation Instructions
We use reasonable procedures to confirm that electronic transfer and allocation instructions given to us are genuine. If we do not use such procedures, we may be liable for any losses due to unauthorized or fraudulent instructions. We record telephone instructions and log all fax, email and website instructions. We reserve the right to deny any transfer request or allocation instruction change, and to discontinue or modify our electronic instruction privileges at any time for any reason.
Please note that telephone, fax, email and/or the website may not always be available. Any electronic system, whether it is ours, yours, your service provider’s, or your Financial Professional’s, can experience outages or slowdowns for a variety of reasons, which may delay or prevent our processing of your transfer request or allocation instruction change. Although we have taken precautions to help our systems handle heavy use, we cannot promise complete reliability. If you are experiencing problems, you should submit your instructions in writing to our Service Center.
By authorizing electronic instructions, you authorize us to accept and act upon these instructions for your Contract. There are risks associated with electronic communications that do not occur with a written request. Anyone authorizing or making such requests bears those risks. You should protect your website password, because the website is available to anyone with your password; we cannot verify that the person providing instructions on the website is you, or is authorized by you.
Excessive Trading and Market Timing
We may restrict or modify your right to make transfers to prevent any use that we consider to be part of a market timing program.
Frequent transfers, programmed transfers, transfers into and then out of a Variable Option in a short period of time, and transfers of large amounts at one time (collectively referred to as “potentially disruptive trading”) may have harmful effects for other Owners, Annuitants and Beneficiaries. These risks and harmful effects include the following.
•	Dilution of the interests of long-term investors in a Variable Option, if market timers or others transfer into a Variable Option at prices that are below their true value, or transfer out at prices above their true value.
•	An adverse effect on portfolio management, such as causing a Variable Option to maintain a higher level of cash or causing a Variable Option to liquidate investments prematurely.
•	Increased brokerage and administrative expenses.
We attempt to protect our Owners and the Variable Options from potentially disruptive trading through our Excessive Trading and Market Timing policies and procedures. Under these policies and procedures, we may modify your transfer privileges for some or all of the Variable Options as follows:
•	Limit transfer frequency (for example, prohibit more than one transfer a week, or more than two a month, etc.).
•	Restrict the transfer method (for example, requiring all transfers be sent by first-class U.S. mail and rescinding electronic transfer privileges).
•	Require a minimum time period between each transfer into or out of the same Variable Option. Our current Excessive Trading and Market Timing policy, which is subject to change without notice, prohibits “round trips” within 14 calendar days. We do not include transfers into and/or out of the AZL Government Money Market Fund when available in your Contract or any automatic transfers made under any of our programs or Contract features. Round trips are transfers into and back out of the same Variable Option, or transfers out of and back into the same Variable Option.
•	Refuse transfer requests made on your behalf by an asset allocation and/or market timing service.
•	Limit the dollar amount of any single Purchase Payment or transfer request to a Variable Option.
•	Prohibit transfers into specific Variable Options.
•	Impose other limitations or restrictions to the extent permitted by federal securities laws.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

We also reserve the right to reject any specific Purchase Payment allocation or transfer request from any person if in the investment adviser’s, subadviser’s or our judgment, a Variable Option may be unable to invest effectively in accordance with its investment objectives and policies. This could occur, for example, where frequent or rapid trading causes the investment adviser to hold an excess of uninvested cash to meet redemption requests, or to sell investment positions to fund redemptions, thereby affecting Variable Option returns. Similarly, rapid or frequent trading may cause a Variable Option to incur excessive transaction fees, which also could affect performance.
We retain some discretion in determining what actions constitute potentially disruptive trading and in determining when and how to impose trading restrictions. Currently, we attempt to deter disruptive trading as follows. If a transfer(s) is/are identified as potentially disruptive trading, we may (but are not required to) send a warning letter. If the conduct continues and we determine it constitutes disruptive trading, we also impose transfer restrictions. Transfer restrictions may include refusing electronic transfers and requiring all transfers be sent by first-class U.S. mail. If the disruptive trading affects only a single Variable Option, we may prohibit transfers into or Purchase Payment allocations to that Variable Option. We do not enter into agreements permitting market timing and would not permit activities determined to be disruptive trading to continue. We also reserve the right to impose transfer restrictions if we determine, in our sole discretion, that transfers disadvantage other Owners. We notify you in writing if we impose transfer restrictions on you.
We adopted these policies and procedures as a preventative measure to protect all Owners from the potential effects of disruptive trading, while also abiding by your legitimate interest in diversifying your investment and making periodic asset re-allocations based on your personal situation or overall market conditions. We attempt to protect your interests in making legitimate transfers by providing reasonable and convenient transfer methods that do not harm other Owners.
We may make exceptions when imposing transfer restrictions if we determine a transfer is appropriate, although it may technically violate our policies and procedures discussed here. In determining if a transfer is appropriate, we may, but are not required to, take into consideration its relative size, whether it was purely a defensive transfer into the AZL Government Money Market Fund, and whether it involved an error or similar event. We may also reinstate electronic transfer privileges after we revoke them, but we do not reinstate these privileges if we believe they might be used for future disruptive trading.
We cannot guarantee the following.
•	Our monitoring will be 100% successful in detecting all potentially disruptive trading activity.
•	Revoking electronic transfer privileges will successfully deter all potentially disruptive trading.
In addition, some of the Variable Options are available to other insurance companies and we do not know if they adopted policies and procedures to detect and deter potentially disruptive trading, or what their policies and procedures might be. Because we may not be completely successful at detecting and preventing market timing activities, and other insurance companies that offer the Variable Options may not have adopted adequate market timing procedures, there is some risk that market timing activity may occur and negatively affect other Owners.
We may, without prior notice to any party, take whatever action we deem appropriate to comply with any state or federal regulatory requirement. In addition, purchase orders for a Variable Option’s shares are subject to acceptance by that Variable Option’s manager. We reserve the right to reject, without prior notice, any Variable Option transfer request or Purchase Payment if the purchase order is rejected by the investment manager. We have entered into agreements required under SEC Rule 22c-2 (Rule 22c-2 agreements) whereby, upon request by an underlying fund or its designee, we must provide information about you and your trading activities to the underlying fund or its designee. Under the terms of the Rule 22c-2 agreements, we are required to: (1) provide details concerning every purchase, redemption, transfer, or exchange of Variable Options during a specified period; and (2) restrict your trading activity if the party receiving the information so requests. Under certain Rule 22c-2 agreements, if we fail to comply with a request to restrict trading activity, the underlying fund or its designee may refuse to accept buy orders from us until we comply.
Variable Options may add or change policies designed to restrict market timing activities. For example, Variable Options may impose restrictions on transfers between Variable Options in an affiliated group if the investment adviser to one or more of the Variable Options determines that the person requesting the transfer has engaged, or is engaging in, market timing or other abusive trading activities. In addition, a Variable Option may impose a short-term trading fee on purchases and sales within a specified period. You should review the Variable Options’ prospectuses regarding any applicable transfer restrictions and the imposition of any fee to discourage short-term trading. The imposition of these restrictions would occur as a result of Variable Option restrictions and actions taken by the Variable Options’ managers.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

This Contract is not designed for professional market timing organizations, or other persons using programmed, large, or frequent transfers, and we may restrict excessive or inappropriate transfer activity.
The retention of some level of discretion by us may result in disparate treatment among persons engaging in potentially disruptive trading, and it is possible that some persons could experience adverse consequences if others are able to engage in potentially disruptive trading practices that have negative effects.
Voting Privileges
We legally own the Variable Option shares. However, when a Variable Option holds a shareholder vote that affects your investment, we ask you to give us voting instructions. We then vote all of our shares, including any we own on our behalf, in proportion to those instructions. Because most Owners do not give us instructions and we vote shares proportionally, a small number of Owners may determine a vote’s outcome. If we determine we no longer need to get your voting instructions, we will decide how to vote the shares. Only Owners have voting privileges. Annuitants, Beneficiaries, Payees and other persons have no voting privileges unless they are also Owners.
We determine your voting interest in a Variable Option as follows:
•	You can provide voting instructions based on the dollar value of the Variable Option’s shares in your Contract’s subaccount. We calculate this value based on the number and value of accumulation units for your Contract on the record date. We count fractional units.
•	You receive proxy materials and a voting instruction form.

5.  Valuing Your Contract
Your Contract Value is the total of the Variable Account Value and all Index Option Values.
Variable Account Value increases when….	Variable Account Value decreases when….
• you add assets to a Variable Option by Purchase Payment or Contract Value transfer, or • there is positive Variable Option performance	• you take assets out of a Variable Option by withdrawal or Contract Value transfer, • there is negative Variable Option performance, or • we deduct Contract expenses
Contract expenses we deduct from the Variable Options include the product fee, rider fee, contract maintenance charge, withdrawal charge and transfer fee as described in section 6, Expenses. Variable Options include Purchase Payments we hold in the AZL Government Money Market Fund before transferring them to your selected Index Options.
The Variable Options do not provide any protection against loss of principal. You can lose principal and previous earnings you allocate to the Variable Options. These losses can be significant.
Index Option Values increase when….	Index Option Values decrease when….
• you add assets to an Index Option by Purchase Payment or Contract Value transfer, or • you receive a positive Credit or Daily Adjustment	• you take assets out of an Index Option by withdrawal or Contract Value transfer, • you receive a negative Credit or Daily Adjustment, or • we deduct Contract expenses
Contract expenses we deduct from the Index Options include the product fee, rider fee, contract maintenance charge and withdrawal charge as described in section 6, Expenses.
We apply transfers of Contract Value and Purchase Payments to the Index Options on the Index Effective Date and Index Anniversaries. We apply Credits to the Index Options on the Term End Dates. Contract expenses are deducted at different times during the Index Year as stated in section 6, Expenses. The Daily Adjustment applies to the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy on any Business Day other than the Term Start Date or the Term End Date. The Daily Adjustment does not apply to the Index Protection Strategy.
Credits are subject to the applicable Buffer, Floor, DPSC, Precision Rate, Cap, and/or Participation Rate. Positive Credits are not guaranteed and Credits can be zero under all the Index Options. Credits can be negative after application of the Buffer for any Index Option with the Index Precision Strategy or Index Performance Strategy, or negative down to the Floor for any Index Option with the Index Guard Strategy. A negative Performance Credit means that you can lose principal and previous earnings. These losses can be significant.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

Determining Variable Account Value
The Separate Account holds the assets you allocate to the Variable Options, including Purchase Payments held in the AZL Government Money Market Fund before we transfer them to the Index Options. The Separate Account is divided into subaccounts, each of which invests exclusively in the shares of a single Variable Option.
We convert amounts you allocate to a Variable Option into subaccount accumulation units. Each subaccount’s daily price (accumulation unit value) is based on the Variable Option’s price. A Variable Option’s price is typically determined at the end of each Business Day, and any Purchase Payment received at or after the end of the current Business Day receives the next Business Day’s price. A Variable Option's price reflects deduction of its operating expenses.
We calculate your Variable Account Value at the end of each Business Day by multiplying each subaccount’s accumulation unit value by its number of accumulation units, and adding those results together for all subaccounts.
On the Issue Date, the number of accumulation units in each subaccount is equal to the amount allocated to the subaccount divided by its accumulation unit value. At the end of each Business Day, the number of subaccount accumulation units:
•	increase when you add assets to a Variable Option by Purchase Payment or Contract Value transfer, and
•	decrease when assets are removed from a Variable Option by transfer, withdrawal or deduction of Contract fees and expenses.
We arbitrarily set the initial accumulation unit value for each subaccount. At the end of each Business Day, we determine the new accumulation unit value for each subaccount by multiplying the prior Business Day’s accumulation unit value by the Variable Option’s percentage change in price since the prior Business Day. The percentage change in price includes the Variable Option’s market performance.
Example
•	We receive at our Service Center an additional Purchase Payment of $3,000 from you before the end of the Business Day.
•	When the New York Stock Exchange closes on that Business Day, we determine that the accumulation unit value is $13.25 for the subaccount of your selected Variable Option.
•	We then divide $3,000 by $13.25 and credit your Contract that night with 226.415094 subaccount accumulation units for your selected Variable Option.
Determining Index Option Values
We calculate an Index Option Value for each Index Option at the end of each Business Day. Generally, the Index Option Value is equal to the Index Option Base plus any applicable Daily Adjustment. The Daily Adjustment applies  to any Index Option with the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy on Business Days other than the Term Start Date or the Term End Date. It does not apply to any Index Option with the Index Protection Strategy. The Daily Adjustment can be positive or negative and is discussed later in this section.
On the first Term Start Date, both the Index Option Value and the Index Option Base for each of your selected Index Options are initially equal to the amount of:
•	any Purchase Payment received that day which you allocated to that Index Option, and
•	any Contract Value transferred into that Index Option.
At the end of each subsequent Business Day for each selected Index Option, we first either apply:
•	the Daily Adjustment if this is not the Term End Date and this is an Index Option with the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy, or
•	a Credit if this is the Term End Date.
We calculate Credits as described under “Calculating Credits” next in this section and apply them as follows:
•	We multiply each Index Option Base by its Credit and add this amount to its Index Option Base.
•	Then we set each Index Option Value equal to its Index Option Base.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

Lastly, we increase and/or decrease each Index Option Base and Index Option Value for additional Purchase Payments, transfers, partial withdrawals and the deduction of any Contract expenses.
•	Additional Purchase Payments received on the Term End Date and allocated to this Index Option, and transfers of Variable Account Value or Index Option Value into this Index Option, increase these values by the dollar amount allocated or transferred.
•	Transfers out of this Index Option reduce these values by the dollar amount removed from the Index Option.
•	Partial withdrawals you request and Contract expenses we deduct reduce these values by the dollar amount withdrawn from the Index Option.
–	We deduct partial withdrawals and Contract expenses from the Index Options proportionately based on the percentage of Contract Value in each Index Option using values determined at the end of the Business Day before we process the withdrawal or deduct the Contract expense. However, if you specifically direct us to take a partial withdrawal from a specific Index Option we reduce that Index Option Value by the dollar amount you specify, including any applicable withdrawal charge.
–	We then reduce each Index Option Base by the same percentage that the amount withdrawn reduced its associated Index Option Value.

• Partial withdrawals and Contract expenses we deduct from the Index Options during the Term do not receive a Credit on the Term End Date. However, the remaining amount in the Index Options is eligible for a Credit on the Term End Date.
• You cannot specify from which Allocation Option we deduct Contract expenses; we deduct Contract expenses from each Allocation Option proportionately based on the percentage of Contract Value in each Allocation Option. However, you can specify from which Allocation Option we deduct a partial withdrawal. There is no consistent financial advantage to deducting a partial withdrawal from any specific Allocation Option.
Calculating Credits
We base Credits on Index Values and Index Returns. We measure Index Values on the Term Start Date and Term End Date using the Index’s price at the end of the Business Day as provided by Bloomberg or another market source if Bloomberg is not available. If the Term Start Date or Term End Date is a non-Business Day we use the next Business Day’s Index price. If you select the EURO STOXX 50®, we determine Index Returns without any exchange rate adjustment. Because we calculate Index Returns only on Term End Dates, the Index Return does not necessarily reflect the highest or lowest Index Values that occurred during the Term.
Crediting Method	If Index Value is less than it was on the Term Start Date (i.e., Index Return is negative):	If Index Value is equal to or greater than it was on the Term Start Date (i.e., Index Return is zero or positive):
Index Protection Strategy	Credit is zero	Credit is equal to the DPSC set on the Term Start Date
Index Precision Strategy	Performance Credit is equal to the negative Index Return in excess of the BufferAssume the Buffer is 10%. If the Index Return is…
• -8%, the Performance Credit is zero.
	• -12%, the Performance Credit is -2%.	Performance Credit is equal to the Precision Rate set on the Term Start Date
Index Guard Strategy	Performance Credit is equal to the negative Index Return subject to the FloorAssume the Floor is -10%. If the Index Return is…
• -8%, the Performance Credit is -8%.
• -12%, the Performance Credit is -10%.	Performance Credit is equal to the Index Return up to the Cap set on the Term Start DateAssume the Cap is 8%. If the Index Return is…
• 0%, the Performance Credit is zero.
• 6%, the Performance Credit is 6%.
• 12%, the Performance Credit is 8%.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

Crediting Method	If Index Value is less than it was on the Term Start Date (i.e., Index Return is negative):	If Index Value is equal to or greater than it was on the Term Start Date (i.e., Index Return is zero or positive):
Index Performance Strategy – 1-year Term	Performance Credit is equal to the negative Index Return in excess of the Buffer.
Assume the Buffer for the 1-year Term is 10%. If the Index Return for the year is…• -8%, the Performance Credit is zero.
• -12%, the Performance Credit is -2%.	Performance Credit is equal to the Index Return up to the Cap set on the Term Start Date
Assume the Cap for the 1-year Term is 8%. If the Index Return for the year is…• 0%, the Performance Credit is zero.
• 6%, the Performance Credit is 6%.
• 12%, the Performance Credit is 8%.
Index Performance Strategy – 3-year Term (available to Contracts issued before April 30, 2021)	Performance Credit is equal to the negative Index Return in excess of the Buffer.
Assume the Buffer for the 3-year Term is 20%. If the Index Return for the Term is…• -19%, the Performance Credit is zero.
• -24%, the Performance Credit is -4%.	Performance Credit is equal to the Index Return up to any Cap set on the Term Start Date
Assume the Cap for the 3-year Term is 80%. If the Index Return for the Term is…• 0%, the Performance Credit is zero.
• 65%, the Performance Credit is 65%.
• 90%, the Performance Credit is 80%. If instead, the 3-year Term were uncapped the Performance Credit would be 90%.
Index Performance Strategy – 3-year Term (available to Contracts issued on or after April 30, 2021)	Performance Credit is equal to the negative Index Return in excess of the Buffer.
Assume the Buffer for the 3-year Term is 10%. If the Index Return for the Term is…• -19%, the Performance Credit is -9%.
• -24%, the Performance Credit is -14%.	Performance Credit is equal to the Index Return multiplied by the Participation Rate, up to any Cap set on the Term Start Date
Assume the Participation Rate is 100% and the Cap is 80%. If the Index Return for the Term is…• 0%, the Performance Credit is zero.
• 65%, the Performance Credit is 65%.
• 90%, the Performance Credit is 80%.
If instead, the Participation Rate is 110% and the 3-year Term were uncapped, then if the Index Return for the Term is…• 0%, the Performance Credit is zero.
• 65%, the Performance Credit is 71.5%.
• 90%, the Performance Credit is 99%.
Index Performance Strategy – 6-year Term (available to Contracts issued on or after April 30, 2021)	Performance Credit is equal to the negative Index Return in excess of the Buffer.
Assume the Buffer for the 6-year Term is 10%. If the Index Return for the Term is…• -19%, the Performance Credit is -9%.
• -24%, the Performance Credit is -14%.	Performance Credit is equal to the Index Return multiplied by the Participation Rate, up to any Cap set on the Term Start Date
Assume the Participation Rate is 100% and the Cap is 95%. If the Index Return for the Term is…• 0%, the Performance Credit is zero.
• 65%, the Performance Credit is 65%.
• 90%, the Performance Credit is 90%.
If instead, the Participation Rate is 110% and the 6-year Term were uncapped, then if the Index Return for the Term is…• 0%, the Performance Credit is zero.
• 65%, the Performance Credit is 71.5%.
• 90%, the Performance Credit is 99%.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

Daily Adjustment for the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy
We designed the Daily Adjustment to provide an Index Option Value during the Term on days other than the Term Start Date or the Term End Date. The Daily Adjustment can affect the amounts available for withdrawal, annuitization, payment of the death benefit, and the Contract Value used to determine the Charge Base and contract maintenance charge. It is discussed in the Summary - What is the Daily Adjustment?; and in Risk Factors – Risk of Negative Returns. The Daily Adjustment formula is described in Appendix B and in Exhibit 99(b) of the Form S-1 Registration Statement filed with the SEC, of which this prospectus is a part. This information is incorporated by reference into this prospectus. You can obtain a copy of Exhibit 99(b) by calling (800) 624-0197, or visiting our website at www.allianzlife.com.
Performance Locks
We must receive a manual Performance Lock request in Good Order before the end of the current Business Day to lock an Index Option with the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy on that day. Otherwise the Lock Date will occur on the next Business Day that your request is in Good Order. We do not allow Performance Locks to occur on Term End Dates. For requests submitted in writing, we do not consider the request to be received until it arrives at our Service Center.
You (or your Financial Professional, if authorized) can request an automatic Performance Lock based on targets you set only through your account on our website. When you establish your account you must provide us with an email address. You can set upper and/or lower targets for each of these Index Options each Term. Setting a target close to the current Index Option Value return may cause a Performance Lock to occur very quickly. You can change or cancel targets at any time before we execute a Performance Lock. Each Index Option’s targets automatically expire on the earlier of the Lock Date, or the last Business Day before the Term End Date. You can also “over-ride” a target by requesting a manual Performance Lock before the target is reached. We determine if a target is reached using the Index Option Values determined at the end of the prior Business Day using the prior day’s Daily Adjustment. We then execute the Performance Lock using the Daily Adjustment determined at the close of business on the Lock Date. By setting targets you are authorizing us to automatically execute a Performance Lock at the end of the Business Day on the Lock Date upon which the target is reached, unless you cancel the lock. We will send an email notice once the Daily Adjustment for an Index Option reaches a target. To cancel an automatic Performance Lock after a target is reached, we must receive your request in Good Order before the end of the Business Day on the Lock Date.
For example, assume the Cap for the Index Performance Strategy 1-year Term with the S&P 500® Index is 10.25% and you set a target of 9.50%. On a Tuesday, your Daily Adjustment determined at the end of the Business Day is 9.63%. We will send you an email notice and assuming Wednesday is a Business Day, we will execute the Performance Lock on Wednesday (which will be your Lock Date) using the Daily Adjustment determined at the close of business. If Wednesday is a non-Business Day, your Lock Date would instead be Thursday (assuming it is a Business Day). Note that the Daily Adjustment on the Lock Date could be greater or less than your target of 9.50%, or Tuesday’s Daily Adjustment of 9.63%.
A Performance Lock can be executed once each Term for each of these Index Options. A Performance Lock applies to the total Index Option Value in an Index Option, and not just a portion of that Index Option Value. We use the Daily Adjustment calculated at the end of the current Business Day on the Lock Date to determine your locked Index Option Value. This “locked” Index Option Value may be more or less than the “unlocked” Index Option Value that is available for your review on the Lock Date because the unlocked Index Option Value was determined at the end of the prior Business Day. After the Lock Date, the Index Option Value stays in the locked Index Option for the remainder of the Term, Daily Adjustments do not apply for the remainder of the Term and the locked Index Option Value will not receive a Performance Credit on the Term End Date. However, a locked Index Option Value can decrease if you take a partial withdrawal or when we deduct Contract expenses. On the next Index Anniversary that occurs on or immediately after the Lock Date, all locked Index Options will be unlocked, we will transfer the locked Index Option Value according to your instructions, and Daily Adjustments will again apply for the new Term. If you do not provide us with transfer instructions, the Index Option Value will remain in the same Index Option with a new Term Start Date. Performance Locks are not available for any Index Option with the Index Protection Strategy.
A Performance Lock can help eliminate doubt about future Index performance and possibly limit the impact of a negative Performance Credit you would otherwise receive. A Performance Lock can also allow you to transfer assets out of a 3-year or 6-year Term Index Option before the Term End Date if you execute it on or before the second Index Anniversary of a 3-year Term, or on or before the fifth Index Anniversary of a 6-year Term. The disadvantage of executing a Performance

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

Lock is that the relevant Index Value could increase by the Term End Date, and you will not participate in that increase. In addition, if you execute a Performance Lock, you may receive less than the full protection of the Buffer or Floor, than you would have received if you waited for us to apply the Performance Credit on the Term End Date.
Optional Reallocation Program for the 1-year Term Index Options
Index Option performance may cause the percentage of total Index Option Value in each 1-year Term Index Option to change. Reallocating can help you maintain your selected 1-year Term Index Option allocation percentages. You can direct us to automatically reallocate your 1-year Term Index Option Values on each Term End Date (or on the next Business Day if the Term End Date is a non-Business Day) according to your instructions. We must receive your reallocation instructions in Good Order at our Service Center before the end of the Business Day we reallocate. We reserve the right to discontinue or modify the optional reallocation program at any time and for any reason. To end this program, we must receive your request at our Service Center before the end of the last Business Day immediately before the Term End Date.
You cannot participate in the Optional Reallocation Program if you select a 3-year or 6-year Term Index Option. If you are participating in this program and select a 3-year or 6-year Term Index Option, on the Term Start Date your participation in this program ends and we will not reallocate your 1-year Term Index Option Values.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

6.  Expenses
Contract fees and expenses reduce your investment return and are described here in detail. We set the Contract fees and expenses on the Issue Date and they cannot change.
Annual Contract Fees: Product and Rider Fees
The product fee compensates us for providing all your Contract’s benefits, including our contractual obligation to make Annuity Payments and certain Contract and distribution expenses. The product fee also compensates us for assuming the expense risk that the current fee is less than future Contract administration costs as well as the cost of providing certain features under the Contract. The rider fee compensates us for the benefit provided by the Maximum Anniversary Value Death Benefit, including the benefit’s Guaranteed Death Benefit Value. If the product and rider fees cover these costs and risks, any excess is profit to us. We anticipate making such a profit.
Annual Contract Fees (as a percentage of the Charge Base)
Product Fee(1)	1.25%
Rider Fee for the optional Maximum Anniversary Value Death Benefit(2)	0.20%
Total Contract Fees for Contracts with the optional Maximum Anniversary Value Death Benefit	1.45%
(1)	Upon the death of the Owner, we continue to assess this product fee under death benefit payment Option B, and with optional payments under death benefit payment Option C, as noted in section 9, Death Benefit.
(2)	We no longer assess the 0.20% rider fee for the Maximum Anniversary Value Death Benefit once we receive either the first Valid Claim from any one Beneficiary, or due proof of a Determining Life’s death if you and the Determining Life are different individuals and the Determining Life predeceases you.
The product and rider fees are annualized rates that we calculate and accrue on a daily basis as a percentage of the Charge Base during the Accumulation Phase as follows.
Issue Date	Non-Quarterly Contract Anniversaries	Quarterly Contract Anniversaries*
• The Charge Base is equal to your initial Purchase Payment.• We begin calculating and accruing the daily product fee, and rider fee if applicable, on the day after the Issue Date.	• First we calculate and accrue the daily product and rider fees, using the Charge Base. If this is a non-Business Day we use the Charge Base from the end of the prior Business Day.• Then if this is a Business Day we increase/decrease the Charge Base as follows.
– If we receive an additional Purchase Payment, we increase the Charge Base by the amount we receive.
– If you take a partial withdrawal (including a Penalty-Free Withdrawal), or we withdraw Contract fees and expenses, we decrease the Charge Base by the percentage of Contract Value withdrawn.	• First we process all daily transactions and determine your Contract Value. Daily transactions include any gains/losses due to Variable Option performance or application of any Daily Adjustment (or Credit if this is also the Term End Date), any additional Purchase Payment, deductions for withdrawals (including any withdrawal charge), and Contract fees and expenses including deduction of the accrued daily product and rider fees for the prior quarter.
– We deduct the accrued product and rider fees for the prior quarter on a dollar for dollar basis from the Contract Value, and proportionately from each Allocation Option.• Then we set the Charge Base equal to this Contract Value and we calculate and accrue the next quarter’s daily product and rider fees using the newly set Charge Base.* Or the next Business Day if the Quarterly Contract Anniversary is a non-Business Day.
Example: Contract Value is $125,000; Charge Base is $127,000; a $10,000 partial withdrawal (including any withdrawal charge) would decrease the Charge Base by $10,160. [($10,000 ÷ $125,000) x $127,000]
Any increase/decrease to the Charge Base will increase/decrease the daily product and rider fees we calculate and accrue on the next day.
Examples of how we calculate the product and rider fees are included in Appendix E.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

We do not treat the deduction of the accrued product and rider fees as a withdrawal when computing your Guaranteed Death Benefit Value (see section 9). However, if you select the Maximum Anniversary Value Death Benefit we deduct all Contract fees and expenses on the Index Anniversary (including the accrued product and rider fees if this is also a Quarterly Contract Anniversary) before we capture any annual investment gains in the Maximum Anniversary Value.
Deduction of the final product and rider fees
•	If you take a full withdrawal of the total Contract Value, we deduct the final accrued product and rider fees before processing the withdrawal.
•	If you annuitize the Contract, we deduct the final accrued product and rider fees before calculating Annuity Payments.
•	Upon the death of an Owner (or Annuitant if the Owner is a non-individual), we deduct the final accrued rider fee before calculating the death benefit, and we deduct the final accrued product fee before calculating the death benefit if death benefit payment Option A or Annuity Payments under death benefit payment Option C is selected.

If on a Quarterly Contract Anniversary (or the next Business Day if the Quarterly Contract Anniversary is a non-Business Day) the Contract Value is less than the accrued product and rider fees, we deduct your total remaining Contract Value to cover the accrued product and rider fees and reduce your Contract Value to zero. If the deduction of the accrued product and rider fees reduces your Contract Value to zero and your selected death benefit has ended, we treat this as a full withdrawal and your Contract ends.
Contract Maintenance Charge
Your annual contract maintenance charge is $50. This charge is for Contract administration and maintenance expenses. We waive this charge as follows:
•	During the Accumulation Phase, if the total Contract Value for all Allianz Index Advantage® Contracts you own is at least $100,000 at the end of the last Business Day before the Contract Anniversary, or if the Contract Value for this single Allianz Index Advantage® Contract is at least $100,000 on the Contract Anniversary. We determine the total Contract Value for all individually owned Allianz Index Advantage® Contracts by using the Owner’s social security number, and for non-individually owned Allianz Index Advantage® Contracts we use the Annuitant’s social security number.
•	During the Annuity Phase if the total Contract Value for all Allianz Index Advantage® Contracts on the last Business Day before the Annuity Date is at least $100,000.
•	When paying death benefits.
During the Accumulation Phase, we deduct the contract maintenance charge:
•	on a dollar for dollar basis from the Contract Value on the Contract Anniversary (or the next Business Day if the Contract Anniversary is a non-Business Day), and
•	we deduct it proportionately from each Allocation Option.
If you take a full withdrawal from your Contract (other than on a Contract Anniversary), we deduct the full contract maintenance charge. We do not treat the deduction of the contract maintenance charge as a withdrawal when computing Guaranteed Death Benefit Value. During the Annuity Phase, we deduct the contract maintenance charge proportionately from each Annuity Payment.
Withdrawal Charge
You can take withdrawals during the Accumulation Phase. A withdrawal charge applies if any part of a withdrawal comes from a Purchase Payment that is still within the withdrawal charge period. We assess the withdrawal charge against the Withdrawal Charge Basis, which is equal to total Purchase Payments, less any Purchase Payments withdrawn (excluding any Penalty-Free Withdrawals), and less any applicable withdrawal charge. We do not reduce the Withdrawal Charge Basis for any amounts we deduct to pay other Contract expenses.
We do not assess a withdrawal charge on Penalty-Free Withdrawals or amounts we deduct to pay Contract expenses, other than the withdrawal charge. However, any amounts used to pay a withdrawal charge are subject to a withdrawal charge. Amounts withdrawn to pay investment adviser fees are subject to a withdrawal charge if they exceed the free withdrawal privilege.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

Calculating a Withdrawal Charge		Example
For purposes of calculating any withdrawal charge, we withdraw Purchase Payments on a “first-in-first-out” (FIFO) basis and we process withdrawal requests as follows.		You make an initial Purchase Payment of $30,000 and make another Purchase Payment in the first month of the second Contract Year of $70,000. In the third month of the third Contract Year, your Contract Value is $110,000 and you request a $52,000 withdrawal. We withdraw money and compute the withdrawal charge as follows.
1. First we withdraw from Purchase Payments that we have had for six or more complete years, which is your Contract’s withdrawal charge period. This withdrawal is not subject to a withdrawal charge and it reduces the Withdrawal Charge Basis.		1. Purchase Payments beyond the withdrawal charge period. All payments are still within the withdrawal charge period, so this does not apply.
2. Then, if this is a partial withdrawal, we withdraw from the free withdrawal privilege (see section 7, Access to Your Money – Free Withdrawal Privilege). This withdrawal is not subject to a withdrawal charge and it does not reduce the Withdrawal Charge Basis.		2. Amounts available under the free withdrawal privilege. You did not take any other withdrawals this year, so you can withdraw up to 10% of your total payments (or $10,000) without incurring a withdrawal charge.
3.  Next, on a FIFO basis, we withdraw from Purchase Payments within your Contract’s withdrawal charge period and assess a withdrawal charge. Withdrawing payments on a FIFO basis may help reduce the total withdrawal charge because the charge declines over time. We determine your total withdrawal charge by multiplying each payment by its applicable withdrawal charge percentage and then totaling the charges. This withdrawal reduces the Withdrawal Charge Basis.
The withdrawal charge as a percentage of each Purchase Payment withdrawn is as follows.	3. Purchase Payments within the withdrawal charge period on a FIFO basis. The total amount we withdraw from the first Purchase Payment is $30,000, which is subject to a 7% withdrawal charge, and you receive $27,900. We determine this amount as follows:
(amount withdrawn) x (1 – withdrawal charge) = the amount you receive, or:
$30,000 x 0.93 = $27,900
Next we withdraw from the second Purchase Payment.
So far, you received $37,900 ($10,000 under the free withdrawal privilege and $27,900 from the first Purchase Payment), so we withdraw $14,100 from the second Purchase Payment to equal the $52,000 you requested. The second Purchase Payment is subject to an 8% withdrawal charge. We calculate the total amount withdrawn and its withdrawal charge as follows:
(the amount you receive) ÷ (1 – withdrawal charge) = amount withdrawn, or:
$14,100 ÷ 0.92 = $15,326.
Number of Complete Years Since Purchase Payment	Withdrawal Charge Amount
0 1 2 3 4 5 6 years or more	8.5% 8% 7% 6% 5% 4% 0%
4. Finally we withdraw any Contract earnings. This withdrawal is not subject to a withdrawal charge and it does not reduce the Withdrawal Charge Basis.	4. Contract earnings. We already withdrew your requested amount, so this does not apply.
In total we withdrew $55,326 from your Contract, of which you received $52,000 and paid a withdrawal charge of $3,326.
Upon a full withdrawal, we first deduct any applicable product fee, rider fee, and contract maintenance charge before we calculate the withdrawal charge. We deduct any applicable withdrawal charge from the total Contract Value and send you the remaining amount. For a partial withdrawal we deduct the amount you request, plus any applicable withdrawal charge

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

from the total Contract Value. We apply the withdrawal charge to this total amount and we pay you the amount you requested. We deduct any partial withdrawal (including any withdrawal charge) proportionately from each Allocation Option unless you provide us with alternate instructions. If a partial withdrawal occurs on a day that we also assess the product fee, rider fee, and/or contract maintenance charge, we assess these charges in this order after we deduct the withdrawal and any applicable withdrawal charge from the Contract Value.
The withdrawal charge compensates us for expenses associated with selling the Contract.
Reduction or Elimination of the Withdrawal Charge
We may reduce or eliminate the withdrawal charge when the Contract is sold under circumstances that reduce its sales expenses. We will implement this withdrawal charge reduction or elimination in a nondiscriminatory manner. For example, if a large group of individuals purchases Contracts or if a prospective purchaser already has a relationship with us. We may choose not to deduct a withdrawal charge under a Contract issued to an officer, director, or employee of Allianz Life or any of its affiliates. Also, we may reduce or eliminate the withdrawal charge when a Contract is sold by a Financial Professional appointed with Allianz Life to any members of his or her immediate family and the Financial Professional waives their commission. We must pre-approve any withdrawal charge reduction or elimination.
• We do not reduce the Withdrawal Charge Basis for Penalty-Free Withdrawals or the deduction of Contract expenses other than the withdrawal charge. This means that upon a full withdrawal, if your Contract Value is less than your remaining Purchase Payments that are still subject to a withdrawal charge we will assess a withdrawal charge on more than the amount withdrawn. This can occur because your Contract Value was reduced for:
– prior Penalty-Free Withdrawals,
– deductions of Contract expenses other than the withdrawal charge, and/or
– poor performance.
This also means that upon a full withdrawal you may not receive any money.
• Withdrawals may also be subject to ordinary income taxes, and a 10% additional federal tax if you are under age 59 1⁄2, and the amount of Contract Value available for withdrawal may be affected by the Daily Adjustment (which can be negative).
• For tax purposes in most instances, withdrawals from Non-Qualified Contracts are considered to come from earnings first, not Purchase Payments.
Transfer Fee
The first twelve transfers between Variable Options every Contract Year are free. After that, we deduct a $25 transfer fee for each additional transfer. We count all transfers made in the same Business Day as one transfer. We do not count transfers between the Variable Options and Index Options or reallocation of Index Option Value among the Index Options against the free transfers we allow and these transfers are not subject to a transfer fee. The transfer fee continues to apply under death benefit payment Option B, and with optional payments under death benefit payment Option C as noted in section 9, Death Benefit.
We deduct the transfer fee on a dollar for dollar basis from the amount of Variable Account Value being transferred before allocating the remaining Variable Account Value to your selected Variable Options. We do not treat the deduction of the transfer fee as a withdrawal when computing total Purchase Payments adjusted for withdrawals under the Traditional Death Benefit.
Premium Tax
Premium tax is based on your state of residence at the time you make each Purchase Payment. In states that assess a premium tax, we do not currently deduct it from the Contract, although we reserve the right to do so in the future. Premium tax normally ranges from 0% to 3.5% of the Purchase Payment, depending on the state or governmental entity.
Income Tax
Currently, we do not deduct any Contract related income tax we incur, although we reserve the right to do so in the future.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

Variable Option Expenses
The Variable Options' assets are subject to operating expenses (including management fees). These expenses are described in the Fee Tables and in the Variable Options' prospectuses. These expenses reduce the Variable Options' performance and, therefore, negatively affect your Contract Value and any payments based on Contract Value. The Variable Options’ provided us with the expense information in this prospectus and we did not independently verify it.

7.  Access to Your Money
Your Contract Value is available under the following circumstances:
•	by taking a withdrawal;
•	by taking required minimum distributions (Qualified Contracts only) as discussed in “Minimum Distribution Program and Required Minimum Distribution (RMD) Payments” later in this section;
•	by taking Annuity Payments; or
•	when we pay a death benefit.
You can take withdrawals during the Accumulation Phase. We process withdrawal requests based on values next determined after receipt of the request in Good Order at our Service Center. Values are normally determined at the end of each Business Day. We process any withdrawal request received at or after the end of the current Business Day using values determined on the next Business Day.
Any partial withdrawal must be for at least $100.* The Contract Value after a partial withdrawal must be at least $2,000.* We reserve the right to treat a partial withdrawal that reduces the Contract Value below this minimum as a full withdrawal.
*	Does not apply to required minimum distributions.
We deduct any partial withdrawal (including any withdrawal charge) proportionately from each Allocation Option unless you provide us with alternate instructions.
When you take a full withdrawal, we process your request on the Business Day we receive it in Good Order at our Service Center as follows:
•	total Contract Value,
•	less any final product fee, final rider fee and final contract maintenance charge, and
•	less any withdrawal charge.
See the Fee Tables and section 6, Expenses for a discussion of the Contract fees and expenses.
We pay withdrawals promptly, but in no event later than seven days after receipt of your request in Good Order at our Service Center, unless the suspension of payments or transfers provision is in effect (see the discussion later in this section).
• Withdrawals may be subject to a withdrawal charge, state and federal taxation, and a 10% additional federal tax if you are under age 59 1⁄2, and the amount of Contract Value available for withdrawal may be affected by the Daily Adjustment (which can be negative).
• Joint Owners: We send once check payable to both Joint Owners. For Contracts issued before August 24, 2015, or if the Contract has a number starting with DAZ, we tax both Joint Owner's based on the age of the older Joint Owner. For Contracts issued on or after August 24, 2015 that have a number starting with AV, we tax each Joint Owner individually. Taxing each Joint Owner individually can create a discrepancy in taxation if only one Joint Owner is under age 59 1⁄2 because that Joint Owner will be subject to the 10% additional federal tax.
• We may be required to provide information about you or your Contract to government regulators. We may also be required to stop Contract disbursements and thereby refuse any transfer requests, and refuse to pay any withdrawals, surrenders, or death benefits until we receive instructions from the appropriate regulator. If, pursuant to SEC rules, the AZL Government Money Market Fund suspends payment of redemption proceeds in connection with a fund liquidation, we will delay payment of any transfer, partial withdrawal, surrender, or death benefit from the AZL Government Money Market Fund subaccount until the fund is liquidated.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

Free Withdrawal Privilege
Each Contract Year, you can withdraw up to 10% of your total Purchase Payments without incurring a withdrawal charge (the free withdrawal privilege). Any unused free withdrawal privilege in one Contract Year is not added to the amount available next year. Purchase Payment withdrawals that are outside the six year withdrawal charge period are not subject to a withdrawal charge and do not reduce your free withdrawal privilege. Required minimum distribution payments are not subject to a withdrawal charge, but do reduce your free withdrawal privilege.
The free withdrawal privilege is not available upon a full withdrawal.
Systematic Withdrawal Program
The systematic withdrawal program can provide automatic withdrawal payments to you. You can request to receive these withdrawal payments monthly, quarterly, semi-annually or annually. However, if your Contract Value is less than $25,000, we only make annual payments. The minimum amount you can withdraw under this program is $100 and there is no maximum. During the withdrawal charge period (if applicable), systematic withdrawals in excess of the free withdrawal privilege are subject to a withdrawal charge. We make systematic withdrawals on the ninth of the month, or the next Business Day if the ninth is a non-Business Day. We must receive your systematic withdrawal program form instructions in Good Order at our Service Center before the end of the Business Day before we process these withdrawals, or your program does not begin until the next month. This program ends at your request or when you withdraw your total Contract Value. However, we reserve the right to discontinue or modify the systematic withdrawal program at any time and for any reason.
• Ordinary income taxes and tax penalties may apply to systematic withdrawals.
• The systematic withdrawal program is not available while you are receiving required minimum distribution payments.
Minimum Distribution Program and Required Minimum Distribution (RMD) Payments
If you own an IRA or SEP IRA Contract, you can participate in the minimum distribution program during the Accumulation Phase. If you have an Inherited IRA Contract we generally require you to participate in the minimum distribution program when you purchase this Contract. Under this program, we make payments to you designed to meet the applicable minimum distribution requirements imposed by the Code for this Qualified Contract. RMD payments are not subject to a withdrawal charge, but they reduce the free withdrawal privilege amount during the Contract Year. We can make payments to you on a monthly, quarterly, semi-annually or annually. However, if your Contract Value is less than $25,000, we only make annual payments. You cannot aggregate RMD payments between this Contract and other qualified contracts that you own. We make RMD payments on the ninth of the month, or the next Business Day if the ninth is a non-Business Day. We must receive your program form instructions in Good Order at our Service Center before the end of the Business Day before we process these payments, or your program does not begin until the next month.
• You should consult a tax adviser before purchasing a Qualified Contract that is subject to RMD payments.
• The minimum distribution program is not available while you are receiving systematic withdrawals.
Waiver of Withdrawal Charge Benefit
After the first Contract Year, if any Owner becomes confined to a nursing home for a period of at least 90 consecutive days and a physician certifies that continued confinement is necessary, you can take withdrawals and we waive the withdrawal charge. This waiver is not available if any Owner was confined to a nursing home on the Issue Date. We base this benefit on the Annuitant for non-individually owned Contracts. We must receive proof of confinement in Good Order for each withdrawal before we waive the withdrawal charge.
Suspension of Payments or Transfers
We may be required to suspend or postpone transfers or payments for withdrawals for more than seven days after receipt of your request in Good Order at our Service Center, for any period when:
•	the New York Stock Exchange is closed (other than customary weekend and holiday closings);
•	trading on the New York Stock Exchange is restricted;
•	an emergency (as determined by the SEC) exists as a result of which disposal of the Variable Option shares is not reasonably practicable or we cannot reasonably value the Variable Option shares; or

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

•	during any other period when the SEC, by order, so permits for the protection of Owners.

8.  The Annuity Phase
Prior to annuitization, you can surrender your Contract and receive your total Contract Value (less the final product fee, and any applicable final rider fee, contract maintenance charge, and withdrawal charge). If you surrender your Contract on any day other than a Term Start Date or Term End Date and you have Contract Value in the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy, we apply the Daily Adjustment to these Index Option Values before we deduct the final Contract fees and expenses.
Annuity Payments offer a guaranteed lifetime income stream with certain tax advantages and are designed for Owners who no longer need immediate access to Contract Value to meet their short-term income needs.
You can apply your Contract Value to regular periodic fixed Annuity Payments. The Payee receives the Annuity Payments. You receive tax reporting on the payments, whether or not you are the Payee. We may require proof of the Annuitant(s)’ age before we make any life contingent Annuity Payment. If you misstate the Annuitant(s)’ age or gender, we recalculate the Annuity Payments based on the correct age or gender.
Calculating Your Annuity Payments
We base Annuity Payments upon the following:
•	The Contract Value less the final product fee, and rider fee (if applicable) on the Annuity Date.
•	The age of the Annuitant and any joint Annuitant on the Annuity Date.
•	The gender of the Annuitant and any joint Annuitant where permitted.
•	The Annuity Option you select.
•	Your Contract’s interest rate (or current rates, if higher) and mortality table.
If the Annuity Date is not a Term End Date, Contract Value reflects the Daily Adjustment if you selected the Index Precision Strategy, Index Performance Strategy, or Index Guard Strategy. We guarantee the dollar amount of Annuity Payments and this amount remains fixed and does not change during the entire annuity payout option period that you selected, except as provided under Annuity Option 3. The contract maintenance charge is deducted proportionately from each Annuity Payment, unless your Contract Value on the last Business Day before the Annuity Date is at least $100,000.
Annuity Payment Options
You can choose one of the Annuity Options described below or any other payment option to which we agree. After Annuity Payments begin, you cannot change the Annuity Option.
Option 1. Life Annuity. We make Annuity Payments during the life of the Annuitant, and the last payment is the one that is due before the Annuitant’s death. If the Annuitant dies shortly after the Annuity Date, the Payee may receive less than your investment in the Contract.
Option 2. Life Annuity with Payments Over 5, 10, 15 or 20 Years Guaranteed. We make Annuity Payments during the life of the Annuitant, with payments for a minimum guaranteed period that you select.
Option 3. Joint and Last Survivor Annuity. We make Annuity Payments during the lifetimes of the Annuitant and the joint Annuitant. Upon the death of one Annuitant, Annuity Payments to the Payee continue during the lifetime of the surviving joint Annuitant, at a level of 100%, 75% or 50% selected by the Owner when he or she chose this Annuity Payment option. If both Annuitants die shortly after the Annuity Date, the Payee may receive less than your investment in the Contract.
Option 4. Joint and Last Survivor Annuity with Payments Over 5, 10, 15 or 20 Years Guaranteed. We make Annuity Payments during the lifetimes of the Annuitant and the joint Annuitant, with payments for a minimum guaranteed period that you select.
Option 5. Refund Life Annuity. We make Annuity Payments during the lifetime of the Annuitant, and the last payment is the one that is due before the Annuitant’s death. After the Annuitant’s death, the Payee may receive a lump sum refund. The amount of the refund equals the amount applied to this Annuity Option minus the total paid under this option.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

Under Annuity Options 1, 3 and 5, if all Annuitants die on or after the Annuity Date and before we send the first Annuity Payment, we will cancel Annuity Payments and upon receipt of a Valid Claim we will pay the Contract Value determined on the Annuity Date to surviving individual Owner, or the Beneficiary(s) if there is no surviving Owner. If the Owner is a non-individual, we pay the Owner.
After the Annuitant’s death under Annuity Option 2, or the last surviving joint Annuitant's death under Annuity Option 4, we make Annuity Payments during the remaining guaranteed period in the following order based on who is still alive: the Payee, any surviving original Owner, the last surviving Owner’s Beneficiaries, or to the last surviving Owner’s estate if there are no remaining or named Beneficiaries.
Annuity Payments are usually lower if you select an Annuity Option that requires us to make more frequent Annuity Payments or to make payments over a longer period of time. If you choose life contingent Annuity Payments, payout rates for a younger Annuitant are lower than the payout rates for an older Annuitant and payout rates for life with a guaranteed period are typically lower than life only payments. Monthly payout rates are lower than annual payout rates, payout rates for a 20-year guaranteed period are less than payout rates for a 10-year guaranteed period, and payout rates for a 50-year-old Annuitant are less than payout rates for a 70-year-old Annuitant.
If you do not choose an Annuity Option before the Annuity Date, we make Annuity Payments to the Payee under Annuity Option 2 with ten years of guaranteed monthly payments.
When Annuity Payments Begin
Annuity Payments begin on the Annuity Date. Your scheduled Annuity Date is the first day of the calendar month following the later of: a) the Annuitant’s 90th birthday, or b) the tenth Contract Anniversary and is stated in your Contract. An earlier Annuity Date or a withdrawal may be required to satisfy minimum required distribution rules under certain Qualified Contracts. You can make an authorized request for a different, earlier or later Annuity Date after the Issue Date, but any such request is subject to applicable law and our approval. An earlier or later Annuity Date may not be available to you depending on the Financial Professional you purchase your Contract through and your state of residence. Your Annuity Date must be at least two years after the Issue Date.
If on the Annuity Date (which may occur as early as age 90 or as late as age 100) your Contract Value is greater than zero, you must annuitize the Contract. We notify you of your available options in writing 60 days in advance, including the option to extend your Annuity Date if available. If on your Annuity Date you have not selected an Annuity Option, we make payments under Annuity Option 2 with ten years of guaranteed monthly payments. Upon annuitization you no longer have Contract Value or a death benefit, and you cannot receive any other periodic withdrawals or payments other than Annuity Payments.

9.  Death Benefit
“You” in this section refers to the Owner, or the Annuitant if the Contract is owned by a non-individual.
The Contract provides the Traditional Death Benefit. If available, you can instead select the Maximum Anniversary Value Death Benefit at Contract issue for an additional rider fee if all Owners and the Annuitant are age 75 or younger. The Maximum Anniversary Value Death Benefit can only be added to a Contract at issue. The Maximum Anniversary Value Death Benefit cannot be less than the Traditional Death Benefit, but they may be equal. Please discuss this benefit’s appropriateness with your Financial Professional.
The death benefit is only available during the Accumulation Phase. If you or the Determining Life (Lives) die during the Accumulation Phase, we process the death benefit using prices determined after we receive the required information, which is either a Valid Claim or due proof of death as stated here. (For information on due proof of death see the Glossary – Valid Claim). If we receive this information at or after the end of the current Business Day, we use the next Business Day’s prices.
If there are multiple Beneficiaries, each Beneficiary receives the portion of the death benefit he or she is entitled to when we receive his or her Valid Claim. If a Beneficiary dies before you or the Designated Life, that Beneficiary’s interest in this Contract ends unless your Beneficiary designation specifies otherwise. If there are no remaining Beneficiaries, or no named Beneficiaries, we pay the death benefit to your estate, or if the Owner is a non-individual, to the Owner. Unless you instruct us to pay Beneficiaries a specific percentage of the death benefit, each Beneficiary receives an equal share.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

Each Beneficiary’s portion of the death benefit remains in the Allocation Options based on the allocation instructions that were in effect on the date of death until we receive his or her Valid Claim and we either pay the claim or the Beneficiary provides alternate allocation instructions. If there is Variable Account Value in the AZL Government Money Market Fund on the date of death, it remains there until the earlier of the next Index Anniversary, or the date we receive a Valid Claim. If an Index Anniversary occurs before we receive a Valid Claim, we will transfer that Beneficiary’s portion of the Variable Account Value to the Allocation Options based on the allocation instructions that were in effect on the date of death.
From the time we determine the death benefit until we make a complete distribution, any amount in the Allocation Options continues to be subject to investment risk that is borne by the recipient(s). Once we receive notification of death, we may no longer accept or process transfer requests. After we receive the first Valid Claim from any Beneficiary we also will not accept additional Purchase Payments or allow any partial or full withdrawals unless the withdrawal is required to comply with federal tax law.
On the first death of a Determining Life during the Accumulation Phase, if your selected death benefit is in effect your Beneficiary(s) will receive the greater of the Contract Value or Guaranteed Death Benefit Value. The Guaranteed Death Benefit Value is either:
•	total Purchase Payments adjusted for withdrawals if you select the Traditional Death Benefit, or
•	the Maximum Anniversary Value if you select the Maximum Anniversary Value Death Benefit.
If the date we are determining the death benefit is not the Term End Date and you selected the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy, the Contract Value reflects the Daily Adjustment. Withdrawals reduce your Guaranteed Death Benefit Value by the percentage of Contract Value withdrawn, determined at the end of each Business Day. Withdrawals include all withdrawals (even Penalty-Free Withdrawals) and any withdrawal charges, but not amounts we withdraw for other Contract fees and expenses.
Maximum Anniversary Value
The Maximum Anniversary Value is initially equal to the Purchase Payment received on the Issue Date. At the end of each Business Day, we adjust the Maximum Anniversary Value as follows.
•	We increase it by the amount of any additional Purchase Payments.
•	We reduce it by the percentage of any Contract Value withdrawn.
If the Index Effective Date occurs after the Issue Date, the Maximum Anniversary Value on the Index Effective Date is calculated in the same way as on an Index Anniversary.
On each Index Anniversary before the end date (or on the next Business Day if the Index Anniversary is not on a Business Day) the Maximum Anniversary Value is equal to the greater of:
•	its current value after processing any additional Purchase Payments or withdrawals, or
•	the Contract Value determined at the end of the Business Day after we process all daily transactions including Credits, any additional Purchase Payments or withdrawals, and amounts we withdraw for Contract expenses. Contract Value reflects the Daily Adjustment if you select a 3-year or 6-year Term Index Option and this anniversary is not a Term End Date.
On and after the end date, we no longer make this comparison and we no longer capture any annual investment gains in the Maximum Anniversary Value.
The end date occurs on the earliest of:
•	the older Determining Life’s 91st birthday, or
•	the end of the Business Day we receive the first Valid Claim from any one Beneficiary.
What Happens Upon Death?
If you are the Determining Life, or if you and the Determining Life (Lives) are different individuals and die simultaneously as defined by applicable state law or regulation, we determine the Guaranteed Death Benefit Value at the end of the Business Day we receive a Valid Claim. For multiple Beneficiaries, each surviving Beneficiary receives the greater of their portion of the:
•	Guaranteed Death Benefit Value determined at the end of the Business Day we receive the first Valid Claim from any one Beneficiary, or

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

•	Contract Value determined at the end of the Business Day during which we receive his or her Valid Claim.
If you and the Determining Life (Lives) are different individuals and do not die simultaneously as defined by applicable state law or regulation, the death benefit is as follows. This can only occur if you change the Owner after the Issue Date.
•	If a Determining Life dies before you, we do not pay a death benefit to the Beneficiary(s) but we may increase the Contract Value if the Traditional Death Benefit or Maximum Anniversary Value Death Benefit are still in effect. At the end of the Business Day we receive due proof of a Determining Life’s death we increase the Contract Value to equal the Guaranteed Death Benefit Value if greater, and your selected death benefit ends. We allocate any Contract Value increase to the Allocation Options according to your Purchase Payment default instructions.
•	Upon your death your Beneficiary(s) receive the Contract Value determined at the end of the Business Day during which we receive each Beneficiary’s Valid Claim.
The Traditional Death Benefit and Maximum Anniversary Value Death Benefit end upon the earliest of the following.
•	The Business Day before the Annuity Date.
•	The Business Day that the Guaranteed Death Benefit Value and Contract Value are both zero.
•	Upon the death of a Determining Life, the end of the Business Day we receive a Valid Claim from all Beneficiaries if you and the Determining Life are the same individuals, or if you and the Determining Life (Lives) are different individuals and die simultaneously as defined by applicable state law or regulation.
•	Upon the death of a Determining Life, the end of the Business Day we receive due proof of the Determining Life’s death if you and the Determining Life (Lives) are different individuals and do not die simultaneously as defined by applicable state law or regulation.
•	Upon the death of an Owner (or Annuitant if the Owner is a non-individual), the end of the Business Day we receive the first Valid Claim from any one Beneficiary, if the Owner (or Annuitant) is no longer a Determining Life.
•	The Business Day the Contract ends.

We base the Guaranteed Death Benefit Value on the first death of a Determining Life (or Lives). This means that upon the death of an Owner (or Annuitant if the Owner is a non-individual), if a surviving spouse continues the Contract:
• the Guaranteed Death Benefit Value is no longer available, and
• if you selected the Maximum Anniversary Value Death Benefit, we no longer assess its 0.20% rider fee.
Also, if you and the Determining Life (Lives) are different individuals and you die first, the Guaranteed Death Benefit Value is not available to your Beneficiary(s).
Death of the Owner and/or Annuitant
The Appendix A to the Form N-4 SAI includes tables that are intended to help you better understand what happens upon the death of any Owner and/or Annuitant under the different portions of the Contract.
Death Benefit Payment Options During the Accumulation Phase
If you do not designate a death benefit payment option, a Beneficiary must select one of the options listed below.
If a Beneficiary requests a lump sum payment under Option A, we pay that Beneficiary within seven days of receipt of his or her Valid Claim, unless the suspension of payments or transfers provision is in effect. Payment of the death benefit may be delayed, pending receipt of any state forms.
Spousal Continuation: If the Beneficiary is the deceased Owner’s spouse, he or she can choose to continue the Contract with the portion of the death benefit the spouse is entitled to in his or her own name. For an IRA, Roth IRA, or SEP IRA Contract, spousal continuation can only occur if the surviving spouse is the Contract’s sole primary Beneficiary. For non-individually owned Contracts, spousal continuation is only available to Qualified Contracts through a direct rollover to an IRA. Spouses must qualify as such under federal law to continue the Contract. Individuals who have entered into a registered domestic partnership, civil union, or other similar relationship that is not considered to be a marriage under state law are also not considered to be married under federal law. An election by the spouse to continue the Contract must be made on the death claim form before we pay the death benefit. If the deceased Owner was a Determining Life and the surviving spouse Beneficiary continues the Contract, at the end of the Business Day we receive his or her Valid Claim we

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

increase the Contract Value to equal the Guaranteed Death Benefit Value if greater and available, and your selected death benefit ends. We allocate any Contract Value increase to the Allocation Options according to Purchase Payment default instructions. If the surviving spouse continues the Contract:
•	he or she becomes the new Owner and may exercise all of the Owner’s rights, including naming a new Beneficiary or Beneficiaries;
•	he or she is subject to any remaining withdrawal charge; and
•	upon the surviving spouse’s death their Beneficiary(s) receive the Contract Value determined at the end of the Business Day during which we receive a Valid Claim from each Beneficiary.
Death Benefit Payment Options
Option A: Lump sum payment of the death benefit.
Option B: Payment of the entire death benefit within five years of the date of any Owner’s death. The Beneficiary can continue to make transfers between Allocation Options and is subject to a transfer fee and the product fee.
Option C: If the Beneficiary is an individual, payment of the death benefit as Annuity Payments under Annuity Options 1, 2, or 5. With our written consent other options may be available for payment over a period not extending beyond the Beneficiary’s life expectancy under which the Beneficiary can continue to make transfers between Allocation Options and is subject to a transfer fee and the product fee. Option C may not be available on a Qualified Contract.
Distribution from Non-Qualified Contracts must begin within one year of the date of the Owner’s death. Any portion of the death benefit from Non-Qualified Contracts not applied to Annuity Payments within one year of the date of the Owner’s death must be distributed within five years of the date of death.
If a Non-Qualified Contract is owned by a non-individual, then we treat the death of an Annuitant as the death of an Owner for purposes of the Code’s distribution at death rules, which are set forth in Section 72(s) of the Code.
In all events, notwithstanding any provision to the contrary in the Contract or this prospectus, a Non-Qualified Contract is interpreted and administered in accordance with Section 72(s) of the Code.
Other rules may apply to Qualified Contracts, such as all distributions must be made to Beneficiaries by the end of the tenth year after the Owner's death, except for distributions made to certain eligible designated Beneficiaries.

10.  Taxes
This section provides a summary explanation of the tax ramifications of purchasing a Contract. More detailed information about product taxation is contained in the Statement of Additional Information, which is available by calling the toll-free telephone number at the back of this prospectus. We do not provide individual tax advice. You should contact your tax adviser to discuss this Contract’s effects on your personal tax situation.
Qualified and Non-Qualified Contracts
You can purchase either a Qualified Contract or a Non-Qualified Contract. A Qualified Contract is purchased pursuant to a specialized provision of the Code. For example, a Contract may be purchased pursuant to Section 408 of the Code as an IRA.
Qualified Contracts are subject to certain restrictions, including restrictions on the amount of annual contributions, restrictions on how much you can earn and still be able to contribute to a Qualified Contract, and specialized restrictions on withdrawals. Qualified Contracts must be purchased from earned income from the relevant year or years, or from a rollover or transfer from a qualified contract. An IRA to IRA indirect rollover can occur only once in any twelve-month period from all of the IRAs you currently own.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

Currently, we offer the following types of Qualified Contracts.
Type of Contract	Persons and Entities that can buy the Contract
IRA	Must have the same individual as Owner and Annuitant.
Roth IRA	Must have the same individual as Owner and Annuitant.
Simplified Employee Pension (SEP) IRA	Must have the same individual as Owner and Annuitant.
Certain Code Section 401 Plans	A qualified retirement plan is the Owner and the Annuitant must be an individual. We may determine which types of qualified retirement plans are eligible to purchase this Contract.
Inherited IRA and Inherited Roth IRA	Must have the same individual as Owner and Annuitant. The deceased owner of the previously held tax-qualified arrangement will also be listed in the titling of the Contract.
If you purchase a Qualified Contract, you already receive the benefit of tax deferral through the qualified plan, and so you should purchase this Contract for purposes other than tax deferral.
You can instead purchase a Non-Qualified Contract, which is not qualified pursuant to a specialized provision of the Code. There are no Code restrictions on annual contributions to a Non-Qualified Contract or how much you can earn and still contribute to a Contract.
Taxation of Annuity Contracts
The Contract has the following tax characteristics.
•	Taxes on earnings are deferred until you take money out. Non-Qualified Contracts owned by corporations or partnerships do not receive income tax deferral on earnings.
•	When you take money out of a Non-Qualified Contract, earnings are generally subject to federal income tax and applicable state income tax. All pre-tax money distributed from Qualified Contracts are subject to federal and state income tax, but qualified distributions from Roth IRA Contracts are not subject to federal income tax. This prospectus does not address specific state tax laws. You should discuss state taxation with your tax adviser.
•	Taxable distributions are subject to an ordinary income tax rate, rather than a capital gains rate.
•	Distributions from Non-Qualified Contracts are considered investment income for purposes of the Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may apply to some or all of the taxable portion of distributions (e.g. earnings) to individuals whose income exceeds certain threshold amounts ($200,000 for filing single, $250,000 for married filing jointly and $125,000 for married filing separately.) Please consult a tax adviser for more information.
•	If you take partial withdrawals from your Non-Qualified Contract, the withdrawals are generally taxed as though you were paid taxable earnings first, and then as a non-taxable return of Purchase Payments.
•	If you annuitize your Non-Qualified Contract and receive a stream of Annuity Payments, you receive the benefit of the exclusion ratio. The exclusion ratio is a calculation that causes a portion of each Annuity Payment to be non-taxable, based upon the percentage of your Contract Value that is from Purchase Payments. Purchase Payments are treated as a non-taxable return of principal, whereas earnings are taxable.
•	If you take partial withdrawals or annuitize a Qualified Contract, you will be responsible for determining what portion, if any, of the distribution consists of after-tax money.
•	If you take out earnings before age 59 1⁄2, you may be subject to a 10% additional federal tax, unless you take a lifetime annuitization of your Contract or you take money out in a stream of substantially equal payments over your expected life in accordance with the requirements of the Code. If the Contract is jointly owned, we send once check payable to both Joint Owners. For Contracts issued before August 24, 2015, or if the Contract has a number starting with DAZ, we tax both Joint Owner's based on the age of the older Joint Owner. For Contracts issued on or after August 24, 2015 that have a number starting with AV, we tax each Joint Owner individually. Taxing each Joint Owner individually can create a discrepancy in taxation if only one Joint Owner is under age 59 1⁄2 because that Joint Owner will be subject to the 10% additional federal tax.
•	A pledge, assignment, or ownership change of a Contract may be treated as a taxable event. You should discuss any pledge, assignment, or ownership change of a Contract with your tax adviser.
•	If you purchase multiple non-qualified deferred annuity contracts from an affiliated group of companies in one calendar year, these contracts are treated as one contract for purposes of determining the tax consequences of any distribution.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

•	Death benefit proceeds from Non-Qualified Contracts are taxable to the beneficiary as ordinary income to the extent of any earnings. Death benefit proceeds must be paid out in accordance with the requirements of the Code.
•	Depending upon the type of Qualified Contract you own, required minimum distributions (RMDs) must be satisfied when you reach a certain age. If you enroll in our minimum distribution program, we make RMD payments to you that are designed to meet this Contract’s RMD requirements.
•	When you take money out of a Contract, we may deduct premium tax that we pay on your Contract. This tax varies from 0% to 3.5%, depending on your state. Currently, we pay this tax and do not pass it on to you.
Tax-Free Section 1035 Exchanges
Subject to certain restrictions, you can make a “tax-free” exchange under Section 1035 of the Code for all or a portion of one non-qualified annuity contract for another, or all of a life insurance policy for a non-qualified annuity contract. Before making an exchange, you should compare both contracts carefully. Remember that if you exchange a life insurance policy or annuity contract for the Contract described in this prospectus:
•	you might have to pay a withdrawal charge on your previous contract,
•	there is a new withdrawal charge period for this Contract,
•	other fees and expenses under this Contract may be higher (or lower),
•	the benefits may be different, and
•	you no longer have access to any benefits from your previous contract.
If the exchange does not qualify for Section 1035 treatment, you also may have to pay federal income tax, including a possible additional federal tax, on the exchange. You should not exchange an existing life insurance policy or another annuity contract for this Contract unless you determine the exchange is in your best interest and not just better for the person selling you the Contract who generally earns a commission on each sale. You should consult a tax adviser to discuss the potential tax effects before making a 1035 exchange.

11.  Other Information
The Registered Separate Account
We established Allianz Life Variable Account B (the Separate Account) as a separate account under Minnesota insurance law on May 31, 1985. The Separate Account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940. The SEC does not supervise our management of the Separate Account.
The Separate Account holds the Variable Options' shares that have been purchased with Contract assets. We keep the Separate Account assets separate from the assets of our general account and other separate accounts, including the non-unitized separate accounts we established in connection with the Index Options. The Separate Account is divided into subaccounts, each of which invests exclusively in a single Variable Option.
We own the assets of the Separate Account. We credit gains to or charge losses against the Separate Account, whether or not realized, without regard to the performance of other investment accounts. The Separate Account’s assets are insulated, so that the assets cannot be used to pay any of our liabilities, other than those arising from the investment of Contract assets in the Variable Options.
If the Separate Account’s assets exceed the required reserves and other liabilities, we may transfer the excess to our general account, to the extent of seed money invested by us or earned fees and expenses. The obligations under the Contracts are obligations of Allianz Life.
Our General Account
Our general account holds all our assets other than assets in our separate accounts. We own our general account assets, and, subject to applicable law, have sole investment discretion over them. The assets are subject to our general business operation liabilities and claims of our creditors and may lose value. We have not registered our general account as an investment company under the Investment Company Act of 1940.
Our general account assets fund guarantees provided in the Contracts, including obligations associated with the death benefit. Contract Value that you apply to Annuity Payments becomes part of our general account.

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Our Unregistered Separate Account
We hold the assets you allocate to the Index Options in Separate Account IANA, which we established under Minnesota Insurance Law for the purpose of supporting our obligations to pay Credits. We invest the assets in Separate Account IANA in hedging instruments, including derivative hedging instruments such as put and call options, as well as cash and fixed income securities. Like our general account, the assets in Separate Account IANA are subject to our general business operation liabilities and the claims of our creditors. An Owner who allocates Contract Value to an Index Option does not have any interest in or claim on the assets in Separate Account IANA. In addition, neither the Owner nor these Index Options participate in any way in the performance of assets held in Separate Account IANA.
Distribution
Allianz Life Financial Services, LLC (ALFS), a wholly owned subsidiary of Allianz Life Insurance Company of North America, serves as principal underwriter for the Contracts. ALFS is a limited liability company organized in Minnesota, and is located at 5701 Golden Hills Drive, Minneapolis, MN 55416. ALFS is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as well as with the securities commissions in the states in which it operates, and is a member of the Financial Industry Regulatory Authority (FINRA). ALFS is not a member of Securities Investors Protection Corporation. More information about ALFS is available at www.finra.org or by calling 1-800-289-9999. You also can obtain an investor brochure from FINRA describing its Public Disclosure Program.
We have entered into a distribution agreement with ALFS for the distribution of the Contracts. ALFS also may perform various administrative services on our behalf.
We may fund ALFS operating and other expenses, including:
•	overhead,
•	legal fees,
•	accounting fees,
•	Financial Professional training,
•	compensation for the ALFS management team, and
•	other expenses associated with the Contracts.
Financial Professionals and their managers may also be eligible for various benefits, such as production incentive bonuses, insurance benefits, and non-cash compensation items that we may provide jointly with ALFS. Non-cash items include conferences, seminars and trips (including travel, lodging and meals in connection therewith), entertainment, awards, merchandise and other similar items.
ALFS does not itself sell the Contracts on a retail basis. Rather, ALFS enters into selling agreements with other broker-dealers registered under the 1934 Act (selling firms) for the sale of the Contracts. We pay sales commissions to the selling firms and their Financial Professionals. The maximum commission payable to the selling firms for Contract sales is expected to not exceed 7% of Purchase Payments. Sometimes, we enter into an agreement with a selling firm to pay commissions as a combination of a certain amount of the commission at the time of sale and a trail commission which, when totaled, could exceed 7% of Purchase Payments.
We and/or ALFS may make bonus payments to certain selling firms based on aggregate sales of our variable insurance contracts (including this Contract) or persistency standards, or as part of a special promotion. These additional payments are not offered to all selling firms, and the terms of any particular agreement governing the payments may vary among selling firms. In some instances, the amount paid may be significant.
A portion of the payments made to selling firms may be passed on to their Financial Professionals. Financial Professionals may receive cash and non-cash compensation and other benefits. Ask your Financial Professional for further information about what they and their firm may receive in connection with your purchase of a Contract.
Commissions paid on the Contract, including other incentives or payments, are not charged directly to the Owners or the Separate Account. We intend to recover commissions and other expenses indirectly through fees and expenses imposed under the Contract.
Broker-dealers and their Financial Professionals and managers involved in sales of the Contracts may receive payments from us for administrative and other services that do not directly involve the sale of the Contracts, including payments made for recordkeeping, the recruitment and training of personnel, production of promotional literature and similar

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

services. In addition, certain firms and their Financial Professionals may receive compensation for distribution and administrative services when acting in a wholesaling capacity and working with retail firms.
In certain instances, we and/or ALFS may make payments to a broker-dealer for inclusion of this Contract in its list of products that it offers for sale.
We and/or ALFS may pay certain selling firms additional marketing support allowances for:
•	marketing services and increased access to their Financial Professionals;
•	sales promotions relating to the Contracts;
•	costs associated with sales conferences and educational seminars;
•	the cost of client meetings and presentations; and
•	other sales expenses incurred by them.
We retain substantial discretion in determining whether to grant a marketing support payment to a particular broker-dealer firm and the amount of any such payment.
We may also make payments for marketing and wholesaling support to broker-dealer affiliates of Variable Options that are available through the variable annuities we offer.
Additional information regarding marketing support payments can be found in the Distributor section of the Statement of Additional Information.
The Variable Options may assess a Rule 12b-1 fee. These fees are paid to ALFS as consideration for providing distribution and certain other services and incurring certain expenses permitted under the Variable Option’s plan. These fees typically equal 0.25% of a Variable Option’s average daily net assets.
In certain instances, an investment adviser and/or subadviser (and/or their affiliates) of a Variable Option may make payments for administrative services to ALFS or its affiliates.
We offer the Contracts to the public on a continuous basis. We anticipate continuing to offer the Contracts but reserve the right to discontinue the offering.
Additional Credits for Certain Groups
We may credit additional amounts to a Contract instead of modifying charges because of special circumstances that result in lower sales or administrative expenses or better than expected mortality or persistency experience.
Administration/Allianz Service Center
The Allianz Service Center performs certain administrative services regarding the Contracts and is located at 5701 Golden Hills Drive, Minneapolis, Minnesota. The Service Center mailing address and telephone number are listed at the back of this prospectus. The administrative and routine customer services performed by our Service Center include processing and mailing of account statements and other mailings to Owners, responding to Owner correspondence and inquiries. Allianz Life also contracts with Tata Consultancy Services (Tata) located at #42(P) & 45(P), Think Campus, Electronic City, Phase II, Bangalore, Karnataka 560100, India, to perform certain administrative services including:
•	issuance and maintenance of the Contracts,
•	maintenance of Owner records, and
•	routine customer service including:
–	processing of Contract changes,
–	processing withdrawal requests (both partial and total), and
–	processing requests for fixed annuity payments.
Services performed by Tata are overseen and quality control checked by our Service Center.
To reduce expenses, only one copy of most financial reports and prospectuses, including reports and prospectuses for the Variable Options, may be mailed to your household, even if you or other persons in your household have more than one contract issued by us or our affiliate. Call our Service Center at the toll-free telephone number listed at the back of this prospectus if you need additional copies of financial reports, prospectuses, or annual and semiannual reports, or if you would like to receive one copy for each contract in future mailings.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

Legal Proceedings
We and our subsidiaries, like other life insurance companies, from time to time are involved in legal proceedings of various kinds, including regulatory proceedings and individual and class action lawsuits. In some legal proceedings involving insurers, substantial damages have been sought and/or material settlement payments have been made. Although the outcome of any such proceedings cannot be predicted with certainty, we believe that, at the present time, there are no pending or threatened legal proceedings to which we, the Separate Account, or ALFS is a party that are reasonably likely to materially affect the Separate Account, our ability to meet our obligations under the Contracts, or ALFS ability to perform its obligations.
Status Pursuant to Securities Exchange Act of 1934
Allianz Life hereby relies on the exemption provided by Rule 12h-7 under the Securities Exchange Act of 1934 from the requirement to file reports pursuant to Section 15(d) of that Act.

12.  Information on Allianz Life
Allianz Life is a stock life insurance company organized under the laws of the State of Minnesota in 1896. Our address is 5701 Golden Hills Drive, Minneapolis, MN 55416. We are a wholly owned subsidiary of Allianz of America, Inc. (AZOA), a financial holding company. AZOA is a wholly owned subsidiary of Allianz Europe, B.V., which in turn is a wholly owned subsidiary of Allianz SE, which is registered in Munich, Germany. We currently offer fixed index annuities, individual life insurance, and registered index-linked annuities. We are licensed to do direct business in 49 states and the District of Columbia.
Directors, Executive Officers and Corporate Governance
BOARD OF DIRECTORS
The Board currently consists of seven members, including our Chair, our President and Chief Executive Officer, our Chief Financial Officer and Treasurer, three independent outside board members, and one non-independent board member. Age and positions are provided as of December 31, 2020, except as otherwise noted.
The Board holds regular quarterly meetings, generally in February, April/May, July/August, and October/November of each year, and holds special meetings or takes action by unanimous written consent as circumstances warrant. The Board has standing Executive, Audit, and Nomination, Evaluation and Compensation Committees, each of which is described in further detail below. In 2020, the Board acted four times by unanimous written action.
The current members of our Board are as follows.
Jacqueline Hunt
Director and Chair of the Board
Jacqueline Hunt, age 52, currently serves as the Chair of Allianz Life’s Board of Directors and as the Chair of its Executive Committee since July 22, 2016. Ms. Hunt also serves as the Chair of the Board of Management of Allianz Asset Management GmbH, and is a member of the Board of Management of Allianz SE, Asset Management, US Life Insurance, respectively. Ms. Hunt also serves as the Chair and the President of Allianz Foundation for North America. Ms. Hunt also serves as a member of the Board of Trustees of the American Institute for Contemporary German Studies since June 2017. Previously, Ms. Hunt served as the Executive Director of Prudential plc and the Chief Executive of Prudential UK, Europe and Africa from 2013 to 2016.
Ms. Hunt brings to the Board extensive experience in the financial services and insurance industries, as well as extensive experience in investments and asset management, including serving as a Member of the Board of Management of Allianz SE, Asset Management, US Life Insurance.
Walter R. White
Director, President, and Chief Executive Officer
Walter R. White, age 64, joined Allianz Life in 2009, and currently serves as the President and Chief Executive Officer, as a member of the Board of Directors and as a member of its Executive Committee since January 1, 2012. Mr. White also serves as the Chair of the Board and the Chief Executive Officer of Allianz Life Insurance Company of New York (Allianz Life of New York) and as Chair of its Conflict of Interest and Executive Committees. Mr. White also serves as a Director and President of AZOA Services Corporation and as the Chair of its Shared Plans Management Committee. Mr. White also

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serves as a Governor of Allianz Individual Insurance Group, LLC, Allianz Investment Management U.S. LLC and TruChoice Financial Group, LLC, respectively. In addition, Mr. White serves as a Director of Questar Capital Corporation, and Questar Agency, Inc., respectively. Mr. White is responsible for leading and overseeing Allianz Life and Allianz Life of New York and providing strategic management and direction. Mr. White previously served as the Chair, Chief Executive Officer and President of Allianz Life and Annuity Company from 2012 to 2017 and as a Governor of Allianz Investment Management LLC from 2017 to 2020.
Mr. White brings to the Board extensive financial services and brokerage experience as well as key strategic planning and leadership skills developed as the Chief Executive Officer of Allianz Life and the former President of Woodbury Financial.
Mr. White shared his plans to retire as of December 31, 2021. Mr. White will be stepping down as President and Chief Executive Officer of Allianz Life as well as Chair and member of the Board, and Chief Executive Officer of Allianz Life of New York on September 1, 2021, and will be replaced by Jasmine M. Jirele, Senior Vice President, Chief Growth Officer of Allianz Life, subject to standard regulatory filings. After his retirement, Mr. White will be nominated to continue to serve as a member of the Allianz Life Board of Directors.
William E. Gaumond
Director, Senior Vice President, Chief Financial Officer and Treasurer
William E. Gaumond, age 47, joined Allianz Life in 2004 and currently serves as Senior Vice President, Chief Financial Officer and Treasurer, and as a member of the Board of Directors since January 1, 2016. Mr. Gaumond also serves as a Director, the Chief Financial Officer and Treasurer and as a member of the Executive Committee and Chair of the Finance Committee of Allianz Life of New York. Mr. Gaumond also serves as the Chief Financial Officer and Treasurer of Allianz Foundation for North America, and as a Governor of TruChoice Financial Group, LLC, Allianz Life Financial Services, LLC and Allianz Investment Management U.S. LLC, respectively. Mr. Gaumond also serves as a Director and President of Allianz Fund Investments, Inc., AZL PF Investments, Inc., Dresdner Kleinwort Pfandbriefe Investments II, Inc. and PFP Holdings, Inc., respectively. Mr. Gaumond is also a Director of Questar Agency, Inc., Questar Asset Management, Inc., Questar Capital Corporation, Yorktown Financial Companies, Inc., Allianz of America, Inc., Allianz Real Estate of America LLC, and Allianz Technology of America, Inc., respectively. Mr. Gaumond is also a Director and the Senior Vice President of AZOA Services Corporation. Mr. Gaumond also serves as a Director and the Chief Financial Officer and Treasurer of Allianz Finance Corporation. Mr. Gaumond is responsible for all finance and risk management functions, with oversight of the controller, financial planning, treasury, and corporate risk management areas. Prior to his current roles, Mr. Gaumond spent 12 years in a number of finance and investment-related positions at Allianz Life and its affiliates in various executive capacities.
Mr. Gaumond brings to the Board extensive financial services, investment, and insurance industry experience, including serving as Chief Financial Officer and Treasurer of Allianz Life and Allianz Life of New York.
Udo Frank
Director
Udo Frank, age 61, joined Allianz Life’s Board of Directors on May 1, 2015 and also serves as the Chair of its Audit Committee and as a member of its Nomination, Evaluation and Compensation Committee and its Executive Committee. Mr. Frank has over 30 years of experience in the financial services and insurance industries. Mr. Frank worked for various Allianz SE investment and asset management affiliates from 1994 to 2014, including serving in numerous executive positions. In 2001, Mr. Frank was appointed as the Global Chief Executive Officer of RCM Capital Management, LLC. In 2012, he was appointed the Head of Product Management and Chief Marketing Officer of Allianz Global Investors – U.S.
Mr. Frank brings to the Board extensive experience in the financial services and insurance industries, as well as extensive experience in investments and asset management.
Anna Sophie Herken
Director
Anna Sophie Herken, age 49, joined Allianz Life’s Board of Directors on October 1, 2019. Ms. Herken also serves as the Business Division Head of Allianz Asset Management GmbH since April of 2018. Ms. Herken also serves as a board member of CPIC Fund Management Ltd. since July 2019. Prior to that, Ms. Herken was Chief Financial Officer and Chief Operating Officer of Hasso Plattner Capital Germany from 2016 to 2018 and Managing Director of Hertie School of Governance GmbH from 2011 to 2016.  Ms. Herken holds a MBA from the University of Cambridge, Law and Judge Degrees.

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Ms. Herken brings to the Board extensive experience in the financial service industry, as well as extensive experience in working for international financial organizations with a focus on finance and asset management.
Kevin E. Walker
Director
Kevin E. Walker, age 58, joined Allianz Life’s Board of Directors on May 23, 2017, and also serves as the Chair of its Nomination, Evaluation and Compensation Committee and as a member of its Audit Committee. Mr. Walker also serves as a member of the Board of Directors of Allianz Life of New York since October 1, 2018, and is a member of its Audit and Evaluation Committee and its Executive Committee. Mr. Walker serves as the Chair and Director of Allianz Reinsurance America, Inc., and is a member of its Audit Committee since January 1, 2017. Mr. Walker has over 30 years of insurance and financial services experience. Mr. Walker previously served at various Allianz affiliates throughout his career, most recently as the President and Chief Executive Officer of Allianz Reinsurance America, Inc. from 2015 to 2016. Mr. Walker has also served as a director and officer for several other Allianz affiliates.
Mr. Walker brings to the Board extensive experience in the insurance industry, as well as extensive experience in finance and operations.
Howard E. Woolley
Director
Howard E. Woolley, age 63, joined Allianz Life’s Board of Directors on May 1, 2020. Mr. Woolley is a member of Allianz Life’s Nomination, Evaluation and Compensation Committee and its Audit Committee. Mr. Woolley also serves on the Board of Trustees for Johns Hopkins Medicine and Syracuse University, is co-chair of the Johns Hopkins University & Medicine External Affairs Committee, and serves on the Syracuse University Audit and Academic Affairs Committees. Mr. Woolley also serves as Chair of the Nominations and Governance Committee and is a member of the Audit Committee for telecommunications company SOMOS Inc. Mr. Woolley is an NACD Governance Fellow and an international member of the Australian Institute of Company Directors. In 2015, Mr. Woolley formed Howard Woolley Group LLC, a strategic business and public policy firm serving leading technology and wireless industry clients, and serves as its President, Principal. Prior to that, Mr. Woolley was Senior Vice President for Verizon Communications from 1993 to 2013 and served as public policy advisor to CEOs of Verizon Wireless from 2000 to 2013.
Mr. Woolley brings to the Board more than 20 years of extensive board experience and brings a wealth of experience and insights in several areas, including risk management.
EXECUTIVE OFFICERS
The current executive officers (other than Messrs. White and Gaumond) are as follows. Age and positions are provided as of December 31, 2020, except as otherwise noted.
Gretchen Cepek
Senior Vice President, General Counsel and Secretary
Gretchen Cepek, age 52, joined Allianz Life in 2009 and currently serves as Senior Vice President, General Counsel and Secretary since February 17, 2012. In this role, Ms. Cepek is responsible for the legal, ethics and compliance departments as well as government relations and the special investigations unit. Ms. Cepek also serves as the Chief Legal Officer and Secretary and as a member of the Conflict of Interest Committee of Allianz Life of New York, and General Counsel and Secretary of AZOA Services Corporation. Previously, Ms. Cepek served as the Secretary for Allianz Life and Annuity Company from 2012 to 2017. Ms. Cepek received her J.D. from Valparaiso University School of Law in 1993.
Jenny L. Guldseth
Senior Vice President, Chief Human Resources Officer
Jenny L. Guldseth, age 45, joined Allianz Life in 2005 and currently serves as the Senior Vice President, Human Resources Officer since January 1, 2019. In this position, Ms. Guldseth is responsible for setting strategy and leading the Human Resources and Facilities departments to improve business results and increase employee engagement. Ms. Guldseth is also a Director of the Allianz Foundation for North America. Ms. Guldseth also serves as the Chief Human Resources Officer of AZOA Services Corporation and is the Chair of its Employee Benefits Administration Committee and a member of its Benefit Plans Investment Committee and its Shared Plans Management Committee, respectively. Ms. Guldseth has over ten years of experience at Allianz Life, including having served as the Vice President, Rewards and Performance from 2017 to 2018, the Assistant Vice President of Rewards and Performance from 2013 to 2017, and

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Manager, Human Resource Business Partner from 2010 to 2013. In these positions, she was responsible for the Performance and Compensation functions for Allianz Life and the benefits functions for multiple U.S.-based affiliate companies.
Todd M. Hedtke
Senior Vice President, Chief Investment Officer
Todd M. Hedtke, age 48, joined Allianz Life in 2000 and currently serves as the Senior Vice President, Chief Investment Officer since August 21, 2015. He also currently serves as the Chief Investment Officer of Allianz Life of New York. Mr. Hedtke also serves as a Governor and Chief Executive Officer of Allianz Investment Management LLC and Allianz Investment Management U.S. LLC, and the Chief Investment Officer of Allianz Life Insurance Company of Missouri, respectively. Mr. Hedtke is a Director and President of Allianz Finance Corporation, and a Director, Vice President and Treasurer of Allianz Fund Investments Inc., AZL PF Investments Inc., and Dresdner Kleinwort Pfandbriefe Investments II Inc., respectively. Mr. Hedtke also serves as Chair of the Benefit Plans Investment Committee for AZOA Services Corporation. Mr. Hedtke leads the investment management, liquidity planning, hedging, and trading functions at Allianz Life. Mr. Hedtke is also a member of the global Allianz Investment Management Board, which serves the Allianz Group of insurance companies. Prior to his current roles, Mr. Hedtke spent 15 years in a number of investment-related positions at Allianz Life and its affiliates, including as a Director and the Chief Investment Officer of Allianz Life and Annuity Company from 2015 to 2017 and as the Chief Investment Officer of Allianz Annuity Company of Missouri from 2015 to 2019, respectively.
Jasmine M. Jirele
Senior Vice President, Chief Growth Officer
Jasmine M. Jirele, age 43, joined Allianz Life in 2018 and currently serves as the Senior Vice President, Chief Growth Officer of Allianz Life since October 1, 2018. Ms. Jirele leads strategy, new markets, global business development, product innovation, marketing, digital and experience management, Allianz Ventures, strategic communication and sponsorships, and enterprise agile for Allianz Life. Previously, Ms. Jirele was an executive vice president within Wells Fargo's Consumer Bank division, and was previously a senior vice president in Wells Fargo's Wealth and Investment Management division. Prior to that, Ms. Jirele spent nine years at Allianz Life as the Senior Vice President of Enterprise Operations from 2012 to 2015, Vice President of Market Management and Product Innovation from 2009 to 2012, Director of Executive Projects from 2007 to 2009, and Director of Marketing/Communications from 2006 to 2007, respectively.
On September 1, 2021, Ms. Jirele will be a member of the Board, and President and Chief Executive Officer of Allianz Life as well as Chair and member of the Board, and Chief Executive Officer of Allianz Life of New York, subject to standard regulatory filings.
Catherine A. Mahone
Senior Vice President, Chief Administrative Officer
Catherine A. Mahone, age 56, joined Allianz Life in 2008 and currently serves as the Senior Vice President, Chief Administrative Officer since January 16, 2012. Ms. Mahone is also the Chief Administrative Officer of Allianz Life of New York, and serves as a Governor of Allianz Life Financial Services, LLC. Ms. Mahone is responsible for the oversight of enterprise operations, information technology, and other strategic business initiatives. Previously, Ms. Mahone served as the Senior Vice President, Enterprise Operations from 2008 to 2012, and as a Director of Allianz Technology of America, Inc. from 2013 to 2015.
Neil H. McKay
Senior Vice President, Chief Actuary
Neil H. McKay, age 59, joined Allianz Life in 1999 and currently serves as the Senior Vice President, Chief Actuary of Allianz Life since May 15, 2000. Mr. McKay also currently serves as the Chief Actuary of Allianz Life of New York since April 8, 2014. Mr. McKay served as a Director and the Chief Actuary of Allianz Life and Annuity Company from 2007 to 2017. Mr. McKay is responsible for all of the actuarial functions of Allianz Life and Allianz Life of New York, including the actuarial assumptions underlying its products and the rate setting associated with existing and new products.

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Eric J. Thomes
Senior Vice President, Chief Distribution Officer
Eric J. Thomes, age 48, joined Allianz Life in 1995 and currently serves as the Senior Vice President, Chief Distribution Officer of Allianz Life since April 1, 2019. Mr. Thomes also serves as the President and a Director of Allianz Life of New York. Mr. Thomes also serves as a Governor, and as the Chief Executive Officer and Chief Manager of Allianz Life Financial Services, LLC. Mr. Thomes also serves as a Governor of Allianz Individual Insurance Group, LLC, and TruChoice Financial Group, LLC, respectively. He also serves as the Chair and as a Director of Yorktown Financial Companies, Inc., Questar Agency, Inc., Questar Asset Management, Inc., and Questar Capital Corporation, respectively. Mr. Thomes is responsible for the development, design and implementation of Allianz Life’s and Allianz Life of New York’s sales and distribution strategies. Prior to his current roles, Mr. Thomes served as the Field Senior Vice President, FMO Sales from 2009 to 2019. Mr. Thomes also served as the President of Allianz Individual Insurance Group, LLC from 2005 to 2018.
CORPORATE GOVERNANCE
Committees of the Board
The Executive Committee of the Board (“Executive Committee”) is currently composed of Ms. Hunt (Chair) and Messrs. White and Frank (who replaced Mr. Clark as a member as of May 1, 2020). The function of the Executive Committee is to exercise the authority of the Board between meetings of the Board, with the exceptions set forth in Allianz Life’s By-Laws. The Executive Committee did not meet in 2020.
The Audit Committee of the Board is currently composed of Messrs. Frank (Chair), Walker and Woolley (who replaced Mr. Clark as a member as of May 1, 2020). The Audit Committee is responsible for overseeing Allianz Life’s accounting and financial reporting and control processes on behalf of the Board, which includes assisting with Board oversight of (1) quality and integrity of Allianz Life’s financial statements, (2) Allianz Life's compliance with legal and regulatory requirements, (3) the qualifications, independence and fees of the independent-auditors, (4) Allianz Life’s system of internal controls and (5) the performance of Allianz Life's internal audit function. The Board has determined that each member of the Audit Committee is financially literate. The Audit Committee met four times in 2020.
The Nomination, Evaluation and Compensation Committee (NEC Committee) is currently composed of Messrs. Walker (Chair) (who replaced Mr. Clark as Chair as of May 1, 2020), Frank and Woolley (who was appointed as a member as of May 1, 2020). The NEC Committee’s purpose is to (1) nominate candidates for director for election, (2) evaluate the performance of officers deemed to be “principal officers,” and (3) recommend to the Board the selection and compensation of the “principal officers.” The NEC Committee met once in 2020.
Independence of Certain Directors
Allianz Life is not subject to the independence standards of the New York Stock Exchange or any other national securities exchange, but is subject to the independence standards required under the Model Audit Rule. Applying the independence standards of the Model Audit Rule to the current members of the Board, the Board has determined that (1) Messrs. Frank, Walker and Woolley are “independent” under the Model Audit Rule, and (2) Mr. Clark was “independent” under those standards through his resignation date of April 30, 2020.
Code of Ethics
All of our officers and employees, including our Chief Executive Officer, Chief Financial Officer and Controller, are subject to Allianz Life’s Code of Ethics.
Executive Compensation
Compensation Discussion and Analysis
In this section, we provide an overview of the goals and principal components of our executive compensation program and describe how we determine the compensation of our “Named Executive Officers” or “NEOs.” For 2020, our NEOs were:
•	Walter R. White, President and Chief Executive Officer
•	William E. Gaumond, Senior Vice President, Chief Financial Officer and Treasurer
•	Eric J. Thomes, Senior Vice President, Chief Distribution Officer
•	Jasmine M. Jirele, Senior Vice President, Chief Growth Officer
•	Neil H. McKay, Senior Vice President, Chief Actuary

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The details of each NEO’s compensation may be found in the Summary Compensation Table and other compensation tables included in this Executive Compensation section.
Executive Summary
Allianz Life’s compensation programs are intended to align our NEOs’ interests with those of our ultimate stockholder, Allianz SE, the ultimate parent company of Allianz Life. Allianz Life's compensation programs are designed to reward performance that meets or exceeds the goals established by the Compensation Committee, a management committee of Allianz Life. Allianz Life is tasked with establishing the executive compensation philosophy. In line with Allianz Life’s compensation philosophy described below, the total compensation received by our NEOs will vary based on individual and corporate performance in light of annual and long-term performance goals. Our NEOs’ total compensation is composed of a mix of annual base salary, annual cash awards based on corporate objectives and executive performance factors and long-term equity incentive awards in the form of restricted stock units of the equity securities of Allianz SE.
Compensation Philosophy and Strategy
Overview
The overriding goal of Allianz Life’s executive compensation programs is to attract, retain and motivate top-performing executive officers who will dedicate themselves to long-term financial and operational success. To this end, Allianz Life has structured the executive compensation programs to foster a pay-for-performance management culture by:
•	providing total compensation opportunities that are competitive with the levels of total compensation available at the large diversified financial services companies with which Allianz Life most directly competes in the marketplace;
•	setting performance metrics and objectives for variable compensation arrangements that reward executives for attaining both annual targets and long-term business objectives, thereby providing individual executives with the opportunity to earn above-average compensation by achieving above-average results;
•	establishing equity-based arrangements that align executives’ financial interests with those of Allianz SE by ensuring executives have a material financial stake in the equity value of Allianz SE and the business success of its affiliates; and
•	structuring compensation packages and outcomes to foster internal pay equity.

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Compensation Components
To support this pay-for-performance strategy, Allianz Life’s total compensation program provides a mix of compensation components that bases the majority of each executive’s compensation on their success and on an assessment of each executive’s overall contribution to that success.
Compensation Element	Description	Objective
Base Salary	Fixed rate of pay that compensates employees for fulfilling their basic job responsibilities. For NEOs, increases are generally provided in the case of a significant increase in responsibilities or a significant discrepancy versus the market.	Attract and retain high-caliber leadership.
Annual Incentive Plan	Incentive compensation that promotes and rewards the achievement of annual performance objectives through awards under the Allianz Life Annual Incentive Plan (“AIP”).	• Link compensation to annual performance results. • Attract and motivate high-caliber leadership. • Align the interests of NEOs and our stockholder.
Performance-Based Equity Incentives	Incentive compensation through restricted stock unit awards made under the Allianz Equity Incentive Plan (“AEI”) that promotes and rewards the achievement of long term performance objectives.	• Retain high-caliber leadership with multi-year vesting. • Align the interests of NEOs and our stockholder.
Severance Arrangements	Severance payments to employees, including NEOs, under certain company-initiated termination events.	Compensate employees for situations where the employee’s employment is involuntarily terminated in a qualifying termination of employment.
Perquisites-Benefits	Perquisites provided to our NEOs include employer matching contributions to the NEOs’ accounts in the 401(k) plan and may also include the payment of life insurance premiums, relocation reimbursements, and reimbursements for financial planning, tax preparation services, and spousal travel expenses.	Provide market competitive total compensation package.
In addition, Allianz Life offers all employees, including our NEOs, broad-based benefits, including comprehensive medical, dental and vision insurance, group term life insurance and participation in a 401(k) plan.
How Compensation Decisions Are Made
Role of the Board of Directors and Compensation Committee
The framework governing the executive compensation policies for Allianz Life, except as such policies relate to the compensation for the Chief Executive Officer, is set through the Compensation Committee of Allianz Life. Decisions affecting the compensation of the Chief Executive Officer are outside the scope of the Allianz Life Compensation Committee. Any such decisions are made by Allianz SE, subject to review by the NEC Committee, and final approval by Allianz Life’s Board of Directors. With respect to the compensation of other “principal officers” selected by the Board for purposes of the duties of the NEC Committee under Minn. Stat. § 60D.20, subd. 3(d), the Compensation Committee’s decisions are similarly subject to review by the NEC Committee and final approval by Allianz Life’s Board. The “principal officers” include the Chief Executive Officer, Chief Financial Officer, and General Counsel. Allianz Life’s Board has delegated the following responsibilities to the Compensation Committee:
•	In general, establish the compensation philosophy and strategy of Allianz Life and oversee the development and implementation of compensation, benefit, and perquisite programs for corporate executives consistent with the principles of ensuring that leadership is compensated effectively in a manner consistent with the stated compensation strategy, internal equity considerations, competitive practices, shareholder interests, and the requirements of any applicable regulatory bodies in order to attract and retain high-quality leadership. This responsibility includes periodic review of Allianz Life’s compensation programs to pursue certain goals, with the expectation that changes will be made periodically to ensure these goals are attained.
•	Review and approve the establishment of, or material modification to, any executive incentive compensation plans or programs for Allianz Life.

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•	Review and approve any special benefits or perquisites in effect for, or offered to, any prospective, current or former Allianz Life employee, regardless of the employee’s level or assignment within Allianz Life. Such benefits and perquisites are those that are unusual or different from the benefits offered to all similarly-situated employees.
•	Review and approve any employment agreements proposed to be made with any prospective or current employee of Allianz Life.
•	Review and approve any individual severance agreement with any Allianz Life officer. This does not include an arrangement where the employee receives severance or incentive payments under existing terms of a broad-based benefit or compensation plan.
•	Oversee Allianz Life’s compliance with regulations with respect to compensation matters and adopt and monitor adherence to global and local process requirements and timelines, including those required under the Corporate Rules (as defined under the Allianz Life Standard for Corporate Rules) mandated by Allianz SE.
The Compensation Committee will at all times be composed of at least three members who are appointed by the full Board of Directors of Allianz Life. The Compensation Committee currently consists of the following members: the Chair of the Board, the Chief Executive Officer, and the Chief Human Resources Officer. The Compensation Committee also utilizes internal personnel to provide advice to the Compensation Committee regarding market trends in compensation policies at competing companies and on a more macro level.
Following its review and decision, the Compensation Committee produces and submits a report on executive compensation to Allianz Life’s Board of Directors at its request. With respect to the compensation of “principal officers” selected by Allianz Life’s Board for purposes of the duties of the NEC Committee under Minnesota Statutes § 60D.20, subd. 3(d), the Compensation Committee produces and submits a report on executive compensation proposed for the designated “principal officers” to the NEC Committee for its review and recommendation to Allianz Life’s Board for final approval.
Role of the Chief Executive Officer
Our Chief Executive Officer assists the Compensation Committee in its review of the total compensation of all the NEOs except himself. He provides the Compensation Committee with his assessment of their performances relative to the corporate and individual goals and other expectations set for them for the preceding year. He then provides his recommendations for each NEO’s total compensation and the appropriate goals for each in the year to come. However, the Compensation Committee is not bound by his recommendations.
Role of Allianz Life’s Human Resources
Allianz Life’s Human Resources supports the Compensation Committee on executive compensation matters by being responsible for many of the organizational and administrative tasks that underlie the compensation review and determination process and making presentations on various topics. Allianz Life’s Human Resources efforts include, among other things:
•	evaluating the compensation data from industry groups, national executive pay surveys, and other sources for the NEOs and other executive officers as appropriate;
•	gathering and correlating performance ratings and reviews for individual executive officers, including the NEOs;
•	reviewing executive compensation recommendations against appropriate market data and for internal consistency and equity; and
•	reporting to, and answering requests for information from, the Compensation Committee.
Allianz Life’s Human Resources officers also coordinate and share information with their counterparts at Allianz SE.
Use of Competitive Compensation Data
Because Allianz Life competes most directly for executive talent with other large diversified financial services companies, Allianz Life regards it as essential to regularly review the competitiveness of the total compensation programs for executives to ensure that Allianz Life provides compensation opportunities that compare favorably with the levels of total compensation offered to similarly situated executives by other companies that participate in the compensation surveys in which Allianz Life participates. Allianz Life relies primarily on external market surveys of corporate compensation and benefits published by various national compensation consulting firms, especially salary surveys focusing on insurance companies. In addition, other factors taken into account include the average revenues and number of employees of companies that participate in such surveys.

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All these information sources are employed to measure and compare actual pay levels not only on an aggregate, total compensation basis, but also to break down the total compensation program component by component to review and compare specific compensation elements as well as the particular mixes of fixed versus variable, short-term versus long-term, and cash versus equity-based compensation at the surveyed companies. This information, as collected and reviewed by Allianz Life’s Human Resources, is submitted to the Compensation Committee for review and discussion.
Internal Pay Equity Analysis
Allianz Life’s compensation programs are designed with the goal of providing compensation to our NEOs that is fair, reasonable, and competitive. To achieve this goal, Allianz Life believes it is important to compare compensation paid to each NEO not only with compensation paid by the surveyed companies, as discussed above, but also with compensation paid to each of our other NEOs. Such an internal comparison is important to ensure that compensation is equitable among our NEOs.
Components of Total Compensation For Our NEOs
Allianz Life provides total compensation to our NEOs that consists of several components. These components include the three components of the total compensation program (i.e., base salary, annual incentives, and equity) as well as: (i) retirement, health, and other benefit programs; (ii) severance benefits; and (iii) perquisites.
Base Salary
Allianz Life’s philosophy is to make base salary a relatively small portion of the overall compensation package for our NEOs, which Allianz Life believes is common in the industry in which we operate. The amount of the base salary awarded to NEOs is based on the position held, the NEO’s tenure, the scope of the position’s responsibilities, and the NEO’s own performance, all of which are reviewed with the aid of market survey data. Using this data, Allianz Life maintains a 50th percentile pricing philosophy, comparing base salaries against the median for comparable salaries at surveyed companies, unless exceptional conditions require otherwise.
With respect to the base salary of our Chief Executive Officer, the Chair of the Board considered the Chief Executive Officer’s experience, performance, and contribution to overall corporate performance when determining his base salary for 2020 for recommendation to the NEC Committee. Base salaries for our other NEOs for 2020 were also set by the Compensation Committee based upon each NEO’s individual experience and contribution to the overall performance of Allianz Life, and subject to Allianz SE Compensation Committee reviews and, with respect to the base salaries of “principal officers” selected by Allianz Life’s Board of Directors for purposes of the duties of the NEC Committee under Minnesota Statutes § 60D.20, subd. 3(d), subject to NEC Committee review and recommendation to Allianz Life’s Board for final approval.
AIP
Allianz Life offers annual cash bonuses to certain executive officers under the AIP. The AIP is designed to improve performance and profitability by motivating employees to accomplish organizational objectives and financial goals. Bonus awards that may be paid pursuant to the AIP are within the sole discretion of the Compensation Committee, and with respect to our CEO, the Chair of the Board, and are intended to:
•	reward the performance of participants who have made significant contributions to the achievement of annual goals and objectives;
•	provide an incentive that will encourage future superior individual performance; and
•	encourage the retention of employees who have demonstrated exceptional performance and/or are anticipated to significantly contribute to the long-term success of Allianz Life.
Following the performance year, the Compensation Committee approved a specific amount of cash awards to be made pursuant to the AIP to executive officers, including our NEOs, for the 2020 performance year. The amount determined to be available for such awards was at the discretion of the Compensation Committee and was dependent upon many factors as outlined previously, including, but not limited to, current financial performance and contributions of our NEOs in achieving performance objectives, and with respect to the awards to the “principal officers” selected by Allianz Life’s Board for purposes of the duties of the NEC Committee under Minnesota Statutes § 60D.20, subd. 3(d), subject to NEC Committee review and recommendation to Allianz Life’s Board for final approval.

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AEI
The AEI is (a) one part of the variable compensation component for certain individuals within designated classes of employees at Allianz Life or (b) offered by Allianz Life to select senior employees as an additional part of their variable compensation on a case by case basis. The AEI is granted in the form of restricted stock units of Allianz SE (“RSUs”). The award of RSU’s are intended to:
•	reward the performance of participants who have made significant contributions to the achievement of their company’s annual goals and objectives,
•	provide an incentive that will encourage future superior individual performance, and
•	encourage the retention of employees who have demonstrated exceptional performance and/or are anticipated to significantly contribute to the long-term success Allianz.
Awards made pursuant to the AEI are based upon both the performance of Allianz Life and Allianz Life of New York and the performance of the NEO. The Compensation Committee (and, with respect to those NEOs that are “principal officers” for purposes of the NEC Committee’s duties, the NEC Committee with final approval of Allianz Life’s Board of Directors) reviewed the performance of our NEOs following the end of our 2020 fiscal year relative to the AEI allocation amount.
Benefit Perquisites
Allianz Life provides our NEOs with certain limited perquisites. All of our employees, including our NEOs, may participate in the qualified 401(k) plan. Allianz Life and Allianz Life of New York generally provide our executive officers, including our NEOs, with a matching contribution up to $21,375 annually. In addition, Allianz Life and Allianz Life of New York provide excess liability insurance coverage to all of our NEOs and provide financial planning and tax preparation services, relocation reimbursements, and reimbursements of spousal travel expenses to certain of our NEOs. The incremental costs of perquisites for the NEOs during 2020 are included in the column entitled “All Other Compensation” in the Summary Compensation Table included in this section.
Certain Retention Arrangements
Allianz Life’s offer letter to our Senior Vice President, Chief Growth Officer, Jasmine M. Jirele included a retention bonus arrangement related to her onboarding. The retention bonus payments will be paid through 2022 so long as she remains employed with Allianz Life, and the arrangement requires repayment of certain amounts if Ms. Jirele voluntarily terminates her employment within a certain period.
Severance Arrangements
Allianz Life has entered into an Executive Severance Agreement with our Director, President, and Chief Executive Officer, Walter R. White, which is described in the “Allianz Life Executive Severance Agreement” discussion later in this section. We have not entered into any other specific severance agreements with any of our NEOs.
The remainder of our NEOs are eligible for severance payments under the Executive Severance Plan if they experience a qualifying termination of employment and otherwise satisfy the conditions set forth in the plan.
Other than the Executive Severance Plan, which is described later in this section, our NEOs (except for Walter R. White) are not eligible for severance payments. Certain of our executive officers receive offer letters which set forth the terms relating to base salary, sign-on incentives, and equity compensation. However, Allianz Life does not view these offer letters as employment agreements as each offer letter states that employment with Allianz Life is “at will.”
Other Compensation Policies
Tax and Accounting Implications
Stock-Based Compensation. Stock-based compensation, comprised of Allianz SE restricted stock units (RSUs) granted pursuant to the AEI, are accounted for in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718. The fair value of the RSUs at grant is the arithmetic average of the closing prices of an Allianz SE share in the electronic cash market trading system Xetra (or any successor system) on that day and the nine immediately preceding trading days, less the present value of dividends expected to be paid on one Allianz SE share over the vesting period, and less the fair value of payout restrictions deriving from the vesting period and the payout cap.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

Recently Discontinued Compensation Programs
The purpose of the ALTPUP was to advance the interests of Allianz Life, including Allianz Life of New York, and our indirect stockholder. The ALTPUP sought to accomplish this purpose by providing an incentive in addition to current compensation to certain individuals within designated classes of employees of Allianz Life who contribute significantly to their company’s long-term performance. Such incentive was in the form of Long-Term Performance Units ("ALTPUP Units"), which were contingent awards, subject to the terms, conditions, and restrictions described in the ALTPUP and the Award Agreement under which such awards were made, by which participants in the ALTPUP may have become entitled to receive cash on the payment date for redemption of the ALTPUP Units valued on the valuation date. The award of ALTPUP Units was discretionary. In March 2020, the Group Compensation Committee determined all Allianz entities would move forward with the Allianz SE long term incentive program or AEI. As a result, the ALTPUP program has been discontinued and provided a final grant in March 2020 for 2019 performance.
Our Chief Executive Officer received cash awards pursuant to the terms of the Allianz SE Mid-Term Bonus Plan instead of the ALTPUP. Like the ALTPUP, the Mid-Term Bonus Plan has been discontinued, so the award with respect to 2019 performance was the final award made under the Mid-Term Bonus Plan.
Summary Compensation Table
The following table sets forth the compensation paid by Allianz Life for the year ended December 31, 2020 to our NEOs. The executive compensation information in this prospectus is shown for a one-year period, in accordance with Regulation S-K Item 402, Instruction 1 to Item 402(c).
Name and Principal Position (a)	Year (b)	Salary (c)	Bonus (d)	Stock Awards (e)(2)	Non-Equity Incentive Plan Compensation (g)	All Other Compensation (i)(3)	Total (j)
Walter R. White President and Chief Executive Officer	2020	$865,100	N/A	$1,593,774	$1,062,516	$27,721	$3,549,111
William E. Gaumond Senior Vice President, Chief Financial Officer and Treasurer	2020	$468,885	N/A	$482,241	$321,494	$26,300	$1,298,920
Eric J. Thomes Senior Vice President, Chief Distribution Officer	2020	$525,000	N/A	$699,679	$333,119	$30,427	$1,588,225
Jasmine M. Jirele Senior Vice President, Chief Growth Officer	2020	$458,380	$200,000(1)	$471,436	$314,291	$22,787	$1,466,894
Neil H. McKay Senior Vice President, Chief Actuary	2020	$510,000	N/A	$490,212	$326,808	$27,538	$1,354,558
(1)	A retention bonus of $800,000 will be paid over four years in increments of $200,000 with the first payment paid in March 2019 and the final payment in 2022 so long as Ms. Jirele remains employed by Allianz Life.
(2)	Represents the grant date fair value of the RSUs issued pursuant to the AEI. The RSUs vest over a four-year period. The RSUs issued in 2021 for the 2020 performance year have a March 2025 exercise date. The grant price of the RSUs was the arithmetic average of the closing prices of an Allianz SE share in the electronic cash market trading system Xetra (or any successor system) on the date of grant and the nine immediately preceding trading days, less the present value of dividends expected to be paid on one Allianz SE share over the vesting period, and less the fair value of the payout restrictions deriving from the vesting period and the payout cap. These numbers show the amount realized for financial reporting purposes as calculated in accordance with the FASB ASC Topic 718. Under FASB ASC Topic 718, the grant date fair value is calculated using the closing market price of the common stock of Allianz SE on the date of grant, which is then recognized over the requisite service period of the award.
(3)	The following table provides additional details regarding compensation found in the “All Other Compensation” column.

Name	Year	Spousal Travel(4)	Milestone/ Anniversary/ Recognition(5)	Life Insurance Premiums	Employer Match to 401(k) Plan	ASAAP Contribution(6)	Total
Walter R. White	2020	$5,431	--	$915	$21,375	--	$27,721
William E. Gaumond	2020	$4,257	--	$668	$19,500	$1,875	$26,300
Eric J. Thomes	2020	$6,445	$1,800	$807	$19,500	$1,875	$30,427
Jasmine M. Jirele	2020	--	$1,000	$412	$19,500	$1,875	$22,787
Neil H. McKay	2020	$5,431	--	$732	$21,375	--	$27,538
(4)	Represents reimbursement or payments made to defray the costs of a spouse’s travel.
(5)	Represents Milestone Anniversary Program, which pays a bonus at three and five year anniversaries, and then every five years thereafter.
(6)	Represents company matching contribution to the Allianz Supplemental Asset Accumulation Plan for deferrals in excess of IRS compensation limit.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

Performance-Based Incentive Compensation Plans
AIP
The AIP is intended to provide an incentive that will encourage superior individual performance and encourage retention of employees who have demonstrated exceptional performance or who are anticipated to significantly contribute to the long-term success of Allianz Life. The AIP seeks to accomplish this purpose by providing a bonus opportunity to eligible employees who have made significant contributions during the plan year to the achievement of annual goals and objectives. The guidelines for target awards are meant to be illustrative of competitive market bonuses for similar job levels in the marketplace. While the target awards may be used for illustrative, budget planning, or distribution scenarios, all bonus awards are discretionary and are in no way guaranteed.
The Compensation Committee or other duly authorized committee determines allocation of bonus awards to employees. With respect to “principal officers” for purposes of the NEC Committee’s duties, the NEC Committee recommends to Allianz Life’s Board of Directors awards for final approval.
AEI
The AEI is designed to recognize the participant’s continuous employment with Allianz Life over the relevant period and shall be an incentive to continue employment. Grants under the AEI will generally only be made if the participant is employed with Allianz Life at the date of grant. Payments will be made only if the participant remains employed with Allianz Life during the vesting period of the RSU, or leaves employment under circumstances set out in the AEI, including after retirement or early retirement eligibility, disability, or under certain other circumstances. The securities issuable under the AEI are RSUs. An RSU constitutes the right to receipt of the market value of Allianz SE common stock at the time of exercise. This amount will be paid in cash. RSUs are subject to a four-year vesting period. At the end of the four-year vesting period, the RSUs are exercised uniformly for all participants, provided they remain employed by Allianz Life, terminate after retirement or early retirement eligibility, or under certain other circumstances. Vesting and exercise may accelerate if a participant leaves employment under other “good leaver” circumstances set forth in the AEI. The grant at fair value cannot be greater than 165% of a participant’s target amount. The maximum value of an exercise is an increase of 200% over the grant value (i.e., 300% of the grant value).
Grants of Plan-Based Awards
The following table provides additional information about plan-based compensation disclosed in the Summary Compensation Table. This table includes both equity and non-equity awards granted for the year ended December 31, 2020.
Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1),(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold ($) (f)	Target ($) (g)	Maximum ($) (h)
Walter R. White	3/5/2021
RSUs (under AEI)					$0	$1,557,180	$7,708,041
AIP Award		$0	$1,038,120	$1,712,898
William E. Gaumond	3/5/2021
RSUs (under AEI)					$0	$506,396	$2,506,659
AIP Award		$0	$337,597	$675,194
Eric J. Thomes	3/5/2021
RSUs (under AEI)					$0	$567,000	$2,806,650
AIP Award		$0	$378,000	$756,000
Jasmine M. Jirele	3/5/2021
RSUs (under AEI)					$0	$495,050	$2,450,499
AIP Award		$0	$330,034	$660,067
Neil H. McKay	3/5/2021
RSUs (under AEI)					$0	$550,800	$2,726,460
AIP Award		$0	$367,200	$734,400
(1)	The target and maximum columns show the target award and maximum award for 2020 for each NEO under the AIP. There is no threshold amount for any participant in the AIP. The actual 2020 awards granted to the NEOs are listed in the Non-Equity Incentive Compensation column of the Summary Compensation Table. AIP target and maximum awards are a pre-designated percentage of base salary determined at the executive’s level.
(2)	RSUs have a vesting schedule as disclosed in the footnotes to the Summary Compensation Table. See “Outstanding Equity Awards at December 31, 2020” for disclosure regarding the number of RSUs that are unvested as of December 31, 2020.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

(3)	The target and maximum columns show the target award and maximum award for 2020 for each NEO under the AEI. There is no threshold amount for any participant in the AEI. The actual 2020 awards granted to the NEOs are listed in the Stock Awards column of the Summary Compensation Table.
Outstanding Equity Awards at December 31, 2020
The following table sets forth the outstanding equity awards at the December 31, 2020 fiscal year-end. The table shows RSUs granted pursuant to the AEI.
Name (a)	RSUs
	Number of RSUs That Have Not Vested (g)(1),(2)	Market Value of RSUs That Have Not Vested (h)(3)
Walter R. White
	8,161	$1,985,898
	7,030	$1,710,680
	5,239	$1,274,858
	6,097	$1,483,644
William E. Gaumond
	1,452	$353,330
	2,039	$496,170
	1,538	$374,257
	1,948	$474,026
Eric J. Thomes
	617	$150,141
	492	$119,723
	457	$111,206
	1,474	$358,683
Jasmine M. Jirele
	0	$0
	0	$0
	1,467	$356,980
	1,886	$458,939
Neil H. McKay
	2,550	$620,517
	2,203	$536,078
	1,731	$421,222
	2,123	$516,611
(1)	Represents unvested RSUs issued pursuant to the AEI. RSUs issued under the AEI during 2020 are subject to a four-year vesting period from the grant date. At the end of the respective vesting period, the RSUs are exercised uniformly for all participants, provided they remain employed by Allianz Life or terminate after retirement or early retirement eligibility, or under certain other circumstances. Vesting and exercise may accelerate if a participant leaves employment under other “good leaver” circumstances set forth in the AEI.
(2)	For each of the NEOs, the number of RSUs listed on the first line were exercised in 2021, the RSUs listed on the second line will exercise in 2022, the RSUs listed on the third line will exercise in 2023, and the RSUs listed on the fourth line will exercise in 2024.
(3)	Based on an assumed stock price of $243.34 per share, which was the arithmetic average of the closing prices of an Allianz SE share in the electronic cash market trading system Xetra (or any successor system) on December 30, 2020 and the nine immediately preceding trading days, converted from Euros into U.S. dollars.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

Allianz SE Option Exercises and Stock Grants Vested in 2020
The following table summarizes the value received from Allianz SE stock grants vested during the year ended December 31, 2020.
Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Walter R. White	10,097	$2,259,088
William E. Gaumond	721	$161,315
Eric J. Thomes	732	$163,777
Jasmine M. Jirele	-	$0
Neil H. McKay	3,536	$791,140
(1)	Represents Allianz SE RSUs that were exercised during 2020 pursuant to the AEI. Amounts realized were paid in cash.
Allianz Life Executive Severance Agreement
Allianz Life has entered into an Executive Severance Agreement with our Chief Executive Officer, Walter R. White, with an expiration date of December 31, 2021. The severance arrangements for Mr. White are prescribed by the Executive Severance Agreement.
Pursuant to the Executive Severance Agreement, Mr. White is entitled to a lump sum cash payment of $1,730,200 upon separation in the event he is terminated without “cause”, which is defined as engaging in conduct detrimental to the best interests of the Company (including, but not limited to, certain specified acts such as commission of a felony, theft, dishonesty, fraud or embezzlement) in the Executive Severance Agreement. In addition, pursuant to the Executive Severance Agreement, Mr. White is also bound by other restrictive covenants, including covenants relating to confidentiality and non-disparagement. Mr. White would also be entitled to continuation of medical and dental coverage at the employee premium rates for a period of 18 months following termination if Mr. White timely elects continuation and pays the required premiums.
The remainder of our NEOs are eligible for severance payments under the Executive Severance Plan if they experience a qualifying termination of employment and otherwise satisfy the conditions set forth in the applicable plan. The terms of this plan are set forth below.
Executive Severance Plan
Executive officers who have the title of Senior Vice President or above and report directly to a senior executive officer at a specific level are eligible to receive severance benefits under the Executive Severance Plan if they experience a qualifying termination of employment, meaning an involuntary termination for any reason other than for “cause” with no offer of an equivalent position, and otherwise satisfy the conditions set forth in the plan. The purpose of the Executive Severance Plan is to provide severance benefits to executive officers whose employment is involuntarily terminated in a qualifying termination of employment in order to assist with job transition. Pursuant to the Executive Severance Plan, eligible executive officers who are involuntarily terminated in a qualifying termination of employment will receive a lump sum cash payment equal to one and one-half times their “annual base pay” in effect at the time of termination. Annual base pay, for purposes of this agreement, equals base salary and excludes special payments, such as bonuses, expense reimbursements, living, or other allowances. Eligible executive officers would also be entitled to continuation of medical and dental coverage at employee premium rates for a period of 18 months following termination, if the executive officer timely elects continuation coverage and pays the required premiums.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

The following table shows the lump sum payments that would have been payable to each of our NEOs had they been terminated on December 31, 2020 and been eligible for severance payments pursuant to the Executive Severance Plan.
NEOs	Lump Sum Payment
Walter R. White	$1,730,200
William E. Gaumond	$703,328
Eric J. Thomes	$787,500
Jasmine M. Jirele	$687,570
Neil H. McKay	$765,000
(1)	Mr. White is not eligible to receive payments pursuant to the Executive Severance Plan. See “Allianz Life Executive Severance Agreement” for information regarding severance payments that Mr. White is eligible to receive upon termination of service.
Director Compensation
The following table provides information on compensation paid to the directors of Allianz Life for the year ended December 31, 2020.
Name	Fees Earned or Paid in Cash ($)(1)	Total ($)
(a)	(b)	(h)
Jacqueline Hunt(2) Chair of the Board	N/A	N/A
Walter R. White(3) President and Chief Executive Officer	N/A	N/A
William E. Gaumond(3) Senior Vice President, Chief Financial Officer and Treasurer	N/A	N/A
Anna Sophie Herken(3) Non-Independent Director	N/A	N/A
Ronald M. Clark Independent Director	$10,000	$10,000
Howard E. Woolley Independent Director	$40,000	$40,000
Kevin E. Walker Independent Director	$50,000	$50,000
Udo Frank Independent Director	$75,000	$75,000
(1)	Represents cash compensation provided to our independent directors that is formalized in the Non-Employee Director Compensation Plan for the year ended December 31, 2020.
(2)	Mses. Hunt and Herken did not receive any compensation for their services as directors since they are employed by one of our affiliates.
(3)	As employee directors, Messrs. White and Gaumond do not receive any compensation for their service as directors. The compensation Messrs. White and Gaumond received as executive officers of Allianz Life is disclosed in the Summary Compensation Table as set forth herein.
Security Ownership of Certain Beneficial Owners and Management
We are an indirect wholly owned subsidiary of Allianz SE. Allianz SE’s principal executive offices are located at Königinstrasse 28, 80802 Munich, Germany. As of March 31, 2021, the directors and executive officers of Allianz Life held less than 1% of Allianz SE’s ordinary shares issued and outstanding.
Transactions with Related Persons, Promoters and Certain Control Persons
We are a wholly owned subsidiary of AZOA, which is a wholly owned subsidiary of Allianz Europe B.V. Allianz Europe B.V. is a wholly owned subsidiary of Allianz SE, our ultimate parent, which is registered in Munich, Germany.
Business and Operational Risks Relevant to the Contract
As an insurance company, a number of risks may affect our business. However, because the Contract (and any other insurance contract that we offer) is a regulated insurance product, as opposed to an investment in our business, many of the risks that may be relevant to an investor in our business are unlikely to be relevant to you. The risks described below are only those business and operational risks that are likely to be relevant to you as a purchaser of the Contract.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

Risks Primarily Related to Our Financial Strength and Claims-Paying Ability
We make Annuity Payments and apply Credits for this Contract from our general account. We also pay benefits for other insurance contracts from our general account, and our general account is subject to claims by our creditors. Our ability to make payments from our general account is subject to our financial strength and claims-paying ability. The following risks relate to circumstances and events that may negatively affect our general account and, in turn, our financial strength and claims-paying ability.
Financial losses may threaten our financial strength and claims-paying ability.
As an Owner of the Contract, you do not share in the profits and losses generated by our business. However, if we were to experience significant losses, we might not have sufficient assets in our general account to satisfy all of our financial obligations under the Contract. Circumstances and events that may result in financial losses include, but are not necessarily limited to, the circumstances and events listed below. We cannot predict what specific impact that any of these circumstances or events may ultimately have on our financial strength or claims-paying ability.
•	Difficult Economic Conditions. Our financial condition is materially affected by conditions in the global capital markets and the economy generally. During an economic downturn, the demand for our financial insurance products and services could be adversely affected. In addition, an economic downturn could cause the number and amount of surrenders and withdrawals under our insurance products to increase significantly, and owners of our insurance products may choose to defer making purchase payments or paying insurance premiums or stop them altogether.
•	Unfavorable Interest Rate Environments. During periods of declining interest rates, we may experience financial losses as the spread between interest rates that we credit to customers under our insurance products and returns on our investments tighten. The ongoing low interest rate environment presents challenges for us and other life insurance companies, as it has generally reduced investment returns, raised the value of future obligations, and challenged asset-liability matching. During periods of increasing interest rates, we may experience financial losses due to increases in surrenders and withdrawals under our insurance products as our customers choose to forgo insurance protection in favor of potentially higher returns. Although we take measures to manage economic risks associated with different interest rate environments, we may not be able to fully mitigate those risks.
•	Losses on Fixed Maturity Investments. Our fixed maturity investments are subject to interest rate risk and credit risk. Interest rate risk refers to how the values of our fixed maturity investments fluctuate in response to changes in market interest rates. Increases and decreases in prevailing interest rates generally result in decreases and increases, respectively, in the values of our fixed maturity investments. Credit risk refers to the risk that a counterparty will default on its commitments to us under a fixed maturity investment. See “Defaults by Counterparties” below.
•	Losses on Equity Investments. Our equity investments are generally valued based on quoted market prices and are subject to market risk. Market risk refers to how market prices for equity investments are subject to fluctuation. A downward fluctuation in the market price for an equity investment could result in losses upon the sale of that investment. Fluctuations in market prices may result from, among other things, actual or perceived changes in the attractiveness of specific investments or in general market conditions.
•	Losses on Real Estate Investments. A portion of our investment portfolio consists of mortgage loans and mortgage-backed securities related to commercial, agricultural and residential real estate. The value of our real estate investments may be negatively impacted by general economic conditions in the real estate sector, including supply and demand, market volatility, and interest rate fluctuations, as well as the creditworthiness of obligors.
•	Losses upon the Sale of Illiquid Investments. We hold certain investments that may lack liquidity, such as privately placed fixed maturity investments, mortgage loans, collateralized debt obligations, commercial mortgage-backed securities, equity real estate and limited partnership interests. Although we seek to minimize the likelihood that we would need to sell illiquid investments, if we were required to liquidate these investments on short notice, we may have difficulty doing so and may be forced to sell them for less than their fair value.
•	Loss of Market Share to Competitors. There is strong competition among insurers, banks, brokerage firms and other financial institutions and providers seeking clients for the types of products and services that we provide. A loss of market share to our competitors could result in financial losses to our business. Our ability to successfully compete is dependent on numerous factors, some of which include the successful implementation of our business strategy, our financial strength, the attractiveness of our products and services, our relationships with distributors, and our reputation. Our ability to compete may also be hindered if our competitors obtain or seek to enforce intellectual property rights against us, or if we are otherwise precluded from offering products or services that are in demand. Our ability to compete may also be hindered if we are not able to protect or enforce our own intellectual property rights.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

•	Defaults by Counterparties. Third-parties that owe us money, securities, or other assets may not fulfill their obligations to us. These parties may include issuers of investments that we may hold, borrowers under loans that we may hold or extend, counterparties under swap and other derivative contracts and other third-parties (e.g., customers, trading counterparties, brokers, dealers, banks, investment funds, clearing agents, exchanges and clearing houses). In addition, with respect to secured transactions, the risk of default may be exacerbated when the collateral held by us cannot be liquidated or is liquidated at a price that is not sufficient to cover the full amount owed to us. A party may default on its obligations for a variety of reasons, including bankruptcy, lack of liquidity, downturns in the economy or real estate market and operational failure. General economic conditions and trends may also result in increased defaults.
•	Impairments of Other Financial Institutions. We routinely execute transactions with counterparties in the financial services industry, including brokers, dealers, commercial banks, investment banks, insurers, reinsurers and other investment and financial institutions. A disruption to, or decline in the financial condition of, such financial institutions may expose us to financial losses.
•	Payments through Guaranty Associations. When an insurance company becomes insolvent, state insurance guaranty associations have the right to assess other insurance companies doing business in their state for funds to pay obligations to policyholders of the insolvent company, up to the state-specified limit of coverage. The future failure of a large life, health or annuity insurer could trigger assessments which we would be obligated to pay. Further, amounts for historical insolvencies may be assessed over many years, and there can be significant uncertainty around the total obligation for a given insolvency.
•	Ineffectiveness of Risk Management Policies. Our risk management policies and procedures intended to identify, monitor and manage economic risks may not be fully effective at mitigating our risk exposure in all market environments or against all types of risk. This could cause us to incur investment losses or cause our hedging and other risk management strategies to be ineffective.
Changes in applicable law may negatively affect our financial strength and claims-paying ability.
We are subject to detailed and comprehensive regulation and supervision in all the jurisdictions in which we operate. Our operations, products and services are subject to varying state and federal laws. In addition, our operations, products and services are regulated by various regulatory authorities and self-regulatory authorities including state insurance departments, state securities administrators, state banking authorities, the Securities and Exchange Commission, the Financial Industry Regulatory Authority, the Internal Revenue Service, the Department of Labor, and the U.S. Commodity Futures Trading Commission.
Changes to federal and state laws and regulations may materially affect the way in which we conduct our business. We are faced with significant challenges due to the fact that our regulatory environment is evolving rapidly. Federal and state governments, including federal and state regulatory authorities, have become increasingly active in the regulation of the businesses in which we engage. In addition, federal and state regulatory authorities are assuming active, and in some cases increasingly aggressive, roles in interpreting and enforcing laws and regulations related to our business. We cannot predict the potential effects that any new laws or regulations, changes in existing laws or regulations, or the interpretation or enforcement of laws or regulations may have on our business, but such changes may negatively affect our financial strength and claims-paying ability.
The Securities and Exchange Commission has recently adopted new rules (i) imposing a “best interest” standard of care on broker-dealers making recommendations to their customers and (ii) requiring broker-dealers and investment advisers to provide a written summary of the relationship between a broker-dealer or investment adviser, as applicable, and its customer. These new rules became effective on June 30, 2020. It remains unclear whether or to what extent these rules could ultimately affect broker-dealers’ willingness to recommend our registered annuity products. These rules could increase, and to some extent have increased, our overall compliance costs and could also increase our exposure to legal claims in certain circumstances, including an increased risk of regulatory enforcement actions or potentially private claims.
Various states have also adopted laws raising the standard of care owed by broker-dealers, investment advisers, or insurance agents to their customers. For example, several states have adopted the National Association of Insurance Commissioners (“NAIC”) has been working towards the adoption of revisions to the NAIC’s revised Suitability in Annuity Transactions Model Regulation, which imposes a requirement that any recommendation of an annuity product be in the consumer’s best interest. Some states have adopted laws that differ from the NAIC’s Suitability in Annuity Transactions Model Regulation but impose similar obligations. As changes are adopted by our state regulator(s) and made applicable to

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

us or the third-party firms that distribute our products, they could have an adverse impact on our business. In states that have adopted these increased standards with respect to annuity recommendations, this may lead to an increased risk of regulatory enforcement actions or potentially private claims.
Our reserves could be inadequate due to differences between our actual experience and management’s estimates and assumptions.
We establish and carry reserves to pay future benefits and claims of policyholders. Our reserve are calculated based on a number of estimates and assumptions, including estimates and assumptions related to future mortality, morbidity, interest rates, future equity performance, reinvestment rates, persistency, claims experience, and policyholder elections (i.e., the exercise or non-exercise of policy benefits). The assumptions and estimates used in connection with the reserve estimation process are inherently uncertain, involve the exercise of significant judgment and reflect evolving information. For example, the current rates of mortality and morbidity may continue to improve in the future due to medical and technological advancements that result in policyholders living longer than anticipated. We periodically review the adequacy of reserves and the underlying assumptions and make adjustments when appropriate. We cannot, however, determine with precision the amounts that we will pay for, or the timing of payment of, actual benefits and claims or whether the assets supporting the policy liabilities will grow to the level assumed prior to payment of benefits or claims. If actual results differ significantly from our estimates and assumptions, our claim costs could increase significantly and our reserves could be inadequate. If so, we will be required to increase reserves or accelerate amortization of deferred acquisition costs. However, we cannot be certain that our reserves will ultimately be sufficient to pay future benefits and claims of policyholders.
The amount of statutory capital that we must hold to meet our statutory capital requirements can vary significantly from time to time.
Statutory accounting standards and capital and reserve requirements are prescribed by the applicable state insurance regulators and the NAIC. State insurance regulators have established regulations that govern reserving requirements and provide minimum capitalization requirements based on risk-based capital (“RBC”) ratios for life insurance companies. In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors, including but not limited to, the amount of statutory income or losses that we generate, changes in reserves, the amount of additional capital that we must hold to support business growth, changes in equity market levels, the value of certain fixed-income and equity securities in our investment portfolio, changes in interest rates, and changes to existing RBC formulas. Additionally, state insurance regulators have significant leeway in interpreting existing regulations, which could further impact the amount of statutory capital or reserves that we must maintain. There can be no assurance that we will be able to maintain our current RBC ratio in the future or that our RBC ratio will not fall to a level that could have a material adverse effect on our business. If we are unable to maintain minimum capitalization requirements, our business may be subject to significant increases in supervision and control by state insurance regulators.
Litigation and regulatory proceedings may negatively affect our financial strength and claims-paying ability.
We have been named as defendants in lawsuits (both class actions and individual lawsuits) and have been involved in various regulatory investigations and examinations, and we may be involved in more in the future. These actions arise in various contexts, including in connection with our activities as an insurer, securities issuer, employer, investor, and taxpayer. Lawsuits and regulatory proceedings may involve significant amounts of damages (including punitive damages) or fines that we must pay, and certain regulatory authorities involved in regulatory proceedings have substantial power over our business operations. An adverse outcome in any lawsuit or regulatory proceeding that results in significant financial losses or operational burdens may negatively affect our financial strength and claims-paying ability.
Reinsurance may not be available or affordable, or may not be adequate to protect against harm to our financial strength and claims-paying ability.
As part of our overall risk management strategy, we purchase reinsurance for certain risks underwritten by our various business segments. While reinsurance agreements generally bind the reinsurer for the life of the business reinsured at generally fixed pricing, market conditions beyond our control can determine the availability and cost of the reinsurance protection for new business. If we are unable to purchase the desired amount of reinsurance protection on acceptable terms, our risk of loss may increase. As our risk of loss increases, so does the risk that we may not be able to meet our financial obligations.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

Our hedging programs may be inadequate to protect against harm to our financial strength and claims-paying ability.
Certain types of insurance and investment products that we offer expose us to risks associated with fluctuations in financial markets. Although we use hedging techniques to manage risks associated with our insurance guarantees, increased volatility in the financial markets and unanticipated policyholder behavior may increase the cost of these hedges and/or negatively affect our ability to hedge certain risks. We may lose money on the derivatives that we hold as part of our hedging programs or otherwise. Ultimately, our hedging programs may be inadequate to protect us against the full extent of the exposure or losses we seek to mitigate, which in turn may negatively impact our financial strength and claims-paying ability.
Downgrades and potential downgrades to our claims-paying and financial strength ratings may signal a higher risk that we may be unable to meet our financial obligations, and may themselves negatively affect our financial strength and claims-paying ability.
Our claims-paying and financial strength ratings, which various ratings organizations publish as measures of an insurance company's ability to meet policyholder obligations, are important to maintaining public confidence in Allianz Life and our products, and the ability to market our products and services. A downgrade or an announced potential downgrade in our claims-paying and financial strength ratings may reflect an increased risk that we may not be able to meet our financial obligations. Any such downgrade or potential downgrade may itself harm our financial strength and claims-paying ability by causing financial losses to our business. Such losses may be the result of:
•	reductions in new sales of insurance products, annuities and other investment products;
•	increases in our cost of capital or limitations on our access to sources of capital;
•	harm to our relationships with distributors and sales specialists;
•	material increases in the number or amount of surrenders and withdrawals under our insurance products;
•	pressure on us to reduce prices or increase crediting rates for many of our insurance products; and
•	harm to our ability to obtain reinsurance or obtain reasonable pricing for reinsurance.
Similarly, downgrades or announced potential downgrades in the financial strength ratings of the financial institutions with which we do business may adversely impact our business operations and may cause financial losses to our business.
Risks Primarily Related to Our Business Operations
Breaches of security, or interference with our technology infrastructure, could harm our business.
Our business relies on technology systems and networks, including systems and networks managed by third parties to process, transmit and store information, and to conduct business activities and transactions with clients, distributors, vendors, and other third parties. We are also subject to certain federal and state regulations that require us to establish and maintain policies and procedures designed to protect sensitive client information. Maintaining the integrity of our systems is critical to the success of our business operations, including the retention of clients, and to the protection of our clients’ personal information. To date, we have not identified any material breaches or interference with our systems and networks; however, we routinely encounter and address such threats, including an increasing frequency of phishing scams, introductions of malware and unauthorized payment requests. Any such breaches or interference by third parties or by our employees that may in the future occur could have a material adverse impact on our business operations and our financial condition.
We have implemented and maintain security measures designed to protect against breaches of security and other interference with systems and networks resulting from attacks by third parties, including hackers, and from employee error or malfeasance. We also require third party vendors who, in the provision of services to us, are provided with or process information pertaining to our business or our clients to meet certain information security standards. Changes in our technology platforms, such as an evolution to accommodate mobile computing, may also require corresponding changes in our systems, networks and data security measures. In addition, the increasing reliance on technology systems and networks and the occurrence and potential adverse impact of attacks on such systems and networks, both generally and in the financial services industry, have enhanced government and regulatory scrutiny of the measures taken by companies to protect against cyber-security threats. As these threats, and government and regulatory oversight of associated risks, continue to evolve, we may be required to expend additional resources to enhance or expand upon the security measures we currently maintain.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

Despite the measures we have taken and may in the future take to address and mitigate these risks, we cannot ensure that our systems and networks will not be subject to breaches or interference. Any such event may result in operational disruptions as well as unauthorized access to or the disclosure or loss of our proprietary information or our clients’ personal information, which in turn may result in legal claims, regulatory scrutiny and liability, reputational damage, the incurrence of costs to eliminate or mitigate further exposure, the loss of clients or other damage to our business. Any such event may interfere with, impede or cause delays in our calculation of values, processing of transactions and making of payments under the Contract. In addition, the trend toward broad consumer and general public notification of such incidents could exacerbate the harm to our business operations and our financial condition. Even if we successfully protected our technology infrastructure and the confidentiality of sensitive data, we may incur significant expenses in responding to any such attacks as well as the adoption and maintenance of appropriate security measures. We could also suffer harm to our business and reputation if attempted security breaches are publicized. We cannot be certain that advances in criminal capabilities, discovery of new vulnerabilities, attempts to exploit vulnerabilities in our systems, data thefts, physical system or network break-ins or inappropriate access, or other developments will not compromise or breach the technology or other security measures protecting our networks and systems used in connection with our products and services.
The failure to protect our clients’ confidential information and privacy could adversely affect our business.
A number of our businesses are subject to privacy regulations and confidentiality obligations, including the Gramm-Leach-Bliley Act and state privacy laws and regulations. We also have contractual obligations to protect certain confidential information we obtain from our existing vendors and clients. These obligations generally include protecting such confidential information in the same manner and to the same extent as we protect our own confidential information. The actions we take to protect confidential information vary by business segment and may include, among other things:
•	training and educating our employees regarding our obligations relating to confidential information;
•	monitoring changes in state or federal privacy and compliance requirements;
•	drafting appropriate contractual provisions into any contract that raises proprietary and confidentiality issues;
•	maintaining secure storage facilities for tangible records;
•	limiting access to electronic information; and
•	in the event of a security breach, providing credit monitoring or other services to affected customers.
In addition, we must develop, implement and maintain a comprehensive written information security program with appropriate administrative, technical and physical safeguards to protect such confidential information. If we do not properly comply with privacy regulations and protect confidential information, we could experience adverse consequences, including regulatory sanctions, such as penalties, fines and loss of license, as well as loss of reputation and possible litigation. This could have an adverse impact on our Company’s reputation and business results.
Protection from system interruptions and operating errors is important to our business. If we were to experience a sustained interruption to our telecommunications or data processing systems or other failure in operational execution could harm our business operations and our business results.
Operating errors and system or network interruptions could delay and disrupt our ability to develop, deliver or maintain our products and services, causing harm to our business and reputation and resulting in loss of customers or revenue. Operating errors and system or network interruptions may also interfere with, impede or cause delays in our calculation of values, processing of transactions and making of payments under the Contract. Interruptions could be caused by operational failures arising from employee error or malfeasance, interference by third parties (including hackers and other cyber-attacks), implementation of new technology, and maintenance of existing technology. Our financial, accounting, data processing or other operating systems and facilities may fail to operate or report data properly, experience connectivity disruptions or otherwise become disabled as a result of events that are wholly or partially beyond our control, adversely affecting our ability to process transactions or provide products and services to customers. The cause of these interruptions can include fires, floods, earthquakes and other natural disasters, power losses, equipment failures, attacks by third parties, failures of internal or vendor software or systems and other events beyond our control.
In addition, we rely on third party service providers and vendors for certain communications, technology and business functions and face the risk of operational failure (including, without limitation, failure caused by an inaccuracy, untimeliness or other deficiency in data reporting), termination or capacity constraints of any of the clearing agents, exchanges, clearing houses or other third party service providers that we use to facilitate or are component providers to our transactions and other product manufacturing and distribution activities. These risks are heightened by the evolution in the financial markets of increasingly sophisticated products, by business-driven hedging, by compliance issues and by other

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

risk management or investment or by financial management strategies. Any such failure, termination or constraint could adversely impact our ability to implement transactions, service our clients, manage our exposure to risk or otherwise achieve desired outcomes.
The occurrence of natural or man-made disasters and catastrophes could adversely affect our business operations and our business results.
The occurrence of natural or man-made disasters and catastrophes, including acts of terrorism, public health crises (e.g. COVID-19), industrial accident, blackout, cyber-attack, computer virus, insider threat, insurrections and military actions, unanticipated problems with our disaster recovery systems, or a support failure from external providers, could adversely affect our business operations and our business results, particularly if those events affect our computer-based data processing, transmission, storage, and retrieval systems or destroy data. Such disasters and catastrophes may damage our facilities, preventing our employees from performing their roles or otherwise disturbing our ordinary business operations, and by impacting claims. Such disasters and catastrophes may also impact us indirectly by changing the condition and behaviors of our customers, business counterparties and regulators, as well as by causing declines or volatility in the economic and financial markets.
Inadequate or failed processes or systems, human factors or external events may adversely affect our profitability, reputation or operational effectiveness.
Operational risk is inherent in our business and can manifest itself in various ways, including business interruption, poor vendor performance, information systems malfunctions or failures, regulatory breaches, human errors, employee misconduct, and external fraud. These events can potentially result in financial loss, harm to our reputation and/or hinder our operational effectiveness. Management attempts to control these risks and keep operational risk at low levels by maintaining a sound and well controlled environment in light of the characteristics of our business, markets and regulatory environment in which we operate. Notwithstanding these measures, operational risk is part of the business environment in which we operate, and we may experience operational disruptions and incur losses from time to time due to these types or risks.
Risks Related to the COVID-19 Pandemic
We continue to closely monitor developments related to the COVID-19 pandemic and its impact on our business and operations. The economic conditions and uncertainties during the pandemic have at times negatively impacted our net income, surplus, and capital and liquidity positions. To date, however, we do not believe that these economic conditions and uncertainties have negatively impacted our overall financial strength and claims-paying ability in a significant manner. Nor do we believe that our administration of the Contract and our other insurance contracts has been disrupted in a significant manner, even as many of our employees and the employees of our third-party service providers continue to work remotely.
The extent to which the pandemic will impact our business and operations in the future will depend on future developments, which are highly uncertain and cannot be predicted, including the scope and duration of the pandemic and actions taken by governmental authorities and other third parties in response to the pandemic. The pandemic could have a material adverse effect on our financial condition and operations.
The pandemic-related risks that we face include (but are not necessarily limited to) the following:
•	Economic conditions and uncertainties may negatively impact the value, cash flow, and liquidity of our general account investments due to, e.g., market volatility, reduced liquidity, changes in interest rates, economic shutdowns or slowdowns, government regulations, and counterparty defaults.
•	Voluntary or government mandated hardship assistance that we provide to our customers in the form of, e.g., grace periods for failure to make timely payments, may reduce our net income and surplus.
•	Reductions in new sales of our financial products or reductions in fees collected by us, or increases in surrenders, cancellations, or defaults with respect to our customers’ existing financial products, as a result of economic conditions and uncertainties may reduce our net income and surplus.
•	Economic conditions and uncertainties may limit our access to sources of capital and our ability to obtain reinsurance.
•	Voluntary and government mandated pandemic mitigation efforts, such as prolonged remote working arrangements and economic shutdowns, and employees’ ability or willingness to fulfill their responsibilities during the pandemic, may disrupt our ability to administer our insurance contracts (including our ability to timely process applications, transactions, and payments and to calculate values) and may disrupt the services provided by third-parties upon which we rely to administer our insurance contracts.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

In addition to the risks listed above, to the extent that the pandemic impacts our business and operations, it may also have the effect of heightening the other risks described in this section of the prospectus.

13.  Financial Statements
The statutory financial statements of Allianz Life Insurance Company of North America as of December 31, 2020 and 2019 and for each of the three years in the period ended December 31, 2020 included in Appendix H of this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements of the subaccounts of Allianz Life Variable Account B of Allianz Life Insurance Company of North America (“Variable Account B”) as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020 included in Appendix B of the SAI, which is incorporated in this prospectus by reference to Post-Effective Amendment No. 22 to Variable Account B’s Form N-4 filed with the SEC (File No. 333-185866), have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

14.  Privacy Notice
Allianz Life Insurance Company of North America
PO Box 1344
Minneapolis, MN 55440-1344
800.328.5600
Your privacy is a high priority for Allianz Life Insurance Company of North America (Allianz) (“we” or “our”). This Privacy Notice outlines our principles for collecting, using and protecting information that we maintain about you. This Privacy Notice is also displayed on our website at www.allianzlife.com.
Information about you that Allianz collects
We collect information about you so that we can process the insurance transactions you request and administer or service your policy. We also collect information to inform you of new products and services and to engage in studies or research relating to our business. We limit the information collected to what is needed for our business purposes. We may collect your information from the following sources.
•	From you, either directly or through our financial professionals. This may include information provided on your insurance application or other forms you may complete. The information we collect includes, but is not limited to, your name, Social Security number, address, telephone number, mobile phone number, and email address.
•	From others, through the process of issuing a policy or handling a claim. This may include information from consumer reporting agencies and medical or accident reports.
•	From your doctor or during a home visit by a health care professional. This may include your health records gathered with your written consent.
•	From your relationship with us. For example, this may include the number of years you have been a customer or the types of products you have purchased.
•	From data brokers that collect publicly available information about you. This includes household information, financial transactions, and social media activity.
Information about you that Allianz shares
We do not share information about current or former customers with anyone, except as allowed by law. “Allowed by law” means that we may share the information we collect about you as follows.
•	With people and entities when we have your consent to share your information.
•	With our affiliates and other third parties in order to process your application, or administer or service your policy.
•	With consumer reporting agencies to obtain a medical report, credit report, or motor vehicle report. These reports are used to decide eligibility for a policy or to process transactions you request.
•	With our financial professionals so that they can service your policy. They may also inform you of other Allianz products and services that may be of interest to you.
•	With health care providers in order to process your claim.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

•	As required or otherwise permitted by law. This may include sharing information with state insurance agencies, law enforcement, and other government officials. We may also share your information to respond to subpoenas, court orders, and other legal requests.
•	With research groups to conduct studies on our business to improve the products and services we offer.
•	To inform you of products and services that may be of interest to you. These communications may be made by us, our financial professionals, or through third parties.
•	With our affiliates so they can market their products and services to you. State insurance laws do not allow you to restrict this disclosure.
Allianz does not sell your information to anyone
We do not sell your information to anyone for their own marketing purposes. For this reason, we are not required to obtain your “opt in election,” “opt out election,” or authorization.
Allianz policies and practices regarding security of your information
We limit access to your information to those employees, affiliates, and service providers who need it for our business purposes. We protect your information using safeguards that comply with applicable federal and state law. This includes measures that are administrative, physical, and technical in nature. We use reasonable measures to secure our websites and protect the information that may be shared over these sites.
Your ability to access and correct your information
You have the right to access and obtain a copy of your information. This does not include the right to access and copy your information related to a claim or civil or criminal proceeding. You may also write to us and ask about disclosure(s) of your information made within the last two (2) years. If you wish to review your information, please write us at:
Allianz Life Insurance Company of North America
Attn: Privacy Office
PO Box 1344
Minneapolis, MN 55440-1344
Please provide your full name, address, and policy number(s) in your written request. For your protection, please have your request notarized. We reserve the right to ask for additional verification of your identity.
Within 30 working days of our receipt of your written request, you may see and get a copy of your information in person. If you prefer, we will send you a copy of your information. If medical information is contained in your file, we may request that you name a medical professional to whom we will send your information.
If you believe any of your information is incorrect, you may write to us at the address above. Within 30 working days, we will let you know if our review has resulted in a correction of your information. If we do not agree there is an error, you may file a statement disputing our finding. We will attach the statement to your file. We will send any corrections we make, or your statement, to anyone we shared your information with over the past two years, and to anyone who may receive your information from us in the future. We do not control the information about you obtained from a consumer reporting agency or a Department of Motor Vehicles. We will provide you with the names and addresses of these agencies so you can contact them directly.
Notification of change
Your trust is one of our most important assets. If we revise our privacy practices in the future, we will notify you prior to implementing any changes.
For more information or if you have questions
If you have any questions or concerns about our privacy practices, please call the Corporate Compliance Privacy Office at 800.328.5600, contact us via the secured website, or write us at:
Allianz Life Insurance Company of North America
Attn: Privacy Office
PO Box 1344
Minneapolis, MN 55440-1344

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

This Privacy Notice is being provided on behalf of the following companies:
•	Allianz Life Insurance Company of North America
•	Allianz Life Financial Services, LLC
M40018 (R-08/2020)

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

15.  Table of Contents of the Form N-4 SAI
Allianz Life as Custodian	3
Legal Opinions	3
Distributor	3
Administrative Service Fees	3
Federal Tax Status	4
Annuity Contracts in General	4
Taxation of Annuities in General	4
Qualified Contracts	4
Purchasing a Qualified Contract	6
Distributions-Qualified Contracts	6
Distributions-Non-Qualified Contracts	9
Required Distributions	9
Diversification	10
Owner Control	10
Contracts Owned by Non-Individuals	10
Annuity Purchases by Nonresident Aliens and Foreign Corporations	10
Income Tax Withholding	10
Multiple Contracts	11
Partial 1035 Exchanges	11
Assignments, Pledges and Gratuitous Transfers	11
Death Benefits	11
Spousal Continuation and the Federal Defense of Marriage Act (DOMA)	11
Federal Estate Taxes	12
Generation-Skipping Transfer Tax	12
Foreign Tax Credits	12
Possible Tax Law Changes	12
Annuity Payments	12
Annuity Payment Options	12
Appendix A – Death of the Owner and/or Annuitant	14
Appendix B – Allianz Life Variable Account B Financial Statements	17

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

Appendix A – Available Indexes
S&P 500® Index
The S&P 500® Index is comprised of 500 stocks representing major U.S. industrial sectors.
S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“S&P”). This trademark has been licensed for use by S&P Dow Jones Indices LLC. S&P marks are trademarks of S&P. These trademarks have been sublicensed for certain purposes by Allianz Life Insurance Company of North America (“Allianz”). The S&P 500® Index (“the Index”) is a product of S&P Dow Jones Indices LLC and/or its affiliates and have been licensed for use by Allianz.
Allianz products are not sponsored, endorsed, sold, or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the owners of the Allianz products or any member of the public regarding the advisability of investments generally or in Allianz products particularly or the ability of the Index and Average to track general market performance. S&P Dow Jones Indices’ only relationship to Allianz with respect to the Index and Average is the licensing of the Index and Average and certain trademarks, service marks, and/or trade names of S&P Dow Jones Indices and/or its third-party licensors. The Index and Average are determined, composed, and calculated by S&P Dow Jones Indices without regard to Allianz or the products. S&P Dow Jones Indices have no obligation to take the needs of Allianz or the owners of the products into consideration in determining, composing, or calculating the Index and Average. S&P Dow Jones Indices are not responsible for and have not participated in the design, development, pricing, and operation of the products, including the calculation of any interest payments or any other values credited to the products. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing, or trading of products. There is no assurance that investment products based on the Index and Average will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to products currently being issued by Allianz, but which may be similar to and competitive with Allianz products. In addition, CME Group Inc., an indirect minority owner of S&P Dow Jones Indices LLC, and its affiliates may trade financial products which are linked to the performance of the Index and Average. It is possible that this trading activity will affect the value of the products.
S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS, AND/OR THE COMPLETENESS OF THE INDEX AND AVERAGE OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY ALLIANZ, OWNERS OF THE PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX AND AVERAGE OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME, OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND ALLIANZ OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.
Russell 2000® Index
The Russell 2000® Index is an equity index that measures the performance of the 2,000 smallest companies in the Russell 3000® Index, which is made up of 3,000 of the biggest U.S. stocks. The Russell 2000® Index is constructed to provide a comprehensive and unbiased small-cap barometer and is completely reconstituted annually to ensure larger stocks do not affect the performance and characteristics of the true small-cap index.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021
Appendix A

The Russell 2000® Index (the “Index”) is a trademark of Frank Russell Company (“Russell”) and has been licensed for use by Allianz Life Insurance Company of North America (“Allianz”). Allianz products are not in any way sponsored, endorsed, sold or promoted by Russell or the London Stock Exchange Group companies (“LSEG”) (together the “Licensor Parties”) and none of the Licensor Parties make any claim, prediction, warranty or representation whatsoever, expressly or impliedly, either as to (i) the results to be obtained from the use of the Index (upon which the Allianz product is based), (ii) the figure at which the Index is said to stand at any particular time on any particular day or otherwise, or (iii) the suitability of the Index for the purpose to which it is being put in connection with the Allianz product. None of the Licensor Parties have provided or will provide any financial or investment advice or recommendation in relation to the Index to Allianz or to its clients. The Index is calculated by Russell or its agent. None of the Licensor Parties shall be (a) liable (whether in negligence or otherwise) to any person for any error in the Index or (b) under any obligation to advise any person of any error therein.
Nasdaq-100® Index
The NASDAQ-100 Index® includes 100 of the largest domestic and international non-financial securities listed on The NASDAQ Stock Market® based on market capitalization.
The Product(s) is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Nasdaq-100 Index® to track general stock market performance. The Corporations' only relationship to Allianz Life Insurance Company of North America (“Licensee”) is in the licensing of the NASDAQ®, and Nasdaq-100 Index® registered trademarks, and certain trade names of the Corporations and the use of the Nasdaq-100 Index® which is determined, composed and calculated by NASDAQ without regard to Licensee or the Product(s). Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices of, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).
THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
EURO STOXX 50®
The EURO STOXX 50®, Europe's leading blue-chip index for the Eurozone, provides a blue-chip representation of supersector leaders in the Eurozone. The index covers 50 stocks from 11 Eurozone countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. STOXX Limited, Deutsche Börse Group and their licensors, research partners or data providers have no relationship to Allianz Life Insurance Company of North America (“Allianz”), other than the licensing of the EURO STOXX 50® and the related trademarks for use in connection with Allianz products.STOXX, Deutsche Börse Group and their licensors, research partners or data providers do not:
•	sponsor, endorse, sell or promote Allianz products.
•	recommend that any person invest in Allianz products or any other securities.
•	have any responsibility or liability for or make any decisions about the timing, amount or pricing of Allianz products.
•	have any responsibility or liability for the administration, management or marketing of Allianz products.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021
Appendix A

•	consider the needs of Allianz products or the owners of Allianz products in determining, composing or calculating the EURO STOXX 50 or have any obligation to do so.
STOXX, Deutsche Börse Group and their licensors, research partners or data providers give no warranty, and exclude any liability (whether in negligence or otherwise), in connection with the Allianz products or their performance.
STOXX does not assume any contractual relationship with the purchasers of Allianz products or any other third parties.
Specifically,
•	STOXX, Deutsche Börse Group and their licensors, research partners or data providers do not give any warranty, express or implied, and exclude any liability about:
•	The results to be obtained by Allianz products, the owner of Allianz products or any other person in connection with the use of the EURO STOXX 50 and the data included in the EURO STOXX 50;
•	The accuracy, timeliness, and completeness of the EURO STOXX 50 and its data;
•	The merchantability and the fitness for a particular purpose or use of the EURO STOXX 50 and its data;
•	The performance of Allianz products generally.
•	STOXX, Deutsche Börse Group and their licensors, research partners or data providers give no warranty and exclude any liability, for any errors, omissions or interruptions in the EURO STOXX 50 or its data;
•	Under no circumstances will STOXX, Deutsche Börse Group or their licensors, research partners or data providers be liable (whether in negligence or otherwise) for any lost profits or indirect, punitive, special or consequential damages or losses, arising as a result of such errors, omissions or interruptions in the EURO STOXX 50 or its data or generally in relation to Allianz products, even in circumstances where STOXX, Deutsche Börse Group or their licensors, research partners or data providers are aware that such loss or damage may occur.
The licensing Agreement between Allianz and STOXX is solely for their benefit and not for the benefit of the owners of Allianz products or any other third parties.
iShares® MSCI Emerging Markets ETF
The iShares® MSCI Emerging Markets ETF distributed by BlackRock Investments, LLC. iShares®, BLACKROCK®, and the corresponding logos are registered trademarks of BlackRock, Inc. and its affiliates (“BlackRock”) and are used under license. These trademarks have been licensed for certain purposes by Allianz Life Insurance Company of North America ("Allianz") and its wholly-owned subsidiaries. Products offered by Allianz or its wholly-owned subsidiaries are not sponsored, endorsed, sold or promoted by BlackRock, and purchasers of such products do not acquire any interest in the iShares® MSCI Emerging Markets ETF nor enter into any relationship of any kind with BlackRock. BlackRock makes no representations or warranties, express or implied, to the owners of any products offered by Allianz or its wholly-owned subsidiaries, or any member of the public regarding the advisability of purchasing a product from Allianz or its wholly-owned subsidiaries. BlackRock has no obligation or liability for any errors, omissions, interruptions or use of the iShares MSCI Emerging Markets ETF or any data related thereto, or with the operation, marketing, trading or sale of any products or services offered by Allianz.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021
Appendix A

Appendix B – Daily Adjustment
Generally
We designed the Daily Adjustment to provide an Index Option Value for each Index Option with the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy on Business Days other than the Term Start Date or the Term End Date. The Daily Adjustment approximates the Index Option Value that will be available on the Term End Date. It is the estimated present value of the future Performance Credit that we will apply on the Term End Date. The Daily Adjustment takes into account:
(i)	any Index gains during the Term subject to the applicable Precision Rate, Cap, and/or Participation Rate,
(ii)	either any Index losses greater than the Buffer or Index losses down to the Floor, and
(iii)	the number of days until the Term End Date.
The Daily Adjustment formula has two primary components, (i) the change in Proxy Value and (ii) accumulated proxy interest, which are added together and then multiplied by the Index Option Base. We designed the Daily Adjustment to estimate the present value of positive or negative Performance Credit that will be available on the Term End Date taking into account any applicable Buffer, Floor, Precision Rate, Cap, and/or Participation Rate. You should note that even if your selected Index(es) experience positive growth, the Daily Adjustments may be negative because of other market conditions, such as the expected volatility of Index prices and interest rates. Therefore, the Daily Adjustment could result in a loss beyond the protection of the Buffer or Floor. The Daily Adjustment for 3-year and 6-year Term Index Options may be more negatively impacted by changes in the expected volatility of Index prices than 1-year Term Index Options due the difference in Term length. Also, the risk of a negative Daily Adjustment is greater for 3-year and 6-year Term Index Options than 1-year Term Index Options because the Buffer is exposed to a longer time period. The impact of the Cap and Buffer on the Daily Adjustment for a 1-year Term Index Option is greater than it is for a 3-year or 6-year Term Index Option because we apply the Cap and Buffer for the entire Term length, and the Term length is shorter for a 1-year Term.
Daily Adjustment Formula
The formula for the calculation of the Daily Adjustment is as follows:
Daily Adjustment = [(a) change in Proxy Value + (b) proxy interest] x Index Option Base
Where:
(a)	change in Proxy Value = (current Proxy Value – beginning Proxy Value)
(b)	proxy interest = beginning Proxy Value x (1 – time remaining during the Term)
Calculating Change in Proxy Value
The change in Proxy Value represents the current hypothetical value of the Proxy Investment (current Proxy Value), less the cost of the Proxy Investment on the Term Start Date (beginning Proxy Value).
The current Proxy Value is the Proxy Value calculated on the same day as the Daily Adjustment. The beginning Proxy Value is the Proxy Value calculated on the Term Start Date.
The Proxy Value is calculated differently for each Crediting Method.
For the Index Precision Strategy, the Proxy Value involves tracking two hypothetical derivatives and is calculated using the following formula:
[Precision Rate x (at-the-money binary call)] – (out-of-the-money put)
With respect to our Proxy Value formula, we designed the at-the-money binary call to value the potential for gains equal to the Precision Rate if on the Term End Date, the Index Value is greater than or equal to the Index Value on the Term Start Date, and the out-of-the-money put to value the potential for Index losses greater than the Buffer for the Index Precision Strategy. It is important to note that the out-of-the-money put will almost always reduce the Daily Adjustment, even when the current Index price on a Business Day is higher than the Index Value on the Term Start Date. This is because the risk that the Index Value could be lower on the Term End Date is present to some extent whether or not the current Index price on a Business Day is lower than the Index Value on the Term Start Date.
For the Index Guard Strategy, the Proxy Value involves tracking four hypothetical derivatives and is calculated using the following formula:
Proxy Value = (at-the-money call) – (out-of-the-money call) – (at-the-money put) + (out-of-the-money put)

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021
Appendix B

With respect to our Proxy Value formula, we designed the at-the-money call and out-of-the-money call to value the potential for Index gains up to the Cap and the at-the-money put to value the potential for Index losses, but add back the out-of-money put to mimic the protection of the Floor for the Index Guard Strategy. It is important to note that the at-the-money put will almost always reduce the Daily Adjustment, even when the current Index price on a Business Day is higher than the Index Value on the Term Start Date. It is also important to note that the out-of-money put will almost always reduce, and never exceed, the negative impact of the at-the-money put for the Index Guard Strategy.
For the Index Performance Strategy, the Proxy Value involves tracking three hypothetical derivatives and is calculated using the following formula:
Proxy Value = (at-the-money call) – (out-of-the-money call) – (out-of-the-money put)
With respect to our Proxy Value formula, we designed the at-the-money call and out-of-the-money call to value the potential for Index gains subject to any applicable Participation Rate up to the Cap, and the out-of-the-money put to value the potential for Index losses greater than the Buffer for the Index Performance Strategy. Similar to the Index Precision Strategy, it is important to note that the out-of-the-money put will almost always reduce the Daily Adjustment, even when the current Index price on a Business Day is higher than the Index Value on the Term Start Date. This is because the risk that the Index Value could be lower on the Term End Date is present to some extent whether or not the current Index price on a Business Day is lower than the Index Value on the Term Start Date. For purposes of the Proxy Value formula the value of the out-of-the-money call will be zero if an Index Option is uncapped.
Calculating Proxy Interest
The proxy interest is an amount of interest that is earned to provide compensation for the cost of the Proxy Investment on the Term Start Date. The proxy interest is approximated by the value of amortizing the cost of the Proxy Investment over the Term to zero. The formula for proxy interest involves the calculation of (i) the beginning Proxy Value (the formula for which varies depending on the Crediting Method, as previously discussed) and (ii) the time remaining during a Term. The time remaining during a Term is equal to the number of days remaining in the Term divided by the Term length. The Term length is 365 days for a 1-year Term; 1,095 days for a 3-year Term; and 2,190 days for a 6-year Term. The proxy interest may be significantly different from current interest rates available on interest bearing investments.
Additional Information
You can find a more detailed explanation of the calculation of the Proxy Value, including examples, in Exhibit 99(b) of the Form S-1 Registration Statement filed with the SEC, of which this prospectus is a part. This Exhibit is incorporated by reference into this prospectus. You can obtain a copy of Exhibit 99(b) by calling (800) 624-0197, or visiting our website at www.allianzlife.com.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021
Appendix B

Appendix C – Historical Buffers, Floors, and Initial and Renewal DPSCs, Precision Rates, and Caps
• The iShares® MSCI Emerging Markets ETF first became available to newly issued Contracts on April 29, 2019, and became available to certain existing Contracts on the first Index Anniversary that occurred on or after August 20, 2019.
• The Index Performance Strategy 3-year Term with 20% Buffer Index Options first became available to newly issued Contracts on May 1, 2020, and became available to certain existing Contracts on the first Index Anniversary that occurred on or after November 23, 2020. We stopped offering these Index Options to newly issued Contracts on April 30, 2021.
• The Index Performance Strategy 3-year and 6-year Term Index Options with a Participation Rate first became available to newly issued Contracts on April 30, 2021. Therefore, no historical information for these Index Options is included here.
• For more information, please see Appendix G.
This information regarding the Buffers, Floors and initial and renewal DPSCs, Precision Rates, and Caps is for historical purposes only; it is not a representation as to future Buffers, Floors, DPSCs, Precision Rates, or Caps. DPSCs, Precision Rates, and Caps may change frequently, and may vary substantially based on market conditions.
Index Protection Strategy
The S&P 500® Index was the only Index available with the Index Protection Strategy prior to May 1, 2018. The Index Protection Strategy with the Russell 2000® Index, Nasdaq-100® Index and EURO STOXX 50® first became available to newly issued Contracts on May 1, 2018, and became available to certain existing Contracts on the first Index Anniversary that occurred on or after June 4, 2018. For more information, please see Appendix G.
Following are the highest and lowest initial and renewal DPSCs offered for Index Effective Date periods occurring within each calendar year during September 16, 2013 (the date the Contracts were first issued) through January 4, 2021.
S&P 500® Index
Index Effective Dates:	9/16/2013 - 1/6/2014		1/7/2014 - 1/5/2015		1/6/2015 - 1/4/2016		1/5/2016 - 1/2/2017		1/3/2017 - 1/2/2018		1/3/2018 - 1/1/2019
DPSCs	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial DPSCs	4.00%	4.50%	3.75%	4.00%	3.50%	3.75%	3.00%	3.50%	3.00%	4.75%	3.75%	5.40%
1st Anniversary Renewal DPSCs	3.75%	4.00%	3.50%	3.75%	3.00%	3.50%	3.00%	3.75%	3.65%	5.10%	4.00%	5.20%
2nd Anniversary Renewal DPSCs	3.50%	3.75%	3.00%	3.50%	3.00%	3.75%	3.65%	4.05%	4.00%	5.30%	4.30%	5.00%
3rd Anniversary Renewal DPSCs	3.00%	3.25%	3.00%	3.75%	3.65%	4.05%	3.90%	4.20%	4.20%	5.40%
4th Anniversary Renewal DPSCs	3.75%	3.75%	3.65%	4.05%	3.90%	4.20%	4.00%	4.40%
5th Anniversary Renewal DPSCs	3.90%	4.00%	3.90%	4.20%	4.00%	4.40%
6th Anniversary Renewal DPSCs	3.90%	4.20%	4.00%	4.40%
7th Anniversary Renewal DPSCs	4.00%	4.20%

Index Effective Dates:	1/2/2019 - 1/6/2020		1/7/2020 - 1/4/2021
DPSCs	Lowest	Highest	Lowest	Highest
Initial DPSCs	3.80%	5.90%	2.30%	3.80%
1st Anniversary Renewal DPSCs	3.70%	5.70%
Index Effective Dates: 1/6/2015 – 1/4/2016
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
DPSCs	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
3rd Anniversary Renewal DPSCs	3.65%	4.05%	4.00%	4.00%	4.00%	4.10%	5.10%	5.20%	NA	NA
4th Anniversary Renewal DPSCs	3.90%	4.20%	4.00%	4.20%	3.80%	4.10%	5.10%	5.30%	4.10%	4.50%
5th Anniversary Renewal DPSCs	4.00%	4.40%	4.20%	4.40%	4.20%	4.50%	4.40%	4.60%	4.40%	4.50%

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021
Appendix C

Index Protection Strategy (continued)
Index Effective Dates: 1/5/2016 – 1/2/2017
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
DPSCs	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
2nd Anniversary Renewal DPSCs	3.65%	4.05%	3.90%	4.10%	3.90%	4.10%	4.80%	5.40%	NA	NA
3rd Anniversary Renewal DPSCs[1]	3.90%	4.20%	3.90%	4.20%	3.80%	4.10%	4.80%	5.40%	4.10%	4.50%
4th Anniversary Renewal DPSCs	4.00%	4.40%	4.20%	4.40%	4.10%	4.50%	4.40%	5.10%	4.30%	4.60%
1	The 3rd Anniversary Renewal DPSCs for the iShares® MSCI Emerging Markets ETF are for a partial period of June 3, 2019 through January 2, 2020.
Index Effective Dates: 1/3/2017 – 1/2/2018
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
DPSCs	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
1st Anniversary Renewal DPSCs[1]	3.65%	5.10%	4.10%	5.20%	4.10%	5.20%	5.20%	6.40%	NA	NA
2nd Anniversary Renewal DPSCs[2]	4.00%	5.30%	3.90%	5.40%	3.90%	5.30%	4.80%	6.50%	4.30%	5.60%
3rd Anniversary Renewal DPSCs	4.20%	5.40%	4.20%	5.40%	4.10%	5.30%	4.60%	5.80%	4.30%	5.70%
1	The 1st Anniversary Renewal DPSCs for the Russell 2000® Index, Nasdaq-100® Index and EURO STOXX 50® are for a partial period of June 4, 2018 through January 2, 2019.
2	The 2nd Anniversary Renewal DPSCs for the iShares® MSCI Emerging Markets ETF are for a partial period of June 3, 2019 through January 2, 2020.
Index Effective Dates: 1/3/2018 – 1/1/2019
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
DPSCs	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial DPSCs[1]	3.75%	5.40%	4.20%	5.50%	4.10%	5.50%	5.20%	7.10%	NA	NA
1st Anniversary Renewal DPSCs[2]	4.00%	5.20%	4.00%	5.30%	4.10%	5.30%	4.90%	6.90%	4.40%	5.60%
2nd Anniversary Renewal DPSCs	4.30%	5.00%	4.30%	5.10%	4.20%	5.10%	4.60%	6.70%	4.50%	5.40%
1	The initial DPSCs for the Russell 2000® Index, Nasdaq-100® Index and EURO STOXX 50® are for a partial period of June 4, 2018 through January 1, 2019.
2	The 1st Anniversary Renewal DPSCs for the iShares® MSCI Emerging Markets ETF are for a partial period of June 3, 2019 through January 1, 2020.
Index Effective Dates: 1/2/2019 – 1/6/2020
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
DPSCs	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial DPSCs[1]	3.80%	5.90%	3.90%	5.90%	3.80%	5.90%	4.70%	7.50%	4.00%	5.80%
1st Anniversary Renewal DPSCs	3.70%	5.70%	3.90%	5.70%	4.00%	5.70%	4.00%	7.30%	4.00%	6.10%
1	The initial DPSCs for the iShares® MSCI Emerging Markets ETF are for a partial period of April 29, 2019 through January 6, 2020.
Index Effective Dates: 1/7/2020 – 1/4/2021
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
DPSCs	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial DPSCs	2.30%	3.80%	2.40%	3.80%	2.30%	3.70%	2.40%	4.50%	2.40%	3.90%
Index Precision Strategy
The Index Precision Strategy first became available to newly issued Contracts on November 14, 2017, and became available to certain existing Contracts on the first Index Anniversary that occurred on or after January 15, 2018. For more information, please see Appendix G.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021
Appendix C

Index Precision Strategy (continued)
Following are the highest and lowest initial and renewal Precision Rates offered for Index Effective Date periods occurring within each calendar year during November 14, 2017 (the date the Index Precision Strategy was first available) through January 4, 2021. During the periods shown below, the Buffer was 10.00% for each Index.
Index Effective Dates: 8/24/2015 – 1/4/2016
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
Precision Rates	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
3rd Anniversary Renewal Precision Rates	7.30%	8.80%	7.80%	9.60%	8.50%	10.70%	10.90%	12.00%	NA	NA
4th Anniversary Renewal Precision Rates	7.40%	9.30%	8.60%	10.40%	8.50%	10.40%	10.70%	11.70%	10.00%	11.10%
5th Anniversary Renewal Precision Rates	10.50%	13.30%	11.70%	15.50%	12.00%	16.80%	10.40%	13.70%	10.80%	14.00%
Index Effective Dates: 1/5/2016 – 1/2/2017
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
Precision Rates	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
2nd Anniversary Renewal Precision Rates	6.55%	9.45%	7.80%	9.95%	7.80%	10.95%	10.25%	12.00%	NA	NA
3rd Anniversary Renewal Precision Rates[1]	7.40%	9.30%	8.60%	10.40%	8.50%	10.90%	10.70%	12.00%	10.00%	11.10%
4th Anniversary Renewal Precision Rates	8.00%	13.30%	8.80%	15.50%	8.90%	16.80%	10.20%	13.70%	9.50%	14.00%
*	The 3rd Anniversary Renewal Precision Rates for the iShares® MSCI Emerging Markets ETF are for a partial period of June 3, 2019 through January 2, 2020.
Index Effective Dates: 1/3/2017 – 1/2/2018
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
Precision Rates	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Precision Rates[1]	7.00%	7.25%	8.75%	9.00%	8.25%	8.25%	10.75%	10.75%	NA	NA
1st Anniversary Renewal Precision Rates	6.55%	9.95%	8.20%	10.45%	7.80%	11.50%	10.25%	12.70%	NA	NA
2nd Anniversary Renewal Precision Rates[2]	7.80%	10.10%	8.70%	10.90%	8.70%	11.60%	10.70%	13.40%	10.50%	11.60%
3rd Anniversary Renewal Precision Rates	8.00%	14.70%	8.80%	16.90%	8.90%	17.40%	10.20%	15.10%	9.50%	15.40%
1	The initial Precision Rates are for a partial period from November 14, 2017 through January 2, 2018.
Index Effective Dates: 1/3/2018 – 1/1/2019
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
Precision Rates	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Precision Rates	7.05%	10.20%	8.30%	11.00%	8.35%	12.10%	10.75%	13.80%	NA	NA
1st Anniversary Renewal Precision Rates[1]	7.80%	10.40%	9.10%	11.50%	8.90%	11.30%	11.30%	13.10%	10.40%	12.30%
2nd Anniversary Renewal Precision Rates	8.40%	13.70%	9.20%	15.90%	9.30%	15.40%	10.70%	14.10%	10.00%	14.40%
1	The 1st Anniversary Renewal Precision Rates for the iShares® MSCI Emerging Markets ETF are for a partial period of June 3, 2019 through January 1, 2020.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021
Appendix C

Index Precision Strategy (continued)
Index Effective Dates: 1/2/2019 – 1/6/2020
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
Precision Rates	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Precision Rates[1]	8.70%	11.30%	9.90%	11.60%	9.70%	13.40%	11.70%	14.20%	10.90%	12.30%
1st Anniversary Renewal Precision Rates	8.60%	13.80%	9.30%	16.00%	9.50%	15.40%	10.80%	14.20%	10.20%	14.50%
1	The initial Precision Rates for the iShares® MSCI Emerging Markets ETF are for a partial period of April 29, 2019 through January 6, 2020.
Index Effective Dates: 1/7/2020 – 1/4/2021
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
Precision Rates	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Precision Rates	8.60%	13.80%	9.30%	16.00%	9.50%	15.40%	10.80%	14.20%	10.20%	14.50%
Index Guard Strategy
The Index Guard Strategy first became available to newly issued Contracts on August 24, 2015. For more information, please see Appendix G.
Following are the highest and lowest initial and renewal Caps offered for Index Effective Date periods occurring within each calendar year during August 24, 2015 (the date the Index Guard Strategy was first available) through January 4, 2021. During the periods shown below, the Floor was -10.00% for each Index.
Index Effective Dates: 8/24/2015 – 1/4/2016
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Caps	9.50%	10.25%	9.75%	10.00%	9.00%	9.50%	9.75%	10.25%	NA	NA
1st Anniversary Renewal Caps	9.00%	9.25%	9.75%	10.00%	8.25%	9.00%	9.75%	10.00%	NA	NA
2nd Anniversary Renewal Caps	9.75%	10.75%	11.00%	11.75%	9.50%	10.00%	19.25%	25.00%	NA	NA
3rd Anniversary Renewal Caps	9.25%	10.25%	10.00%	10.50%	9.75%	10.50%	22.00%	23.50%	NA	NA
4th Anniversary Renewal Caps	10.50%	11.50%	11.25%	12.00%	10.25%	10.75%	23.00%	25.50%	12.50%	13.25%
5th Anniversary Renewal Caps	9.50%	10.50%	10.50%	11.75%	10.25%	12.25%	17.00%	19.50%	11.50%	12.00%
Index Effective Dates: 1/5/2016 – 1/2/2017
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Caps	9.00%	10.75%	9.75%	11.00%	8.25%	9.75%	9.75%	11.00%	NA	NA
1st Anniversary Renewal Caps	9.00%	10.75%	9.75%	12.00%	8.50%	10.00%	9.75%	25.00%	NA	NA
2nd Anniversary Renewal Caps	9.25%	10.25%	10.00%	11.25%	9.50%	10.50%	22.00%	26.00%	NA	NA
3rd Anniversary Renewal Caps[1]	10.00%	11.50%	10.75%	12.00%	10.25%	11.25%	23.00%	26.00%	12.00%	13.25%
4th Anniversary Renewal Caps	9.50%	12.00%	10.50%	11.75%	10.00%	12.25%	17.00%	24.50%	11.50%	13.00%
1	The 3rd Anniversary Renewal Caps for the iShares® MSCI Emerging Markets ETF are for a partial period of June 3, 2019 through January 2, 2020.
Index Effective Dates: 1/3/2017 – 1/2/2018
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Caps	9.00%	15.00%	9.75%	16.00%	8.50%	13.50%	9.75%	25.00%	NA	NA
1st Anniversary Renewal Caps	9.25%	13.50%	10.50%	14.00%	9.50%	13.25%	23.00%	29.00%	NA	NA
2nd Anniversary Renewal Caps[1]	10.25%	15.00%	10.75%	15.50%	10.25%	14.50%	23.50%	29.00%	12.75%	16.75%
3rd Anniversary Renewal Caps	10.00%	14.00%	10.75%	14.00%	10.00%	13.75%	17.25%	24.50%	12.00%	16.50%
1	The 2nd Anniversary Renewal Caps for the iShares® MSCI Emerging Markets ETF are for a partial period of June 3, 2019 through January 2, 2020.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021
Appendix C

Index Guard Strategy (continued)
Index Effective Dates: 1/3/2018 – 1/1/2019
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Caps	9.75%	12.50%	10.50%	12.75%	10.00%	12.50%	22.00%	26.00%	NA	NA
1st Anniversary Renewal Caps[1]	10.50%	13.75%	11.25%	14.00%	10.75%	12.75%	24.50%	26.50%	12.75%	16.00%
2nd Anniversary Renewal Caps	9.25%	12.50%	10.75%	12.00%	10.50%	12.00%	18.00%	25.00%	11.00%	13.50%
1	The 1st Anniversary Renewal Caps for the iShares® MSCI Emerging Markets ETF are for a partial period of June 3, 2019 through January 1, 2020.
Index Effective Dates: 1/2/2019 – 1/6/2020
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Caps[1]	12.75%	15.25%	12.75%	14.50%	11.25%	13.50%	24.50%	28.00%	14.50%	16.75%
1st Anniversary Renewal Caps	9.25%	13.00%	10.50%	12.50%	10.25%	12.00%	18.00%	26.00%	11.00%	14.50%
1	The initial Caps for the iShares® MSCI Emerging Markets ETF are for a partial period of April 29, 2019 through January 6, 2020.
Index Effective Dates: 1/7/2020 – 1/4/2021
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Caps	9.25%	13.00%	10.50%	12.50%	10.25%	12.00%	12.50%	26.00%	11.00%	14.50%
Index Performance Strategy 1-year Term
The Index Performance Strategy 1-year Term with EURO STOXX 50® first became available to newly issued Contracts on August 24, 2015. For more information, please see Appendix G.
Following are the highest and lowest initial and renewal Caps offered for Index Effective Date periods occurring within each calendar year during September 16, 2013 (the date the Contracts were first issued), through January 4, 2021. During the periods shown below, the Buffer was 10.00% for each Index.
Index Effective Dates: 9/16/2013 – 1/6/2014
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Caps	13.00%	14.00%	14.00%	16.00%	11.00%	13.00%
1st Anniversary Renewal Caps	12.50%	13.50%	14.75%	15.75%	12.00%	13.00%
2nd Anniversary Renewal Caps	10.50%	15.50%	13.75%	17.50%	9.75%	15.25%
3rd Anniversary Renewal Caps	10.75%	11.25%	13.75%	14.50%	10.75%	11.25%
4th Anniversary Renewal Caps	9.25%	9.75%	12.00%	12.50%	10.00%	10.25%
5th Anniversary Renewal Caps	10.50%	12.00%	11.00%	13.00%	11.75%	14.25%
6th Anniversary Renewal Caps	12.00%	13.25%	14.25%	14.75%	13.75%	14.25%
7th Anniversary Renewal Caps	17.50%	19.25%	19.00%	23.50%	19.00%	23.75%
Index Effective Dates: 1/7/2014 – 1/5/2015
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Caps	12.50%	13.50%	13.50%	15.75%	11.75%	13.00%
1st Anniversary Renewal Caps	10.50%	15.50%	13.25%	17.50%	9.75%	15.25%
2nd Anniversary Renewal Caps	10.75%	15.50%	13.75%	18.50%	10.75%	15.00%
3rd Anniversary Renewal Caps	9.25%	12.00%	12.00%	16.50%	9.50%	12.00%
4th Anniversary Renewal Caps	9.25%	13.75%	11.00%	14.50%	10.75%	15.50%
5th Anniversary Renewal Caps	10.50%	13.25%	12.00%	14.75%	11.50%	15.00%
6th Anniversary Renewal Caps	11.75%	20.25%	12.25%	24.00%	11.75%	23.75%

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021
Appendix C

Index Performance Strategy 1-year Term (continued)
Index Effective Dates: 1/6/2015 – 1/4/2016
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Caps[1]	10.50%	15.50%	13.25%	17.50%	9.75%	15.25%	13.50%	17.50%	NA	NA
1st Anniversary Renewal Caps[2]	10.75%	15.50%	13.75%	18.50%	10.75%	15.00%	13.75%	16.50%	NA	NA
2nd Anniversary Renewal Caps[3]	9.25%	12.00%	12.00%	16.50%	9.50%	12.00%	22.00%	25.00%	NA	NA
3rd Anniversary Renewal Caps[4]	9.25%	13.75%	11.00%	14.50%	10.75%	15.50%	24.00%	25.00%	NA	NA
4th Anniversary Renewal Caps[5]	10.50%	13.25%	12.00%	14.75%	11.50%	15.00%	25.00%	26.50%	15.50%	18.00%
5th Anniversary Renewal Caps[6]	11.75%	20.25%	12.25%	24.00%	11.75%	23.75%	25.50%	29.25%	17.50%	26.00%
1	The initial Caps for the EURO STOXX 50® are for a partial period of August 24, 2015 through January 4, 2016.
2	The 1st Anniversary Renewal Caps for the EURO STOXX 50® are for a partial period of August 24, 2016 through January 4, 2017.
3	The 2nd Anniversary Renewal Caps for the EURO STOXX 50® are for a partial period of August 24, 2017 through January 4, 2018.
4	The 3rd Anniversary Renewal Caps for the EURO STOXX 50® are for a partial period of August 24, 2018 through January 4, 2019.
5	The 4th Anniversary Renewal Caps for the EURO STOXX 50® and iShares® MSCI Emerging Markets ETF are for a partial period of August 24, 2019 through January 4, 2020.
Index Effective Dates: 1/5/2016 – 1/2/2017
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Caps	10.75%	15.50%	13.75%	18.50%	10.75%	15.00%	13.75%	18.50%	NA	NA
1st Anniversary Renewal Caps	9.25%	12.00%	12.00%	16.50%	9.50%	12.00%	13.50%	25.00%	NA	NA
2nd Anniversary Renewal Caps	9.25%	13.75%	11.00%	14.50%	10.75%	15.50%	24.00%	28.00%	NA	NA
3rd Anniversary Renewal Caps[1]	10.50%	13.25%	12.00%	14.75%	11.50%	15.00%	25.00%	28.00%	14.25%	18.00%
4th Anniversary Renewal Caps	11.75%	20.25%	12.25%	24.00%	11.75%	23.75%	23.50%	29.25%	15.00%	26.00%
1	The 3rd Anniversary Renewal Caps for the iShares® MSCI Emerging Markets ETF are for a partial period of June 3, 2019 through January 2, 2020.
Index Effective Dates: 1/3/2017 – 1/2/2018
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Caps	9.75%	14.50%	13.50%	18.50%	10.00%	14.00%	13.50%	25.50%	NA	NA
1st Anniversary Renewal Caps	9.25%	17.00%	12.00%	17.25%	10.75%	17.75%	24.00%	31.00%	NA	NA
2nd Anniversary Renewal Caps[1]	10.75%	17.75%	12.00%	18.00%	11.50%	17.75%	25.50%	31.00%	15.50%	20.00%
3rd Anniversary Renewal Caps	11.75%	25.50%	12.25%	27.50%	11.75%	26.50%	23.50%	31.50%	15.00%	29.00%
1	The 2nd Anniversary Renewal Caps for the iShares® MSCI Emerging Markets ETF are for a partial period of June 3, 2019 through January 2, 2020.
Index Effective Dates: 1/3/2018 – 1/1/2019
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Caps	11.50%	16.25%	14.25%	16.75%	12.00%	17.00%	24.00%	28.00%	NA	NA
1st Anniversary Renewal Caps[1]	12.50%	16.00%	13.50%	17.75%	12.25%	16.50%	26.25%	28.00%	15.50%	23.00%
2nd Anniversary Renewal Caps	12.75%	22.50%	13.25%	25.75%	12.50%	26.25%	24.00%	29.50%	16.50%	26.00%
1	The 1st Anniversary Renewal Caps for the iShares® MSCI Emerging Markets ETF are for a partial period of June 3, 2019 through January 1, 2020.
Index Effective Dates: 1/2/2019 – 1/6/2020
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Caps[1]	14.25%	17.25%	15.00%	17.75%	14.25%	18.50%	26.50%	29.00%	19.00%	23.00%
1st Anniversary Renewal Caps	13.75%	22.25%	14.00%	25.75%	13.50%	26.25%	25.00%	29.50%	17.50%	26.00%
1	The initial Caps for the iShares® MSCI Emerging Markets ETF are for a partial period of April 29, 2019 through January 6, 2020.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021
Appendix C

Index Performance Strategy 1-year Term (continued)
Index Effective Dates: 1/7/2020 – 1/4/2021
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Caps	13.75%	22.25%	14.00%	25.75%	13.50%	26.25%	25.00%	29.50%	17.50%	26.00%
Index Performance Strategy 3-year Term with 20% Buffer
The Index Performance Strategy 3-year Term with 20% Buffer Index Options first became available to newly issued Contracts on May 1, 2020, and became available to certain existing Contracts on the first Index Anniversary that occurred on or after November 23, 2020. We stopped offering these Index Options to newly issued Contracts on April 30, 2021. For more information, please see Appendix G.
Following are the highest and lowest initial and renewal Caps offered for Index Effective Date periods occurring during May 1, 2020 (the date Index Performance Strategy 3-year Term with 20% Buffer was first available), through January 4, 2021. During the periods shown below the Buffer was 20.00% for each Index. A highest Cap of 100% in a period indicates an Index Option was uncapped during that period. If both the highest and lowest Caps are 100% in a period it indicates the Index Option was uncapped during the entire period.
Index Effective Dates: 1/6/2015 – 1/4/2016
Indexes:	S&P 500® Index		Russell 2000® Index
Caps	Lowest	Highest	Lowest	Highest
5th Anniversary Renewal Caps[1]	80.00%	80.00%	45.00%	45.00%
1	The 5th Anniversary Renewal Caps are for a partial period of November 23, 2020 through January 4, 2021.
Index Effective Dates: 1/5/2016 – 1/2/2017
Indexes:	S&P 500® Index		Russell 2000® Index
Caps	Lowest	Highest	Lowest	Highest
4th Anniversary Renewal Caps[1]	80.00%	80.00%	45.00%	45.00%
1	The 4th Anniversary Renewal Caps are for a partial period of November 23, 2020 through January 5, 2021.
Index Effective Dates: 1/3/2017 – 1/2/2018
Indexes:	S&P 500® Index		Russell 2000® Index
Caps	Lowest	Highest	Lowest	Highest
3rd Anniversary Renewal Caps[1]	100.00%	100.00%	55.00%	55.00%
1	The 3rd Anniversary Renewal Caps are for a partial period of November 23, 2020 through January 2, 2021.
Index Effective Dates: 1/3/2018 – 1/1/2019
Indexes:	S&P 500® Index		Russell 2000® Index
Caps	Lowest	Highest	Lowest	Highest
2nd Anniversary Renewal Caps[1]	100.00%	100.00%	50.00%	55.00%
1	The 2nd Anniversary Renewal Caps are for a partial period of November 23, 2020 through January 1, 2021.
Index Effective Dates: 1/2/2019 – 1/6/2020
Indexes:	S&P 500® Index		Russell 2000® Index
Caps	Lowest	Highest	Lowest	Highest
1st Anniversary Renewal Caps[1]	100.00%	100.00%	50.00%	55.00%
1	The 1st Anniversary Renewal Caps are for a partial period of November 23, 2020 through January 6, 2021.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021
Appendix C

Index Performance Strategy 3-year Term with 20% Buffer (continued)
Index Effective Dates: 1/7/2020 – 1/4/2021
Indexes:	S&P 500® Index		Russell 2000® Index
Caps	Lowest	Highest	Lowest	Highest
Initial Caps[1]	75.00%	85.00%	50.00%	80.00%
1	The initial Caps are for a partial period of May 1, 2020 through January 6, 2021.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021
Appendix C

Appendix D – Historical Index Option Performance Information
• The Index Performance Strategy 3-year Term with 20% Buffer using the S&P 500® Index was not available before May 1, 2020. Therefore, no performance for this Index Option will be included here until after May 1, 2023.
• The Index Performance Strategy 3-year and 6-year Term Index Options with a Participation Rate using the S&P 500® Index were not available before April 30, 2021. Therefore, no performance for these 3-year Term Index Options will be included here until after May 1, 2024, and no performance for these 6-year Term Index Options will be included here until after May 1, 2027. For more information, please see Appendix G.
The following historical information, based on historical Buffers, Floors, DPSCs, Precision Rates, and Caps, show how actual movements in the external Index Returns impacted actual Credits. They show the lowest and highest actual annual Index Returns for each time period, and the corresponding Credits received for these Index Returns. No single Crediting Method or Index Option consistently delivers the most return under all market conditions. Past performance does not guaranteed future results. This historical information shows the returns for Contracts with Index Effective Date periods occurring within the first year that each Crediting Method was available using the S&P 500® Index. You can obtain more historical information for other time periods and other Index Options by contacting your Financial Professional.
Index Protection Strategy with the S&P 500® Index
Index Effective Date	9/16/2013- 9/30/2013	10/1/2013- 11/4/2013	11/5/2013- 12/2/2013	12/3/2013- 1/6/2014	1/7/2014- 2/3/2014	2/4/2014- 3/3/2014	3/4/2014- 3/31/2014
Initial DPSC	4.00%	4.50%	4.50%	4.00%	4.00%	4.00%	4.00%
1st Index Year Index Return	16.14% to 17.75%	8.20% to 18.93%	13.52% to 16.30%	9.63% to 16.27%	7.81% to 17.69%	13.49% to 17.75%	8.90% to 13.04%
1st Index Anniversary Credit	4.00%	4.50%	4.50%	4.00%	4.00%	4.00%	4.00%
1st Anniversary Renewal DPSC	4.00%	3.75%	3.75%	3.75%	3.75%	3.75%	3.50%
2nd Index Year Index Return	-5.10% to -0.18%	-1.15% to 9.15%	-0.80% to 3.77%	-2.76% to 5.09%	-8.75% to -4.09%	-11.58% to -5.43%	-4.73% to -0.88%
2nd Index Anniversary Credit	0%	0% or 3.75%	0% or 3.75%	0% or 3.75%	0%	0%	0%
2nd Anniversary Renewal DPSC	3.75%	3.75%	3.75%	3.50%	3.50%	3.50%	3.50%
3rd Index Year Index Return	7.21% to 14.78%	-0.81% to 12.34%	1.50% to 6.98%	5.40% to 14.41%	16.77% to 22.16%	19.55% to 27.29%	14.25% to 19.25%
3rd Index Anniversary Credit	3.75%	0% or 3.75%	3.75%	3.50%	3.50%	3.50%	3.50%
3rd Anniversary Renewal DPSC	3.25%	3.00%	3.00%	3.00%	3.00%	3.25%	3.25%
4th Index Year Index Return	15.34% to 17.22%	17.02% to 24.26%	17.47% to 21.56%	17.22% to 20.67%	15.30% to 25.34%	14.08% to 17.56%	10.45% to 17.30%
4th Index Anniversary Credit	3.25%	3.00%	3.00%	3.00%	3.00%	3.25%	3.25%
4th Anniversary Renewal DPSC	3.75%	3.75%	3.75%	3.75%	3.75%	3.65%	3.85%
5th Index Year Index Return	15.37% to 16.93%	2.66% to 15.64%	1.96% to 8.62%	-12.38% to 5.72%	-7.35% to 2.87%	0.51% to 3.38%	0.01% to 8.08%
5th Index Anniversary Credit	3.75%	3.75%	3.75%	0% or 3.75%	0% or 3.75%	3.65%	3.85%
5th Anniversary Renewal DPSC	4.00%	3.90%	3.90%	4.00%	4.00%	4.00%	4.10%
6th Index Year Index Return	1.62% to 4.05%	-1.23% to 15.08%	9.64% to 17.66%	10.85% to 37.13%	19.23% to 27.32%	6.10% to 23.91%	-21.63% to 12.08%
6th Index Anniversary Credit	4.00%	0% or 3.90%	3.90%	4.00%	4.00%	4.00%	0% or 4.10%
6th Anniversary Renewal DPSC	4.20%	3.90%	4.20%	4.20%	4.20%
7th Index Year Index Return	8.19% to 13.16%	7.62% to 20.29%	14.06% to 17.83%	13.59% to 18.84%	13.17% to 17.89%
7th Index Anniversary Credit	4.20%	3.90%	4.20%	4.20%	4.20%

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021
Appendix D

Index Protection Strategy with the S& P 500® Index (continued)
Index Effective Date	4/1/2014- 5/5/2014	5/6/2014- 6/2/2014	6/3/2014- 6/30/2014	7/1/2014- 8/4/2014	8/5/2014- 9/1/2014	9/2/2014- 10/6/2014
Initial DPSC	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%
1st Index Year Index Return	9.24% to 15.24%	9.59% to 13.51%	4.93% to 9.87%	3.98% to 8.98%	-6.52% to 9.35%	-5.10% to 0.97%
1st Index Anniversary Credit	4.00%	4.00%	4.00%	4.00%	0% or 4.00%	0% or 4.00%
1st Anniversary Renewal DPSC	3.50%	3.50%	3.50%	3.50%	3.50%	3.75%
2nd Index Year Index Return	-2.86% to 0.64%	-4.13% to -0.21%	-4.84% to 1.70%	0.80% to 4.88%	3.65% to 16.32%	7.21% to 14.05%
2nd Index Anniversary Credit	0% or 3.50%	0%	0% or 3.50%	3.50%	3.50%	3.75%
2nd Anniversary Renewal DPSC	3.50%	3.50%	3.25%	3.25%	3.25%	3.25%
3rd Index Year Index Return	11.82% to 17.00%	15.09% to 17.38%	14.95% to 21.92%	13.49% to 15.60%	10.91% to 14.08%	12.75% to 17.98%
3rd Index Anniversary Credit	3.50%	3.50%	3.25%	3.25%	3.25%	3.25%
3rd Anniversary Renewal DPSC	3.25%	3.75%	3.75%	3.75%	3.75%	3.75%
4th Index Year Index Return	9.46% to 15.21%	11.36% to 14.75%	11.40% to 14.71%	11.70% to 15.09%	14.35% to 18.57%	13.14% to 17.53%
4th Index Anniversary Credit	3.25%	3.75%	3.75%	3.75%	3.75%	3.75%
4th Anniversary Renewal DPSC	3.80%	4.05%	4.00%	4.00%	4.00%	4.00%
5th Index Year Index Return	7.17% to 11.14%	-0.09% to 9.72%	-0.09% to 8.40%	-0.20% to 10.42%	-0.95% to 3.70%	-1.23% to 4.18%
5th Index Anniversary Credit	3.80%	0% or 4.05%	0% or 4.00%	0% or 4.00%	0% or 4.00%	0% or 4.00%
5th Anniversary Renewal DPSC	4.00%	4.00%	4.00%	4.20%	4.00%	4.20%
6th Index Year Index Return	-13.84% to -0.89%	-2.87% to 12.26%	3.27% to 13.79%	4.48% to 16.23%	14.38% to 21.47%	8.19% to 22.36%
6th Index Anniversary Credit	0%	0% or 4.00%	4.00%	4.20%	4.00%	4.20%
Index Precision Strategy with the S&P 500® Index
The Index Precision Strategy was not available before November 14, 2017. The Buffer was 10% for all time periods. For Index Anniversaries with a range of Credits, any positive Credit cannot be less than the stated positive number.

Index Effective Date	11/14/2017- 12/4/2017	12/5/2017- 1/2/2018	1/3/2018- 2/5/2018	2/6/2018- 3/5/2018	3/6/2018- 4/2/2018	4/3/2018- 4/30/2018	5/1/2018- 6/4/2018
Initial Precision Rate Rate	7.00%	7.25%	7.25%	7.05%	8.70%	8.35%	9.95%
1st Index Year Index Return	1.37% to 8.62%	-12.38% to 2.68%	-9.77% to 3.35%	0.51% to 4.92%	-0.12% to 11.05%	7.17% to 11.18%	0.36% to 12.01%
1st Index Anniversary Credit	7.00%	-2.38% to 7.25%	0% or 7.25%	7.05%	0% or 8.70%	8.35%	9.95%
1st Anniversary Renewal Precision Rate	8.20%	9.20%	9.30%	9.00%	8.80%	8.20%	8.00%
2nd Index Year Index Return	9.64% to 19.03%	15.46% to 37.13%	19.23% to 32.15%	6.10% to 23.79%	-21.63% to 7.25%	-13.39% to -0.89%	-3.49% to 11.34%
2nd Index Anniversary Credit	8.20%	9.20%	9.30%	9.00%	-11.63% to 8.80%	-3.39% to 0.00%	0% or 8.00%
2nd Anniversary Renewal Precision Rate	9.70%	9.00%	9.20%
3rd Index Year Index Return	14.17% to 18.84%	13.59% to 18.43%	13.17% to 18.86%
3rd Index Anniversary Credit	9.70%	9.00%	9.20%

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021
Appendix D

Index Precision Strategy with the S& P 500® Index (continued)
Index Effective Date	6/5/2018- 7/2/2018	7/3/2018- 8/6/2018	8/7/2018- 9/4/2018	9/5/2018- 10/1/2018	10/2/2018- 11/5/2018	11/6/2018- 12/3/2018
Initial Precision Rate Rate	8.60%	8.00%	8.00%	8.20%	8.50%	8.90%
1st Index Year Index Return	2.57% to 9.03%	0.15% to 10.42%	-0.95% to 3.70%	0.54% to 4.18%	-1.23% to 14.32%	9.64% to 19.03%
1st Index Anniversary Credit	8.60%	8.00%	0% or 8.00%	8.20%	0% or 8.50%	8.90%
1st Anniversary Renewal Precision Rate	8.40%	9.10%	7.80%	9.80%	10.40%	10.10%
2nd Index Year Index Return	3.27% to 13.68%	4.48% to 16.22%	14.38% to 21.47%	9.12% to 15.15%	7.54% to 20.29%	14.06% to 18.54%
2nd Index Anniversary Credit	8.40%	9.10%	7.80%	9.80%	10.40%	10.10%
Index Guard Strategy with the S&P 500® Index
The Index Guard Strategy was not available before August 24, 2015. The Floor was -10% for all time periods

Index Effective Date	8/24/2015- 8/28/2015	9/1/2015- 10/5/2015	10/6/2015- 11/2/2015	11/3/2015- 11/30/2015	12/1/2015- 1/4/2016	1/5/2016- 2/1/2016	2/2/2016- 2/29/2016
Initial Cap	10.25%	10.25%	10.00%	9.50%	10.00%	9.50%	9.75%
1st Index Year Index Return	9.63% to 16.32%	7.21% to 15.39%	-0.29% to 9.13%	-1.00% to 6.98%	4.21% to 12.82%	12.51% to 22.44%	19.69% to 27.29%
1st Index Anniversary Credit	9.63% to 10.25%	7.21% to 10.25%	-0.29% to 9.13%	-1.00% to 6.98%	4.21% to 10.00%	9.50%	9.75%
1st Anniversary Renewal Cap	9.25%	9.25%	9.00%	9.00%	9.00%	9.00%	9.25%
2nd Index Year Index Return	12.10% to 12.69%	12.76% to 18.17%	17.61% to 22.97%	17.47% to 24.26%	17.65% to 20.59%	20.67% to 25.11%	12.48% to 21.10%
2nd Index Anniversary Credit	9.25%	9.25%	9.00%	9.00%	9.00%	9.00%	9.25%
2nd Anniversary Renewal Cap	10.50%	10.75%	10.00%	10.00%	9.75%	9.50%	9.25%
3rd Index Year Index Return	17.86% to 18.57%	13.07% to 17.16%	2.33% to 13.35%	1.37% to 7.60%	-12.38% to 5.72%	-7.97% to -4.09%	-1.35% to 4.92%
3rd Index Anniversary Credit	10.50%	10.75%	2.33% to 10.00%	1.37% to 7.60%	-10.00% to 5.72%	-7.97% to -4.09%	-1.35% to 4.92%
3rd Anniversary Renewal Cap	9.75%	9.75%	9.50%	9.25%	10.25%	10.50%	10.25%
4th Index Year Index Return	-0.95% to 0.13%	-1.23% to 4.05%	0.30% to 15.08%	11.00% to 19.03%	10.85% to 37.13%	20.04% to 27.32%	11.54% to 23.91%
4th Index Anniversary Credit	-0.95% to 0.13%	-1.23% to 4.05%	0.30% to 9.50%	9.25%	10.25%	10.50%	10.25%
4th Anniversary Renewal Cap	10.50%	11.25%	11.50%	11.25%	11.00%	11.00%
5th Index Year Index Return	19.21% to 21.47%	8.19% to 22.36%	7.54% to 19.15%	9.45% to 16.17%	14.00% to 18.84%	13.47% to 18.86%
5th Index Anniversary Credit	10.50%	11.25%	7.54% to 11.50%	9.45% to 11.25%	11.00%	11.00%

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021
Appendix D

Index Guard Strategy with the S&P 500® Index (continued)
Index Effective Date	3/1/2016- 4/4/2016	4/5/2016- 5/2/2016	5/3/2016- 6/6/2016	6/7/2016- 7/4/2016	7/5/2016- 8/1/2016	8/2/2016- 9/5/2016
Initial Cap	10.00%	10.25%	10.50%	10.75%	9.50%	9.25%
1st Index Year Index Return	13.80% to 21.11%	11.30% to 15.36%	15.09% to 17.38%	14.85% to 20.94%	13.49% to 16.47%	10.91% to 14.86%
1st Index Anniversary Credit	10.00%	10.25%	10.50%	10.75%	9.50%	9.25%
1st Anniversary Renewal Cap	9.00%	9.75%	10.50%	10.75%	10.75%	10.50%
2nd Index Year Index Return	9.46% to 17.83%	10.23% to 15.65%	10.12% to 15.40%	11.29% to 14.51%	12.50% to 14.89%	14.11% to 18.57%
2nd Index Anniversary Credit	9.00%	9.75%	10.12% to 10.50%	10.75%	10.75%	10.50%
2nd Anniversary Renewal Cap	9.50%	9.25%	10.25%	10.25%	9.75%	9.75%
3rd Index Year Index Return	-0.12% to 11.05%	7.25% to 11.18%	-0.09% to 12.01%	3.72% to 10.42%	4.98% to 9.27%	-0.63% to 3.71%
3rd Index Anniversary Credit	-0.12% to 9.50%	7.25% to 9.25%	-0.09% to 10.25%	3.72% to 10.25%	4.98% to 9.27%	-0.63% to 3.71%
3rd Anniversary Renewal Cap	11.00%	10.50%	10.25%	10.00%	11.50%	10.50%
4th Index Year Index Return	-21.63% to 12.08%	-8.16% to -1.63%	-3.49% to 13.79%	3.56% to 12.50%	4.68% to 11.55%	12.37% to 22.36%
4th Index Anniversary Credit	-10.00% to 11.00%	-8.16% to -1.63%	-3.49% to 10.25%	3.56% to 10.00%	4.68% to 11.50%	10.50%

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021
Appendix D

Index Performance Strategy 1-year Term with the S&P 500® Index
The Buffer was 10% for all time periods.

Index Effective Date	9/16/2013- 9/30/2013	10/1/2013- 11/4/2013	11/5/2013- 12/2/2013	12/3/2013- 1/6/2014	1/7/2014- 2/3/2014	2/4/2014- 3/3/2014	3/4/2014- 3/31/2014
Initial Cap	13.00%	14.00%	14.00%	13.00%	13.00%	12.75%	12.75%
1st Index Year Index Return	16.14% to 17.75%	8.20% to 18.93%	13.52% to 16.30%	9.63% to 16.27%	7.81% to 17.69%	13.49% to 17.75%	8.90% to 13.04%
1st Index Anniversary Credit	13.00%	8.20% to 14.00%	13.52% to 14.00%	9.63% to 13.00%	7.81% to 13.00%	12.75%	8.90% to 12.75%
1st Anniversary Renewal Cap	12.75%	12.50%	13.50%	12.75%	11.75%	12.00%	11.75%
2nd Index Year Index Return	-5.10% to -0.18%	-1.15% to 9.15%	-0.80% to 3.77%	-2.76% to 5.09%	-8.75% to -4.09%	-11.58% to -5.43%	-4.73% to -0.88%
2nd Index Anniversary Credit	0%	0% to 9.15%	0% to 3.77%	0% to 5.09%	0%	-1.58% to 0.00%	0%
2nd Anniversary Renewal Cap	10.50%	13.50%	15.50%	13.50%	12.50%	13.25%	15.50%
3rd Index Year Index Return	7.21% to 14.78%	-0.81% to 12.34%	1.50% to 6.98%	5.40% to 14.41%	16.77% to 22.16%	19.55% to 27.29%	14.25% to 19.25%
3rd Index Anniversary Credit	7.21% to 10.50%	0% to 12.34%	1.50% to 6.98%	5.40% to 13.50%	12.50%	13.25%	14.25% to 15.50%
3rd Anniversary Renewal Cap	11.25%	10.75%	11.00%	11.25%	10.75%	10.25%	12.00%
4th Index Year Index Return	15.34% to 17.22%	17.02% to 24.26%	17.47% to 21.56%	17.22% to 20.67%	15.30% to 25.34%	14.08% to 17.56%	10.45% to 17.30%
4th Index Anniversary Credit	11.25%	10.75%	11.00%	11.25%	10.75%	10.25%	10.45% to 12.00%
4th Anniversary Renewal Cap	9.25%	9.75%	9.50%	9.50%	9.75%	9.25%	12.00%
5th Index Year Index Return	15.37% to 16.93%	2.66% to 15.64%	1.96% to 8.62%	-12.38% to 5.72%	-7.35% to 2.87%	0.51% to 3.38%	0.01% to 8.08%
5th Index Anniversary Credit	9.25%	2.66% to 9.75%	1.96% to 8.62%	-2.38% to 5.72%	0% to 2.87%	0.51% to 3.38%	0.01% to 8.08%
5th Anniversary Renewal Cap	10.50%	10.75%	10.50%	12.00%	12.50%	13.25%	11.75%
6th Index Year Index Return	1.62% to 4.05%	-1.23% to 15.08%	9.64% to 17.66%	10.85% to 37.13%	19.23% to 27.32%	6.10% to 23.91%	-21.63% to 12.08%
6th Index Anniversary Credit	1.62% to 4.05%	0% to 10.75%	9.64% to 10.50%	10.85% to 12.00%	12.50%	6.10% to 13.25%	-11.63% to 11.75%
6th Anniversary Renewal Cap	12.00%	12.50%	12.75%	13.25%	12.75%
7th Index Year Index Return	8.19% to 13.16%	7.62% to 20.29%	14.06% to 17.83%	13.59% to 18.84%	13.17% to 17.89%
7th Index Anniversary Credit	8.19% to 12.00%	7.62% to 12.50%	12.75%	13.25%	12.75%

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021
Appendix D

Index Performance Strategy 1-year Term with the S&P 500® Index (continued)
Index Effective Date	4/1/2014- 5/5/2014	5/6/2014- 6/2/2014	6/3/2014- 6/30/2014	7/1/2014- 8/4/2014	8/5/2014- 9/1/2014	9/2/2014- 10/6/2014
Initial Cap	12.75%	13.00%	13.00%	13.00%	12.75%	12.75%
1st Index Year Index Return	9.24% to 15.24%	9.59% to 13.51%	4.93% to 9.87%	3.98% to 8.98%	-6.52% to 9.35%	-5.10% to 0.97%
1st Index Anniversary Credit	9.24% to 12.75%	9.59% to 13.00%	4.93% to 9.87%	3.98% to 8.98%	0% to 9.35%	0% to 0.97%
1st Anniversary Renewal Cap	11.00%	11.00%	10.75%	10.50%	10.75%	10.50%
2nd Index Year Index Return	-2.86% to 0.64%	-4.13% to -0.21%	-4.84% to 1.70%	0.80% to 4.88%	3.65% to 16.32%	7.21% to 14.05%
2nd Index Anniversary Credit	0% to 0.64%	0%	0% to 1.70%	0.80% to 4.88%	3.65% to 10.75%	7.21% to 10.50%
2nd Anniversary Renewal Cap	15.50%	13.75%	12.50%	13.25%	13.00%	11.25%
3rd Index Year Index Return	11.82% to 17.00%	15.09% to 17.38%	14.95% to 21.92%	13.49% to 15.60%	10.91% to 14.08%	12.75% to 17.98%
3rd Index Anniversary Credit	11.82% to 15.50%	13.75%	12.50%	13.25%	10.91% to 13.00%	11.25%
3rd Anniversary Renewal Cap	12.00%	10.50%	10.25%	10.25%	10.00%	9.25%
4th Index Year Index Return	9.46% to 15.21%	11.36% to 14.75%	11.40% to 14.71%	11.70% to 15.09%	14.35% to 18.57%	13.14% to 17.53%
4th Index Anniversary Credit	9.46% to 12.00%	10.50%	10.25%	10.25%	10.00%	9.25%
4th Anniversary Renewal Cap	11.50%	13.75%	11.75%	10.75%	10.75%	10.50%
5th Index Year Index Return	7.17% to 11.14%	-0.09% to 9.72%	-0.09% to 8.40%	-0.20% to 10.42%	-0.95% to 3.70%	-1.23% to 4.18%
5th Index Anniversary Credit	7.17% to 11.14%	0% to 9.72%	0% to 8.40%	0% to 10.42%	0% to 3.70%	0% to 4.18%
5th Anniversary Renewal Cap	10.75%	10.75%	11.00%	12.00%	10.50%	12.00%
6th Index Year Index Return	-13.84% to -0.89%	-2.87% to 12.26%	3.27% to 13.79%	4.48% to 16.23%	14.38% to 21.47%	8.19% to 22.36%
6th Index Anniversary Credit	-3.84% to 0.00%	0% to 10.75%	3.27% to 11.00%	4.48% to 12.00%	10.50%	8.19% to 12.00%

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021
Appendix D

Appendix E – Annual Contract Fees Calculation Examples
Please note that these examples may differ from your actual results due to rounding.
Assuming You Purchase a Contract with the Traditional Death Benefit
You purchase a Contract with the Traditional Death Benefit. On the Quarterly Contract Anniversary your annual product fee is 1.25% and your Contract Value and Charge Base are $100,000. This Contract Value includes any Variable Option gains or losses and any Daily Adjustments or Credits on the Index Options. During the quarter you make no additional Purchase Payments and take no withdrawals. We calculate the daily product fee amount for this quarter as follows:
(the Charge Base) x (annual product fee ÷ 365) = daily product fee amount, or: $100,000 x (1.25% ÷ 365) = $3.42
If there are 89 days in the current quarter (which includes the next Quarterly Contract Anniversary), then the total quarterly product fee is:
(number of days in the current quarter) x (daily product fee amount), or: 89 x $3.42 = $304.79
On the next Quarterly Contract Anniversary we would deduct $304.79 from the Contract Value. We first account for any gains/losses on the Variable Options and add any Daily Adjustments or Credits to the Index Option Values, then process any additional Purchase Payments and withdrawals, including deduction of the total quarterly product fee. We then set the Charge Base equal to this new Contract Value. If the Contract Value at the end of the day on the Quarterly Contract Anniversary after all processing is $101,250 we would begin computing the daily product fee for the next quarter on the next day as:
(the Charge Base) x (annual product fee ÷ 365) = daily product fee amount, or: $101,250 x (1.25% ÷ 365) = $3.47
If you make an additional Purchase Payment of $15,000 on the 43rd day of the next quarter, your Charge Base would increase by the amount of the payment to $116,250 ($101,250 + $15,000). We would then use this new Charge Base to begin computing the daily product fee for the remainder of the quarter on the next day as:
(the Charge Base) x (annual product fee ÷ 365) = daily product fee amount, or: $116,250 x (1.25% ÷ 365) = $3.98
If there are 92 days in the current quarter (which includes the next Quarterly Contract Anniversary), then the total quarterly product fee is:
(number of days in the current quarter) x (daily product fee amount), or:
(43 x $3.47) + (49 x $3.98) = $149.10 + $195.08 = $344.18
On the next Quarterly Contract Anniversary we would deduct $344.18 from the Contract Value after we account for any gains/losses on the Variable Option and add any Daily Adjustments or Credits to the Index Option Values. We would then process any additional Purchase Payments and any other withdrawals and set the Charge Base equal to this new Contract Value and begin computing the daily product fee for the next quarter on the next day.
Assuming You Purchase a Contract with the Maximum Anniversary Value Death Benefit
You purchase a Contract with the Maximum Anniversary Value Death Benefit. On the Quarterly Contract Anniversary your total annual Contract fees are 1.45% (1.25% product fee and a 0.20% rider fee) and your Contract Value and Charge Base are $100,000. This Contract Value includes any Variable Option gains or losses and any Daily Adjustments or Credits on the Index Options. During the quarter you make no additional Purchase Payments and take no withdrawals. We calculate the daily Contract fee amount for this quarter as follows:
(the Charge Base) x (total annual Contract fees ÷ 365) = daily Contract fee amount, or: $100,000 x (1.45% ÷ 365) = $3.97
If there are 89 days in the current quarter (which includes the next Quarterly Contract Anniversary), then the total quarterly Contract fees are:
(number of days in the current quarter) x (daily Contract fee amount), or: 89 x $3.97 = $353.56
On the next Quarterly Contract Anniversary we would deduct $353.56 from the Contract Value. We first account for any gains/losses on the Variable Options and add any Daily Adjustments or Credits to the Index Option Values, then process any additional Purchase Payments and withdrawals, including deduction of the total quarterly Contract fees. We then set

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021
Appendix E

the Charge Base equal to this new Contract Value. If the Contract Value at the end of the day on the Quarterly Contract Anniversary after all processing is $101,250, we would begin computing the daily Contract fees for the next quarter on the next day as:
(the Charge Base) x (total annual Contract fees ÷ 365) = daily Contract fee amount, or: $101,250 x (1.45% ÷ 365) = $4.02
If you make an additional Purchase Payment of $15,000 on the 43rd day of the next quarter, your Charge Base would increase by the amount of the payment to $116,250 ($101,250 + $15,000). We would then use this new Charge Base to begin computing the daily Contract fees for the remainder of the quarter on the next day as:
(the Charge Base) x (total annual Contract fees ÷ 365) = daily Contract fee amount, or: $116,250 x (1.45% ÷ 365) = $4.62
If there are 92 days in the current quarter (which includes the next Quarterly Contract Anniversary), then the total quarterly Contract fees are:
(number of days in the current quarter) x (daily Contract fee amount), or:
(43 x $4.02) + (49 x $4.62) = $172.96 + $226.29 = $399.25
On the next Quarterly Contract Anniversary we would deduct $399.25 from the Contract Value after we account for any gains/losses on the Variable Option and add any Daily Adjustments or Credits to the Index Option Values. We would then process any additional Purchase Payments and any other withdrawals and set the Charge Base equal to this new Contract Value and begin computing the daily Contract fees for the next quarter on the next day.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021
Appendix E

Appendix F – Alternate Minimum Value
The Alternate Minimum Value continues to be available to Contracts issued in Pennsylvania. For all other states, the Alternate Minimum Value became unavailable to Contracts:
• issued in California, Hawaii, Indiana, Montana, Nebraska, and Rhode Island on or after January 27, 2020; and
• issued in all other states on or after November 18, 2019.
For Contracts with the Alternate Minimum Value, if you take a withdrawal, annuitize the Contract, transfer out of an Index Option to a Variable Option, or if we pay a death benefit, each Index Option Value for each Crediting Method also includes any increase from its guaranteed minimum (Alternate Minimum Value). If you receive no Credits, or only modest Credits, over many years, the Alternate Minimum Value may be higher than the Index Option Value. However, we expect that an Alternate Minimum Value generally will not be greater than its Index Option Value.
If you take a full withdrawal, annuitize the Contract, or if we pay a death benefit, we compare each Index Option Value to its Alternate Minimum Value and we increase your Index Option Value to equal the Alternate Minimum Value if it is greater. If you take a partial withdrawal, or transfer Index Option Value to a Variable Option, we compare the percentage of Index Option Value withdrawn (including any applicable withdrawal charge) with an equivalent percentage of its Alternate Minimum Value.
The Alternate Minimum Value for each of your selected Index Options is generally equal to 87.5% of the Index Option Base determined on the Term Start Date as adjusted for withdrawals and withdrawal charges taken during the current Term, plus Accumulated Alternate Interest and the Daily Adjustment (if applicable). However, for Contracts issued in Pennsylvania on or after February 24, 2020, the Alternate Minimum Value does not accrue Accumulated Alternate Interest for Index Options available with the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy. Accumulated Alternate Interest is the sum of alternate interest earned for the entire time you own your Contract. For each Index Year the alternate interest is equal to either 70% or 87.5% of the Index Option Base multiplied by the alternate interest rate stated in your Contract.
We use 70% if your Contract was issued in ….	We use 87.5% if your Contract was issued in ….
• Pennsylvania from April 29, 2019 to February 21, 2020, • California and Montana on or after July 22, 2019 • New Hampshire on or after June 24, 2019 • any other state on or after April 29, 2019	• Pennsylvania before April 29, 2019, or on or after February 24, 2020, • California and Montana before July 22, 2019 • New Hampshire before June 24, 2019 • any other state before April 29, 2019
We add interest to the Accumulated Alternate Interest daily. You can find more information about the Alternate Minimum Value at Exhibit 99(a) of the Form S-1 Registration Statement filed with the SEC, of which this prospectus is a part. This information is incorporated by reference into this prospectus. You can obtain a copy of Exhibit 99(a) by calling (800) 624-0197, or visiting our website at www.allianzlife.com.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021
Appendix F

Appendix G – Material Contract Variations by State and Issue Date
Your Contract is subject to the law of the state in which it is issued. Some of the features of your Contract may differ from the features of a Contract issued in another state because of state-specific legal requirements. In addition, not all features and benefits are approved in all states. All material State and Issue Date variations in the Contract are disclosed in this Appendix. If you would like more information regarding State and Issue Date specific Contract provisions, you should contact your Financial Professional or contact our Service Center at the toll-free telephone number listed at the back of this prospectus.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021
Appendix G

Crediting Method and/or Index Option Availability Restrictions
Crediting Method / Index Options	Availability Restrictions:
Index Protection Strategy	– Not available to Contracts issued in Washington on or before November 15, 2019.
– Not available to Contracts issued in Missouri from April 25, 2016 through November 15, 2019.
– Not available to Contracts issued in Delaware if issued before August 24, 2015, or if the Contract has a number starting with DAZ.
Index Protection Strategy with the Russell 2000® Index, Nasdaq-100® Index, and EURO STOXX 50®	– For Contracts with a number starting with AV these first became available to newly issued Contracts on May 1, 2018, and to Contracts issued before May 1, 2018 they first became available on the first Index Anniversary that occurred on or after June 4, 2018.
– Not available to Contracts issued before August 24, 2015, or if the Contract has a number starting with DAZ.
Index Precision Strategy	– For Contracts with a number starting with AV this first became available to newly issued Contracts on November 14, 2017, and to Contracts issued before November 14, 2017 it first became available on the first Index Anniversary that occurred on or after January 15, 2018.
– Not available to Contracts issued before August 24, 2015, or if the Contract has a number starting with DAZ.
Index Precision Strategy with the EURO STOXX 50®	– Not available to Contracts issued in Missouri before April 25, 2016.
Index Guard Strategy	– For Contracts with a number starting with AV this first became available to newly issued Contracts on August 24, 2015.
– Not available to Contracts issued in Missouri before April 25, 2016.
– Not available to Contracts issued before August 24, 2015, or if the Contract has a number starting with DAZ.
Index Performance Strategy 1-year Term with the EURO STOXX 50®	– For Contracts with a number starting with AV this first became available to newly issued Contracts on August 24, 2015.
– Not available to Contracts issued in Missouri before April 25, 2016.
– Not available to Contracts issued before August 24, 2015, or if the Contract has a number starting with DAZ.
iShares® MSCI Emerging Markets ETF with the Index Protection Strategy, Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy 1-year Term	– Not available to Contracts issued before August 24, 2015, or if the Contract has a number starting with DAZ.
– For Contracts issued in California and Montana, these first became available to newly issued Contracts on July 22, 2019.
– For Contracts issued in New Hampshire, these first became to newly issued Contracts on June 24, 2019.
– For Contracts issued in all other states, these first became available to newly issued Contracts on April 29, 2019.
– For Contracts issued before April 29, 2019, these became available to Contracts with a number starting with AV on the first Index Anniversary that occurred on or after June 3, 2019.
Index Performance Strategy 3-year Term with 20% Buffer available to Contracts issued before April 30, 2021	– Not available to Contracts issued in New Hampshire; to Contracts issued before August 24, 2015; to Contracts that have a Contract number starting with DAZ; or to Contracts issued on or after April 30, 2012.
– For Contracts issued in Virginia, these first became to newly issued Contracts on May 19, 2020.
– For Contracts issued in Montana, these first became to newly issued Contracts on June 23, 2020.
– For Contracts issued in Pennsylvania, these first became to newly issued Contracts on July 21, 2020.
– For Contracts issued in all other states, it first became available to newly issued Contracts on May 1, 2020.
– For Contracts issued before May 1, 2020 that have a Contract number starting with AV, it first became available on the first Index Anniversary that occurred on or after November 23, 2020.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021
Appendix G

Crediting Method / Indexes	Availability Restrictions:
Index Performance Strategy 3-year and 6-year Terms with Participation Rate available to Contracts issued on or after April 30, 2021	– Not available to Contracts issued in New Hampshire, or to Contracts that have a Contract number starting with DAZ.
– For Contracts issued in all other states, they first became available to newly issued Contracts on April 30, 2021.
– Not available to inforce Contracts issued before April 30, 2021.
If a Crediting Method or Index Option is not available, you cannot allocate to it unless we make it available to you on a future Index Anniversary. Certain Crediting Methods and/or Index Options also may not be available from all selling firms or from all Financial Professionals. Please consult with your Financial Professional for more information.
CONTRACTS WITHOUT THE INDEX PROTECTION STRATEGY: If in future years the renewal Cap and Precision Rates are not acceptable to you, you will not be able to transfer into the Index Protection Strategy and take advantage of its principal protection. This would subject you to ongoing market risk and you could lose principal and previous earnings.
Death Benefit Availability Restrictions
The Maximum Anniversary Value Death Benefit was not available to Contracts issued before May 1, 2018.
Automatic Performance Lock Availability Restrictions
Automatic Performance Locks are not available to Contracts issued before August 24, 2015, or that have a Contract number starting with DAZ.
Other Material State Contract Variations
ISSUE STATE	FEATURE AND BENEFITS	VARIATION
California	Assignments, Changes of Ownership and Other Transfers of Contract Rights See section 2	We cannot restrict assignments or changes of ownership
• We do not change the Determining Life (Lives) following an assignment or ownership change. If you assign the Contract and the Determining Life (Lives) are no longer an Owner (or Annuitant if the Owner is a non-individual) the Traditional Death Benefit or Maximum Anniversary Value Death Benefit may not be available and on the Owner’s death the Beneficiary(s) will only receive the Contract Value.
	Free Look/Right to Examine Period See section 3	For Owners age 60 or older (or Annuitants age 60 or older for non-individually owned Contracts), we are required to allocate your initial Purchase Payment to the AZL Government Money Market Fund during the 30 day free look period unless you specify otherwise on the appropriate form. If you want to immediately apply your Purchase Payment to the Index Options or other Variable Options you must opt out of this allocation. If you do not opt out of this allocation to the AZL Government Money Market Fund your Index Effective Date cannot occur until the free look period has ended.
Connecticut	Assignments, Changes of Ownership and Other Transfers of Contract Rights See section 2	We can only restrict assignments to settlement companies and institutional investors as described in your Contract.
• We do not change the Determining Life (Lives) following an assignment or ownership change. If you assign the Contract and the Determining Life (Lives) are no longer an Owner (or Annuitant if the Owner is a non-individual) the Traditional Death Benefit or Maximum Anniversary Value Death Benefit may not be available and on the Owner’s death the Beneficiary(s) will only receive the Contract Value.
Delaware	Our Unregistered Separate Account See section 11	All of the assets backing the Index Precision Strategy, Index Guard Strategy and Index Performance Strategy Index Options are allocated to Separate Account IANA. We do not move assets between the general account and Separate Account IANA for Contracts issued in Delaware.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021
Appendix G

ISSUE STATE	FEATURE AND BENEFITS	VARIATION
Florida	Withdrawal Charges See Fee Tables and section 6	The total withdrawal charge on a partial or full withdrawal cannot be greater than 10% of the Contract Value withdrawn.
Assignments, Changes of Ownership and Other Transfers of Contract Rights See section 2	We cannot restrict assignments or changes of ownership.
• We do not change the Determining Life (Lives) following an assignment or ownership change. If you assign the Contract and the Determining Life (Lives) are no longer an Owner (or Annuitant if the Owner is a non-individual) the Traditional Death Benefit or Maximum Anniversary Value Death Benefit may not be available and on the Owner’s death the Beneficiary(s) will only receive the Contract Value.
Purchase Requirements See section 3	• For Contracts issued before May 23, 2017: The maximum total Purchase Payments that we can accept is $1 million. We can only decline a Purchase Payment if it would cause total Purchase Payments to be more than $1 million, or if it would otherwise violate the Purchase Payment restrictions of your Contract (for example, we do not allow additional Purchase Payments on or after the Annuity Date).
• For Contracts issued on or after May 23, 2017: We can only decline a Purchase Payment if it would cause total Purchase Payments to be more than $1 million, or if it would otherwise violate the Purchase Payment restrictions of your Contract (for example, we do not allow additional Purchase Payments on or after the Annuity Date).
	When Annuity Payments Begin See section 8	The earliest acceptable Annuity Date is one year after the Issue Date.
Iowa	Withdrawal Charges See Fee Tables and section 6	The withdrawal charge is 8.25%, 8%, 7%, 6%, 5%, 4% and 0% for time periods referenced in the Fee Tables and section 6.
Maryland	Purchase Requirements See section 3	We can only decline a Purchase Payment if it would cause total Purchase Payments to be more than $1 million, or if it would otherwise violate the Purchase Payment restrictions of your Contract (for example, we do not allow additional Purchase Payments on or after the Annuity Date).
Massachusetts	Waiver of Withdrawal Charge Benefit See section 7	The waiver of withdrawal charge benefit is not available.
Mississippi	Withdrawal Charges See Fee Tables and section 6	The withdrawal charge is 8.5%, 7.5%, 6.5%, 5.5%, 5%, 4% and 0% for time periods referenced in the Fee Tables and section 6.
Purchase Requirements See section 3	• For Contracts issued before November 18, 2019: We do not accept additional Purchase Payments on or after the first Contract Anniversary. We also limit the amount of additional Purchase Payments you can make on or after the first Quarterly Contract Anniversary to the amount of total Purchase Payments we received before the first Quarterly Contract Anniversary.
• For Contracts issued on or after November 18, 2019: Each Contract Year that we allow additional Purchase Payments you cannot add more than your initial amount without our prior approval. Your initial amount is all Purchase Payments received before the first Quarterly Contract Anniversary of the first Contract Year. We do not allow additional Purchase Payments on or after the tenth Contract Anniversary. However, we allow you to add up to the initial amount in the remainder of the first Contract Year (the first Quarterly Contract Anniversary to the last Business Day before the first Contract Anniversary).

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021
Appendix G

ISSUE STATE	FEATURE AND BENEFITS	VARIATION
Missouri	Our Unregistered Separate Account See section 11	All of the assets backing the Index Precision Strategy, Index Guard Strategy and Index Performance Strategy Index Options are allocated to Separate Account IANA. We do not move assets between the general account and Separate Account IANA for Contracts issued in Missouri.
Montana	Access to Your Money See section 7	If you take a partial withdrawal that reduces the Contract Value below $2,000, we contact you by phone and give you the option of modifying your withdrawal request. If we cannot reach you, we process your request as a full withdrawal.
New Hampshire	Waiver of Withdrawal Charge Benefit See section 7	The definition of nursing home is an institution operated in accordance with state law.
New Jersey	Joint Owner See section 2	We allow civil union partners to be Joint Owners.
Assignments, Changes of Ownership and Other Transfers of Contract Rights See section 2	We cannot restrict assignments or changes of ownership.
• We do not change the Determining Life (Lives) following an assignment or ownership change. If you assign the Contract and the Determining Life (Lives) are no longer an Owner (or Annuitant if the Owner is a non-individual) the Traditional Death Benefit or Maximum Anniversary Value Death Benefit may not be available and on the Owner’s death the Beneficiary(s) will only receive the Contract Value.
	Purchase Requirements See section 3	The maximum total Purchase Payments that we can accept is $1 million. We can only decline a Purchase Payment if it would cause total Purchase Payments to be more than $1 million, or if it would otherwise violate the Purchase Payment restrictions of your Contract (for example, we do not allow additional Purchase Payments on or after the Annuity Date).
Ohio	Assignments, Changes of Ownership and Other Transfers of Contract Rights See section 2	We cannot restrict assignments or changes of ownership.
• We do not change the Determining Life (Lives) following an assignment or ownership change. If you assign the Contract and the Determining Life (Lives) are no longer an Owner (or Annuitant if the Owner is a non-individual) the Traditional Death Benefit or Maximum Anniversary Value Death Benefit may not be available and on the Owner’s death the Beneficiary(s) will only receive the Contract Value.
Pennsylvania	Withdrawal Charges See Fee Tables and section 6	The withdrawal charge is 8.25%, 8%, 7%, 6%, 5%, 4% and 0% for time periods referenced in the Fee Tables and section 6.
	Waiver of Withdrawal Charge Benefit See section 7	The waiver is not available if on the Issue Date, an Owner was confined to a nursing home or was already diagnosed with a terminal illness. Also, the nursing home confinement requirement is a total of 90 days within a six month period. These 90 days do not need to be consecutive.
Texas	Purchase Requirements See section 3	• For Contracts issued from April 29, 2019 through November 15, 2019: We do not accept additional Purchase Payments on or after the first Contract Anniversary.
• For Contracts issued on or after November 18, 2019: We do not accept additional Purchase Payments on or after the tenth Contract Anniversary.
	Access to Your Money See section 7	We only treat a partial withdrawal that reduces the Contract Value below $2,000 as a full withdrawal if you have not made an additional Purchase Payment in the past two calendar years.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021
Appendix G

ISSUE STATE	FEATURE AND BENEFITS	VARIATION
Texas (continued)	Our Unregistered Separate Account See section 11	For Contracts issued before May 1, 2020: We hold all assets that you allocate to the Index Precision Strategy, Index Guard Strategy and Index Performance Strategy Index Options that are not invested in the general account in an unregistered, non-unitized, insulated separate account (Separate Account IATX). Separate Account IATX is structured differently from Separate Account IANA. Unlike Separate Account IANA, Separate Account IATX is for the exclusive benefit of persons purchasing a Contract in the State of Texas. Separate Account IATX is insulated from the claims of creditors and Contract purchasers are given priority with regard to Separate Account IATX’s assets over Contract purchasers from other states as well as general creditors. Separate Account IATX was established under Minnesota law for the benefit of Texas Contract purchasers. Separate Account IATX supports our obligations to pay Performance Credits to Texas Contract Owners. Allocations and reallocations to and from the Separate Account IATX are managed in the same manner as Separate Account IANA. Neither Texas Contract purchasers nor these Index Options participate in any way in the performance of assets held in Separate Account IATX.
Utah	Purchase Requirements See section 3	• For Contracts issued before November 18, 2019: We do not accept additional Purchase Payments on or after the first Contract Anniversary.
• For Contracts issued on or after November 18, 2019: We do not accept additional Purchase Payments on or after the tenth Contract Anniversary.
Washington	Our Unregistered Separate Account See section 11	All of the assets backing the Index Precision Strategy, Index Guard Strategy and Index Performance Strategy Index Options are allocated to Separate Account IANA. We do not move assets between the general account and Separate Account IANA for Contracts issued in Washington.
Wisconsin	Assignments, Changes of Ownership and Other Transfers of Contract Rights See section 2	We cannot restrict assignments or changes of ownership.
• We do not change the Determining Life (Lives) following an assignment or ownership change. If you assign the Contract and the Determining Life (Lives) are no longer an Owner (or Annuitant if the Owner is a non-individual) the Traditional Death Benefit or Maximum Anniversary Value Death Benefit may not be available and on the Owner’s death the Beneficiary(s) will only receive the Contract Value.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021
Appendix G

Appendix H – Selected Financial Data and Statutory Financial Statements
Management’s Discussion and Analysis of Financial Condition and Results of Operations (For the 12 month period ended December 31, 2020)
The following discussion of our financial condition and results of operations should be read in conjunction with our statutory financial statements and notes to those statements included in this Appendix. The discussion and analysis in this Appendix includes certain forward-looking statements that are subject to risks, uncertainties and other factors, as described in “Risk Factors” and elsewhere in this prospectus, that could cause our actual growth, results of operations, performance, financial position and business prospects and opportunities in 2021 and beyond to differ materially from those expressed in, or implied by, those forward-looking statements. See “Forward-Looking Statements.”
Statutory Financial Statements
The statutory financial statements of Allianz Life Insurance Company of North America as of December 31, 2020 and 2019 and for each of the three years in the period ended December 31, 2020 included in this Appendix H have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The principal business address of PricewaterhouseCoopers LLP is 45 South Seventh Street, Suite 3400, Minneapolis, MN.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021
Appendix H

Part I

Item 11(f).
Selected Financial Data
(dollars in millions, unless otherwise stated)
The following table sets forth the Company’s selected historical financial data. The selected financial data has been derived from the Statutory Financial Statements included elsewhere in this prospectus, and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Company’s audited Statutory Financial Statements.
These historical results are not necessarily indicative of results to be expected for any future period.

	Year ended December 31,
Selected income data	2020	2019		2018	2017	2016
Premium and annuity considerations*	$10,542	13,029		12,193	10,231	12,914
Net investment income	4,864	4,839		4,593	4,504	4,361
Ceded reinsurance reserve and expense adjustments	(45)	329		245	612	157
Fees from separate accounts	567	613		676	719	726
Other income	694	(13)		(3)	150	179
Total income	16,622	18,797		17,704	16,216	18,337
Policyholder benefits and surrenders	10,343	10,368		9,436	8,649	8,111
Change in aggregate reserves	2,465	1,034		7,299	10,628	7,755
General and administrative and commission	1,739	1,878		1,770	1,616	1,824
Net transfers to (from) separate accounts	1,460	5,254		(2,009)	(1,851)	(1,380)
Total benefits and other expenses	16,007	18,534		16,496	19,042	16,310
Income tax expense (benefit)	18	773		(51)	24	530
Net realized capital gain (loss)	142	1,053		(490)	3,655	(486)
Net income (loss)	$739	543	—	769	805	1,011
Capital and Surplus:
Change in unrealized capital gain (loss)	$(61)	719		(230)	(78)	180
Dividends to parent	(750)	(325)		—	(780)	(894)
Other change in capital & surplus	(220)	441		26	(101)	46
Net change in capital & surplus	$(292)	1,378		565	(154)	343
*Includes premiums and annuity and supplementary contract considerations.

	As of December 31,
Selected balance sheet data	2020	2019	2018	2017	2016
Total cash and invested assets	$125,229	121,870	117,203	109,328	99,840
Investment income due and accrued	1,040	1,031	1,047	1,004	962
Other admitted assets	1,218	945	951	982	685
Separate account assets	45,901	34,638	22,835	26,755	26,071
Total admitted assets	173,388	158,484	142,036	138,069	127,558
Total policyholder liabilities	109,353	107,098	107,118	100,433	90,504
Other liabilities	10,473	8,794	5,507	4,869	4,818
Separate account liabilities	45,901	34,638	22,835	26,755	26,071
Total liabilities	165,727	150,530	135,460	132,057	121,393
Total capital and surplus	7,661	7,954	6,576	6,011	6,165

Allianz Life Insurance Company of North America
NAIC Group Code: 0761
NAIC Company Code: 90611

Item 11(h).
Management’s Discussion and Analysis of Financial Condition and Results of Operations
The following discussion and analysis provides an assessment by management of the Company’s financial condition as of December 31, 2020, compared with December 31, 2019, and its results of operations for each of the three years ended December 31, 2020, 2019, 2018, respectively. The information contained herein should be read in conjunction with the financial statements, notes, exhibits and schedules in the 2020 and 2019 Annual Statement and audited Statutory Financial Statements of the Company. Amounts are presented on a non-consolidated basis in accordance with Statutory Accounting Principles (SAP).
Forward-looking Statements
This report reviews the Company’s financial condition and results of operations. Where appropriate, factors that may affect future financial performance are also identified and discussed. Certain statements made in this report include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward- looking statements include any statement that may predict, forecast, indicate or imply future results, performance or achievements instead of historical facts, and may contain words like “believe”, “expect”, “estimate”, “project”, “budget”, “forecast”, “anticipate”, “plan”, “will”, “shall”, “may”, and other words, phrases or expressions with similar meaning. Forward-looking statements are subject to risks and uncertainties. Readers are cautioned not to place undue reliance on forward-looking statements as a prediction of actual results. The Company undertakes no obligation to update publicly or revise any forward-looking statements.
Company Overview
Allianz Life is a wholly owned subsidiary of Allianz of America, Inc. (AZOA), which is a subsidiary of Allianz Europe, B.V.. Allianz Europe, B.V. is a wholly owned subsidiary of Allianz SE, the Company’s ultimate parent, which is incorporated in Munich, Germany. The Company is a life insurance company domiciled in the State of Minnesota and is licensed to sell insurance products in all U.S. states, except New York, several U.S. territories, and Canada. The Company offers a portfolio of individual fixed-indexed annuities, variable-indexed annuities, and individual ordinary fixed-indexed universal life (FIUL) products. The Company’s products are either sold through licensed independent agents contracted with a field marketing organization or insurance agency, or licensed registered representatives contracted with a broker/dealer. The Company also maintains a closed portfolio of individual and group long-term care (LTC) and group life, annuity and accident and health policies, and does not actively issue new policies related to these products.
The Company has organized its principal operations into the following segments: Individual Annuities, Life, and Legacy.
Individual Annuities
The Individual Annuities segment provides tax-deferred investment growth and lifetime income opportunities for our customers through fixed, fixed-indexed, variable-indexed, and variable annuities. The “fixed” and “variable” classifications describe whether we or the contractholders bear the investment risk of the assets supporting the contract. We are one of the largest sellers of fixed-indexed and variable-indexed products. Fixed and variable annuities provide for both asset accumulation and asset distribution needs. Our Individual Annuity products are sold through both independent and wholly-owned distribution channels made up of agents and registered representatives.
Fixed and fixed-indexed annuities provide guarantees related to the preservation of principal and interest credited. In 2020, sales of our fixed-indexed annuity products were lower than the prior year due to the low interest rate environment and social distancing constraints as a result of the coronavirus pandemic. In 2019, sales of our fixed-indexed annuity products were lower than the prior year due to the product changes made in response to the continued low interest rate environment.
Variable annuities allow the contractholder to make deposits into various investment options and also have unique product features that allow for guaranteed minimum income benefits, guaranteed minimum accumulation benefits, guaranteed minimum death benefits, and guaranteed minimum withdrawal benefits. The variable annuity products with guaranteed minimum benefits which provide a minimum return based on their initial deposit may be increased by additional deposits, bonus amounts, or other account crediting features. The income and accumulation benefits shift a portion of the investment risk from the contractholder back to the Company. The Company's variable annuity sales strategy has shifted to variable-indexed annuity products, which combines a separate account option with a general account option that is similar to a fixed-indexed annuity. In 2020, sales of the variable-indexed annuity were higher than the prior year due to strong sales for the Index Advantage Income® product driven by the market environment and a 2020 sales promotion. In 2019, sales of the variable-indexed annuity were higher than the prior year due to a sales promotion related to the new Allianz Index Advantage Income® product.

Selected Financial Data and Management's Discussion and Analysis

Life
Our life insurance products provide flexibility and control over a person’s assets, providing the assurance that the beneficiaries will be protected after the insured is gone and, in certain cases, to add cash value accumulation potential. The sales focus of our Life segment is our FIUL insurance products. Deposits are credited to an account maintained for the policyholder. Our individual life products are sold through independent distribution channels made up of agents and registered representatives. The Life business has continued to grow for the last several years and was driven by strong product proposition and expanded accelerated underwriting.
Legacy
The Legacy business consists of closed blocks of LTC and Special Markets products. The Special Markets products include individual and group annuity and life products, including universal life and term life insurance. Although Legacy products are part of the total results, the Company does not allocate additional resources to these areas other than to maintain the operational support to its current customers. The Company enters into reinsurance agreements to manage risk resulting from businesses we have chosen to exit. The performance of these product lines is not material enough to warrant discussion as separate operating segments.
Income and Expense Allocation
We maintain segregated investment portfolios at the subsidiary level but do not maintain segregated portfolios for each segment. All net investment income and other Corporate income and expense activity is allocated to the segments. Assets are only monitored at the total Company level, and as such, asset disclosures by segment are not included herein.
Income and expense related to assets backing policyholder reserves are allocated to the segments based on policyholder statutory reserve levels. The results of our segments also reflect allocation of income and expense related to assets backing surplus. Income and expense related to assets backing surplus are allocated to the segments based on required capital levels for each segment.
Basis of Presentation
The Statutory Financial Statements have been prepared in accordance with accounting practices prescribed or permitted by the Minnesota Department of Commerce (the Department). The Department recognizes statutory accounting practices prescribed or permitted by the state of Minnesota for determining and reporting the financial condition and results of operations of an insurance company and its solvency under Minnesota insurance law. The state of Minnesota has adopted the National Association of Insurance Commissioners (NAIC) Accounting Practices and Procedures Manual as its prescribed basis of SAP, without significant modification. The Company has no material statutory accounting practices that differ from those of the Department or NAIC SAP. These practices differ in some respects from accounting principles generally accepted in the United States of America (U.S. GAAP). The effects of these differences, while not quantified, are presumed to be material to the Statutory Financial Statements.
The preparation of Statutory Financial Statements in conformity with NAIC SAP requires management to make certain estimates and assumptions that affect reported amounts of admitted assets and liabilities, including reporting or disclosure of contingent assets and liabilities as of December 31, 2020, and 2019 and the reported amounts of revenues and expenses during the reporting period. Future events, including changes in mortality, morbidity, interest rates, capital markets, and asset valuations could cause actual results to differ from the estimates used within the Statutory Financial Statements. Such changes in estimates are recorded in the period they are determined.
Adoption of New Financial Accounting Standards
See Note 3 – “Accounting Changes and Correction of Errors” of the Company’s audited Statutory Financial Statements in this prospectus for information related to recent accounting pronouncements.
Application of Critical Accounting Policies
Our accounting policies require management to make interpretative and valuation judgments and to make estimates based upon assumptions that affect the amounts of assets, liabilities, revenues, and expenses reported in our Statutory Financial Statements. Because the use of assumptions and estimates inherently entails uncertainty, the effects of accounting policies under different conditions could produce results that are significantly different. A discussion of the presentation of the business factors that affect critical accounting policies can be found in Note 2 of the accompanying Statutory Financial Statements and are summarized below.

Selected Financial Data and Management's Discussion and Analysis

Accounting for Investments
Investment valuation and presentation are determined to be in accordance with methods prescribed by the NAIC. See Note 5 and 6 of the audited Statutory Financial Statements for additional information regarding the portfolio and fair value of investments.
Aggregate Reserves for Life Policies and Annuity Contracts
See Notes 12 through 14 of the audited Statutory Financial Statements for additional information regarding our annuity and life actuarial reserves, deposit liabilities, and separate accounts.
Derivatives
See Note 2 and 5 of the audited Statutory Financial Statements for additional information regarding our derivatives and hedging instruments.
Reinsurance
See Note 11 of the audited Statutory Financial Statements for additional information regarding reinsurance agreements we have entered into to manage insurance risk, as well as businesses we exited.
Income Taxes
See Note 9 of the audited Statutory Financial Statements for additional information regarding income tax estimates and assumptions.

Selected Financial Data and Management's Discussion and Analysis

Results of Operations

	Year ended December 31,			Increase (decrease) and % change		Increase (decrease) and % change
	2020	2019	2018	2020 - 2019		2019 - 2018
Income:
Premium and annuity considerations*	$10,542	13,029	12,193	$(2,487)	(19.1)%	$836	6.9%
Net investment income	4,864	4,839	4,593	25	0.5	246	5.4
Ceded reinsurance reserve and expense adjustments	(45)	329	245	(374)	(113.7)	84	34.3
Fees from separate accounts	567	613	676	(46)	(7.5)	(63)	(9.3)
Other income	694	(13)	(3)	707	NM**	(10)	(333.3)
Total income	16,622	18,797	17,704	(2,175)	(11.6)	1,093	6.2
Benefits and other expenses:
Policyholder benefits and surrenders	10,343	10,368	9,436	(25)	(0.2)	932	9.9
Change in aggregate reserves	2,465	1,034	7,299	1,431	138.4	(6,265)	(85.8)
General and administrative and commission	1,739	1,878	1,770	(139)	(7.4)	108	6.1
Net transfers to (from) separate accounts	1,460	5,254	(2,009)	(3,794)	(72.2)	7,263	361.5
Total benefits and other expenses	16,007	18,534	16,496	(2,527)	(13.6)	2,038	12.4
Pretax income (loss)	615	263	1,208	352	133.8	(945)	(78.2)
Income tax expense (benefit)	18	773	(51)	(755)	(97.7)	824	NM**
Net realized capital gain (loss)	142	1,053	(490)	(911)	(86.5)	1,543	314.9
Net income (loss)	$739	543	769	$196	36.1%	$(226)	(29.4)%
Capital and Surplus:
Change in unrealized capital gain (loss)	$(61)	719	(230)	$(780)	(108.5)%	$949	412.6%
Dividends to parent	(750)	(325)	—	(425)	(130.8)	(325)	—
Other change in capital & surplus	(220)	441	26	(661)	(149.9)	415	NM**
Net change in capital & surplus	$(292)	1,378	565	$(1,670)	(121.2)%	$813	143.9%
*Includes premiums and annuity and supplementary contract considerations.
**Not meaningful
Year Ended December 31, 2020 Compared to Year Ended December 31, 2019
Overview
The decrease in capital and surplus was primarily driven by volatility within the equity market movements resulting in hedging losses, a ceded reinsurance recapture in fixed-indexed annuities, and an increase in the 2020 dividend payment to the parent.
Income
•Premium and annuity considerations: Premium and annuity considerations decreased primarily due to lower fixed-indexed annuity sales based upon product changes made in response to the continued low interest rate environment and social distancing constraints impacting sales methods. This was partially offset by higher variable-indexed annuity premium driven by a 2020 sales promotion all within the Individual Annuities segment. The Life segment increased as a result of an increase in first year and renewal premiums due to a growing block of business.
•Net investment income: Net investment income increased due to an increase in average invested assets and positive cash flows.
•Ceded reinsurance reserve and expense adjustments: Ceded reinsurance reserve and expense adjustments decreased primarily due to impacts from a ceded reserve recapture that was executed in 2020 in the Individual Annuities segment.
•Fees from separate accounts: Fees from separate accounts decreased primarily due to lower average separate account

Selected Financial Data and Management's Discussion and Analysis

assets as a result of outflows due to policyholder activity and negative equity market impacts in early 2020 in the Individual Annuities segment.
•Other income: Other income increased primarily due to an increase in derivative income on interest rate swaps that hedge variable annuities and amortization of the deferred hedge liability under SSAP No. 108 in the Individual Annuities segment.
Benefits and Other Expenses
•Change in aggregate reserves: Change in aggregate reserves increased primarily due to a change in presentation of assets and liabilities relating to the variable-indexed product in 2019. In 2019, the Company transferred assets from the general account to the separate account to align with state product filing requirements, and the reserve decrease is completely offset in Net transfers to(from) separate accounts. In addition, variable annuity reserves increased in 2020 driven by overall net growth in the variable-index annuity block of business. This was partially offset by the decrease of the fixed-index annuity reserves driven by lower index credits as a result of the less favorable equity market increase and lower fixed-indexed annuity premiums due to the decrease in production..
•General and administrative and commission: General, administrative and commission expense decreased primarily due to a decrease in commissions expense as a result of lower overall premium as discussed above.
•Net transfers to (from) separate accounts: Net transfers to (from) separate accounts decrease is driven by the aforementioned 2019 presentation of assets and liabilities for variable-indexed annuities change referenced in the Change in aggregate reserves in the Individual Annuities segment. The decrease in Net transfers to (from) separate accounts was partially offset by lower policyholder activity.
•Income tax expense (benefit): There is a federal income tax expense due to impacts from hedging gains in the Company's Individual Annuity and Life segments which was partially offset by a tax net operating loss carry back recorded in 2020.
•Net realized capital gain (loss): Net realized capital gains decreased due to lower gains on derivatives used to economically hedge the Company's product liabilities as a result of less favorable equity markets in the Individual Annuities and Life segments, as well as unfavorable investment results due to impairments.
Capital and Surplus
•Change in unrealized capital gain (loss): Unrealized capital losses are primarily due to negative hedging results on fixed-indexed and variable-indexed annuities in the Individual Annuities segment and the Life segment.
•Dividends to parent: Dividends of $750 were paid to the parent in 2020.
•Other change in capital and surplus: Other change in capital and surplus decreased due to a fixed-indexed ceded reserve recapture that was completed in 2020, and an increase in AVR that decreased capital and surplus due to the growth of the Company's investment portfolio.
Year Ended December 31, 2019 Compared to Year Ended December 31, 2018
Overview
The increase in capital and surplus was primarily driven by positive equity market movements resulting in realized and unrealized hedging gains, a new reinsurance agreement covering certain fixed-indexed annuities, and increases in premium and annuity considerations within the Individual Annuities and Life segments. This was partially offset by the 2019 dividend payment to the parent, and an increase in policyholder benefits and surrenders.
Income
•Premium and annuity considerations: Individual Annuities premium and annuity considerations increased primarily due to a variable-indexed annuity product sales promotion in 2019 and increased Life first year and renewal premiums due to the growing block of business. This was partially offset by lower fixed-indexed annuity sales due to product changes made in response to the continued low interest rate environment in 2019.
•Net investment income: Net investment income increased due to an increase in average invested assets and positive cash flows.
•Ceded reinsurance reserve and expense adjustments: Ceded reinsurance reserve and expense adjustments increased primarily due to new reinsurance agreements entered into in 2019 in the Individual Annuities segment.

Selected Financial Data and Management's Discussion and Analysis

•Fees from separate accounts: Fees from separate accounts decreased primarily due to lower average separate account assets as a result of outflows due to policyholder activity and negative equity market impacts in late 2018 in the Individual Annuities segment. The 2018 equity market downturn resulted in lower average assets under management throughout 2019.
•Other income: Other income decreased primarily due to lower derivative income on interest rate swaps that hedge changes in cash flows for variable annuities in the Individual Annuities segment.
Benefits and Other Expenses
•Policyholder benefits and surrenders: Policyholder benefits and surrenders increased primarily due to an increase in fixed-indexed annuity surrenders within the Individual Annuities segment driven by policyholder activity, and are impacted by the surrender period of the underlying annuity contract. Policyholder benefits and surrenders in the Life Segment also increased primarily due to policyholder activity and an increase in death claims.
•Change in aggregate reserves: Change in aggregate reserves decreased primarily due to a change in presentation of assets and liabilities relating to the variable-indexed product in 2019 in the Individual Annuities segment. The Company transferred assets from the general account to the separate account to align with state product filing requirements. The change is completely offset in Net transfers to (from) separate accounts. This decrease was partially offset by the growth of the fixed-index annuity reserves driven by higher index credits as a result of the year over year equity market increase in the Individual Annuities segment.
•General and administrative and commission: General, administrative and commission expense increased primarily due to an increase in commissions expense as a result of higher premium as discussed above.
•Net transfers to (from) separate accounts: Net transfers to (from) separate accounts increase is driven by afore mentioned 2019 presentation of assets and liabilities for variable-indexed annuities change referenced in the Change in aggregate reserves in the Individual Annuities segment. The increase in Net transfers to (from) separate accounts was partially offset by higher policyholder withdrawals.
•Income tax expense (benefit): There is a federal income tax expense due to impacts from hedging gains in the Company's Individual Annuity and Life segments.
•Net realized capital gain (loss): Net realized capital gains increased due to gains on derivatives used to economically hedge the Company's product liabilities as a result of an increase in equity markets in the Individual Annuities and Life segments.
Capital and Surplus
•Change in unrealized capital gain (loss): Unrealized capital gains are primarily due to positive hedging results on fixed-indexed annuities in the Individual Annuities segment and the Life segment.
•Dividends to parent: Dividends of $325 were paid to the parent in 2019.
•Other change in capital and surplus: Other change in capital and surplus increased due to a new reinsurance agreement covering certain fixed-indexed annuities in the Individual Annuities segment and an increase in deferred income taxes. This was offset by an increase in AVR that decreased capital and surplus due to the growth of the Company's investment portfolio.

Selected Financial Data and Management's Discussion and Analysis

Individual Annuities
Segment Results of Operations

	Year ended December 31,			Increase (decrease) and % change		Increase (decrease) and % change
	2020	2019	2018	2020 - 2019		2019 - 2018
Income:
Premium and annuity considerations*	$9,268	11,969	11,223	$(2,701)	(22.6)%	$746	6.6%
Net investment income	4,531	4,551	4,346	(20)	(0.4)	205	4.7
Ceded reinsurance reserve and expense adjustments	(54)	321	254	(375)	(116.8)	67	26.4
Fees from separate accounts	567	613	676	(46)	(7.5)	(63)	(9.3)
Other income	691	(17)	(3)	708	NM**	(14)	(466.7)
Total income	15,003	17,437	16,496	(2,434)	(14.0)	941	5.7
Benefits and other expenses:
Policyholder benefits and surrenders	10,073	10,078	9,264	(5)	—	814	8.8
Change in aggregate reserves	1,474	289	6,457	1,185	410.0	(6,168)	(95.5)
General and administrative and commission	1,369	1,591	1,518	(222)	(14.0)	73	4.8
Net transfers to (from) separate accounts	1,462	5,258	(2,006)	(3,796)	(72.2)	7,264	362.1
Total benefits and other expenses	14,378	17,216	15,233	(2,838)	(16.5)	1,983	13.0
Pretax income (loss)	625	221	1,263	404	182.8	(1,042)	(82.5)
Income tax expense (benefit)	18	649	(53)	(631)	(97.2)	702	NM**
Net realized capital gain (loss)	67	922	(489)	(855)	(92.7)	1,411	288.5
Net income (loss)	$674	494	827	$180	36.4%	$(333)	(40.3)%
Capital and Surplus:
Change in unrealized capital gain (loss)	$(79)	588	(160)	$(667)	(113.4)%	$748	467.5%
Other change in capital & surplus	(220)	439	36	(659)	(150.1)	403	NM**
Net change in capital & surplus	$375	1,521	703	$(1,146)	(75.3)%	$818	116.4%
*Includes premiums and annuity and supplementary contract considerations.
**Not meaningful
Selected Operating Performance Measures

	Year ended December 31,			Increase (decrease) and % change		Increase (decrease) and % change
	2020	2019	2018	2020 - 2019		2019 - 2018
Individual Annuities
Deposits	$9,474	12,135	11,318	$(2,661)	(21.9)%	$817	7.2%
In-force	131,228	126,936	118,602	4,292	3.4%	8,334	7.0%
Deposits and in-force amounts in the table above are for direct and assumed business. Deposits reflect amounts collected on both new and renewal business. In-force represents account values of the annuity contracts for our fixed, fixed-indexed, variable, and variable-indexed annuity contracts. In 2020, sales of fixed-indexed annuities were lower than the prior year due to impacts of product changes due to the low interest rate environment and social distancing constraints. This was partially offset by higher variable-indexed annuity sales for the Index Advantage suite of products driven by the market environment and a 2020 sales promotion. In 2019, sales of the variable-indexed annuity were higher than the prior year due to a sales promotion related to the new Allianz Index Advantage Income® product. This was partially offset by lower sales of the fixed-indexed annuity products due to the product changes made in 2019 in response to the continued low interest rate environment.

Selected Financial Data and Management's Discussion and Analysis

Change in Key Market Factors
Our Individual Annuities segment is impacted by various market impacts which are summarized below:

	Year ended December 31,			% change
	2020	2019	2018	2020 - 2019	2019 - 2018
Stock Index
S&P 500	16.26%	28.88%	(6.24)%	(12.62)%	35.12%
NASDAQ 100	47.58%	37.96%	(1.04)%	9.62%	39.00%
BUDBI	9.08%	13.23%	(0.88)%	(4.15)%	14.11%
BUDBI II	6.15%	14.05%	0.40%	(7.90)%	13.65%

	As of December 31,			Basis point (bps) change
	2020	2019	2018	2020- 2019	2019 - 2018
Interest Rates
LIBOR 10yr	0.93%	1.90%	2.71%	(97bps)	(81bps)
LIBOR 20yr	1.32%	2.07%	2.83%	(75bps)	(76bps)
Year Ended December 31, 2020 Compared to Year Ended December 31, 2019
Overview
The Individual Annuities segment net change in capital and surplus was favorable, but decreased compared to the prior year primarily driven by less favorable equity market movements in 2020 resulting in lower realized hedging gains, unrealized hedging losses, and a recapture of a fixed-index reinsurance agreement.
Income
•Premium and annuity considerations: Premium and annuity considerations decreased primarily due to lower fixed-indexed annuity sales due to product changes made in response to the continued low interest rate environment and social distancing constraints, and lower traditional variable annuity sales driven by product changes. This was partially offset by higher variable-indexed annuity premium driven by a 2020 sales promotion.
•Ceded reinsurance reserve and expense adjustments: Ceded reinsurance reserve and expense adjustments decreased primarily due to impacts from a fixed-indexed ceded reserve recapture that was completed in 2020.
•Fees from separate accounts: Fees from separate accounts decreased primarily due to lower average separate account assets as a result of outflows due to policyholder activity and negative equity market impacts in early 2020.
•Other income: Other income increased primarily due to an increase in derivative income on interest rate swaps that hedge variable annuities and amortization of the deferred hedge liability under SSAP No. 108.
Benefits and Other Expenses
•Change in aggregate reserves: Change in aggregate reserves increased primarily due to a change in presentation of assets and liabilities relating to the variable-indexed product in 2019. In 2019, the Company transferred assets from the general account the separate account to align with state product filing requirements, and the reserve decrease is completely offset in Net transfers to(from) separate accounts. In addition, variable annuity reserves increased in 2020 driven by overall net growth in the variable-index annuity block of business. This was partially offset by the decrease of the fixed-index annuity reserves driven by lower index credits as a result of the less favorable equity market increase and lower fixed-indexed annuity premiums due to the decrease in production.
•General and administrative and commission: General, administrative and commission expense decreased primarily due to a decrease in commissions expense as a result of lower premium as discussed above.
•Net transfers to (from) separate accounts: Net transfers to (from) separate accounts decreased driven by the aforementioned presentation of assets and liabilities for variable-indexed annuities change referenced in the Change in aggregate reserves. The decrease in Net transfers to (from) separate accounts was partially offset by lower policyholder activity.
•Income tax expense (benefit): Income tax expense is driven by a federal income tax expense in 2020 due to impacts from hedging losses.

Selected Financial Data and Management's Discussion and Analysis

•Net realized capital gain (loss): Net realized capital gains decreased due to lower gains on derivatives used to economically hedge the Company's product liabilities as a result of a lower increase in equity markets, as well as unfavorable investment results due to impairments.
Capital and Surplus
•Change in unrealized capital gain (loss): Unrealized capital losses are primarily due to negative hedging results on fixed-indexed annuities and variable-indexed annuities.
•Other change in capital and surplus: Other change in capital and surplus decreased primarily due to a fixed-indexed ceded reserve recapture that was completed in 2020.
Year Ended December 31, 2019 Compared to Year Ended December 31, 2018
Overview
The Individual Annuities segment net change in capital and surplus increase was primarily driven by positive equity market movements resulting in realized hedging gains, a new reinsurance agreement covering certain fixed-indexed annuities, and an increase in premiums and annuity considerations. This was partially offset by an increase in policyholder benefits and surrenders.
Income
•Premium and annuity considerations: Premium and annuity considerations increased primarily due to higher variable-indexed annuity premium driven by a 2019 sales promotion. This was partially offset by lower fixed-indexed annuity sales due to product changes made in response to the continued low interest rate environment and lower traditional variable annuity sales also driven by product changes.
•Net investment income: Net investment income increased due an increase in fixed-indexed average invested assets.
•Ceded reinsurance reserve and expense adjustments: Ceded reinsurance reserve and expense adjustments increased primarily due to new reinsurance agreements entered into in 2019.
•Fees from separate accounts: Fees from separate accounts decreased primarily due to lower average separate account assets as a result of outflows due to policyholder activity and negative equity market impacts in late 2018. The 2018 equity market downturn resulted in lower average assets under management throughout 2019.
•Other income: Other income decreased primarily due to a decrease in derivative income on interest rate swaps that hedge changes in cash flows for variable annuities.
Benefits and Other Expenses
•Policyholder benefits and surrenders: Policyholder benefits and surrenders increased primarily due to an increase in fixed-indexed annuity surrenders driven by policyholder activity, and are impacted by the surrender period of the underlying annuity contract.
•Change in aggregate reserves: Change in aggregate reserves decreased primarily due to a change in presentation of assets and liabilities relating to the variable-indexed product in 2019. The Company transferred assets from the general account to the separate account to align with state product filing requirements. The change is completely offset in Net transfers to (from) separate accounts. This was partially offset by the growth of the fixed-index annuity reserves driven by higher index credits as a result of the year over year equity market increase partially offset by lower fixed-indexed annuity premiums due to the decrease in production.
•General and administrative and commission: General, administrative and commission expense increased primarily due to an increase in commissions expense as a result of higher premium as discussed above.
•Net transfers to (from) separate accounts: Net transfers to (from) separate accounts increase is driven by afore mentioned 2019 presentation of assets and liabilities for variable-indexed annuities change referenced in the Change in aggregate reserves. The increase in Net transfers to (from) separate accounts was partially offset by higher policyholder withdrawals.
•Income tax expense (benefit): Income tax expense is driven by a federal income tax expense in 2019 due to impacts from hedging gains.
•Net realized capital gain (loss): Net realized capital gains increased due to gains on derivatives used to economically hedge the Company's product liabilities as a result of an increase in equity markets.

Selected Financial Data and Management's Discussion and Analysis

Capital and Surplus
•Change in unrealized capital gain (loss): Unrealized capital gains are primarily due to positive hedging results on fixed-indexed annuities.
•Other change in capital and surplus: Other change in capital and surplus increased due to a new reinsurance agreement covering certain fixed-indexed annuities and an increase in deferred income taxes. This was offset by an increase in AVR that decreased capital and surplus due to the growth of the Company's investment portfolio.
Life
Segment Results of Operations

	Year ended December 31,			Increase (decrease) and % change		Increase (decrease) and % change
	2020	2019	2018	2020 - 2019		2019 - 2018
Income:
Premium and annuity considerations	$1,115	906	816	$209	23.1%	$90	11.0%
Net investment income	210	177	158	33	18.6	19	12.0
Ceded reinsurance reserve and expense adjustments	3	2	(16)	1	50.0	18	112.5
Other income	2	3	—	(1)	(33.3)	3	—
Total income	1,330	1,088	958	242	22.2	130	13.6
Benefits and other expenses:
Policyholder benefits and surrenders	173	199	96	(26)	(13.1)	103	107.3
Change in aggregate reserves	824	611	658	213	34.9	(47)	(7.1)
General and administrative and commission	343	258	212	85	32.9	46	21.7
Total benefits and other expenses	1,340	1,068	966	272	25.5	102	10.6
Pretax income (loss)	(10)	20	(8)	(30)	(150.0)	28	350.0
Income tax expense (benefit)	—	59	—	(59)	—	59	—
Net realized capital gain (loss)	77	131	(1)	(54)	(41.2)	132	NM*
Net income (loss)	$67	92	(9)	$(25)	(27.2)%	$101	NM*
Capital and Surplus:
Change in unrealized capital gain (loss)	$23	130	(70)	$(107)	(82.3)%	$200	285.7%
Other change in capital & surplus	(4)	4	(6)	(8)	(200.0)	10	166.7
Net change in capital & surplus	$86	226	(85)	$(140)	(61.9)%	$311	365.9%
*Not meaningful
Selected Operating Performance Measures

	Year ended December 31,			Increase (decrease) and % change		Increase (decrease) and % change
	2020	2019	2018	2020 - 2019		2019 - 2018
Life
First year and renewal premiums	$1,170	960	864	$210	21.9%	$96	11.1%
In-force	50,485	42,700	37,982	7,785	18.2	4,718	12.4
First year and renewal premiums and in-force amounts in the table above are for direct and assumed business. In-force amounts represent life insurance in-force on our FIUL business and certain universal life, and term life business. The continued increase in first year and renewal premiums in 2020, 2019 and 2018 is a result of continued product enhancements and overall strong product proposition. The movement of in-force, year over year, is primarily driven by policyholder activity. Increases are driven by new business, and decreases are driven by policyholder charges, surrenders, and claims.

Selected Financial Data and Management's Discussion and Analysis

Year Ended December 31, 2020 Compared to Year Ended December 31, 2019
Overview
The Life segment net change in capital and surplus was favorable, but decreased compared to prior year primarily due to less favorable hedging impacts as a result of the negative equity market performance in early 2020. This was partially offset by an increase in policy charges as a result of a growing block of business and a lower income tax expense in 2020.
Income
•Premium and annuity considerations: Premiums and annuity considerations increased as a result of an increase in first year and renewal premiums due to a growing block of business.
•Net investment income: Net investment income increased primarily due to an increase in Life average invested assets.
Benefits and Other Expenses
•Policyholder benefits and surrenders: Policyholder benefits and surrenders decreased primarily due to policyholder surrender activity and partially offset by an increase in death claims.
•Change in aggregate reserves: Change in aggregate reserves increased due to higher premiums and an increase in policy charges as a result of a growing block of business and higher index credit levels as a result of the positive equity market performance after the first quarter of 2020.
•General and administrative and commission: General and administrative and commission expense increased primarily due to an increase in first year and renewal commissions which is consistent with premium production.
•Income tax expense (benefit): Income tax expense (benefit) is driven by a pre-tax items discussed above, and a minimal effective federal tax rate.
•Net realized capital gain (loss): Net realized capital gain decreased due to lower hedging gains as a result of negative equity market performance in early 2020.
Capital and Surplus
•Change in unrealized capital gain (loss): Change in unrealized capital gain is due to a lower hedging gains as a result of negative equity markets in early 2020.
•Other change in capital and surplus: Other change in capital and surplus decreased as a result of change in net deferred income taxes as result of hedging impacts.
Year Ended December 31, 2019 Compared to Year Ended December 31, 2018
Overview
The Life segment net change in capital and surplus increased primarily due to realized and unrealized hedging gains as a result of positive equity market performance and an increase in policy charges as a result of a growing block of business.
Income
•Premium and annuity considerations: Premiums and annuity considerations increased as a result of an increase in first year and renewal premiums as a result of a growing block of business.
•Net investment income: Net investment income increased primarily due to an increase in Life average invested assets.
•Ceded reinsurance reserve and expense adjustments: Ceded reinsurance reserve and expense adjustments increased as a result of prior year changes in ceded modified coinsurance reserves on certain Life products, with minimal changes in the current year.
Benefits and Other Expenses
•Policyholder benefits and surrenders: Policyholder benefits and surrenders increased primarily due to policyholder activity in addition to an increase in death claims.
•Change in aggregate reserves: Change in aggregate reserves decreased due to lower index credit levels as a result of the negative equity market performance in late 2018. This was partially offset by higher premiums and an increase in policy charges as a result of a growing block of business.

Selected Financial Data and Management's Discussion and Analysis

•General and administrative and commission: General and administrative and commission expense increased primarily due to an increase in first year and renewal commissions which is consistent with premium production.
•Income tax expense (benefit): Income tax expense is driven by a federal income tax expense in 2019 due to impacts from hedging gains.
•Net realized capital gain (loss): Net realized capital gain increased due to hedging gains as a result of positive equity market performance.
Capital and Surplus
•Change in unrealized capital gain (loss): Change in unrealized capital gain is due to an increase in hedging gains as a result of positive equity markets.
•Other change in capital and surplus: Other change in capital and surplus increased as a result of change in net deferred income taxes as result of positive hedging impacts.
Legacy
Segment Results of Operations

	Year ended December 31,			Increase (decrease) and % change		Increase (decrease) and % change
	2020	2019	2018	2020 - 2019		2019 - 2018
Income:
Premium and annuity considerations	$158	154	154	$4	2.6%	$—	—%
Net investment income	123	110	89	13	11.8	21	23.6
Ceded reinsurance reserve and expense adjustments	6	7	7	(1)	(14.3)	—	—
Other income	2	2	—	—	—	2	NM*
Total income	289	273	250	16	5.9	23	9.2
Benefits and other expenses:
Policyholder benefits and surrenders	97	91	76	6	6.6	15	19.7
Change in aggregate reserves	167	134	184	33	24.6	(50)	(27.2)
General and administrative and commission	27	29	40	(2)	(6.9)	(11)	(27.5)
Net transfers to (from) separate accounts	(2)	(3)	(3)	1	33.3	—	—
Total benefits and other expenses	289	251	297	38	15.1	(46)	(15.5)
Pretax income (loss)	—	22	(47)	(22)	(100.0)	69	146.8
Income tax expense (benefit)	—	65	2	(65)	(100.0)	63	NM*
Net realized capital gain (loss)	(2)	—	$—	(2)	NM*	—	—
Net income (loss)	$(2)	(43)	(49)	$41	95.3%	$6	12.2%
Capital and Surplus:
Change in unrealized capital gain (loss)	$(5)	1	1	$(6)	(600.0)	$—	—%
Other change in capital & surplus	2	(2)	(4)	4	200.0	2	50.0
Net change in capital & surplus	$(5)	(44)	(52)	$39	88.6%	$8	15.4%
*Not meaningful

Selected Financial Data and Management's Discussion and Analysis

Selected Operating Performance Measures

	Year ended December 31,			Increase (decrease) and % change		Increase (decrease) and % change
	2020	2019	2018	2020 - 2019		2019 - 2018
Legacy Products
Gross premiums written	$257	254	258	$3	1.2%	$(4)	(1.6)%
In-force	2,796	2,993	3,101	(197)	(6.6)	(108)	(3.5)
Gross premium written in the table above are for direct and assumed business. Gross premiums written reflect premiums collected on renewal business. There are no new premiums as these are closed blocks of business. Gross premiums written remained relatively consistent in 2020 and 2019 with small movements due to assumed premium and policy restatements which occur in the run off of Legacy products. In-force amounts represent gross life insurance within our Special Markets products. The continued decline in in-force volume is attributable to the Legacy segment being a closed block of business.
Year Ended December 31, 2020 Compared to Year Ended December 31, 2019
Overview
The Legacy segment unfavorable pre-tax income was driven by higher reserves driven by the 2020 impacts of additional LTC premium deficiency reserves partially offset by favorable change in net LTC claim reserves.
Income
•Net investment income: Net investment income increase driven by the growth in LTC reserves on the aging block of business.
Benefits and Other Expenses
•Policyholder benefits and surrenders: Policyholder benefits and surrenders increased driven by higher paid claims on the LTC block of business.
•Change in aggregate reserves: Change in aggregate reserves increased driven by the unfavorable impact due to the additional premium deficiency reserve in 2020 and unfavorable impact of higher change in active life reserves. This was partially offset by the favorable impact of net change in claims reserves.
•Income tax expense (benefit): Income tax expense (benefit) is driven by a pre-tax items discussed above, and a minimal effective federal tax rate.
Year Ended December 31, 2019 Compared to Year Ended December 31, 2018
Overview
The Legacy segment favorable change in pre-tax income was driven by lower reserves on future claim reserves driven by the prior period impacts of the additional premium deficiency reserve and establishment of claim administrative expense reserves on the LTC line of business. This was more than offset by a higher income tax expense due to the Company's effective tax rate.
Income
•Net investment income: Net investment income increase driven by a LTC yield increase due to the growth in reserves on the aging block of business.
Benefits and Other Expenses
•Policyholder benefits and surrenders: Policyholder benefits and surrenders increased driven by higher paid claims on the the LTC block of business.
•Change in aggregate reserves: Change in aggregate reserves decreased driven by the favorable impact due to the additional premium deficiency reserve added in 2018 and favorable impacts of net change in claims reserves. This was partially offset by negative impact of higher change in active life reserves.
•General and administrative and commission: The favorable change in general and administrative and commission is primarily due to the establishment of a claim administrative expense reserve added in 2018 to the claim reserves.

Selected Financial Data and Management's Discussion and Analysis

•Income tax expense (benefit): Income tax expense is driven by a federal income tax expense in 2019 due to impacts from hedging gains.

Selected Financial Data and Management's Discussion and Analysis

Dividends

	Year ended December 31,			Increase (decrease) and % change		Increase (decrease) and % change
	2020	2019	2018	2020 - 2019		2019 - 2018
Capital and Surplus:
Dividends to parent	$(750)	(325)	—	$(425)	230.8%	$(325)	—%
We are required to meet minimum statutory capital and surplus requirements. Our statutory capital and surplus as of December 31, 2020 and 2019, were in compliance with these requirements. The maximum amount of ordinary dividends that can be paid by Minnesota insurance companies to the stockholder without prior approval of the Department is subject to restrictions relating to statutory earned surplus, also known as unassigned funds. Unassigned funds are determined in accordance with the accounting procedures and practices governing preparation of the statutory annual statement. In accordance with Minnesota Statutes, the Company may declare and pay from its Unassigned surplus cash dividends of not more than the greater of 10% of its prior year-end statutory surplus, or the net gain from operations of the insurer, not including realized gains, for the 12-month period ending the 31st day of the next preceding year. Based on these limitations, ordinary dividends of $766 can be paid in 2021 without prior approval of the Commissioner of Commerce.
Financial Condition
Investment Strategy
Our investment strategy focuses on diversification by asset class. We seek to achieve economic diversification, while reducing overall credit and liquidity risks. We attempt to mitigate these credit and liquidity risks by adhering to investment policies that provide portfolio diversification on an asset class, creditor, and industry basis, and by complying with investment limitations governed by state insurance laws and regulations, as applicable. We also consider all relevant objective information available in estimating the cash flows related to structured securities. We actively monitor and manage exposures, and determine whether any securities are impaired. The aggregate credit risk taken in the investment portfolio is influenced by our risk/return preferences, the economic and credit environment, and the ability to manage this risk through liability portfolio management. We also have an asset-liability management strategy to align cash flows and duration of the investment portfolio with contractholder liability cash flows and duration.
The following table presents the investment portfolio at December 31:

	2020		2019
	Carrying value	% of total	Carrying value	% of total
Bonds	$99,088	79.1%	$97,269	79.8%
Stocks	274	0.2	181	0.1
Investment in subsidiaries	1,329	1.1	1,347	1.1
Mortgage loans on real estate	15,634	12.5	14,217	11.7
Real estate	69	0.1	64	0.1
Cash and cash equivalents	910	0.7	1,868	1.5
Policy loans	255	0.2	234	0.2
Derivative assets	4,114	3.3	2,391	2.0
Other invested assets	3,556	2.8	4,299	3.5
Total cash and invested assets	$125,229	100.0%	$121,870	100.0%
Bonds
Refer to Note 5 of the audited Statutory Financial Statements for information regarding the nature of our portfolio of bonds securities. The tables below set forth the amortized cost of the NAIC Securities Valuation Office quality ratings for the Company's bond securities portfolio at December 31, 2020 and 2019.

Selected Financial Data and Management's Discussion and Analysis

	2020
NAIC Classes	Fair Value	% of Total	Amortized Cost	% of Total
1	$64,466	55.7%	$55,379	55.9%
2	47,679	41.2	40,472	40.9
Investment grade	112,145	96.9	95,851	96.8
3	3,323	2.9	2,982	3.0
4	221	0.2	232	0.2
5	18	—	20	—
6	3	—	3	—
Below investment grade	3,565	3.1	3,237	3.2
Total	$115,710	100.0%	$99,088	100.0%

	2019
NAIC Classes	Fair Value	% of Total	Amortized Cost	% of Total
1	65,546	61.3%	$59,711	61.4%
2	40,028	37.5	$36,349	37.4
Investment grade	105,574	98.8	$96,060	98.8
3	1,049	1.0	$992	1.0
4	71	0.1	$69	0.1
5	150	0.1	$145	0.1
6	4	—	$3	—
Below investment grade	1,274	1.2	$1,209	1.2
Total	106,848	100.0%	$97,269	100.0%
Sub-prime and Alt-A Mortgage Exposure
Sub-prime lending is the origination of loans to customers with weaker credit profiles. Due to the high quality of our mortgage-backed securities, and the lack of sub-prime loans in the securities, we do not have a material exposure to sub-prime or Alt-A mortgages in those holdings. Alt-A loans are defined as any security backed by residential mortgage collateral which is not clearly identifiable as prime or sub-prime.
Commercial Mortgage-backed, Residential Mortgage-backed, and Asset-backed Securities
Commercial mortgage-backed securities (CMBS) represent pools of commercial mortgages that are broadly diversified across property types and geographical areas. The following table summarizes our exposure to CMBS holdings by NAIC classes and vintage year as of December 31:

	2020
NAIC Classes	% of total CMBS			Vintage
1	$11,234	99.5%	2020	$335	3.0%
2	1	—	2019	1,607	14.2
3	47	0.4	2018	1,845	16.3
4	15	0.1	2017	1,627	14.4
5	—	—	2016 and prior	5,883	52.1
6	—	—		$11,297	100.0%
	$11,297	100.0%

	2019
NAIC Classes	% of total CMBS			Vintage
1	$11,351	100.0%	2019	$1,519	13.4%
2	1	—	2018	$1,806	15.9
3	1	—	2017	$1,752	15.4
4	1	—	2016	$1,832	16.1
5	2	—	2015 and prior	$4,447	39.2
6	—	—		$11,356	100.0%
	$11,356	100.0%

Selected Financial Data and Management's Discussion and Analysis

Asset backed security (ABS) holdings consist primarily of aircraft leases, credit card receivables and other asset-backed securities that meet specific criteria, such as credit quality, insurance requirements, or limits on these types of investments.
The following table summarizes our exposure to other ABS holdings by NAIC classes and vintage year as of December 31:

	2020
NAIC Classes	% of total other ABS			Vintage
1	$2,883	70.6%	2020	$758	18.6%
2	976	23.9	2019	1,264	30.9
3	74	1.8	2018	1,094	26.8
4	134	3.3	2017	302	7.4
5	18	0.4	2016 and prior	667	16.3
6	—	—		$4,085	100.0%
	$4,085	100.0%

	2019
NAIC Classes	% of total other ABS			Vintage
1	$2,460	81.1%	2019	$1,189	39.2%
2	529	17.4	2018	926	30.5
3	45	1.5	2017	251	8.3
4	—	—	2016	179	5.9
5	—	—	2015 and prior	489	16.1
6	—	—		$3,034	100.0%
	$3,034	100.0%
Non-agency residential mortgage-backed securities (NA RMBS) are backed by pools of residential mortgage loans made to non-prime borrowers, diversified across geographies.
The following table summarizes our exposure to NA RMBS holdings by NAIC classes and vintage year as of December 31:

	2020
NAIC Classes	% of total NA RMBS			Vintage
1	$222	95.3%	2020	$—	—%
2	—	—	2019	—	—
3	4	1.7	2018	—	—
4	4	1.7	2017	—	—
5	—	—	2016 and prior	233	100.0
6	3	1.3		$233	100.0%
	$233	100.0%

	2019
NAIC Classes	% of total NA RMBS			Vintage
1	$291	95.8%	2019	$1	0.3%
2	$1	0.3	2018	$1	0.3
3	$3	1.0	2017	$—	—
4	$4	1.3	2016	$—	—
5	$1	0.3	2015 and prior	$302	99.4
6	$4	1.3		$304	100.0%
	$304	100.0%

Selected Financial Data and Management's Discussion and Analysis

Unrealized investment losses of bonds, for investment grade (NAIC classes 1-2) and below investment grade (NAIC classes 3-6) securities by duration are as follows at December 31:

	2020
	Investment Grade	% of Total	Below Investment Grade	% of Total
Twelve months or less below carrying value	$66	58.8%	$31	27.6%
More than twelve months below carrying value	10	9.3	5	4.3
Total	$76	68.1%	$36	31.9%

	2019
	Investment Grade	% of Total	Below Investment Grade	% of Total
Twelve months or less below carrying value	$42	44.2%	$7	7.1%
More than twelve months below carrying value	$38	40.0	$8	8.7
Total	$80	84.2%	$15	15.8%
See Note 5 of the audited Statutory Financial Statements for additional disclosures in regards to unrealized investment losses of bonds, December 31.
Other-than-temporary impairments, by market sector, for impairments included in the Statutory Statements of Operations, were as follows at December 31:

	2020		2019
	Impairment	No. of Securities	Impairment	No. of Securities
Partnerships	$1	1	$—	—
Commercial mortgage loans	34	1	$—	—
Corporate securities	254	83	$28	14
Total	$289	85	$28	14
Refer to Note 6 of the audited Statutory Financial Statements for information regarding the fair value and fair value hierarchy level of our financial instruments.
Mortgage Loans on Real Estate
See Note 5 of the audited Statutory Financial Statements and Schedules for information regarding Mortgage Loans on Real Estate.
Loan-to-value (LTV) and debt service coverage (DSC) ratios are common measurements used to assess the risk and quality of mortgage loans. The LTV ratio, calculated at the time of origination, is the percentage of the loan amount relative to the value of the underlying property. The DSC ratio, based upon the most recently received financial statements from the debtor, is calculated as the amount of the property’s net income divided by the debt service payments.
See Note 5 of the audited Statutory Financial Statements for additional information relating to LTV and DSC ratios.

Selected Financial Data and Management's Discussion and Analysis

Properties collateralizing mortgage loans are geographically dispersed throughout the United States as follows at December 31:

	2020		2019
	Gross Carry Value	% of Total	Gross Carry Value	% of Total
Mortgage loans by region
East North Central	$1,244	8.0%	$1,323	9.3%
East South Central	375	2.4	323	2.3
Middle Atlantic	1,249	8.0	1,174	8.3
Mountain	1,506	9.6	1,122	7.9
New England	652	4.2	721	5.1
Pacific	4,258	27.2	4,143	29.1
South Atlantic	3,599	23.0	3,188	22.4
West North Central	674	4.3	676	4.8
West South Central	1,314	8.4	1,058	7.4
Total commercial mortgage loans	14,871	95.1%	$13,728	96.6%
Total residential mortgage loans	763	4.9%	$489	3.4%
Total mortgage loans	$15,634	100.0%	$14,217	100.0%
Properties collateralizing commercial mortgage loans are diversified by property type are as follows at December 31:

	2020		2019
	Gross Carry Value	% of Total	Gross Carry Value	% of Total
Mortgage loans by property type
Industrial	$3,182	21.4%	$2,733	19.9%
Retail	2,765	18.6	$2,749	20.0
Office	4,771	32.1	$4,657	33.9
Apartments	4,153	27.9	$3,589	26.2
Total	$14,871	100.0%	$13,728	100.0%
Liquidity and Capital Resources
Overview
The Company’s liquidity requirements are generally met through funds provided by investment income, receipt of insurance premiums, M&E fees and benefit rider income, maturities and sales of investments, reinsurance recoveries, and capital contributions from Allianz SE, as needed.
The Company has access to funding through securities lending under which the Company lends bonds and receives cash collateral and short term securities in an amount in excess of the fair value of the securities loaned.
The Company is a member of the Federal Home Loan Bank (FHLB) of Des Moines, which provides access to collateralized borrowings.  Funding from the FHLB is collateralized with bonds from the Company’s general account investment portfolio.
Reinsurance may play a key role in funding the Company’s continued growth, and may be utilized for any product for which there is significant uncertainty related to future claims experience. Moreover, the Company is generally risk adverse for its smaller lines of business, and predictability of future profitability takes precedence over retaining a large percentage of risk.
The Company does not utilize the capital markets as a source of capital. Should the need for capital arise, the Company may obtain capital contributions from Allianz SE as an alternative source of funding. If capital infusions are deemed necessary, the Company obtains prior approval by the Department, as appropriate.
The primary uses of funds are policy benefits, commissions, other product-related acquisition costs, investment purchases, operating expenses, and dividends to AZOA. The Company routinely reviews its sources and uses of funds in order to meet its ongoing obligations.

Selected Financial Data and Management's Discussion and Analysis

Financial Ratings and Strength
•Standard & Poor’s    AA (Very Strong)
•Moody’s        A1 (Good)
•AM Best        A+ (Superior)
Financial strength ratings are based upon an independent review of the Company, its ultimate parent (Allianz SE), subsidiaries, and the industry in which the Company operates. Each rating agency assigns ratings based on an independent review and takes into account a variety of factors to arrive at its final rating. Ratings are subject to change and there can be no assurance that the ratings afforded to the Company in the future will be consistent with historical ratings.
Cash Flows
The following table sets forth information from our Statutory Statements of Cash Flows for the years ended December 31:

	2020	2019	2018
Net cash provided by operating activities	$3,701	1,511	9,951
Net cash (used in) provided by investing activities	(3,240)	955	(9,144)
Net cash used in financing and miscellaneous activities	(1,419)	(1,524)	(1,214)
Net change in cash, cash equivalents, and short-term investments	$(958)	942	(407)
We have the funds necessary to meet the capital requirements of all states in which we do business, and to support our operations.
The increase in net cash provided by operating activities in 2020 as compared to 2019 is primarily due to lower net transfers to separate accounts in 2020 compared to 2019, as a result of the one-time transfer in 2019 mentioned below. The decrease was offset by an increase in variable-indexed premiums due to a 2020 sales promotion. The decrease in net cash provided by operating activities in 2019 as compared to 2018 is primarily due to a change in presentation of assets and liabilities relating to variable-indexed products in 2019. The Company transferred assets from the general account to the separate account to align with state product filing requirements. The decrease was also driven by higher surrenders and loss-related payments and partially offset by an increase in variable-indexed premiums due to a 2019 sales promotion.

The decrease in the net cash provided by investing activities in 2020 compared to 2019 was driven by transfers of assets from the separate account in 2019 and lower proceeds from hedging results driven by market impacts. The increase in net cash provided by investing activities activities in 2019 as compared to 2018 is driven by the transfer of assets to the separate account and higher proceeds from positive hedging results.
The decrease in net cash used in financing and miscellaneous activities was due to net decrease in securities lending payables, partially offset by an increase in divdends to AZOA in 2020. In 2019, the increase in net cash used in financing and miscellaneous activities is primarily due to an increase in 2019 dividend payment and partially offset by the net decrease in securities lending payables.
Risk-Based Capital
See Note 17 of the audited Statutory Financial Statements for information regarding the Risk-Based Capital (RBC). The Company's RBC ratio significantly exceeds required minimum thresholds as of December 31, 2020 and 2019.
Commitments
The following table summarizes certain contractual obligations and the Company’s expected commitments based on policyholder behavior assumptions by period as of December 31, 2020:

		In 1 year	After 1 year	After 3 years	After
	Total	or less	up to 3 years	up to 5 years	5 Years
Payments due
Policyholder liabilities	$146,476	8,869	17,265	17,640	102,702
Mortgage notes payable	41	10	23	8	—
Operating leases	2	1	1	—	—
Total payments due	$146,519	8,880	17,289	17,648	102,702

Selected Financial Data and Management's Discussion and Analysis

Policyholder liabilities include estimated claim and benefit, policy surrender and commission obligations offset by expected future deposits and premiums on in-force insurance policies and investment contracts in the Individual Annuities and Life segments. We have excluded the separate account liabilities as these obligations are legally insulated from general account obligations and will be fully funded by cash flows from separate account assets. The obligations have not been discounted to present value. Estimated claim and benefit obligations are based upon mortality, morbidity and lapse assumptions comparable to historical experience. The results are based on assuming market growth and interest crediting consistent with other valuation assumptions. In contrast to this table, the majority of our obligations are recorded on the Balance Sheets at current account values or other prescribed measurements that are not directly related to liability cash flows. These obligations do not incorporate an expectation on future market growth, interest crediting, or future deposits. Therefore, due to the significance of the assumptions used, the amounts presented could materially differ from actual results.
Mortgage notes payable includes contractual principal and interest payments and therefore exceeds the amount shown in the Balance Sheet. See Note 7 of the audited Statutory Financial Statements for additional information.
Contingencies
See Note 21 of the audited Statutory Financial Statements for information regarding contingencies.
Off-Balance Sheet Arrangements
The Company does not have any off-balance sheet transactions, arrangements or other relationships that management believes would be reasonably likely to have a material effect on the Company’s liquidity or the requirements for capital resources.
The Company utilizes exchange-traded futures to economically hedge certain product liabilities. Under this kind of transaction, the Company agrees to purchase a specified number of contracts and settles the variation margin with the counterparty on a daily basis in an amount equal to the change in the market value of the underlying contracts from the close of the previous trading day. The parties with whom the Company enters into the exchange-traded futures contracts are regulated futures commission’s merchants who are members of a trading exchange.
The Company is exposed to credit-related losses in the event of non-performance by counterparties under the terms of the futures contracts. The Company minimizes counterparty credit risk by establishing relationships only with counterparties rated BBB+ and higher. Given the credit ratings of the counterparties with which the Company transacts, the Company does not expect any counterparties to fail to meet their obligations. The Company has also executed Credit Support Annex (CSA) agreements with all active counterparties and requires a CSA from all new counterparties added to the Company’s counterparty pool. The CSA agreements further limit the Company’s counterparty credit risk by requiring the counterparty to post collateral to a segregated custodial account based on the net exposure to the Company.
As the Company’s futures transactions are executed through a regulated exchange, positions are marked-to-market and settled on a daily basis, and collateral is posted prior to execution of a transaction. The Company has minimal exposure to credit-related losses in the event of non-performance. The Company is required to post collateral for any futures, options and swap contracts that are executed. The amount of collateral required is determined by the exchange on which the contract is traded. Refer to Note 5 in the audited Statutory Financial Statements for additional information regarding derivative collateral posted.

Selected Financial Data and Management's Discussion and Analysis

Item 11(j).
Quantitative and Qualitative Disclosures about Market Risk
Market risk is the risk of the loss of fair value resulting from adverse changes in market rates and prices, such as interest rates and equity prices. Market risk is directly influenced by the volatility and liquidity in the markets in which the related underlying financial instruments are traded. Reference Note 4 of the audited Statutory Financial Statements for additional details on how we mitigate our market exposure risk and our overall risk management practices.
Sensitivity Analysis
To assess the impact of changes in interest rate and equity markets, we perform sensitivity tests. Sensitivity tests measure the instantaneous impact of a single hypothetical interest rate or equity price change on our income, or fair value of an asset or liability, while holding all other rates or prices constant. To assess interest rate risk, we perform a sensitivity test which instantaneously shocks interest rates across all maturities by a hypothetical 50 bps. To assess equity risk, we perform a sensitivity test which instantaneously shocks all equity prices by a hypothetical 15%.
Interest Rate Risk
One means of assessing exposure to interest rate changes is to measure the potential change in the statutory value of an asset due to a hypothetical change in interest rates of 50 bps across all maturities. We noted that under this model, with all other factors remaining constant, a 50 bps increase in interest rates would cause our post-tax income to decrease by $89 as of December 31, 2020.
We also examined the impact on post-tax income due to a hypothetical decrease in interest rates of 50 bps across all maturities. Under this model, with all other factors being constant, we estimated that such a decline would cause our post-tax income to increase by $28 as of December 31, 2020. Note that the impacts referenced reflect the net of economic hedge impact and does not include economic impact related to our fixed-income investment portfolio or economic changes in reserve calculations.
Equity Market Risk
One means of assessing exposure to changes in equity market prices is to estimate the potential changes in post-tax income from a hypothetical change in equity market prices of 15%. Under this model, with all other factors constant, we estimated that a decrease in equity market prices would cause our post-tax income to decrease by $598, while an increase in equity market prices would cause our post-tax income to increase by $371 based on our equity exposure as of December 31, 2020. Note that the impacts referenced reflect the net of economic hedge impact and does not include economic impact related to our fixed-income investment portfolio or economic changes in reserve calculations.

Selected Financial Data and Management's Discussion and Analysis

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statutory Financial Statements
December 31, 2020 and 2019
(With Report of Independent Auditors Thereon)

Report of Independent Auditors

To the Board of Directors of Allianz Life Insurance Company of North America:

We have audited the accompanying statutory financial statements of Allianz Life Insurance Company of North America, which comprise the statutory statements of admitted assets, liabilities, and capital and surplus as of December 31, 2020 and 2019, and the related statutory statements of operations, capital and surplus, and of cash flow for the years then ended.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with the accounting practices prescribed or permitted by the Minnesota Department of Commerce. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles

As described in Note 2 to the financial statements, the financial statements are prepared by the Company on the basis of the accounting practices prescribed or permitted by the Minnesota Department of Commerce, which is a basis of accounting other than accounting principles generally accepted in the United States of America.

The effects on the financial statements of the variances between the statutory basis of accounting described in Note 2 and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.

Adverse Opinion on U.S. Generally Accepted Accounting Principles

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In our opinion, because of the significance of the matter discussed in the “Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles” paragraph, the financial statements referred to above do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2020 and 2019, or the results of its operations or its cash flows for the years then ended.

Opinion on Statutory Basis of Accounting

In our opinion, the financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities and surplus of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in accordance with the accounting practices prescribed or permitted by the Minnesota Department of Commerce described in Note 2.

/s/ PricewaterhouseCoopers LLP

Minneapolis, MN
April 2, 2021

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus
December 31, 2020 and 2019
(Dollars in millions, except share data)

Admitted Assets	2020	2019
Cash and invested assets:
Bonds	$99,088	97,269
Stocks	274	181
Investment in subsidiaries	1,329	1,347
Mortgage loans on real estate	15,634	14,217
Real estate	69	64
Cash, cash equivalents and short-term investments	910	1,868
Policy loans	255	234
Derivative assets	4,114	2,391
Other invested assets	3,556	4,299
Total cash and invested assets	125,229	121,870
Investment income due and accrued	1,040	1,031
Current federal and foreign income tax recoverable	200	—
Deferred tax asset, net	273	224
Other assets	745	721
Admitted assets, exclusive of separate account assets	127,487	123,846
Separate account assets	45,901	34,638
Total admitted assets	$173,388	158,484

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus
December 31, 2020 and 2019
(Dollars in millions, except share data)

Liabilities and Capital and Surplus	2020	2019
Policyholder liabilities:
Life policies and annuity contracts	$102,549	100,278
Accident and health policies	1,912	1,743
Deposit-type contracts	4,749	4,936
Life policy and contract claims	8	10
Accident and health policy and contract claims	18	17
Other policyholder funds	117	114
Total policyholder liabilities	109,353	107,098
Interest maintenance reserve	18	148
General expenses due and accrued	157	143
Due from separate accounts	(294)	(626)
Current income taxes payable	35	118
Borrowed money	1,501	1,002
Asset valuation reserve	983	895
Derivative liabilities	3,262	2,049
Other liabilities	4,811	5,065
Liabilities, exclusive of separate account liabilities	119,826	115,892
Separate account liabilities	45,901	34,638
Total liabilities	165,727	150,530
Capital and surplus:
Class A, Series A preferred stock, $1 par value. Authorized, issued, and outstanding, 8,909,195 shares; liquidation preference of $2 and $2 at December 31, 2020 and 2019, respectively	9	9
Class A, Series B preferred stock, $1 par value. Authorized, 10,000,000 shares; issued and outstanding, 9,994,289 shares; liquidation preference of $10 and $10 at December 31, 2020 and 2019, respectively	10	10
Common stock, $1 par value. Authorized, 40,000,000 shares; issued and outstanding, 20,000,001 shares at December 31, 2020 and 2019, respectively	20	20
Additional paid-in capital	3,676	3,676
Special surplus funds	(1,844)	—
Unassigned surplus	5,790	4,239
Total capital and surplus	7,661	7,954
Total liabilities and capital and surplus	$173,388	158,484

See accompanying notes to statutory financial statements.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statutory Statements of Operations
Years ended December 31, 2020, 2019, and 2018
(Dollars in millions)

	2020	2019	2018
Income:
Premiums and annuity considerations	$10,346	12,805	11,925
Consideration for supplementary contracts	196	224	268
Net investment income	4,864	4,839	4,593
Commissions and expense allowances on reinsurance ceded	(38)	338	163
Reserve adjustments related to reinsurance ceded	(7)	(9)	82
Fees from separate accounts	567	613	676
Other	694	(13)	(3)
Total income	16,622	18,797	17,704
Benefits and other expenses:
Policyholder benefits	1,926	1,809	1,822
Surrenders	8,417	8,559	7,614
Change in aggregate reserves and deposit funds	2,465	1,034	7,299
Commissions and other agent compensation	1,139	1,284	1,223
General and administrative expenses	600	594	547
Net transfers to (from) separate accounts	1,460	5,254	(2,009)
Total benefits and other expenses	16,007	18,534	16,496
Income (loss) from operations before federal income taxes and net realized capital gain (loss)	615	263	1,208
Income tax expense (benefit)	18	773	(51)
Net (loss) income from operations before net realized capital gain (loss)	597	(510)	1,259
Net realized capital gain (loss), net of taxes and interest maintenance reserve	142	1,053	(490)
Net income	$739	543	769

See accompanying notes to statutory financial statements.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statutory Statements of Capital and Surplus
Years ended December 31, 2020, 2019, and 2018
(Dollars in millions)

	2020	2019	2018
Capital and surplus at beginning of year	$7,954	6,576	6,011
Change in accounting principle, net of tax (Note 3)	—	—	(86)
Change in reserve on account of change in valuation basis (Note 3)	(1)	—	342
Adjusted balance at beginning of year	7,953	6,576	6,267
Net income	739	543	769
Change in unrealized capital gain (loss)	(61)	719	(230)
Change in net deferred income tax	42	330	(121)
Change in asset valuation reserve	(88)	(131)	(38)
Dividends paid to parent	(750)	(325)	—
Change in unamortized gain on reinsurance transactions	(162)	248	(76)
Other changes in capital and surplus	(12)	(6)	5
Capital and surplus at end of year	$7,661	7,954	6,576

See accompanying notes to statutory financial statements.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statutory Statements of Cash Flow
Years ended December 31, 2020, 2019, and 2018
(Dollars in millions)

	2020	2019	2018
Cash flow from operating activities:
Revenues:
Premiums and annuity considerations, net	$10,543	13,030	12,194
Net investment income	4,990	5,000	4,652
Commissions and expense allowances on reinsurance ceded	36	86	86
Fees from separate accounts	567	613	676
Other	217	71	96
Cash provided by operating activities	16,353	18,800	17,704
Benefits and expenses paid:
Benefit and loss-related payments	9,513	9,469	8,404
Net transfers to (from) separate accounts	1,128	5,534	(2,305)
Commissions, expenses paid, and aggregate write-ins for deductions	1,727	1,881	1,800
Income tax paid (benefit received), net	290	338	(79)
Change in unallocated remittances and items	(6)	67	(67)
Cash used in operating activities	12,652	17,289	7,753
Net cash provided by operating activities	3,701	1,511	9,951
Cash flow from investing activities:
Proceeds from investments sold, matured or repaid:
Bonds	8,935	15,892	9,476
Stocks	147	113	172
Mortgage loans	1,024	1,356	617
Other invested assets	60	32	13
Derivatives	861	1,429	—
Miscellaneous proceeds	2	1,572	559
Cash provided by investing activities	11,029	20,394	10,837
Cost of investments acquired:
Bonds	10,885	15,976	16,310
Stocks	230	145	175
Mortgage loans	2,482	2,283	2,111
Real estate	10	11	9
Other invested assets	156	192	189
Derivatives	—	—	547
Miscellaneous applications	485	812	611
Cash used in investing activities	14,248	19,419	19,952
Net increase in policy loans and premium notes	21	20	30
Net cash (used in) provided by investing activities	(3,240)	955	(9,145)
Cash flow from financing and miscellaneous activities:
Change in borrowed money	500	500	—
Payments on deposit-type contracts and other insurance liabilities, net of deposits	(1,290)	(1,333)	(1,250)
Dividends paid to parent	(750)	(325)	—
Other cash provided (used)	121	(366)	37
Net cash used in financing and miscellaneous activities	(1,419)	(1,524)	(1,213)
Net change in cash, cash equivalents, and short-term investments	(958)	942	(407)
Cash, cash equivalents, and short-term investments:
Beginning of year	1,868	926	1,333
End of year	$910	1,868	926
See accompanying notes to statutory financial statements.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(1)    Organization and Nature of Operations
Allianz Life Insurance Company of North America (the Company) is a wholly-owned subsidiary of Allianz of America, Inc. (AZOA or parent company), which is a wholly-owned subsidiary of Allianz Europe, B.V. Allianz Europe, B.V. is a wholly-owned subsidiary of Allianz SE. Allianz SE is a European company registered in Munich, Germany, and is the Company’s ultimate parent. The Company has a wholly-owned life insurance company subsidiary, Allianz Life Insurance Company of New York (AZNY). The Company also wholly owns a captive reinsurer, Allianz Life Insurance Company of Missouri (AZMO).
The Company is a life insurance company licensed to sell annuity, group and individual life, and group and individual accident and health policies in the United States, Canada, and several U.S. territories. Based on statutory net premium written, the Company's business is predominately annuity. The annuity business consists of fixed-indexed, variable-indexed, variable, and fixed annuities. The life business consists of both individual and group life. Life business includes products with guaranteed premiums and benefits and consists principally of fixed-indexed universal life policies and closed blocks of universal life policies, term insurance policies, and limited payment contracts. Accident and health business is primarily comprised of closed blocks of long-term care (LTC) insurance. The Company’s primary distribution channels are through independent agents, broker-dealers, banks, and third-party marketing organizations.
After evaluating the Company’s ability to continue as a going concern, management is not aware of any conditions or events which raise substantial doubts concerning the Company’s ability to continue as a going concern as of the date of filing these Statutory Financial Statements.
(2)    Summary of Significant Accounting Policies
(a)    Basis of Presentation
The Statutory Financial Statements have been prepared in accordance with accounting practices prescribed or permitted by the Minnesota Department of Commerce (the Department). The Department recognizes statutory accounting practices prescribed or permitted by the state of Minnesota for determining and reporting the financial condition and results of operations of an insurance company and its solvency under Minnesota insurance law. The state of Minnesota has adopted the National Association of Insurance Commissioners (NAIC) Accounting Practices and Procedures Manual as its prescribed basis of statutory accounting principles (SAP), without significant modification. The Company has no material statutory accounting practices that differ from those of the Department or NAIC SAP. These practices differ in some respects from accounting principles generally accepted in the United States of America (U.S. GAAP). The effects of these differences, while not quantified, are presumed to be material to the Statutory Financial Statements. The more significant of these differences are as follows:
(1)    Acquisition costs, such as commissions and other costs incurred in connection with acquiring new and renewal business, are charged to current operations as incurred. Under U.S. GAAP, acquisition costs that are directly related to the successful acquisition of insurance contracts are capitalized and charged to operations as the corresponding revenues or future profits are recognized.
(2)    Aggregate reserves for life policies and annuity contracts, excluding variable annuities, are based on statutory mortality and interest assumptions without consideration for lapses or withdrawals. Under U.S. GAAP, aggregate reserves consider lapses and withdrawals.
(3)    Certain reinsurance transactions, primarily used for annuity business, are recognized as reinsurance for statutory purposes only.
(4)    Ceded reinsurance recoverable are netted against their related reserves within Policyholder liabilities, Life policies and annuity contracts and Life policy and contract claims, on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. Under U.S. GAAP, these ceded reserves are presented on a gross basis as an asset.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(5)    The Company reinsures a portion of its in-force block of business through several reinsurance agreements. Under NAIC SAP, the after-tax gains associated with these indemnity reinsurance transactions are recorded in Unassigned surplus and recognized through income as future earnings of the books of business emerge. Under U.S. GAAP, the pretax gains associated with such transactions that qualify as reinsurance, are deferred as liabilities and are amortized into operations over the revenue-producing period of the policies.
(6)    Bonds are carried at values prescribed by the NAIC, generally amortized cost, except for those with an NAIC rating of 6, which are reported at the lower of amortized cost or fair value. Under U.S. GAAP, bonds classified as “available-for-sale” are carried at fair value, with unrealized gains and losses recorded in stockholder’s equity.
(7)    Changes in deferred income taxes are recorded directly to Unassigned surplus. Under U.S. GAAP, these items are recorded as an item of income tax benefit or expense in operations. Moreover, under NAIC SAP, a valuation allowance may be recorded against the deferred tax asset (DTA) and admittance testing may result in an additional charge to capital and surplus for nonadmitted portions of DTAs. Under U.S. GAAP, a valuation allowance may be recorded against the DTA and reflected as an expense.
(8)    Investments in subsidiaries are carried at net equity values as prescribed by the NAIC. Changes in equity values are reflected in Unassigned surplus within the Statutory Statements of Capital and Surplus as credits or charges to Unassigned surplus. Under U.S. GAAP, wholly owned subsidiary results are consolidated.
(9)    The Company is required to establish an asset valuation reserve (AVR) liability and an interest maintenance reserve (IMR) liability. The AVR provides for a standardized statutory investment valuation reserve for certain invested assets. Changes in this reserve are recorded as direct charges or credits to Unassigned surplus. The IMR is designed to defer net realized capital gains and losses resulting from changes in the level of prevailing market interest rates and amortize them into income within the Statutory Statements of Operations over the remaining life of the investment sold. The IMR represents the unamortized portion of applicable investment gains and losses as of the balance sheet date. There is no such concept under U.S. GAAP.
(10)    Canadian asset and liability amounts are expressed in Canadian dollars without foreign exchange translation into U.S. dollars. A net foreign currency translation adjustment is recorded within the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus with an offset to Other changes in capital and surplus within the Statutory Statements of Capital and Surplus. Under U.S. GAAP, Canadian assets and liabilities are converted to U.S. dollars, with any translation adjustment recorded to stockholder’s equity.
(11)    Certain assets designated as “nonadmitted assets” are not recognized and are charged directly to Unassigned surplus within the Statutory Statements of Capital and Surplus. These include, but are not limited to, investments in unaudited subsidiary, controlled, and affiliated (SCA) entities, electronic data processing (EDP) software, portions of goodwill, furniture and fixtures, prepaid expenses, receivables outstanding greater than 90 days, and portions of DTAs. There is no such concept under U.S. GAAP.
(12)    A provision is made for amounts ceded to unauthorized reinsurers in excess of collateral in the form of a trust or letter of credit through a direct charge to Unassigned surplus within the Statutory Statements of Capital and Surplus. There is no such requirement under U.S. GAAP.
(13)    Revenues for universal life policies and annuity contracts, excluding deposit-type contracts, are recognized as revenue when received within the Statutory Statements of Operations. Under U.S. GAAP, policy and contract fees charged for the cost of insurance, policy administrative charges, amortization of policy initiation fees, and surrender contract charges are recorded as revenues when earned.

9 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(14)    Benefits for universal life policies and annuity contracts within the Statutory Statements of Operations, excluding deposit-type contracts, consist of payments made to policyholders. Under U.S. GAAP, benefits represent interest credited, and claims and benefits incurred in excess of the policyholder’s contract balance.
(15)    Derivatives are reported at fair value in accordance with SSAP No. 86, Derivatives (SSAP No. 86) and SSAP No. 108, Derivatives Hedging Variable Annuity Guarantees (SSAP No. 108). See additional information in section (k) of this note and note 5. Changes in the fair value of derivatives, except those reported under SSAP No. 108, are recorded as direct adjustments to Unassigned surplus as a component of Change in unrealized capital gains (losses) within the Statutory Statements of Capital and Surplus. For derivatives reported under SSAP No. 108, changes in fair value are recognized as net deferred assets or liabilities within Other assets or Other liabilities, respectively, in the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus, for fluctuations in fair value that do not offset the changes in the hedged item. The deferred asset or liability is amortized over the timeframe required under SSAP No. 108. Under U.S. GAAP, changes in the fair value of derivatives are recorded in derivative income (loss) as part of operating income and the hedged derivatives are carried at fair value. In addition, the effective and ineffective portions of a hedge are accounted for separately.
(16)    Commissions allowed by reinsurers on business ceded are reported as income when received within the Statutory Statements of Operations. Under U.S. GAAP, such commissions are deferred and amortized as a component of deferred acquisition costs to the extent recoverable.
(17)    The Statutory Financial Statements do not include a statement of comprehensive income as required under U.S. GAAP.
(18)    The Statutory Statements of Cash Flow do not classify cash flows consistent with U.S. GAAP and a reconciliation of net income to net cash provided from operating activities is not provided.
(19)    The calculation of reserves and transfers in the separate account statement requires the use of a Commissioners Annuity Reserve Valuation Method (CARVM) allowance on annuities for NAIC SAP. There is no such requirement under U.S. GAAP.
(20)    Sales inducements and premium bonuses are included in Life policies and annuity contracts in the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus, and are charged to current operations as incurred. Under U.S. GAAP, deferred sales inducements and premium bonuses are similarly reserved; however, the costs are capitalized as assets and charged to operations as future profits are recognized in a manner similar to acquisition costs.
(21)    Negative cash balances are presented as a negative asset within the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. These balances are presented as a liability under U.S. GAAP.
(22)    Embedded derivatives are not separated from the host contract and accounted for separately as a derivative instrument. Under U.S. GAAP, entities must separate the embedded derivative from the host contracts and separately account for those embedded derivatives at fair value.
(23)    For certain annuity products with a market value adjustment feature sold to Minnesota residents (MN MVA) and variable-indexed annuities, the Department requires the Company to maintain a separate asset portfolio to back related reserves. These assets and liabilities are required to be included as part of the Separate account assets and Separate account liabilities presented on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. Under U.S. GAAP, there is no such requirement.

10 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(b)    Permitted and Prescribed Statutory Accounting Practices
The Company is required to file annual statements with insurance regulatory authorities, which are prepared on an accounting basis permitted or prescribed by such authorities. Prescribed statutory accounting practices include state laws, regulations, and general administrative rules, as well as a variety of publications of the NAIC. Permitted statutory accounting practices encompass all accounting practices that are not prescribed; such practices differ from state to state, may differ from company to company within a state, and may change in the future. The Company has no permitted or prescribed practices that differ from NAIC SAP that had an impact on net income or surplus as of December 31, 2020, 2019, and 2018.
The Company’s subsidiary, AZMO, has adopted an accounting practice that is prescribed by the Department of Insurance, Financial Institutions, and Professional Registration of the State of Missouri (the Missouri Department). The effect of the accounting practice allows a letter of credit to be carried as an admitted asset. The balance of the letter of credit asset at December 31, 2020 and 2019 was $101 and $109, respectively. Under NAIC SAP, this letter of credit would not be allowed as an admitted asset.
This prescribed practice does not impact the net income of AZMO and results in increases to surplus of $101 and $109 as of December 31, 2020 and 2019, respectively. The Company’s carrying value of its investment in AZMO per the audited statutory surplus was $350 and $345, and the carrying value of its investment in AZMO would have been $249 and $236 if AZMO had completed Statutory Financial Statements in accordance with the NAIC SAP as of December 31, 2020 and 2019, respectively. AZMO maintains an adequate amount of surplus such that if it had not adopted the prescribed practice, surplus would still exceed the risk-based capital requirements.
(c)    Use of Estimates
The preparation of Statutory Financial Statements in conformity with NAIC SAP requires management to make certain estimates and assumptions that affect reported amounts of admitted assets and liabilities, including reporting or disclosure of contingent assets and liabilities as of December 31, 2020 and 2019, and the reported amounts of revenues and expenses during the reporting period. Future events, including changes in mortality, morbidity, interest rates, capital markets, and asset valuations could cause actual results to differ from the estimates used within the Statutory Financial Statements. Such changes in estimates are recorded in the period they are determined.
(d)    Premiums and Annuity Considerations
Life premiums are recognized as income over the premium paying period of the related policies. Nondeposit-type annuity considerations are recognized as revenue when received. Accident and health premiums are earned ratably over the terms of the related insurance and reinsurance contracts or policies.
(e)    Aggregate Reserves for Life Policies and Annuity Contracts
Reserves are principally calculated as the minimum reserves permitted by the state where the contract is issued for the year in which the contract is issued.
For the Company’s fixed annuity product lines, reserves are calculated using CARVM. The Company uses both issue year and change in fund basis for the calculation method, on a curtate basis, using the maximum allowable interest rate. Deferred fixed-interest and fixed-indexed annuities typically have a two-tier structure to encourage annuitization, or a single-tier structure, which may include a market value adjustment. Either two-tier or single-tier annuities may include bonuses.
For the Company’s variable and variable-indexed annuity product lines, reserves are calculated using VM-21, Requirements for Principle-Based Reserves for Variable Annuities (VM-21), effective January 1, 2020. Prior to January 1, 2020, reserves were calculated using Actuarial Guideline XLIII – CARVM for Variable Annuities (AG43) Variable deferred annuities include a wide range of guaranteed minimum death benefits and living benefits (income, accumulation, and withdrawal).
Reserves for immediate annuities are calculated using current prescribed mortality tables.

11 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

Aggregate reserves for life insurance policies are principally calculated using the Commissioners Reserve Valuation Method (CRVM). Additional reserves are held for supplemental benefits and for contracts with secondary guarantees, consistent with prescribed regulations and actuarial guidelines.
The Company performs an annual asset adequacy analysis as required by regulation covering substantially all of its reserves. These tests are not only performed under the required interest rate scenarios, but also under additional stochastically generated interest and equity growth scenarios. Sensitivity tests, including policy lapse, annuitization, maintenance expenses, and investment return, are performed to evaluate potential insufficiencies in reserve adequacy.The results of these tests and analysis resulted in $0 of additional reserves at December 31, 2020 and 2019, respectively.
(f)    Aggregate Reserves for Accident and Health Policies
For accident and health business, reserves consist of active life reserves (mainly reserves for unearned premiums and reserves for contingent benefits on individual LTC business) and claim reserves (the present value of amounts not yet due). Claim reserves represent incurred but unpaid claims under group policies. For the LTC business, the asset adequacy analysis was performed through a gross premium valuation. At December 31, 2020 and 2019, the results of these tests and analysis supported the establishment of additional reserves of $151 and $70, respectively.
(g)    Deposit-type Contracts
Deposit-type contracts represent liabilities to policyholders in a payout status, who have chosen a fixed payout option without life contingencies. The premiums and claims related to deposit-type contracts are not reflected in the Statutory Statements of Operations as they do not have insurance risk. The Company accounts for the contract as a deposit-type contract in the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.
(h)    Policy and Contract Claims
Policy and contract claims include the liability for claims reported but not yet paid, claims incurred but not yet reported (IBNR), and claim settlement expenses on the Company’s accident and health business. Actuarial reserve development methods are generally used in the determination of IBNR liabilities. In cases of limited experience or lack of credible claims data, loss ratios are used to determine an appropriate IBNR liability. Claim and IBNR liabilities of a short-term nature are not discounted, but those claim liabilities resulting from disability income or LTC benefits include interest and mortality discounting.
(i)    Reinsurance
The Company assumes and cedes business with other insurers. Reinsurance premium and benefits paid or provided are accounted for in a manner consistent with the basis used in accounting for original policies issued and the terms of the reinsurance contracts. Amounts recoverable from reinsurers represent account balances and unpaid claims covered under reinsurance contracts. Amounts paid or deemed to have been paid for claims covered by reinsurance contracts are recorded as a reinsurance recoverable and are included in Other assets on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.
Included in Unassigned surplus is the gain recognized when the Company enters into a coinsurance or yearly renewable term (YRT) agreement on existing business. The gain is deferred and amortized into operations on a basis consistent with how the future earnings emerge on the underlying business.
Reserve adjustments related to reinsurance ceded include reserve increases received from a reinsurer on modified coinsurance ceded.
(j)    Investments
Investment values are determined in accordance with methods prescribed by the NAIC.
Bonds and Stocks

12 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

The Securities Valuation Office (SVO) of the NAIC evaluates the credit quality of the Company’s bond investments. Bonds rated at “1” (highest quality), “2” (high quality), “3” (medium quality), “4” (low quality), or “5” (lower quality) are reported at cost adjusted for the amortization of premiums, accretion of discounts, and any impairment. Bonds rated at “6” (lowest quality) are carried at the lower of amortized cost or fair value with any adjustments to fair value recorded to Unassigned surplus within the Statutory Statements of Capital and Surplus.
In accordance with its investment policy, the Company invests primarily in high-grade marketable securities. Dividends are accrued on the date declared and interest is accrued as earned. Premiums or discounts on bonds are amortized using the constant-yield method.
Loan-backed securities and structured securities are amortized using anticipated prepayments, in addition to other less significant factors. Prepayment assumptions for loan-backed and structured securities are obtained from various external sources or internal estimates. The Company believes these assumptions are consistent with those a market participant would use. The Company recognizes income using the modified scientific method based on prepayment assumptions and the estimated economic life of the securities. For structured securities, except for collateralized debt obligations (CDOs) and impaired bonds, when actual prepayments differ significantly from anticipated prepayments, the effective yield is recalculated to reflect actual payments to date and anticipated future payments retrospectively. Any resulting adjustment is included in Net investment income on the Statutory Statements of Operations. For CDOs and impaired bonds, when adjustments are made for anticipated prepayments and other expected changes in future cash flows, the effective yield is recalculated using the prospective method as required by Statement of Statutory Accounting Principles (SSAP) No. 43R – Loan Backed and Structured Securities (SSAP No. 43R).
Hybrid securities are investments structured to have characteristics of both stocks and bonds. The Company records these securities within Bonds on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.
Common stocks, other than investments in subsidiaries and Federal Home Loan Bank (FHLB) stock, are carried at fair value. Preferred stocks are carried at the lower of cost or fair value. The related unrealized capital gains (losses) are reported in Unassigned surplus, net of federal income taxes within the Statutory Statements of Capital and Surplus. FHLB stock is carried at cost, which approximates fair value.
Gross realized gains and losses are computed based on the average amortized cost of all lots held for a particular CUSIP.
The fair value of bonds, and common and preferred stocks is obtained from third-party pricing sources whenever possible. Management completes its own independent price verification (IPV) process, which ensures security pricing is obtained from a third-party source other than the sources used by the Company's internal and external investment managers. The IPV process supports the reasonableness of price overrides and challenges by the internal and external investment managers and reviews pricing for appropriateness. Results of the IPV process are reviewed by the Company’s Pricing Committee.
The Company reviews its combined investment portfolio, including subsidiaries, in aggregate each quarter to determine if declines in fair value are other than temporary.
For bonds for which the fair value is less than amortized cost, the Company evaluates whether a credit loss exists by considering primarily the following factors: (a) the length of time and extent to which the fair value has been less than the amortized cost of the security; (b) changes in the financial condition, credit rating, and near-term prospects of the issuer; (c) whether the issuer is current on contractually obligated interest and principal payments; (d) changes in the financial condition of the security’s underlying collateral, if any; and (e) the payment structure of the security. For loan-backed securities, the Company must allocate other-than-temporary impairments (OTTI) between interest and noninterest-related declines in fair value. Interest-related impairments are considered other than temporary when the Company has the intent to sell the investment prior to recovery of the cost of the investment. The Company maintains a prohibited disposal list that restricts the

13 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

ability of the investment managers to sell securities in a significant unrealized loss position and requires formal attestations from investment managers regarding their lack of intent to sell certain securities.
The Company evaluates whether equity securities are other-than-temporarily impaired through a review process which includes, but is not limited to, market analysis, analyzing current events, assessing recent price declines, and management’s judgment related to the likelihood of recovery within a reasonable period of time.
Impairments considered to be other-than-temporary are recorded as a reduction of the cost of the security, and a corresponding realized loss is recognized on the Statutory Statements of Operations in the period in which the impairment is determined. Recognition of the realized loss is subject to potential offset by AVR and IMR.
The Company holds certain cash equivalents which receive bond treatment based on their underlying securities. These are classified as Other assets receiving bond treatment in Note 5.
Investment in Subsidiaries
Common stock of the Company’s insurance subsidiaries is carried at SAP capital and surplus, and investments in non-insurance subsidiaries are carried at U.S. GAAP equity value adjusted for certain items that are considered to be non-admitted. Unaudited subsidiaries are fully non-admitted.
Mortgage Loans on Real Estate
Mortgage loans on real estate, including commercial mortgage loans (CMLs) and residential mortgage loans (RMLs), are carried at the outstanding principal balance, adjusted for any impairment. The fair value of CMLs is calculated by analyzing individual loans and assigning ratings to each loan based on a combination of loan-to-value ratios and debt service coverage ratios. Fair value is determined based on these factors as well as the contractual cash flows of each loan and the current market interest rates for similar loans. The fair value of RMLs is calculated by discounting estimated cash flows, with discount rates based on current market conditions. The Company evaluates loans quarterly to assess whether there is an impairment based on the likelihood of receiving all contractual cash flows. The Company accounts for interest income on impaired loans on a cash basis. Interest accrual is discontinued for impaired loans and interest income is only recognized when received. Payments received on impaired loans are applied to accrued interest, and payments received in excess of accrued interest are applied to principal.
Real Estate
Real estate represents the Company’s home office property, and is carried at depreciated cost less encumbrances in accordance with SSAP No. 40 – Real Estate Investments. Real estate income, including income received from home office property, is included in Net investment income on the Statutory Statements of Operations. Real estate, exclusive of land, is depreciated on a straight-line basis over estimated useful lives ranging from 3 to 40 years. At December 31, 2020 and 2019, accumulated depreciation was $74 and $69, respectively. Furthermore, as of December 31, 2020 and 2019, real estate was presented net of encumbrances of $41 and $51, respectively, as discussed in Note 7.
Cash and Cash Equivalents
Cash and cash equivalents may include cash on hand, demand deposits, money market funds, reverse repurchase agreements (repo), and highly liquid debt instruments purchased with an original maturity of three months or less. Due to the short-term nature of these investments, the carrying value is deemed to approximate fair value.
In the normal course of business, the Company enters into bilateral and tri-party repos, whereby the Company purchases securities and simultaneously agrees to resell the same securities at a stated price on a specified date in the future, for the purpose of earning a specified rate of return. An affiliate of the Company serves as the agent in the bilateral agreements and an unaffiliated bank serves as the custodian in the tri-party agreements. The bilateral agreements require purchases of specifically identified securities. If at any time the fair value of those purchased securities falls below the purchase price, additional collateral in the form of cash or additional securities is required to be transferred to ensure margin maintenance. The tri-party agreements allow for the

14 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

purchase of certain bonds and structured securities, and require a minimum of 102% of fair value of the securities purchased to be maintained as collateral.
The Company’s repos are accounted for as collateralized lending in accordance with SSAP No. 103R – Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (SSAP No. 103R), whereby the amounts paid for the securities are reported as cash equivalents within Cash and cash equivalents on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. The difference between the amount paid and the amount at which the securities will be resold is reported as interest income within Net investment income on the Statutory Statements of Operations.
Policy Loans
Policy loans are supported by the underlying cash value of the policies. Policy loans are carried at unpaid principal balances plus accrued interest income on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. The unpaid principal balances are not in excess of the cash surrender values of the related policies.
Other Invested Assets
The Company participates in securities lending arrangements whereby specific securities are loaned to other institutions. The Company receives collateral from these arrangements including cash and cash equivalents, which can be reinvested based on the Company's discretion, and noncash collateral, which may not be sold or re-pledged unless the counterparty is in default. The Company accounts for its securities lending transactions as secured borrowings, in which the cash collateral received and the related obligation to return the cash collateral are recorded in Other invested assets and Other liabilities, respectively, on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. Noncash collateral received is not reflected on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. Securities on loan remain on the Company’s Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus, and interest and dividend income earned by the Company on loaned securities is recognized in Net investment income on the Statutory Statements of Operations.
Company policy requires a minimum of 102% of fair value of securities loaned under securities lending agreements to be maintained as collateral. The Company's sources of cash used to return cash collateral is dependent upon the liquidity of current market conditions. The Company has policies in place to manage reinvested collateral at appropriate levels of liquidity.
The Company invests in low income housing tax credit (LIHTC) investments for tax benefits. In accordance with SSAP No. 93 – Low Income Housing Tax Credit Property Investments, the LIHTC investments are carried at cost and adjusted for amortization based on the proportion of total tax credits and other tax benefits expected to be received over the life of the investments. The Company records an asset for the full unfunded investment amount upon entering into a LIHTC agreement; amortization decreases the asset balance over time. A corresponding liability is recorded for the unfunded commitment balance beginning when the LIHTC investment is initially funded, which decreases as the Company provides capital to fund. The asset and liability are recorded in Other invested assets and Other liabilities, respectively, on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. The tax benefit is recognized within Income tax expense within the Statutory Statements of Operations. The amortization of the investment is recorded as Net investment income and any impairments are included in Net realized capital gain (loss) within the Statutory Statements of Operations.
Receivables and payables for securities are carried at fair value on the trade date and represent a timing difference on securities that are traded at the balance sheet date but not settled until subsequent to the balance sheet date. Receivables and payables for securities are included in Other invested assets and Other liabilities, respectively, on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.
(k)    Derivatives
The Company utilizes derivatives within certain actively managed investment portfolios for hedging purposes.

15 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

Hedge Accounting
The Company elects hedge accounting under SSAP No. 86 and SSAP No. 108 for certain qualifying derivative instruments. To qualify for hedge accounting, at inception, the Company formally documents the risk management objective and strategy for undertaking the hedging transaction. The documentation links a specific derivative to a specific asset or liability on the Statutory Statements of Assets, Liabilities, and Capital and Surplus, identifies how the derivative is expected to offset the exposure to changes in the hedged item's fair value or variability in cash flows attributable to the designated hedge risk, and the effectiveness testing methods to be used. Hedge effectiveness is formally assessed at inception and on a quarterly basis throughout the life of the designated hedging relationships.
Hedge effectiveness is assessed using qualitative and quantitative methods. Qualitative methods may include comparison of critical terms of the derivative to the hedged item. Quantitative methods include analysis of changes in fair value or cash flows associated with the hedge relationship. Hedge effectiveness may be measured using either the dollar offset method or regression analysis. The dollar offset method compares changes in fair value or cash flows of the hedging instrument with changes in the fair value or cash flows of the hedged item attributable to the hedged risk. Regression analysis is a statistical technique used to measure the relationships between the fair values or cash flows of a derivative and a hedged item and how each reacts to changes in the designated hedge risk (i.e., interest rates, foreign currency rates).
A derivative instrument is either classified as an effective hedge or an ineffective hedge. Entities must account for the derivative at fair value if deemed to be ineffective or becomes ineffective. For those derivatives qualifying as effective for hedge accounting under SSAP No. 86, the change in the carrying value or cash flow of the derivative shall be recorded consistently with the way that changes in the carrying value or cash flows of the hedged item are recorded. For those derivative qualifying as effective for hedge accounting under SSAP No. 108, the derivative is carried at fair value.
Foreign Currency Swaps
The Company utilizes foreign currency swaps to hedge cash flows and applies hedge accounting. Specifically, the Company uses foreign currency swaps to hedge foreign currency and interest rate fluctuations on certain underlying foreign currency denominated fixed-maturity securities. The foreign currency swaps are reported at amortized cost from the date hedge accounting is designated and deemed to be effective, which is consistent with the accounting for the bonds that are the subject of the hedge accounting transactions.
Interest Rate Swaps on Variable Annuity Insurance Liabilities
The Company utilizes interest rate swaps (IRS) to hedge the interest rate risk on certain variable annuity guarantee benefits. These are accounted for as a cash flow hedge under SSAP No. 86 and a fair value hedge under SSAP No. 108, as further discussed below.
Prior to January 1, 2020, the Company had IRS that hedge the interest rate risk on certain variable annuity guarantee benefits held at amortized cost in accordance with SSAP No. 86. The initial book value of the IRS represented the book value created from inception until the designation of hedge accounting. These IRS were held at amortized cost and changes were recognized to the extent they offset changes in the AG43 reserve for the hedged item due to interest rate movement. The initial book value and subsequent changes due to the hedged item or realized gains or losses recorded under hedge accounting (hedge adjustment) are amortized over the duration of the hedge program, approximated by AG43 standard scenario revenues. The carrying value of the IRS with hedge adjustment, as well as settled variation margin payable, were recorded within Other liabilities on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus, with changes in the IRS hedge adjustment recorded within Other Income on the Statutory Statements of Operations. The carrying value of settled variation margin receivable was recorded within Other assets on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.

16 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

The table below illustrates the hedge adjustment calculation under SSAP No. 86 for the year ended December 31, 2019:

2019
Initial book value of the IRS created from inception until the designation of hedge accounting	$287
Amounts offsetting changes in the AG43 reserve for the hedged item due to interest rate movements	(62)
Net losses from cumulative IRS sales after designation of hedge accounting (1)	608
Net receivable/payable interest accrued	(2)
Cumulative amortization	(249)
Carrying value of IRS hedge adjustment (2)	$582

(1) In 2017, the Company restruck a portion of its IRS portfolio that hedges variable annuity liabilities. The restrike transaction included selling a portion of the Company's IRS portfolio to consolidate its net positions. As a result of the transaction, the net losses disclosed here were recorded within the IRS hedge adjustment in line with hedge accounting treatment as discussed above.

(2) The carrying value of the IRS hedge adjustment differs from that disclosed in Note 6 as the amount disclosed in Note 6 has been adjusted for IRS positions no longer held by the Company.

Effective January 1, 2020, the Company de-designated its previous hedging relationship under SSAP No. 86 and simultaneously designated the hedging relationship described above under SSAP No. 108. The remaining balance of the SSAP No. 86 hedge adjustment is recorded within Other liabilities on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus, and will be amortized over the life of the former hedge program. See further details below.
The table below illustrates the hedge adjustment calculation under SSAP No. 86:

Hedge adjustment balance at January 01, 2020	582
Amount amortized into earnings at December 31, 2020	(69)
Hedge adjustment balance at December 31, 2020	$513

Effective January 1, 2020, the Company designated the hedging relationship described above under SSAP No. 108. The hedged item consists of a portion of the Company's variable annuity block of business minimum benefit guarantees that are sensitive to interest rate movement. The hedged portion of the block is determined on a monthly basis based on the percentage of the economic liability being hedged. The related hedging instrument is a portfolio of interest rate swap derivatives which follows a dynamic hedging strategy. Changes in interest rates impact the present value of the future product cash flows.
The Company will recognize a net deferred asset or liability within Other assets or Other liabilities, respectively, on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus for fluctuations in fair value that do not offset the changes in the liability. The deferred asset or liability will then be amortized over the timeframe required under SSAP No. 108, paragraph 14, which is the Macaulay duration of guarantee benefit cash flows, capped at 10 years.
The hedge strategy is compliant with VM-21 Clearly Defined Hedge Strategy (CDHS) requirements and meets all the criteria to be defined as an effective hedge relationship as required by SSAP No. 108. The Company entered into this hedging relationship effective January 1, 2020; no changes in hedging strategy have occurred since inception. Hedge effectiveness is measured in accordance with SSAP No. 108 on a quarterly basis, both prospectively and retrospectively, and remains highly effective as of December 31, 2020.

17 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

In accordance with SSAP No. 108, an amount equal to the net deferred asset and deferred liability is allocated from Unassigned funds to Special surplus funds on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. As of December 31, 2020, this balance was $1,844. The following table shows the deferred activity for the year ended December 31, 2020. The deferred balance as of January 1, 2020 represents the fair value of the IRS that were previously off balance sheet under SSAP No. 86.

Net deferred balance as of January 1, 2020	$1,435
Amortization	(214)
Additional amounts deferred	623
Net deferred balance as of December 31, 2020	$1,844
The net deferred balance will amortize over the next 10 years, as shown below:

Amortization year	Deferred assets	Deferred liabilities
2021	$(37)	$244
2022	(37)	244
2023	(37)	244
2024	(38)	244
2025	(38)	244
2026	(38)	243
2027	(38)	243
2028	(38)	243
2029	(38)	243
2030	(34)	$25
Total	$(373)	$2,217
The company did not have other changes related to open derivatives removed from SSAP No. 86 and captured in Scope of SSAP No. 108 for the year ended December 31, 2020. As of December 31, 2020, the fair value changes available for application under SSAP No. 108 is $927.
The Company did not have any hedging strategies identified as no longer highly effective and did not terminate any hedging strategies during the year ended December 31, 2020.
Nonqualifying hedging
        Futures and Options Contracts
The Company provides benefits through certain life and annuity products which are linked to the fluctuation of various market indices, and certain variable annuity contracts that provide minimum guaranteed benefits. The Company has analyzed the characteristics of these benefits and has entered into over-the-counter (OTC) option contracts, exchange-traded option (ETO) contracts, and exchange-traded futures contracts tied to an underlying index with similar characteristics with the objective to economically hedge these benefits. Management monitors in-force amounts as well as option and futures contract values to ensure satisfactory matching and to identify unsatisfactory mismatches. If actual persistency deviated, management would purchase or sell option and futures contracts as deemed appropriate or take other actions.
The OTC option contracts and ETO contracts are reported at fair value in Derivative assets and Derivative liabilities on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. The fair value of the OTC options is derived internally and deemed by management to be reasonable via

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

performing an IPV process. The process of deriving internal derivative prices requires the Company to calibrate Monte Carlo scenarios to actual market information. The calibrated scenarios are applied to derivative cash flow models to calculate fair value prices for the derivatives. The fair value of the ETO contacts is based on quoted market prices. Incremental gains and losses from expiring options are included in Net realized capital gain (loss) on the Statutory Statements of Operations. The liability for the related policyholder benefits is reported in Life policies and annuity contracts on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. The unrealized gain or loss on open OTC option contracts is recognized as a direct adjustment to Unassigned surplus within the Statutory Statements of Capital and Surplus. Any unrealized gains or losses on open OTC option contracts are recognized as realized when the contracts mature (see Note 5 for further discussion).
Futures contracts do not require an initial cash outlay, and the Company has agreed to daily net settlement based on movements of the representative index. Therefore, no asset or liability is recorded as of the end of the reporting period. A derivative asset or liability and an offsetting variation margin payable or receivable is recorded in Derivative assets or Derivative liabilities in the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus for the outstanding unpaid variation margin representing market movements on the last trading day of the year.
Gains and losses are not considered realized until the termination or expiration of the futures contract. Unrealized gains and losses on futures contracts are reflected in the Statutory Statements of Capital and Surplus in Unassigned surplus, within Change in unrealized capital gains (loss). Realized gains and losses on futures contracts are included in the Statutory Statements of Operations, Net realized capital gain (loss), net of taxes and interest maintenance reserve.
In 2018, NAIC SAP issued an update to SSAP No. 86 clarifying treatment of futures gains and losses, see Note 3.
Interest Rate Swaps, Credit Default Swaps, Total Return Swaps, and To Be Announced Securities
The Company utilizes IRS, credit default swaps (CDS), total return swaps (TRS), and To Be Announced (TBA) securities to economically hedge market risks embedded in certain life and annuity products. The IRS, CDS, TRS and TBA securities are reported at fair value in Derivative assets or Derivative liabilities on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. The fair value of the IRS, CDS, and TBA securities are derived using a third-party vendor software program and deemed by management to be reasonable. Centrally cleared IRS fair values are obtained from the exchange on which they are traded. The fair value of the TRS is based on counterparty pricing and deemed by management to be reasonable. Changes in unrealized gains and losses on the swaps are recorded as a direct adjustment to Unassigned surplus within the Statutory Statements of Capital and Surplus. Gains and losses on exchange cleared IRS are recorded as unrealized until the contracts mature or are disposed at which time they are recorded as realized, subject to offset by IMR.
(l)    Corporate-Owned Life Insurance
Corporate-owned life insurance (COLI) is recognized initially as the amount of premiums paid. Subsequent measurement of the contract is based upon the amount that could be realized assuming the surrender of an individual-life policy (or certificate in a group policy), otherwise known as the cash surrender value (CSV), in accordance with SSAP No. 21 – Other Admitted Assets (SSAP No. 21). Changes in CSV resulting from subsequent measurement of the contract are recognized as a component of Other income on the Statutory Statements of Operations. The Company’s COLI policies are reported in Other assets on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.
(m)    Borrowed Money
The Company is a member of the FHLB of Des Moines, primarily for the purpose of participating in the FHLB’s mortgage collateralized loan advance program with short-term and long-term funding facilities. Members are required to purchase and hold a minimum amount of FHLB capital stock plus additional stock

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

based on outstanding advances. Through its membership, the Company has issued debt to the FHLB in exchange for cash advances. It is part of the Company’s strategy to utilize funds borrowed from the FHLB for operations and strategic initiatives. The Company’s current borrowings are not subject to prepayment obligations.
Funds obtained from the FHLB and accrued interest are included within Borrowed money within the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus in accordance with SSAP No. 15 – Debt and Holding Company Obligations. The collateral pledged to FHLB is reported as admitted assets within the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus in accordance with admissibility testing under SSAP No. 30 – Unaffiliated Common Stock.
(n)    Income Taxes
The Company and its subsidiaries file a consolidated federal income tax return with AZOA and all of its wholly-owned subsidiaries. The consolidated tax allocation agreement stipulates that each company participating in the return will bear its share of the tax liability pursuant to certain tax allocation elections under the Internal Revenue Code (IRC) and its related regulations and reimbursement will be in accordance with an intercompany tax reimbursement arrangement. The Company, and its insurance subsidiaries, generally will be paid for the tax benefit of any of their tax attributes used by any member of the consolidated group.
The Company provides for federal income taxes based on amounts the Company believes it ultimately will owe. Inherent in the provision for federal income taxes are estimates regarding the deductibility of certain items and the realization of certain tax credits. In the event the ultimate deductibility of certain items or the realization of certain tax credits differs from estimates, the Company may be required to significantly change the provision for federal income taxes recorded in the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. Any such change could significantly affect the amounts reported in the Statutory Statements of Operations. Management uses best estimates to establish reserves based on current facts and circumstances regarding tax exposure items where the ultimate deductibility is open to interpretation. Quarterly, management evaluates the appropriateness of such reserves based on any new developments specific to their fact patterns. Information considered includes results of completed tax examinations, Technical Advice Memorandums, and other rulings issued by the Internal Revenue Service or the tax courts.
The Company utilizes the asset and liability method of accounting for income taxes. DTAs and deferred tax liabilities (DTLs), net of the nonadmitted portion are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Gross DTAs and DTLs are measured using enacted tax rates and are considered for admitted tax asset status according to the admissibility test as set forth by the NAIC. Changes in DTAs and DTLs, including changes attributable to changes in tax rates, are recognized as a component of Unassigned surplus on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.
(o)    Separate Accounts
Separate account assets and liabilities are primarily funds held for the exclusive benefit of variable and variable-indexed annuity contract holders for which investment income and investment gains and losses accrue directly to and the investment risk is borne by contract holders. Separate account assets are reported at fair value in accordance with SSAP No. 56 – Separate Accounts (SSAP No. 56), with the exception of certain bonds, cash, cash equivalents, and investment income due and accrued. Certain assets that are allocated to the index options for the Allianz Index Advantage Variable Annuity (VIA) are invested in bonds, cash, cash equivalents, and investment income due and accrued, and carried at amortized cost in accordance with the product filing requirements in the state of Minnesota.
Amounts due from separate accounts primarily represent the difference between the surrender value of the contracts and the Separate account liability as disclosed on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. This receivable represents the surrender fee that would be paid to the Company upon the surrender of the policy or contract by the policyholder or contract holder as of December 31. Amounts charged to the contract holders for mortality and contract maintenance, and other

20 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

administrative services fees are included in income within Fees from separate accounts on the Statutory Statements of Operations. These fees have been earned and assessed against contract holders on a daily or monthly basis throughout the contract period and are recognized as revenue when assessed and earned. Transfers to (from) separate accounts within the Statutory Statements of Operations primarily includes transfers for new premium and annuity considerations, benefit payments, surrender charge wear-off, realized and unrealized investment gains/losses, investment income, and other contractholder behavior.
(p)    Receivables
Receivable balances approximate estimated fair values. This is based on pertinent information available to management as of year-end, including the financial condition and creditworthiness of the parties underlying the receivables. Any balances outstanding more than 90 days are nonadmitted on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.
(q)    Reclassifications
Prior year balances have not been reclassified to conform to the current year presentation.
(3)    Accounting Changes and Corrections of Errors
Accounting Changes
Adoption of VM-21 Principle-Based Reserving Methodology for Variable Annuities
Effective January 1, 2020, the Company adopted VM-21, as the effective guidance under which the Company's variable and variable-indexed annuities reserves are calculated. Previously, the Company calculated these reserves using guidance found in AG43. VM-21 applies to business issued on or after January 1, 2017. Under VM-21, during 2017, 2018, and 2019, the Company elected to combine contracts subject to AG43 and VM-21 for purposes of calculating reserves. In 2019, the NAIC adopted revisions to both AG43 and VM-21, effective January 1, 2020. The implementation of the 2019 revisions on January 1, 2020 resulted in a pre-tax increase of $1 to Policyholder liabilities for Life policies and annuity contracts within the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus and the corresponding decrease to surplus for the same amount is recorded through Change in reserve on account of change in valuation basis within the Statutory Statements of Capital and Surplus. The 2019 amendments allow an optional phase-in of the increase which the Company did not elect.
Change in Reserves on Account of Change in Valuation Basis
In 2018, the Company changed its valuation basis for certain fixed index annuities with guaranteed lifetime withdrawal benefit (GLWB) streams to utilize Type A rates for when GLWB streams extend into the account value equals zero phase. Previously the Company utilized a combination of Type A and Type C rates for this benefit stream. The prior period impacts related to this change were recorded in 2018 and resulted in a pre-tax decrease of $342 to Policyholder liabilities for Life policies and annuity contracts within the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. The corresponding increase to surplus for the same amount is recorded in Change in reserve on account of change in valuation basis within the Statutory Statements of Capital and Surplus.
Attained Age Based Income Payment Rate Methodology
In 2018, the Company changed its methodology applied to calculate reserves for attained age-based income payment rates for income policies that have not yet elected payments. The previous methodology calculated reserves for attained age payment rates coinciding with the current policy year and number of years of deferral. The Company changed its methodology to reflect the current benefit available to the policyholder by utilizing the attained age and policy years of deferral coinciding with the next anniversary. Impacts related to prior periods were recorded in 2018 and resulted in a pre-tax increase of $147 to Policyholder liabilities for Life policies and annuity contracts within the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. The corresponding decrease to surplus of $117 is recorded in Change in accounting principle, net of tax within the Statutory Statements of Capital and Surplus.
Variable-Indexed Annuity Basic Adjusted Reserve Calculation

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

In 2018, the Company changed its methodology used to calculate the Basic Adjusted Reserve for variable-indexed annuities to utilize the guaranteed cap instead of the projected index option. The prior period impacts of the methodology change were recorded in 2018 and resulted in a pre-tax decrease of $39 to Policyholder liabilities for Life policies and annuity contracts within the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. The corresponding increase to surplus of $31 is recorded in Change in accounting principle, net of tax within the Statutory Statements of Capital and Surplus.
Recently Issued Accounting Standards – Adopted in 2020
Effective January 1, 2020, the Company adopted SSAP No. 108, the standard establishes statutory accounting principles to address certain limited derivative transactions hedging variable annuity guarantees subject to fluctuations as a result of interest rate sensitivity. The Company added all applicable new disclosures required by the standard; see Note 2(k) for further information. There were no impacts to net income or surplus during the year ended December 31, 2020, as a result of this adoption.
In 2016, the NAIC adopted revisions to SSAP No. 51R, Life Contracts and SSAP No. 54, Individual and Group Accident and Health Contracts, Issue Paper No. 154, Implementation of Principles-Based Reserving. These revisions relate to the adoption of the Valuation Manual and provides for principle-based reserving for Life and Heath contracts, and are effective January 1, 2017. The Valuation Manual provides the following revisions: 1) VM-20, Requirements for Principle-Based Reserves, for Life Products, includes an optional three-year deferral. The Company elected the deferral and adopted this update effective January 1, 2020. It applies to business issued on or after this date. 2) VM-21, see details disclosed above. 3) VM-22, Statutory Maximum Valuation Interest Rates for Income Annuities, was effective January 1, 2018. It applies to annuitizations on contracts issued on or after that date. Because most annuitizations occur years after a contract has been issued, its impact on net income and surplus has not been material. 4.) VM-25, Health Insurance Reserves Minimum Requirements, and VM-26, Credit Life and Disability Reserve Requirements, are not applicable as the Company does not issue these contracts.
In August 2019, the NAIC adopted SSAP No. 22R, Leases. This revised standard is a substantive revision, reorganization, and clarification of SSAP 22. It adopts much of the language of US GAAP ASU 2016-02, Leases, but retains operating lease accounting for Statutory accounting. It was effective January 1, 2020, with early adoption permitted. The Company adopted these revisions effective January 1, 2020. There was no impact on net income or surplus during the year ended December 31, 2020, as a result of adopting the revisions.
In March 2020, the NAIC adopted INT 20-01, Reference Rate Reform. The interpretation adopted the optional guidance outlined in Accounting Standards Update (ASU) 2020-04, Reference Rate Reform, for a limited period of time to ease the potential burden on accounting for reference rate reform. The practical expedients outlined in the interpretation are for modifications solely related to reference rate reform and optionally suspends assessments for re-measuring a contract and dedesignating a hedge relationship. This interpretation is effective on the date of adoption and expires on December 31, 2022. The Company adopted the optional guidance in this interpretation effective March 12, 2020. As of December 31, 2020, the Company has not made any modifications to financial assets or liabilities as a result of reference rate reform.
In May 2020, the NAIC adopted revisions to SSAP No. 26R, Bonds, which provides clarifying guidance when assessing other than temporary impairments (OTTI) for debt instruments that have been previously modified pursuant to SSAP No. 36, Troubled Debt Restructuring, or SSAP No. 103R, Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. The revisions to SSAP No. 26R state subsequent OTTI assessments for debt instruments modified under SSAP No. 36 or SSAP No 103 will be based on the modified contractual terms and not revert back to the original acquisition terms. These revisions were effective May 20, 2020 and were subsequently adopted by the Company. There was no impact on net income or surplus during the year ended December 31, 2020, as a result of adopting the revisions.
In April, May, June, and August 2020, the NAIC adopted the following interpretations (INT) in response to the COVID-19 pandemic:
•INT 2020-02, Extension of the 90-Day Rule for the Impact of COVID-19, extends a one-time optional extension of the nonadmission assessment guidance for premiums and similar receivables due from

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

policyholders or agents. For receivables that were current prior to the beginning of the declaration of a state of emergency by the U.S. federal government on March 13, 2020 or originated on or after March 13, 2020, insurers may continue to admit assets greater than 90 days past due. This INT is applicable for the March 31, 2020, June 30, 2020, and September 30, 2020 financial statements and expired on December 30, 2020. This INT did not have an impact to the Company.
•INT 2020-03, Troubled Debt Restructuring Due to COVID-19, follows the inter-agency COVID-19 guidance issued by the federal and state prudential banking regulators (and concurred by the Financial Accounting Standards Board) and the Coronavirus Aid, Relief, and Economic Security (CARES) Act. Specifically, a modification of a mortgage loan or bank loan terms does not result in troubled debt restructuring as long as the modification is in response to COVID-19, the borrower was current at the time of the modification, and the modification is short-term. In addition, insurers are not required to designate mortgage loans or bank loans with deferrals granted due to COVID-19 as past due or report them as nonaccrual loans. This INT is effective for the period beginning March 1, 2020 and originally expired on December 31, 2020. In January 2021, the provisions in this INT were extended updating the effective period to be the earlier of January 1, 2022 or the date that is 60 days after the date on which the national emergency declared by the President terminates. The Company implemented a loan modification program that adhered to the requirements outlined in the INT for investments in commercial and residential mortgage loans.
•INT 2020-04, Mortgage Loan Impairment Assessment Due to COVID-19, defers the impairment assessment for bank loans, mortgage loans, and investments which predominantly hold underlying mortgage loans and are impacted by forbearance or modifications in response to COVID-19. This INT was applicable for the March 31, 2020, June 30, 2020, and September 30, 2020 financial statements and expired on December 30, 2020. This INT did not have a material impact to the Company.
•INT 2020-05, Investment Income Due and Accrued. This INT provides temporary relief guidance for assessing the collectability of interest income, admissibility relief of accrued investment income 90 days past due, and clarifies how interest income should be recognized during a payment holiday. This INT is applicable for the June 30, 2020, and September 30, 2020 financial statements and expired on December 30, 2020. This INT did not have a material impact to the Company.
•INT 2020-06, Participation in the 2020 TALF Program. This INT provides guidance for reporting Term Asset-Backed Securities Lending Facility (TALF) loans for the duration of the 2020 TALF program. This INT did not impact the Company as the Company did not participate in this program.
•INT 2020-07, Troubled Debt Restructuring of Certain Debt Investments Due to COVID-19. This INT provides temporary guidance by allowing practical expedients when assessing whether modifications made to debt securities (under SSAP No. 26R and SSAP No. 43R) due to COVID-19 are insignificant. Specifically, the guidance proposes restructurings in response to COVID-19 are considered to be insignificant if the restructuring results in a 10% or less shortfall amount in the contractual amount due and does not extend the maturity of the investment by more than 3 years. This INT was effective for the period beginning March 1, 2020 and originally expired on December 31, 2020. In January 2021, the provisions in this INT were extended updating the effective period to be the earlier of January 1, 2022 or the date that is 60 days after the date on which the national emergency declared by the President terminates. This INT did not have a material impact to the Company.
•INT 2020-08, COVID-19 Premium Refunds, Rate Reductions and Policyholder Dividends. This INT provides guidance for returns or benefits to policyholders. This INT did not impact the Company.
These INTs have an immaterial effect on the financial statements as of December 31, 2020. The Company will continue to monitor these INTs and assess impacts until they are nullified.
In July 2020, the NAIC adopted INT 20-09, Basis Swaps as a Result of the LIBOR Transition, to address the statutory accounting and reporting requirements for basis swaps issued by central clearing parties solely in response to the market-wide transaction away from the London Interbank Offered Rate (LIBOR) and toward the Secured Oversight Financing Rate (SOFR). This INT allows basis swaps issued solely in response to reference rate reform to

23 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

be classified as derivatives used for “hedging” and reported as admitted assets in the statutory financial statements. The INT is effective July 30, 2020 and was subsequently adopted by the Company. There was no impact on net income or surplus during the year ended December 31, 2020, as a result of adopting the INT.
In November 2020, the NAIC adopted revisions to SSAP No. 43R, Loan-Backed and Structured Securities. The revisions reflect the updated NAIC designation category for residential and commercial mortgage-backed securities that utilize the financial modeling guidance. The revisions were effective November 12, 2020 and were subsequently adopted by the Company. There was no impact on net income or surplus during the year ended December 31, 2020, as a result of adopting the INT.
Recently Issued Accounting Standards – Adopted in 2019
In August 2019, the NAIC adopted revisions to SSAP No. 43R, Loan-Backed and Structured Securities. These revisions clarify that when a security has different NAIC designations by lot, the reporting entity shall either report the entire investment in a single reporting line at the lowest NAIC designation that would apply to a lot, or report the investment separately by purchase lot in the investment schedule. This update only affects investments with multiple lots at different ratings and would not require the entire schedule to be disclosed at a lot level. These revisions are effective as of September 30, 2019. There was no impact to net income or surplus during the year ended December 31, 2019, as a result of adopting the revised standard.
Recently Issued Accounting Standards – Adopted in 2018
In 2017, the NAIC adopted revisions to SSAP No. 69, Statement of Cash Flow, by adopting ASU 2016-15, Classification of Certain Cash Receipts and Cash Payments, in its entirety. The revisions provide guidance on the classification of eight different subject matter topics including: 1) Debt prepayment or debt extinguishment costs, 2) Settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing, 3) Contingent consideration payments made after a business combination, 4) Proceeds from the settlement of insurance claims, 5) Proceeds from the settlement of corporate-owned life insurance policies, including bank-owned life insurance policies, 6) Distributions received from equity method investors, 7) Beneficial interests in securitization transactions, and 8) Separately identifiable cash flows and application of the predominance principle. The revisions are effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company elected to apply the cumulative earnings approach in recording distributions from equity method investments in the statements of cash flow upon adoption of the revisions. There was no impact to net income or surplus during the year ended December 31, 2018 as a result of adopting the revisions.
In 2017, the NAIC adopted revisions to SSAP No. 86. These revisions clarify that variation margin changes should not be recognized as "settlement" until the derivative contract has terminated and instead should be recognized as an adjustment to the carrying value of the derivative contract as a separate asset or liability. The revisions are effective January 1, 2018 with prospective application. Upon adoption, the Company reflected a prospective change in variation margin for all futures contracts as unrealized until sale, maturity, or expiration, resulting in a pre-tax decrease of $8 to net income and no impact to surplus for the year ended December 31, 2018.
Recently Issued Accounting Standards – To Be Adopted
Not applicable.
Corrections of Errors
The Company records correction of errors in accordance with SSAP No. 3 – Accounting Changes and Correction of Errors (SSAP No. 3). SSAP No. 3 prescribes that the correction of errors in previously issued Statutory Financial Statements will be reported as an adjustment to capital and surplus in the period the error is detected. These errors are shown within Correction of errors, net of tax, on the Statutory Statements of Capital and Surplus. During the years ended December 31, 2020, 2019, and 2018, there were no Corrections of errors recorded on the Statutory Statements of Capital and Surplus.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(4)    Risk Disclosures
The following is a description of the significant risks facing the Company and how it attempts to mitigate those risks:
(a)    Credit Risk
Credit risk is the risk that issuers of fixed-income securities, borrowers of mortgages on commercial real estate, or other parties with whom the Company has transactions, such as reinsurers and derivative counterparties, default on their contractual obligations, resulting in unexpected credit losses.
The Company mitigates this risk by adhering to investment policies and limits that provide portfolio diversification on an asset class, asset quality, creditor, and geographical basis, and by complying with investment limitations from applicable state insurance laws and regulations. The Company considers all relevant objective information available in estimating the cash flows related to structured securities. The Company actively monitors and manages exposures, and determines whether any securities are impaired. The aggregate credit risk is influenced by management’s risk/return preferences, the economic and credit environment, and the ability to manage this risk through liability portfolio management.
For derivative counterparties, the Company mitigates credit risk by tracking and limiting exposure to each counterparty through limits that are reported regularly and, once breached, restricts further trades; establishing relationships with counterparties rated BBB+ and higher; and monitoring the CDS of each counterparty as an early warning signal to cease trading when credit default swap spreads imply severe impairment in credit quality.
The Company executes Credit Support Annexes (CSA) with all active and new counterparties which further limits credit risk by requiring counterparties to post collateral to a segregated account to cover any counterparty exposure. Additionally most transactions are cleared through a clearinghouse thereby transferring counterparty risk from the bank to the clearinghouse that tends to have stronger credit. This often leads to increased collateralization and lower counterparty risk for the Company.
(b)    Credit Concentration Risk
Credit concentration risk is the risk of increased exposure to significant asset defaults (of a single security issuer); economic conditions (if business is concentrated in a certain industry sector or geographic area); or adverse regulatory or court decisions (if concentrated in a single jurisdiction) affecting credit.
The Company’s Finance Committee, responsible for asset/liability management (ALM) issues, recommends an investment policy to the Company’s Board of Directors (BOD) and approves the strategic asset allocation and accompanying investment mandates for an asset manager with respect to asset class. The investment policy and accompanying investment mandates specify asset allocation among major asset classes and the degree of asset manager flexibility for each asset class. The investment policy complies, at a minimum, with state statutes. Compliance with the policy is monitored by the Finance Committee who is responsible for implementing internal controls and procedures. Deviations from the policy are monitored and addressed. The Finance Committee and, subsequently, the BOD review the investment policy at least annually.
To further mitigate this risk, internal concentration limits based on credit rating and sector are established and are monitored regularly. Any ultimate obligor group exceeding these limits is placed on a restricted list to prevent further purchases, and the excess exposure may be actively sold down to comply with concentration limit guidelines. Any exceptions require Chief Risk Officer approval and monitoring by the Risk Committee. Further, the Company performs a quarterly concentration risk calculation to ensure compliance with the State of Minnesota insurance regulations.
(c)    Liquidity Risk
Liquidity risk is the risk that unexpected timing or amounts of cash needed will require liquidation of assets in a market that will result in a realized loss or an inability to sell certain classes of assets such that an insurer will be unable to meet its obligations and contractual guarantees. Liquidity risk also includes the risk that in the event of a company liquidity crisis, refinancing is only possible at higher interest rates. Liquidity risk can be

25 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

affected by the maturity of liabilities, the presence of withdrawal penalties, the breadth of funding sources, and terms of funding sources. It can also be affected by counterparty collateral triggers as well as whether anticipated liquidity sources, such as credit agreements, are cancelable.
The Company manages liquidity within four specific domains: (1) monitoring product development, product management, business operations, and the investment portfolio; (2) setting ALM strategies; (3) managing the cash requirements stemming from the Company’s derivative dynamic economic hedging activities; and (4) establishing liquidity facilities to provide additional liquidity. The Company has established liquidity risk limits, which are approved by the Company’s Risk Committee, and the Company monitors its liquidity risk regularly. The Company also sets target levels for the liquid securities in its investment portfolio.
(d)    Interest Rate Risk
Interest rate risk is the risk that movements in interest rates or interest rate volatility will cause a decrease in the value of an insurer’s assets relative to the value of its liabilities and/or an unfavorable change in prepayment activity resulting in compressed interest margins.
The Company has an ALM strategy to align cash flows and duration of the investment portfolio with policyholder liability cash flows and duration. The Company further limits interest rate risk on variable annuity guarantees through interest rate hedges. The Company monitors the economic and accounting impacts of interest rate sensitivities on assets and liabilities regularly.
(e)    Equity Market Risk
Equity market risk is the risk that movements in equity prices or equity volatility will cause a decrease in the value of an insurer’s assets relative to the value of its liabilities.
The policy value of the fixed-indexed universal life, fixed-indexed annuity, and variable-indexed annuity products is generally linked to equity market indices. The Company economically hedges this exposure with derivatives.
Variable annuity products guarantee minimum payments regardless of market movements. The Company has adopted an economic hedging program to manage the equity risk of these products.
The Company monitors the impacts of equity sensitivities on assets and liabilities regularly.
Basis risk is the risk that variable annuity hedge asset values change unexpectedly relative to the value of the underlying separate account funds of the variable annuity contracts. Basis risk may arise from the Company’s inability to directly hedge the underlying investment options of the variable annuity contracts. The Company regularly reviews and synchronizes fund mappings, product design features, hedge design, and manages funds line-up.
(f)    Operational Risk
Operational risk is the risk of loss resulting from inadequate or failed internal processes and systems, from human misbehavior or error, or from external events. Operational risk is comprised of the following seven risk categories: (1) external fraud; (2) internal fraud; (3) employment practices and workplace safety; (4) clients/third-party, products and business practices; (5) damage to physical assets; (6) business disruption and system failure; and (7) execution, delivery, and process management. Operational risk is comprehensively managed through a combination of core qualitative and quantitative activities.
The Operational Risk Management framework includes the following key activities: (1) an Operational Risk Capital Model covering all material types of operational risks, under which the Company quantifies and regularly monitors operational risk; (2) loss data capture to create transparency and gather information about losses that meet a designated threshold. Business owners are required to identify and resolve the root cause of operational loss events; and (3) an integrated risk and control system, a bottom-up risk assessment process for significant operational risk scenarios, to proactively manage significant operational risk scenarios throughout the organization.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(g)    Regulatory Change Risk
Regulatory change risk is the risk that regulatory changes and imposed regulation may materially impact the Company's business model, sales levels, company financials and ability to effectively comply with regulations.
The Company actively monitors all regulatory changes and participates in national and international discussions relating to legal, regulatory, and accounting changes. The Company maintains active membership with various professional and industry trade organizations. A formal process exists to review, analyze, and implement new legislation as it is enacted.
(h)    Rating Agency Risk
Rating agency risk is the risk that rating agencies change their outlook or rating of the Company or a subsidiary of the Company. The rating agencies generally utilize proprietary capital adequacy models in the process of establishing ratings for the Company. The Company is at risk of changes in these models and the impact that changes in the underlying business that it is engaged in can have on such models. To mitigate this risk, the Company maintains regular communications with the rating agencies and evaluates the impact of significant transactions on such capital adequacy models and considers the same in the design of transactions to minimize the adverse impact of this risk. Rating agency capital is calculated and analyzed at least annually. Rating agency risk is also addressed in the TRA process and on an ad hoc basis as necessary.
(i)    Mortality/Longevity Risk
Mortality/longevity risk is the risk that mortality experience is different than the life expectancy assumptions used by the Company to price its products.
The Company mitigates mortality risk primarily through reinsurance, whereby the Company cedes a significant portion of its mortality risk to third parties. The Company also manages mortality risk through the underwriting process. Both mortality and longevity risks are managed through the review of life expectancy assumptions and experience in conjunction with active product management.
(j)    Lapse Risk
Lapse risk is the risk that actual lapse experience evolves differently than the assumptions used for pricing and valuation exercises leading to a significant loss in Company value and/or income.
The Company mitigates this risk by performing sensitivity analysis at the time of pricing to affect product design, adding Market Value Adjustments and surrender charges when appropriate, regular ALM analysis, and exercising management levers at issue, as well as post-issue as experience evolves. Policyholder experience is monitored regularly.
(k)    Cyber Security Risk
Cyber security risk is the risk of losses due to external and/or internal attacks impacting the confidentiality, integrity, and/or availability of key systems, data, and processes reliant on digital technology. The Company has implemented preventative, detective, response, and recovery measures including firewalls, intrusion detection and prevention, advanced malware detection, spyware and anti-virus software, email protection, network and laptop encryption, web content filtering, web application firewalls, and regular scanning of all servers and network devices to identify vulnerabilities. Controls are implemented to prevent and review unauthorized access.
(l)    Reinsurance Risk
Reinsurance risk is the risk that reinsurance companies default on their obligation where the Company has ceded a portion of its insurance risk. The Company uses reinsurance to limit its risk exposure to certain business lines and to enable better capital management.
Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company.

27 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

The Company mitigates this risk by requiring certain counterparties to meet thresholds related to the counterparty’s credit rating, exposure, or other factors. If the thresholds are not met by those counterparties, they are required to establish a trust or letter of credit backed by assets meeting certain quality criteria. All arrangements are regularly monitored to determine whether trusts or letters of credit are sufficient to support the ceded liabilities and that their terms are being met. Also, the Company reviews the financial standings and ratings of its reinsurance counterparties and monitors concentrations of credit risk to minimize its exposure to significant losses from reinsurer insolvencies regularly.

28 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(5)    Investments
(a)    Bonds, Other Assets Receiving Bond Treatment, and Stocks
At December 31, the amortized cost, gross unrealized gains, gross unrealized losses, and fair values of investments, excluding investments in affiliates, are shown below:

	2020
	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value
Bonds:
U.S. government	$3,318	300	10	3,608
Agencies not backed by the full faith and credit of the U.S. government	3	1	—	4
States and political subdivisions	9,536	2,335	2	11,869
Foreign governments	1,138	125	2	1,261
Corporate securities	70,975	12,730	90	83,615
Mortgage-backed securities	14,126	1,232	9	15,349
Collateralized debt obligations	17	12	—	29
Total bonds	99,113	16,735	113	115,735
Common stocks	217	18	1	234
Preferred stocks	41	2	—	43
Total	$99,371	16,755	114	116,012

	2019
	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value
Bonds:
U.S. government	$3,014	123	8	3,129
Agencies not backed by the full faith and credit of the U.S. government	3	—	—	3
States and political subdivisions	9,722	1,486	3	11,205
Foreign governments	777	54	1	830
Corporate securities	70,048	7,385	68	77,365
Mortgage-backed securities	15,313	612	16	15,909
Collateralized debt obligations	16	13	—	29
Total bonds	98,893	9,673	96	108,470
Common stocks	144	10	1	153
Preferred stocks	29	2	—	31
Total	$99,066	9,685	97	108,654
At December 31, 2020, amortized cost differed from the carrying value of bonds on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus due to NAIC-6 rates bonds where the market value was lower than amortized cost. The total unrealized losses recorded by the Company for these bonds was an insignificant amount as of December 31, 2020. At December 31, 2019, the Company did not have any NAIC-6 rated bonds for which amortized cost differed from carrying value.
The Company had NAIC-6 rated bonds with a statement value of $3 and $4 as of December 31, 2020 and 2019, respectively. There was no interest due on bonds in default, which was excluded from investment income due and accrued as of December 31, 2020 and 2019.

29 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

At December 31, 2020 and 2019, the Company had hybrid securities with a carrying value of $30 and $34, respectively.
As of December 31, 2020 and 2019, investments with a statement value of $23 and $30, respectively, were held on deposit with various insurance departments and in other trusts as required by statutory regulations.
The amortized cost and fair value of bonds and other assets receiving bond treatment reported in the statutory Annual Statement Schedule D Part 1A at December 31, 2020, by contractual maturity, are shown below:

	Carrying value	Fair value
Due in 1 year or less	$1,812	$1,828
Due after 1 year through 5 years	12,471	13,585
Due after 5 years through 10 years	20,310	23,149
Due after 10 years through 20 years	23,496	29,053
Due after 20 years	25,638	31,330
No maturity date	1,243	1,412
Mortgage-backed and other structured securities	14,143	15,378
Total bonds and other assets receiving bond treatment	$99,113	$115,735
Expected maturities will differ from contractual maturities, because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.
Proceeds from sales of bonds includes sales, maturities, paydowns, and other redemptions of bonds and other assets receiving bond treatment. Proceeds from sales of bonds for the years ended December 31 are shown below:

	2020	2019	2018
Proceeds from sales	$8,677	15,892	9,476
Gross gains	162	75	94
Gross losses	28	34	63
Proceeds from sales of common stocks for the years ended December 31 are shown below:

	2020	2019	2018
Proceeds from sales	$147	111	172
Gross gains	3	2	5
Gross losses	2	2	—
Proceeds from sales of preferred stocks for the years ended December 31 are shown below:

	2020	2019	2018
Proceeds from sales	$—	2	—
Gross gains	—	—	—
Gross losses	—	—	—
For the years ended December 31, 2020 and 2019, there were 138 and 93 CUSIPs sold, disposed, or otherwise redeemed as a result of a callable feature, respectively. The aggregate amount of investment income generated as a result of these transactions was $56 and $52 for 2020 and 2019, respectively.
The Company’s bond portfolio includes mortgage-backed securities. Due to the high quality of these investments and the lack of subprime loans within the securities, the Company does not have a material exposure to subprime mortgages.

30 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(b)    Unrealized Investment Losses
To determine whether or not declines in fair value are other than temporary, the Company performs a quarterly review of its entire combined investment portfolio, including investments held by subsidiaries, using quoted market prices by third-party sources. For further discussion, see Notes 2 and 6.
Unrealized losses and the related fair value of investments held by the Company for the years ended December 31 are shown below:

	2020
	12 months or less		Greater than 12 months		Total
	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
Bonds:
U.S. government	$374	10	—	—	374	10
Agencies not backed by the full faith and credit of the U.S. government	—	—	—	—	—	—
Foreign government	51	2	—	—	51	2
States and political subdivisions	85	2	—	—	85	2
Corporate securities	2,085	78	578	12	2,663	90
Mortgage-backed securities	158	5	41	4	199	9
Total bonds	2,753	97	619	16	3,372	113
Common stock	7	—	9	1	16	1
Total temporarily impaired securities	$2,760	97	628	17	3,388	114

	2019
	12 months or less		Greater than 12 months		Total
	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
Bonds:
U.S. government	$292	6	292	2	584	8
Agencies not backed by the full faith and credit of the U.S. government	—	—	—	—	—	—
Foreign government	123	1	—	—	123	1
States and political subdivisions	87	3	—	—	87	3
Corporate securities	2,089	27	1,250	41	3,339	68
Mortgage-backed securities	1,241	12	140	4	1,381	16
Total bonds	3,832	49	1,682	47	5,514	96
Common stock	18	1	6	—	24	1
Total temporarily impaired securities	$3,850	50	1,688	47	5,538	97
As of December 31, 2020 and 2019, the number of investment holdings that were in an unrealized loss position was 472 and 548, respectively, for bonds, and 13 and 19, respectively, for common stocks.
As of December 31, 2020 and 2019, of the total amount of unrealized losses, $76, or 67.7%, and $80, or 83.2%, respectively, are related to unrealized losses on investment grade securities. Investment grade is defined as a security having an NAIC SVO credit rating of 1 or 2. Unrealized losses on securities are principally related to changes in interest rates or changes in sector spreads from the date of purchase. As contractual payments continue to be met, management continues to expect all contractual cash flows to be received and does not consider these investments to be other-than-temporarily impaired.

31 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(c)    Realized Investment Gains (Losses)
Net realized capital gains (losses) for the years ended December 31 are shown below:

	2020	2019	2018
Bonds	$(120)	13	(81)
Stocks	2	—	5
Mortgage Loans	(34)	—	—
Derivatives	202	1,062	(469)
Other	(1)	(2)	(1)
Total realized capital gains (losses)	49	1,073	(546)
Income tax benefit (expense) on net realized gains (losses)	—	11	(4)
Total realized capital gains (losses), net of taxes	49	1,084	(550)
Net gains (losses) transferred to IMR, net of taxes	(93)	31	(60)
Net realized gains (losses), net of taxes and IMR	$142	1,053	(490)
(d)    Net Investment Income
Major categories of net investment income for the years ended December 31 are shown below:

	2020	2019	2018
Interest:
Bonds	$4,189	4,319	4,090
Mortgage loans on real estate	647	617	561
Policy loans	12	11	11
Cash, cash equivalents, and short-term investments	7	23	25
Dividends:
Stocks	7	7	7
Investment in subsidiaries	50	67	70
Rental income on real estate	20	13	12
Derivatives	(14)	(109)	(102)
Other	47	(7)	(8)
Gross investment income	4,965	4,941	4,666
Investment expenses	(138)	(146)	(126)
Net investment income before amortization of IMR	4,827	4,795	4,540
Amortization of IMR	37	44	53
Net investment income	$4,864	4,839	4,593
(e)    Mortgage Loans on Real Estate
The Company's investment in mortgage loans on real estate includes CMLs and RMLs at December 31, 2020 and 2019.
At December 31, 2020 and 2019, the Company's CML portfolio includes concentrations exceeding 10% for the following states:

	2020		2019
	Concentration Amount	Concentration %	Concentration Amount	Concentration %
California	$3,356	22.6%	$3,364	24.5%

32 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

The maximum lending rates for CMLs made during 2020 and 2019 were 4.1% and 5.0%, respectively. The minimum lending rates for CMLs made during 2020 and 2019 were 2.2% and 2.8%, respectively. The maximum percentage of any one loan to the value of security at the time of the loan extension exclusive of insured, guaranteed or purchased money mortgages was 84.8% and 74.6% during 2020 and 2019, respectively.
At December 31, 2020 and 2019, the Company's RML portfolio includes concentrations exceeding 10% for the following states:

	2020		2019
	Concentration Amount	Concentration %	Concentration Amount	Concentration %
California	$353	46.3%	$240	49.2%
Florida	$80	10.4%	51	10.4%

The maximum lending rates for RMLs made during 2020 and 2019 was 8.3% and 9.1%. The minimum lending rates for RMLs made during 2020 and 2019 was 3.0% and 3.6%. The maximum percentage of any one loan to the value of security at the time of the loan extension exclusive of insured, guaranteed or purchased money mortgages for RMLs was 93.3% and 94.1% during 2020 and 2019.
As of December 31, 2020 and 2019, there were no taxes, assessments, or amounts advanced that were excluded from the mortgage loan investment total.
(1)    Age Analysis of Mortgage Loans
The following table presents an age analysis of the Company's mortgage loan investments as of December 31, 2020 and 2019 by type:

	2020		2019
	Residential	Commercial	Residential	Commercial
Current	$693	14,813	481	13,728
30-59 Days Past Due	17	—	—	—
60-89 Days Past Due	2	—	1	—
90-179 Days Past Due	4	—	7	—
180+ Days Past Due	47	58	—	—
Total	$763	14,871	489	13,728
For mortgage loans investments greater than 90 days past due and are still accruing interest, the recorded investment and interest accrued as of December 31, 2020 and 2019 is shown below by type:

	2020		2019
	Residential	Commercial	Residential	Commercial
Accruing Interest 90-179 Days Past Due
Recorded Investment	$2	—	7	—
Interest Accrued	—	—	—	—
Accruing Interest 180+ Days Past Due
Recorded Investment	—	—	—	—
Interest Accrued	—	—	—	—
There were no mortgage loan investments for which interest was reduced as of December 31, 2020 and 2019.
As of December 31, 2020 and 2019 there were no RMLs in which the Company participated as a co-lender in a mortgage loan agreement. As of December 31, 2020 and 2019, for CML investments, the recorded investment for which the Company participated as a co-lender in a mortgage loan agreement was $1,979 and $1,649, respectively.

33 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(2) Impaired Mortgage Loans
For the years ended December 31, 2020, and 2019, the recorded investment in impaired CMLs was $25, and $3, respectively. These amounts also represent the average recorded investment in impaired mortgage loans for the year ended December 31, 2020, and 2019. There was no related allowance for credit losses on these investments and the Company did not participate as a co-lender in the related mortgage loan agreement. In addition, the impaired CMLs were not in nonaccrual status and no interest income recognized using a cash-basis method of accounting during the time that the loan was impaired. There was no recorded investment in impaired RMLs for the years ended December 31, 2020, and 2019.
There was $1 interest income recognized on impaired mortgage loans as of December 31, 2020 and $0 interest income recognized in 2019 and 2018. The Company recognizes interest income on its impaired mortgage loans upon receipt of payment.
There were no mortgage loans derecognized as a result of foreclosure as of December 31, 2020 and 2019.
(3) Credit Quality Indicators
The Company analyzes certain financing receivables for credit risk by using specific credit quality indicators. The Company has determined the loan-to-value ratio and the debt service coverage ratio are the most reliable indicators in analyzing the credit risk of its CML portfolio. The loan-to-value ratio is based on the Company’s internal valuation methodologies, including discounted cash flow analysis and comparative sales, depending on the characteristics of the property being evaluated. The debt service coverage ratio analysis is normalized to reflect a 25 year amortization schedule.
The credit quality of CMLs as of December 31 is shown below:

	Debt Service Coverage Ratios
2020:	Greater than 1.4x	1.2x – 1.4x	1.0x – 1.2x	Less than 1.0x	Total	Percent of Total
Loan-to-value ratios:
Less than 50%	$620	52	73	3,992	4,737	31.9%
50% – 60%	359	132	770	4,477	5,738	38.6%
60% – 70%	582	272	905	2,288	4,047	27.2%
70% – 80%	35	102	163	—	300	2.0%
80% – 90%	—	21	—	—	21	0.1%
90% – 100%	—	—	—	—	—	—%
Greater than 100%	3	25	—	—	28	0.2%
Total	$1,599	604	1,911	10,757	14,871	100.0%

	Debt Service Coverage Ratios
2019:	Greater than 1.4x	1.2x – 1.4x	1.0x – 1.2x	Less than 1.0x	Total	Percent of Total
Loan-to-value ratios:
Less than 50%	$4,805	146	39	30	5,020	36.6%
50% – 60%	3,805	651	2	142	4,600	33.5%
60% – 70%	2,536	1,016	113	33	3,698	26.9%
70% – 80%	157	107	16	36	316	2.3%
80% – 90%	54	8	—	29	91	0.7%
90% – 100%	—	—	—	—	—	—%
Greater than 100%	3	—	—	—	3	—%
Total	$11,360	1,928	170	270	13,728	100.0%

34 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

The Company has determined the delinquency status and the loan-to-value ratio are the most reliable indicators in analyzing the credit risk of its RML portfolio. The loan-to-value ratio is based on the Company's internal valuation methodologies, including discounted cash flow analysis and comparative sales, depending on the characteristics of the property being evaluated.
The loan-to-value ratios of RMLs as of December 31 are shown below:

	2020		2019
	Total	Percent of Total	Total	Percent of Total
Loan-to-value ratios:
Below 70%	$165	21.6%	$111	22.7%
71% to 80%	381	49.9%	178	36.4%
81% to 90%	206	27.0%	175	35.8%
91% to 95%	12	1.6%	25	5.1%
Above 95%	—	—%	—	—%
Total	$764	100.0%	$489	100.0%
(f)    Loan-Backed Securities
SSAP No. 43R requires the bifurcation of impairment losses on loan-backed or structured securities into interest and noninterest-related portions. The noninterest portion is the difference between the present value of cash flows expected to be collected from the security and the amortized cost basis of the security. The interest portion is the difference between the present value of cash flows expected to be collected from the security and its fair value at the balance sheet date.
The Company had no loan-backed securities recognized in OTTI for the years ended December 31, 2020, 2019, and 2018.
(g)    Derivatives and Hedging Instruments
The Company uses exchange-traded and OTC derivative instruments as a risk management strategy to economically hedge its exposure to various market risks associated with both its products and operations. Derivative assets and liabilities that do not qualify for hedge accounting treatment are recorded at fair value in the Statutory Financial Statements using valuation techniques further discussed in Note 6.
The Company has derivative contracts with financing premium. The premium cost and fair value of derivative instruments with financing premium is shown below:

	Undiscounted Future Premium Commitments	Derivative FV with Premium Commitments	Derivative FV Excluding Impact of Future Settled Premiums
As of December 31, 2019	$(8)	—	9
As of December 31, 2020	—	—	—
Derivatives held by the Company are designated as either a cash flow hedging instrument (cash flow hedge) or nonqualified hedging instrument (nonqualifying strategies).
(1) Cash Flow Hedges
Foreign Currency Swaps on Debt Securities
Foreign currency swaps have notional amounts and maturity dates equal and offsetting to the underlying debt securities and are determined to be highly effective as of December 31, 2020 and 2019.

35 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(2) Fair Value Hedges
Interest Rate Swaps on Variable Annuity Insurance Liabilities
IRS traded after June 2013 are centrally cleared through an exchange. For IRS traded prior to June 2013 the IRS exposure was netted with other OTC derivatives upon settlement and were subject to the rules of the International Swaps and Derivatives Association, Inc. agreements. The fair values of the collateral posted for OTC and exchange traded derivatives are discussed in the derivative collateral management section below.
Prior to January 1, 2020, the Company designated hedge accounting for these IRS as a cash flow hedge under SSAP No. 86. The amounts previously recorded under the SSAP No. 86 relationship continue to be deferred and amortized over the life of the former hedge program. Effective January 1, 2020, the Company de-designated its previous hedging relationship under SSAP No. 86 and simultaneously designated the hedging relationship under SSAP No. 108 as a fair value hedge. The relationship is deemed to be highly effective at December 31, 2020.

    (3) Nonqualifying Strategies
Futures and Options Contracts
OTC options and ETO are cleared through the Options Clearing Corporation, which operates under the jurisdiction of both the Securities and Exchange Commission (SEC) and the Commodities Futures Trading Commission. The fair values of the collateral posted for futures, OTC options, and ETO are discussed in the derivative collateral management section below.
Interest Rate Swaps
The Company can receive the fixed or variable rate; IRS are traded in varying maturities. The fair values of the collateral posted and variation margin for OTC and centrally cleared IRS are discussed in the derivative collateral management section below.
Credit Default Swaps
The CDS within the investment portfolios assume credit risk from a single entity or referenced index for the purpose of synthetically replicating investment transactions. The Company can be required to pay or be the net receiver on the contract depending on the net position. Credit events include bankruptcy of the reference and failure to pay by the reference. The notional amount is equal to the maximum potential future loss amount. The fair value of the collateral posted for centrally cleared CDS is discussed in the derivative collateral management section below.
Total Return Swaps
The Company engages in the use of OTC TRS, which allow the parties to exchange cash flows based on a variable reference rate such as the three-month LIBOR and the return of an underlying index. The fair value of the collateral posted for OTC TRS is discussed in the derivative collateral management section below.
To Be Announced Securities
The Company uses OTC TBA forward contracts to gain exposure to the investment risk and return of mortgage-backed securities. Typically, the price is agreed upon at the time of the contract and payment for such a contract is made at a specified future date. The fair value of the collateral posted for OTC TBA securities is discussed in the derivative collateral management section below.

36 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

The following table presents a summary of the aggregate notional amounts and fair values of the Company’s derivative instruments reported on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus as of December 31:

	2020			2019
		Gross Fair Value			Gross Fair Value
	Notional (1)	Assets	Liabilities	Notional (1)	Assets	Liabilities
Cash flow hedging instruments
Foreign currency swaps	$1,341	56	(76)	1,271	92	(16)
IRS(2)	—	—	—	3,491	—	—
Total cash flow hedging instruments		$56	(76)		92	(16)

Fair value hedging instruments
IRS	$2,709	472	(40)	—	—	—
Total fair value hedging instruments		$472	(40)		$—	—

Nonqualifying hedging instruments
OTC options	$51,430	3,433	(3,013)	87,987	2,257	(1,958)
ETO	15,224	136	(96)	8,151	31	(41)
TBA securities	1,331	1	(1)	1,331	—	(1)
IRS	2,631	9	(18)	1,049	10	(20)
Futures	19,312	—	—	26,776	—	—
TRS	11,653	7	(18)	8,148	1	(13)
Total nonqualifying hedging instruments		3,586	(3,146)		2,299	(2,033)
Total derivative instruments		$4,114	(3,262)		2,391	(2,049)

(1) Notional amounts are presented on an absolute basis.
(2) The IRS amounts subject to SSAP No. 86 hedge accounting represent amounts that existed when hedge accounting was designated and still exist as of the end of the reporting period. The fair values for such instruments are not included herein as they are not recorded on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.

Derivative Collateral Management
The Company manages derivative collateral for the general account and separate account combined and separate collateral for exchange-traded and OTC derivatives. The total collateral posted for exchange-traded derivatives at December 31, 2020 and 2019, had a fair value of $2,476 and $2,151, respectively, and is included in Bonds on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus and recorded at amortized cost. The Company retains ownership of the exchange-traded collateral, but the collateral resides in an account designated by the exchange. The collateral is subject to specific exchange rules regarding rehypothecation. The total collateral posted for OTC derivatives at December 31, 2020 and 2019, had a fair value of $3,054 and $1,200, respectively, and is included in Bonds on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. The Company posts collateral to OTC counterparties based upon exposure amounts. The Company retains ownership of the OTC collateral.
(h)    Offsetting Assets and Liabilities
The Company elects to disclose derivative assets and liabilities eligible for offset under SSAP No. 64 – Offsetting and Netting of Assets and Liabilities on a gross basis on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus in accordance with the provisions set forth in SSAP No. 86. This treatment is consistent with the Company’s historical reporting presentation.

37 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(i)    Securities Lending
The Company loaned securities with a carrying value of $2,212 and $2,322 and a fair value of $2,610 and $2,603 as of December 31, 2020 and 2019, respectively. The aggregate amount of collateral received through securities lending at December 31 is as follows:

	Fair Value
	2020	2019
Cash
Open	2,587	2,337
30 days or less	—	—
31 to 60 days	—	—
61 to 90 days	—	—
Greater than 90 days	—	—
Subtotal	2,587	2,337
Securities received	86	328
Total collateral received	$2,673	2,665

The aggregate amount of cash collateral reinvested through securities lending at December 31 is as follows:

	2020		2019
	Amortized cost	Fair value	Amortized cost	Fair value
Open	—	—	—	—
30 days or less	950	950	1,070	1,070
31 to 60 days	955	955	548	548
61 to 90 days	66	66	—	—
91 to 120 days	—	—	66	66
121 to 180 days	143	143	344	344
181 to 365 days	473	473	309	309
Greater than 1 year	—	—	—	—
Total collateral reinvested	$2,587	2,587	2,337	2,337
As of December 31, 2020 and 2019, the Company had no borrowings outstanding from collateral securities lending.
Reinvested collateral is recorded in Other invested assets on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. The amount and type of reinvested collateral at December 31 is as follows:

	2020	2019
Cash and cash equivalents	$1,630	1,339
Short-term investments	957	998
Total	$2,587	2,337
(j)     Reverse Repurchase Agreements
The Company participates in both bilateral and tri-party repos. As of December 31, 2020 and 2019, the Company did not sell or acquire any securities that resulted in default. The Company did not recognize a liability to return cash collateral as of December 31, 2020 and 2019.

38 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

All collateral received, as of December 31, 2020 and 2019, were bonds with a designated NAIC-1 rating. Further information related to repos for the years ended December 31, 2020 and 2019, is as follows:

As of year end	2020	2019
1. Maturity
a. Overnight	$430	1,482
b. 2 Days to 1 Week	—	—
2. Collateral Pledged and Securities Acquired Under Repo
a. Cash Collateral Pledged - Secured Borrowing	$430	1,482
b. Fair Value of Securities Acquired Under Repo - Secured Borrowing	435	1,494

Maximum Amount	2020	2019
1. Maturity
a. Overnight	$2,878	1,482
b. 2 Days to 1 Week	—
2. Collateral Pledged and Securities Acquired Under Repo
a. Cash Collateral Pledged - Secured Borrowing	$2,878	1,482
b. Fair Value of Securities Acquired Under Repo - Secured Borrowing	2,906	1,494
(k)    Non-insurance SCA Investments
A summary of the Company’s SSAP No. 97 – Investments in Subsidiary, Controlled and Affiliated Entities, non-insurance SCA investments, including their respective asset value and NAIC filing information, as of December 31, 2020 is as follows:

SCA Name	Gross Asset	Non-Admitted Asset	Net Admitted Assets	NAIC Filing Date	NAIC Filing Type	NAIC Filing Balance	Re-submission Required?
AZLPF	$777	—	777	6/10/2020	S2	792	N
Total	$777	—	777	XXX	XXX	792	XXX
(l)    FHLB Agreements
The Company held Class A FHLB membership stock of $10 and $10 at December 31, 2020 and 2019 and activity stock of $60 and $40 at December 31, 2020 and 2019, respectively. The Company has a fully collateralized borrowings with a balance of $1,500 and $1,000 as of December 31, 2020 and 2019 which is recorded in Borrowed money on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. All FHLB transaction activity occurs in the Company's general account.
Securities collateral pledged to FHLB at December 31 is as follows:

	2020	2019
Carrying value	$1,336	875
Fair value	1,736	1,118
The maximum of collateral pledged to FHLB during the year ended December 31 was as follows:

	2020	2019
Carrying value	$1,994	1,745
Fair value	2,254	2,244
As of December 31, 2020 and 2019, the Company had $1,500 and $1,000, respectively, in total borrowing capacity under its agreement with the FHLB. The maximum amount of aggregate borrowing from FHLB during the years ended December 31, 2020 and 2019 was $2,000 and $2,000, respectively. Borrowings are not subject to prepayment penalties. Outstanding borrowings as of December 31, 2020, were issued on various dates ranging from October 17, 2016 to December 18, 2020 and interest rates on those borrowings range from 0.43% to 3.20%. Interest paid on borrowings was $15 for the year ended December 31, 2020.

39 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(m)    Restricted Assets
As of December 31, 2020 and 2019, the Company had the following restricted assets, including assets pledged to others as collateral:

	Gross Restricted				Percentage
	Total general account	Total from prior year	Increase (decrease)	Total current year admitted restricted	Gross restricted to total assets	Admitted restricted to total admitted assets
Collateral held under security lending arrangements	$2,673	2,665	8	2,673	1.5%	1.5%
FHLB Capital Stock	70	50	20	70	—	—
On deposit with states	4	4	—	4	—	—
On deposit with other regulatory bodies	19	26	(7)	19	—	—
Pledged as collateral to FHLB (including assets backing funding agreements)	1,336	875	461	1,336	0.8	0.8
Derivative collateral	2,266	2,063	203	2,266	1.3	1.3
Total restricted assets	$6,368	5,683	685	6,368	3.6%	3.6%
(n)    Low Income Housing Tax Credits
As of December 31, 2020 the Company had various LIHTC investments with a range of 5 to 13 remaining years of unexpired tax credits and no required holding period.
The amount of tax credits and other tax benefits recognized during the years ended December 31, 2020, 2019 and 2018 is $38, $29, and $20, respectively.
The balance of the investment recognized in the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus for the years ended December 31, 2020 and 2019 is $403 and $339, respectively.
Additionally, the Company's LIHTC investments require a commitment of capital. The Company has open capital commitments of $199 and $171 at December 31, 2020 and 2019, respectively, which is recorded as an unfunded commitment liability of $199 and $147, as of December 31, 2020 and 2019. LIHTC commitments are considered an open capital commitment beginning when then Company formally commits to fund the LIHTC, but they are not recorded as an unfunded commitment asset and liability until the Company has begun funding the LIHTC.
(o)    5GI Securities
As of December 31, 2020 and 2019, details regarding the Company's 5GI securities are as follows:

	2020			2019
	Number of Securities	Aggregate Book Adjusted Carrying Value	Aggregate Fair Value	Number of Securities	Aggregate Book Adjusted Carrying Value	Aggregate Fair Value
Bonds	—	$—	—	1	$40	44
Loan-backed and structured securities	1	1	1	—	—	—
Total	1	$1	1	1	$40	44
(6)    Fair Value Measurements
SSAP No. 100R – Fair Value establishes a fair value hierarchy that prioritizes the inputs used in the valuation techniques to measure fair value.
Level 1 –     Unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access at the measurement date.

40 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

Level 2 –     Valuations derived from techniques that utilize observable inputs, other than quoted prices included in Level 1, which are observable for the asset or liability either directly or indirectly, such as:
(a)    Quoted prices for similar assets or liabilities in active markets.
(b)    Quoted prices for identical or similar assets or liabilities in markets that are not active.
(c)    Inputs other than quoted prices that are observable.
(d)    Inputs that are derived principally from or corroborated by observable market data by correlation or other means.
Level 3 –     Valuations derived from techniques in which the significant inputs are unobservable. Level 3 fair values reflect the Company’s own assumptions about the assumptions that market participants would use in pricing the asset or liability (including assumptions about risk).
The Company has analyzed the valuation techniques and related inputs, evaluated its assets and liabilities reported at fair value, and determined an appropriate fair value hierarchy level based upon trading activity and the observability of market inputs. Based on the results of this evaluation and investment class analysis, each financial asset and liability was classified into Level 1, 2, or 3.
The following presents the assets and liabilities measured at fair value on a recurring basis and their corresponding level in the fair value hierarchy at December 31:

	2020
	Level 1	Level 2 (a)	Level 3	Total
Assets at fair value:
Bonds	$—	4	—	4
Common stocks	$163	—	1	164
Derivative assets	136	4,036	7	4,179
Separate account assets	21,789	11,408	—	33,197
Total assets reported at fair value	22,088	15,448	8	37,544
Liabilities at fair value:
Derivative liabilities	96	3,161	18	3,275
Separate account derivative liabilities	—	10,332	—	10,332
Total liabilities reported at fair value	$96	13,493	18	13,607

(a) The Company does not have any assets or liabilities measured at net asset value (NAV) that are included in Level 2 within this table.

	2019
	Level 1	Level 2 (a)	Level 3	Total
Assets at fair value:
Common stocks	101	—	1	102
Derivative assets	31	2,394	1	2,426
Separate account assets	22,766	3,265	—	26,031
Total assets reported at fair value	22,898	5,659	2	28,559
Liabilities at fair value:
Derivative liabilities	41	2,014	13	2,068
Separate account derivative liabilities	—	2,531	—	2,531
Total liabilities reported at fair value	$41	4,545	13	4,599

(a) The Company does not have any assets or liabilities measured at NAV that are included in Level 2 within this table.

41 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

The following is a discussion of the methodologies used to determine fair values for the assets and liabilities listed in the above table. These fair values represent an exit price (i.e., what a buyer in the marketplace would pay for an asset in a current sale or charge to transfer a liability). The Company has not made changes to valuation techniques in 2020.
(a)    Valuation of Bonds and Unaffiliated Stock
The fair value of bonds is based on quoted market prices in active markets when available. Based on the market data, the securities are categorized into asset class, and based on the asset class of the security, appropriate pricing applications, models and related methodology, and standard inputs are utilized to determine what a buyer in the marketplace would pay for the security in a current sale. When quoted prices are not readily available or in an inactive market, standard inputs used in the valuation models, listed in approximate order of priority, include, but are not limited to, benchmark yields, reported trades, Municipal Securities Rulemaking Board reported trades, Nationally Recognized Municipal Securities Information Repository material event notices, broker-dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers, reference data, and industry and economic events. In some cases, including private placement securities and certain difficult-to-price securities, internal pricing models may be used that are based on market proxies. Internal pricing models based on market spread and U.S. Treasury rates are used to value private placement holdings. The primarily unobservable input used in the discounted cash flow models for states and political subdivisions, foreign government, and corporate bonds is a corporate index option adjusted spread (OAS). CDOand certain mortgage-backed securities are priced by a third-party vendor and the Company internally reviews the valuation for reasonableness. The Company does not have insight into the specific inputs; however, the key unobservable inputs would generally include default rates.
Generally, U.S. Treasury securities and exchange-traded stocks are included in Level 1. Most bonds for which prices are provided by third-party pricing sources are included in Level 2, because the inputs used are market observable. Bonds for which prices were obtained from broker quotes, certain bonds without active trading markets and private placement securities that are internally priced are included in Level 3.
The fair value of unaffiliated common stocks is based on quoted market prices in active markets when available and included in Level 1. When quoted prices are not readily available or in an inactive market, the Company arrives at fair value utilizing internal pricing models based on available market inputs or obtains valuations from third party brokers or investment managers. Such investments may be categorized in Level 2 or Level 3. The primary unobservable input used to value common stock are indicative quotes received from third-party vendors.
(b)    Valuation of Derivatives
Active markets for OTC options do not exist. The fair value of OTC options is derived internally, by calculating their expected discounted cash flows, using a set of calibrated, risk-neutral stochastic scenarios, including a market data monitor, a market data model generator, a stochastic scenario calibrator, and the actual asset pricing calculator. The valuation results are reviewed by Management via the Pricing Committee. OTC options that are internally priced, foreign currency swaps, CDS, TBA securities, and IRS are included in Level 2, because they use market observable inputs. TRS are included in Level 3 because they use valuation techniques in which significant inputs are unobservable. The fair value of ETOs and futures are based on quoted market prices and are generally included in Level 1.
Certain derivatives are priced using external third-party vendors. The Company has controls in place to monitor the valuations of these derivatives. Using market observable inputs, IRS prices are derived from a third-party source and are independently recalculated internally and reviewed for reasonableness at the position level on a monthly basis. TRS prices are obtained from the respective counterparties. These prices are also internally recalculated and reviewed for reasonableness at the position level on a monthly basis. The Company does not have insight into the specific inputs used by third-party vendors; however, the key unobservable input would generally include the spread.

42 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(c)    Valuation of Separate Account Assets and Separate Account Derivative Liabilities
Separate account assets and Separate account derivative liabilities, with the exception of certain bonds, cash, cash equivalents, and investment income due and accrued, are carried at fair value, which is based on the fair value of the underlying assets which are described throughout this note. Funds in the separate accounts are primarily invested in variable investment option funds with the following investment types: bond, domestic equity, international equity, or specialty. Variable investment option funds are included in Level 1 because their fair value is based on quoted prices in active, observable markets. The remaining investments are categorized similar to the investments held by the Company in the general account (e.g., if the separate account invested in bonds, short-term investments and derivatives, that portion could be classified within Level 2 or Level 3). Certain bonds, cash, and cash equivalents, along with related accrued investment income, carried at amortized cost within the separate account have an amortized cost of $12,704 and $8,607 as of December 31, 2020 and 2019, respectively, and a fair value of $13,689 and $8,928 as of December 31, 2020 and 2019, respectively. Separate account assets carried at amortized cost are included in the table in section 6(h) below.
(d)    Level 3 Rollforward
The following table provides a reconciliation of the beginning and ending balances for the Company’s Level 3 assets and liabilities measured at fair value on a recurring basis:

	January 1, 2020	Transfers into Level 3	Transfers out of Level 3	Total gains and (losses) included in Net Income	Total gains and (losses) included in Surplus	Purchases, issuances, sales and settlements	December 31, 2020

Common stocks	1	—	—	—	—	—	1
TRS assets	1	—	—	960	6	(960)	7
Total Level 3 Assets	2	—	—	960	6	(960)	8

TRS liabilities	(13)	—	—	(568)	(5)	568	(18)
Total Level 3 Liabilities	$(13)	—	—	(568)	(5)	568	(18)

	January 1, 2019	Transfers into Level 3	Transfers out of Level 3	Total gains and (losses) included in Net Income	Total gains and (losses) included in Surplus	Purchases, issuances, sales and settlements	December 31, 2019

Bonds	$3		—	(3)	—	—	—
Common stocks	2	—		—	—	(1)	1
TRS assets	96	—	—	633	(95)	(633)	1
Total Level 3 Assets	101	—	—	630	(95)	(634)	2

TRS liabilities	(23)	—	—	(129)	10	129	(13)
Total Level 3 Liabilities	$(23)	—	—	(129)	10	129	(13)
(e)    Transfers
The Company reviews its fair value hierarchy classifications annually. Transfers between levels occur when there are changes in the observability of inputs and market activity.
All transfers into Level 3 were a result of observable inputs no longer being considered reliable or could no longer be validated against an alternative source. The transfers out of Level 3 were a result of securities no longer being carried at fair value as a result of new availability of reliable observable inputs or the ability to validate market price of the security against an alternative source.

43 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(f)    Sensitivity of Fair Value Measurements to Changes in Unobservable Inputs
Bonds: The primary unobservable input used in the discounted cash flow models for states and political subdivisions, foreign government, and corporate bonds is a corporate index option adjusted spread (OAS). The corporate index OAS used is based on a security's sector, rating, and average life. A significant increase (decrease) of the corporate index OAS in isolation could result in a decrease (increase) in fair value.
CDO and certain mortgage-backed securities are priced by a third-party vendor and the Company internally reviews the valuation for reasonableness. The Company does not have insight into the specific inputs used; however, the key unobservable inputs would generally include default rates. A significant increase (decrease) in default rates in isolation could result in an decrease (increase) in fair value.
Common stocks: The primary unobservable input used to value common stock are indicative quotes received from third-party vendors. A significant increase (decrease) in the indicative quotes in isolation could result in a decrease (increase) in fair value.
Derivative assets and liabilities: The TRS are priced by a third-party vendor and the Company internally reviews the valuation for reasonableness. The Company does not have insight into the specific inputs used; however, the key unobservable input would generally include the spread. For a long position, a significant increase (decrease) in the spread used in the fair value of the TRS in isolation could result in higher (lower) fair value. For a short position, a significant increase (decrease) in the spread used in the fair value of the TRS in isolation could result in lower (higher) fair value.
(g)    Estimates
The Company has been able to estimate the fair value of all financial assets and liabilities.

44 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(h)    Aggregate Fair Value of Financial Instruments
The following tables present the carrying amounts and fair values of all financial instruments at December 31 (b):

	2020
			Fair Value
	Aggregate Fair Value	Admitted Assets/ Carrying Value	Level 1	Level 2	Level 3
Financial Assets
Bonds	$115,710	99,088	4,995	93,714	17,001
Preferred stocks, unaffiliated	43	41	—	—	43
Common stocks, unaffiliated	234	234	163	—	71
Mortgage loans on real estate	17,117	15,634	—	—	17,117
Cash equivalents	878	878	448	430	—
Derivative assets	4,179	4,114	136	4,036	7
Securities lending reinvested collateral assets	2,587	2,587	—	2,587	—
Other invested assets	757	757	—	23	734
COLI	653	653	—	653	—
Separate account assets	46,886	45,901	22,732	24,154	—
Financial Liabilities
Deposit-type contracts	$5,395	4,749	—	—	5,395
Other investment contracts	103,518	95,083	—	—	103,518
Borrowed money	1,516	1,501	—	—	1,516
Derivative liabilities	3,275	3,262	96	3,161	18
Payable for securities lending	2,587	2,587	—	2,587	—
Payable for securities	199	199	—	—	199
Separate account liabilities	46,886	45,901	22,732	24,154	—

(b) The Company does not have any assets or liabilities measured at NAV that are included in Level 2 in this table. In addition, the Company has no assets or liabilities for which it is not practicable to measure at fair value.

45 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

	2019
			Fair Value
	Aggregate Fair Value	Admitted Assets/ Carrying Value	Level 1	Level 2	Level 3
Financial Assets
Bonds	$106,848	97,269	3,864	87,898	15,086
Preferred stocks, unaffiliated	31	29	—	—	31
Common stocks, unaffiliated	152	152	101	—	51
Mortgage loans on real estate	15,241	14,217	—	—	15,241
Cash equivalents	1,863	1,863	361	1,502	—
Short-term investments	22	22	—	22	—
Derivative assets	2,426	2,391	31	2,394	1
Securities lending reinvested collateral assets	2,337	2,337	—	2,337	—
Other invested assets	655	655	—	25	630
COLI	625	625	—	625	—
Separate account assets	34,959	34,638	23,090	11,869	—
Financial Liabilities
Deposit-type contracts	$5,380	4,936	—	—	5,380
Other investment contracts	102,903	93,649	—	—	102,903
Borrowed money	1,006	1,002	—	—	1,006
Derivative liabilities	2,068	2,049	41	2,014	13
Payable for securities lending	2,337	2,337	—	2,337	—
Payable for securities	147	147	—	—	147
Other liabilities	(1,436)	(241)	—	(1,436)	—
Separate account liabilities	34,959	34,638	23,090	11,869	—

(b) The Company does not have any assets or liabilities measured at NAV that are included in Level 2 in this table. In addition, the Company has no assets or liabilities for which it is not practicable to measure at fair value.

A description of the Company’s valuation techniques for financial instruments not reported at fair value and categorized within the fair value hierarchy is shown below:
Valuation of Preferred Stock
The fair value of unaffiliated preferred stocks is based on quoted market prices in active markets. When available, such investments are included in Level 1. When quoted prices are not readily available or in an inactive market, the Company arrives at fair value utilizing internal pricing models based on available market inputs. Such investments may be categorized in Level 2 or Level 3.
Valuation of FHLB Stock
FHLB stock, included in Common stocks, is not traded in an active market and is categorized in Level 3. FHLB stock is carried at cost, which approximates fair value unless it is impaired, based on provisions within the Company’s FHLB agreement that allow for return of outstanding shares of FHLB stock at the Company’s cost basis.
Valuation of Mortgage Loans on Real Estate
The fair value of commercial mortgage loans on real estate is calculated by analyzing individual loans and assigning ratings to each loan based on a combination of loan-to-value ratios and debt service coverage ratios. Fair value is determined based on these factors as well as the contractual cash flows of each loan and the current market interest rates for similar loans. The fair value of residential mortgage loans on real estate is calculated by discounting estimated cash flows, with discount rates based on current market conditions.

46 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

Valuation of Cash Equivalents
Cash equivalents are comprised of money market mutual funds, cash equivalent bonds, and reverse repurchase agreements. The fair value of money market mutual funds are based on quoted market prices in active markets and included in Level 1. Reverse repurchase prices are provided by third-party pricing sources and included in Level 2, because the inputs used to determine fair value are market observable.
Valuation of Short-term Investments
Short-term investments are comprised of bonds due in one year or less. The fair value of bonds is determined in line with bonds above.
Valuation of Securities Lending Reinvested Collateral Assets
Collateral held from securities lending agreements is primarily comprised of short-term and long-term highly liquid fixed-maturity securities. Fair values are determined and classified within the fair value hierarchy in a manner consistent with the method utilized to determine the fair value of similar securities (fixed-income securities, equity securities, cash and cash equivalents) held within the Company’s general account investment portfolio.
Valuation of Other Invested Assets
Other invested assets include LIHTC investments, limited partnership investments, loans to affiliates, and restricted stock unit (RSU) assets. As there is no observable market data on which to calculate fair value of the LIHTC investment balances, the fair value is set equal to carrying value. Limited partnership investments are recorded using the cost method in line with SSAP No. 48 – Joint Ventures, Partnerships and Limited Liability Companies using unobservable inputs. Loans to affiliates are carried at cost; due to the lack of an active market, the current carrying value is the only market price at which the transaction could be settled, the Company believes cost approximates fair value. Due to the use of unobservable inputs, LIHTC investments, limited partnership investments, and loans to affiliates are categorized as Level 3. RSU assets tied to the share price of Allianz SE stock but does not participate in an active market; given this, it is categorized as Level 2.
Valuation of COLI
The COLI policies held by the Company are carried at their respective cash surrender values, which approximates fair value. The cash surrender value of the policies is based on the value of the underlying assets, which are regularly priced utilizing observable inputs. The COLI asset is included within Other assets on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. At December 31, 2020 and 2019, the cash surrender value in an investment vehicle is $653 and $625, respectively, and is allocated into the following categories based on primary underlying investment characteristics:

	2020	2019
Bonds	80.0%	64.0%
Stocks	20.0%	36.0%
Valuation of Deposit-Type Contracts
Fair values of deposit-type contracts are based on discounted cash flows using internal inputs, including the discount rate and consideration of the Company’s own credit standing and a risk margin for actuarial inputs.
Valuation of Other Investment Contracts
Other investment contracts are included within Life policies and annuity contracts within the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. Other investment contracts include certain reserves related to deferred annuities and other payout annuities that may include life contingencies, but do not have significant mortality risk due to substantial periods certain. Fair values are based on discounted cash flows using internal inputs, including the discount rate and consideration of the Company’s own credit standing and a risk margin for market inputs.

47 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

Valuation of Borrowed Money
The fair value of the FHLB borrowing is calculated on a discounted cash flow basis. Each position includes a monthly interest rate, a maturity payment amount, and a maturity date. The interest and maturity payments are projected as of the valuation date, and the expected cash flows are discounted using the valuation date swap curve.
Valuation of Payable for Securities Lending
Securities lending payable is set equal the to the cash collateral received. Due to the short-term nature of these loans, the carrying value is deemed to approximate fair value.
Valuation of Payable for Securities
Included in Payable for securities is the LIHTC investments unfunded commitment liability. As there is no observable market data on which to calculate fair value of the LIHTC investment unfunded commitment asset and liability, fair value is set equal to carrying value, and the balance is categorized as Level 3.
Valuation of Other Liabilities
Prior to the adoption of SSAP No. 108 as of January 1, 2020, other liabilities included the IRS hedge adjustment for certain variable annuity guarantee benefits. The carrying value was equal to the initial book value of the IRS created from inception until the designation of hedge accounting in addition to subsequent changes due to the hedged item or realized gains or losses recorded under hedge accounting. The fair value represents the fair value of the IRS that are not recorded on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus due to the hedge accounting designation, and is determined in line with item (b) above. See Note 2(k) for further discussion of the Company's hedge accounting treatment.
Valuation of Separate Account Liabilities
The fair value of separate account liabilities approximates the fair value of separate account assets.
(7)    Mortgage Notes Payable
In 2004, the Company obtained an $80 mortgage loan from an unrelated third-party for the Company’s headquarters. In 2005, the Company agreed to enter into a separate loan agreement with the same counterparty in conjunction with the construction of an addition to the Company’s headquarters of $65. This loan was funded in 2006 and combined with the existing mortgage. As of December 31, 2020 and 2019, the combined loan had a balance of $41 and $51, respectively, and is reported within Real estate on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. This 20 year, fully amortizing loan has an interest rate of 5.52%, with a maturity date of August 1, 2024. The level principal and interest payments are made monthly. The loan allows for prepayment; however, it is accompanied by a make-whole provision.
Interest expense for all loans is $3, $3, and $4, in 2020, 2019, and 2018, respectively, and is presented in Net investment income on the Statutory Statements of Operations.
The future principal payments required under the loan are as follows:

2021	$10
2022	11
2023	12
2024	8
2025	—
2026 and beyond	—
Total	$41

48 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(8)    Electronic Data Processing Equipment and Software (EDP)
EDP at December 31 and the changes in the balance for the years then ended are as follows:

	2020	2019
Servers, computers and peripherals depreciation	—	1
Software amortization	7	8
Net EDP balance, by major classes of assets:
Servers, computers and peripherals	2	1
Software	38	31
Net EDP balance	40	32
Nonadmitted	(38)	(31)
Net admitted EDP balance	$2	1
The Company has a gross EDP asset of $73 and $63 and accumulated depreciation and amortization of $(71) and $(62) at December 31, 2020 and 2019, respectively. Servers, computers and peripherals are depreciated over the lesser of their useful life or three years and the net balance is nonadmitted. Software is amortized over the lesser of their useful life or five years. Nonoperating software is nonadmitted and operating software is admitted to the extent it meets the criteria defined in SSAP No. 16R - Electronic Data Processing Equipment and Software.

(9)    Income Taxes
(a)    Deferred Tax Assets and Liabilities
The components of the net DTA or net DTL are as follows:

	December 31, 2020
	Ordinary	Capital	Total
Total gross deferred tax assets	$911	52	963
Statutory valuation allowance adjustments	—	—	—
Adjusted gross deferred tax assets	911	52	963
Deferred tax assets nonadmitted	—	—	—
Subtotal net admitted deferred tax assets	911	52	963
Deferred tax liabilities	(684)	(6)	(690)
Net admitted deferred tax assets (liabilities)	$227	46	273

	December 31, 2019
	Ordinary	Capital	Total
Total gross deferred tax assets	$922	21	943
Statutory valuation allowance adjustments	—	—	—
Adjusted gross deferred tax assets	922	21	943
Deferred tax assets nonadmitted	—	—	—
Subtotal net admitted deferred tax assets	922	21	943
Deferred tax liabilities	(713)	(6)	(719)
Net admitted deferred tax assets (liabilities)	$209	15	224

49 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

	Change
	Ordinary	Capital	Total
Total gross deferred tax assets	$(11)	31	20
Statutory valuation allowance adjustments	—	—	—
Adjusted gross deferred tax assets	(11)	31	20
Deferred tax assets nonadmitted	—	—	—
Subtotal net admitted deferred tax assets	(11)	31	20
Deferred tax liabilities	29	(1)	28
Net admitted deferred tax assets (liabilities)	$18	30	48
The amount of admitted adjusted gross DTAs allowed under each component of SSAP No. 101 – Income Taxes (SSAP No. 101) as of December 31 are as follows:

	December 31, 2020
	Ordinary	Capital	Total
Federal income taxes paid in prior years recoverable through loss carrybacks (11.a)	$—	3	3
Adjusted gross DTAs expected to be realized after application of the threshold limitations	—	—	—
Lesser of 11.b.i or 11.b.ii:	—	—	—
Adjusted gross DTAs expected to be realized following the balance sheet date (11.b.i.)	419	49	468
Adjusted gross DTAs allowed per limitation threshold (11.b.ii)	N/A	N/A	1,108
Lesser of 11.b.i or 11.b.ii	419	49	468
Adjusted gross DTAs offset by gross DTLs (11.c)	492	—	492
Deferred tax assets admitted	$911	52	963

	December 31, 2019
	Ordinary	Capital	Total
Federal income taxes paid in prior years recoverable through loss carrybacks (11.a)	$—	5	5
Adjusted gross DTAs expected to be realized after application of the threshold limitations	—	—	—
Lesser of 11.b.i or 11.b.ii:	—	—	—
Adjusted gross DTAs expected to be realized following the balance sheet date (11.b.i.)	473	16	489
Adjusted gross DTAs allowed per limitation threshold (11.b.ii)	N/A	N/A	1,159
Lesser of 11.b.i or 11.b.ii	473	16	489
Adjusted gross DTAs offset by gross DTLs (11.c)	449	—	449
Deferred tax assets admitted	$922	21	943

50 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

	Change
	Ordinary	Capital	Total
Federal income taxes paid in prior years recoverable through loss carrybacks (11.a)	$—	(2)	(2)
Adjusted gross DTAs expected to be realized after application of the threshold limitations	—	—	—
Lesser of 11.b.i or 11.b.ii:	—	—	—
Adjusted gross DTAs expected to be realized following the balance sheet date (11.b.i.)	(54)	33	(21)
Adjusted gross DTAs allowed per limitation threshold (11.b.ii)	N/A	N/A	(52)
Lesser of 11.b.i or 11.b.ii	(54)	33	(21)
Adjusted gross DTAs offset by gross DTLs (11.c)	43	—	43
Deferred tax assets admitted	$(11)	31	20
Ratios used for threshold limitation as of December 31 are as follows:

	December 31
	2020	2019	Change
Ratio percentage used to determine recovery period and threshold limitation amount	705%	756%	(51)%
Amount of adjusted capital and surplus used to determine recovery period threshold limitation	$7,386	7,729	(343)
Impact of tax planning strategies on the determination of net admitted adjusted gross DTAs is as follows:

	December 31, 2020
	Ordinary	Capital	Total
Net admitted adjusted gross DTAs - (percentage of total net admitted adjusted gross DTAs)	—%	93.7%	93.7%

	December 31, 2019
	Ordinary	Capital	Total
Net admitted adjusted gross DTAs - (percentage of total net admitted adjusted gross DTAs)	—%	77.6%	77.6%

	Change
	Ordinary	Capital	Total
Net admitted adjusted gross DTAs - (percentage of total net admitted adjusted gross DTAs)	—%	16.1%	16.1%
The Company’s tax planning strategies do not include the use of reinsurance.
(b)    Unrecognized Deferred Tax Liabilities
There are no temporary differences for which DTLs are not recognized.

51 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(c)    Current and Deferred Income Taxes
The significant components of income taxes incurred (i.e. Current income tax expense) include:

	December 31			2020-2019 Change	2019-2018 Change
	2020	2019	2018
Current year federal tax expense (benefit) - ordinary income	$18	773	(51)	(755)	824
Current year foreign tax expense (benefit) - ordinary income	—	—	—	—	—
Subtotal	18	773	(51)	(755)	824
Current year tax expense - net realized capital gains (losses)	—	(11)	4	11	(15)
Federal and foreign income taxes incurred	$18	762	(47)	(744)	809
DTAs and DTLs consist of the following major components:

	December 31
Deferred tax assets	2020	2019	Change
Ordinary:
Unrealized losses	$—	11	(11)
Deferred acquisition costs	169	153	16
Expense accruals	63	72	(9)
Policyholder reserves	666	676	(10)
Fixed assets	—	—	—
Nonadmitted assets	13	10	3
Subtotal	911	922	(11)
Statutory valuation allowance adjustment	—	—	—
Nonadmitted ordinary deferred tax assets	—	—	—
Admitted ordinary tax assets	911	922	(11)

Capital:
Impaired assets	51	20	31
Unrealized losses	1	1	—
Subtotal	52	21	31
Statutory valuation allowance adjustment	—	—	—
Nonadmitted capital deferred tax assets	—	—	—
Admitted capital deferred tax assets	52	21	31
Admitted deferred tax assets	$963	943	20

	December 31
Deferred tax liabilities	2020	2019	Change
Ordinary:
Investments	$(54)	(56)	2
Fixed assets	(5)	(5)	—
Policyholder reserves	(445)	(534)	89
Software capitalization	(7)	(5)	(2)
Unrealized gains	(79)	(113)	34
Other	(94)	—	(94)
Subtotal	(684)	(713)	29

Capital:
Unrealized gains	(6)	(6)	—
Subtotal	(6)	(6)	—
Deferred tax liabilities	$(690)	(719)	29
Net deferred tax assets (liabilities)	$273	224	49

52 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

The realization of the DTAs is dependent upon the Company’s ability to generate sufficient taxable income in future periods. Based on historical results and the prospects for future current operations, management anticipates that it is more likely than not that future taxable income will be sufficient for the realization of the remaining DTAs.
The Coronavirus Aid, Relief, and Economic Security Act, (CARES Act of 2020) was enacted on March 27, 2020, thereby allowing net operating losses (NOLs) arising in tax years beginning after December 31, 2017, and before January 1, 2021 (e.g., NOLs incurred in 2018, 2019, or 2020 by a calendar-year taxpayer) to be carried back to each of the five tax years preceding the tax year of such loss.
In computing taxable income, life insurance companies are allowed a deduction attributable to their life insurance and accident and health reserves. The Tax Act of 2017 significantly changed the methodology by which these reserves are computed for tax purposes. The changes are effective for tax years beginning after 2017 and are subject to a transition rule that spreads the additional income tax liability over the subsequent eight years beginning in 2018.  Due to complexities in the new methodology and limited guidance from the Internal Revenue Service and U.S. Treasury, the Company has recorded provisional amounts for the deferred tax revaluation associated with the changes in the computation of life insurance tax reserves based on information available at December 31, 2017.  Pursuant to Interpretation of the SAP Working Group 18-01: Updated Tax Estimates under the Tax Cuts and Jobs Act, provisional tax computations related to these amounts were reasonably estimated as of December 31, 2017 and have been adjusted based on guidance received from Internal Revenue Service and U.S. Treasury. Adjusted amounts are reflected in the Company's results of operations for the years ended December 31, 2020, 2019, and 2018.
The Change in net deferred income tax is comprised of the following (this analysis is exclusive of the nonadmitted DTAs as the Change in nonadmitted assets is reported separately from the Change in net deferred income tax in the Unassigned surplus section of the Statutory Statements of Capital and Surplus):

	December 31
	2020	2019	Change
Net deferred tax assets (liabilities)	$273	224	49
Statutory valuation allowance adjustment		—	—
Net deferred tax assets (liabilities) after statutory valuation allowance	273	224	49
Tax effect of unrealized gains (losses)	153	160	(7)
Statutory valuation allowance adjustment allocated to unrealized gains (losses)	—	—	—
Change in net deferred income tax			$42
(d)    Reconciliation of Federal Income Tax Rate to Actual Effective Rate
The provision for federal income taxes incurred is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes. The significant items causing this difference are as follows:

53 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

	December 31, 2020	December 31, 2019	December 31, 2018
Federal income tax rate	21.0%	21.0%	21.0%
Amortization of IMR	(1.3)	(3.6)	(0.9)
Dividends received deduction	(1.7)	(4.2)	(0.8)
Nondeductible expenses	—	0.9	0.2
Affiliated LLC income	(2.4)	—	—
COLI	(1.0)	(5.5)	0.3
Tax hedges	0.2	65.8	(6.5)
Tax hedge reclassification	6.8	84.7	(8.2)
Tax credits	(7.2)	(13.6)	(2.1)
Prior period adjustments	(0.6)	(0.4)	(0.4)
Change in deferred taxes on impairments	(5.0)	3.6	(1.5)
Change in deferred taxes on nonadmitted assets	(0.6)	(0.7)	0.1
Reinsurance	(5.5)	19.8	(1.3)
Change in valuation	—	—	5.9
NOL Carryback Benefit	(12.2)	—	—
Tax Contingencies	5.5	—	—
Realized Capital Gains Tax	(0.1)	—	—
Other	—	0.6	(0.1)
Effective tax rate	(4.1)%	168.4%	5.7%

Federal and foreign income taxes incurred (1)	2.9%	293.7%	(4.3)%
Realized Capital Gains Tax	(0.1)	—	—
Change in net deferred tax	(6.9)	(125.3)	10.0
Effective tax rate	(4.1)%	168.4%	5.7%

(1) Prior to 2020, tax on capital gains (losses) was excluded from federal and foreign income taxes incurred and detailed in Note 5(c).
(e)    Carryforwards, Recoverable Taxes, and IRC Section 6603 Deposits
As of December 31, 2020, there are no operating losses or tax credit carryforwards available for tax purposes.
There are no Federal income taxes available for recoupment in the event of future net losses.
There are no aggregate deposits admitted under Section 6603 of the IRC.
The Company had tax contingencies computed in accordance with SSAP No. 5R, Liabilities, Contingencies and Impairment of Assets, and SSAP No. 101 as of December 31, 2020 and 2019. The Company does not believe the tax contingencies will significantly increase within the next 12 months.
The Company recognizes interest and penalties accrued related to unrecognized tax benefits in federal income tax expense. During the years ended December 31, 2020, 2019, and 2018 the Company recognized expenses of $9, $0, and $(1) in interest and penalties, respectively. The Company had $9 and $1 for the unrecognized tax benefits and related accrued interest at December 31, 2020 and 2019, respectively.
(f)    Consolidated Federal Income Tax Return
The Company is included in the consolidated group for which AZOA files a federal income tax return on behalf of all group members. As a member of the AZOA consolidated group, the Company is no longer subject to US Federal and non-US income tax examinations for years prior to 2016, though examinations of combined returns filed by AZOA, which include the Company by certain US state and local tax authorities, may still be conducted for 2008 and subsequent years. The last Internal Revenue Service (IRS) examination of AZOA involved the federal income tax returns filed by AZOA for the 2015 tax year, which included carrybacks to the 2012 tax year. This examination concluded in October 2018 with the IRS only making one immaterial

54 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

adjustment that increased the Company's tax liability for 2012 by approximately $1. The IRS has also initiated an examination of AZOA's 2017 and 2018 income tax returns, which is expected to close by the end of 2021.
As of December 31, 2020, the companies included in the consolidated group for which AZOA files a federal income tax return is included below:

Members of Consolidated Tax Group
Allianz Life Insurance Company of North America	Allianz Life Insurance Company of Missouri
Allianz Life Insurance Company of New York	Allianz Underwriters Insurance Company
AZOA Services Corporation	AGCS Marine Insurance Company
Allianz Global Risks US Insurance Company	William H. McGee & Co., Inc.
Allianz Reinsurance of America, Inc.	Fireman’s Fund Insurance Company
Allianz Technology of America, Inc.	Fireman’s Fund Indemnity Corporation
Allianz Renewable Energy Partners of America LLC	National Surety Corporation
Allianz Renewable Energy Partners of America 2 LLC	Chicago Insurance Company
PFP Holdings, Inc.	Interstate Fire & Casualty Company
AZL PF Investments, Inc.	Associated Indemnity Corporation
Dresdner Kleinwort Pfandbriefe Investments II, Inc.	American Automobile Insurance Company
Allianz Fund Investments, Inc.	The American Insurance Company
Yorktown Financial Companies, Inc.	Allianz Risk Transfer, Inc.
Questar Capital Corporation	Allianz Risk Transfer (Bermuda), Ltd.
Questar Asset Management, Inc.
Questar Agency, Inc.
(10)    Accident and Health Claim Reserves
Accident and health claim reserves are based on estimates that are subject to uncertainty. Uncertainty regarding reserves of a given accident year is gradually reduced as new information emerges each succeeding year, thereby allowing more reliable reevaluations of such reserves. While management believes that reserves as of December 31, 2020 are appropriate, uncertainties in the reserving process could cause reserves to develop favorably or unfavorably in the near term as new or additional information emerges. Any adjustments to reserves are reflected in the operating results of the periods in which they are made. Movements in reserves could significantly impact the Company’s future reported earnings.
Activity in the accident and health claim reserves is summarized as follows:

	2020	2019	2018
Balance at January 1, net of reinsurance recoverables of $654, $574, and $447, respectively	$335	299	224
Incurred related to:
Current year	139	143	129
Prior years	(46)	(24)	16
Total incurred	93	119	145
Paid related to:
Current year	7	7	4
Prior years	84	76	66
Total paid	91	83	70
Balance at December 31, net of reinsurance recoverables of $665, $654, and $574, respectively	$337	335	299
Prior year incurred claim reserves for 2020 and 2019 were favorable as a result of re-estimation of unpaid claims and claim adjustment expenses, principally on the individual LTC line of business. Prior year incurred claim reserves for 2018 were unfavorable attributable to assumption updates and the establishment of a claims adjustment expense on the individual LTC line of business.

55 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(11)    Reinsurance
The Company primarily enters into reinsurance agreements to manage risk resulting from its life, annuity, and accident and health businesses, as well as businesses the Company has chosen to exit. In the normal course of business, the Company seeks to limit its exposure to loss by ceding risks under yearly renewal term, coinsurance, and modified coinsurance.
The Company monitors the financial exposure and financial strength of the reinsurers on an ongoing basis. The Company attempts to mitigate risk by securing recoverable balances with various forms of collateral, including arranging trust accounts and letters of credit with certain reinsurers.
The effect of reinsurance on reserves, deposit-type contracts, and claims, for amounts recoverable from other insurers, was as follows:

	For the years ended December 31,
Reduction in:	2020	2019
Aggregate reserves	$6,636	6,620
Deposit-type contracts	99	107
Policy and contract claims	29	24
Reinsurance reserves, recoverables, and receivables at December 31, 2020 and 2019, are covered by collateral of $6,140 and $4,084, respectively, in addition to the letter of credit on behalf of AZMO, as noted in Note 2.
Life insurance, annuities, and accident and health business assumed from and ceded to other companies are as follows:

Year ended	Direct amount	Ceded to other companies	Assumed from other companies	Net amount
December 31, 2020
Life insurance in-force	$53,399	34,345	54	19,108
Premiums:
Life	1,200	88	1	1,113
Annuities	9,473	398	—	9,075
Accident and health	170	68	56	158
Total premiums	$10,843	554	57	10,346

December 31, 2019
Life insurance in-force	$45,817	30,060	58	15,815
Premiums:
Life	989	88	1	902
Annuities	12,135	387	—	11,748
Accident and health	172	70	53	155
Total premiums	$13,296	545	54	12,805

December 31, 2018
Life insurance in-force	$41,321	27,914	65	13,472
Premiums:
Life	895	84	1	812
Annuities	11,318	358	—	10,960
Accident and health	176	73	50	153
Total premiums	$12,389	515	51	11,925
The Company holds securities backing term life and universal life with secondary guarantees ceded reserves in compliance with Actuarial Guideline 48. As of December 31, 2020 and 2019, the Company had 7 reinsurance contracts in which risks under covered policies have been ceded. The Company held primary securities in an amount at least equal to the required level of primary securities for all of these contracts.

56 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

There are no nonaffiliated reinsurers owned in excess of 10% or controlled, either directly or indirectly, by the Company or by a representative, officer, trustee, or director of the Company.
There are no policies issued by the Company that have been reinsured with a company chartered in a country other than the United States that is owned in excess of 10% or controlled directly or indirectly by an insured, a beneficiary, a creditor, or any other person not primarily engaged in the insurance business.
The Company does not have any reinsurance agreements in effect under which the reinsurer may unilaterally cancel any reinsurance for reasons other than for nonpayment of premium or other similar credits.
The Company does not have reinsurance agreements in effect such that the amount of losses paid or accrued through the statement date may result in a payment to the reinsurer of amounts that, in aggregate and allowing for offset of mutual credits from other reinsurance agreements with the same reinsurer, exceed the total direct premium collected under the reinsured policies.
The Company did not write off any uncollectible recoverables during 2020, 2019, and 2018.
During the year ended December 31, 2019, the Company entered into a new reinsurance agreement that included policies or contracts that were in-force or which had existing reserves established by the Company as of the effective date of the agreement. The agreement resulted in a reduction in Policyholder liabilities, life policies, and annuity contracts in the amount of $512 as of December 31, 2019.

57 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(12)    Annuity Actuarial Reserves and Deposit Liabilities by Withdrawal Characteristics
Information regarding the Company’s annuity actuarial reserves and deposit liabilities by withdrawal characteristics at December 31 is as follows:

	2020	Percentage of total	2019	Percentage of total
Subject to discretionary withdrawal:
With market value adjustment	$43,198	31%	$39,602	29%
At book value less current surrender charges of 5% or more	36,364	26	37,347	28
At market value	21,361	14	22,389	16
Total with adjustment or at market value	100,923	71	99,338	73
At book value without adjustment (minimal or no charge or adjustment)	30,641	22	27,684	21
Not subject to discretionary withdrawal	8,133	6	7,692	6
Total gross	139,697	100%	134,714	100%
Reinsurance ceded	2,523		2,578
Total net	$137,174		$132,136
Amount included in At book value less current charges of 5% or more that will move to At book value without adjustment in the year after the statement date:	$6,776

Reconciliation of total annuity actuarial reserves and deposit fund liabilities:	2020	2019
Life, Accident and Health Annual Statement:
Annuities, net (excluding supplementary contracts with life contingencies)	$95,185	93,752
Supplemental contracts with life contingencies, net	2,091	2,070
Deposit-type contracts	4,749	4,936
Subtotal	102,025	100,758
Separate Accounts Annual Statement:
Annuities, net (excluding supplementary contracts with life contingencies)	35,137	31,348
Supplemental contracts with life contingencies, net	11	30
Subtotal	35,148	31,378
Total annuity actuarial reserves and deposit fund liabilities	$137,174	132,136

58 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(13)    Life Actuarial Reserves by Withdrawal Characteristics
Information regarding the Company’s life actuarial reserves by withdrawal characteristics at December 31 is as follows:

	2020
General Account	Account value	Cash value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Universal life	$845	844	851
Universal life with secondary guarantees	61	54	158
Indexed life	5,458	4,701	4,738
Other permanent cash value life insurance	115	115	115
Variable universal life	3	3	3
Not subject to discretionary withdrawal or no cash values:
Term policies without cash value	XXX	XXX	204
Disability, active lives	XXX	XXX	48
Disability, disabled lives	XXX	XXX	6
Miscellaneous reserves	XXX	XXX	54
Total gross	6,482	5,717	6,177
Reinsurance ceded	645	644	904
Total net	$5,837	5,073	5,273

	2019
General Account	Account value	Cash value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Universal life	$875	874	882
Universal life with secondary guarantees	62	54	162
Indexed life	4,496	3,872	3,913
Other permanent cash value life insurance	122	122	122
Variable universal life	3	3	3
Not subject to discretionary withdrawal or no cash values:
Term policies without cash value	XXX	XXX	209
Disability, active lives	XXX	XXX	49
Disability, disabled lives	XXX	XXX	7
Miscellaneous reserves	XXX	XXX	56
Total gross	5,558	4,925	5,401
Reinsurance ceded	671	671	945
Total net	$4,886	4,254	4,456

The Company does not have any Life policies with guarantees in the separate account.

59 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

	2020
Separate Account Nonguaranteed	Account value	Cash value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Variable universal life	$19	18	18
Total gross	19	18	18
Reinsurance ceded	—	—	—
Total net	$19	18	18

	2019
Separate Account Nonguaranteed	Account Value	Cash Value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Variable universal life	$18	17	17
Total gross	18	17	17
Reinsurance ceded	—	—	—
Total net	$18	17	17

Reconciliation of total life actuarial reserves:	2020	2019
Life, Accident, and Health Annual Statement:
Life insurance, net	$5,210	$4,392
Disability, active lives, net	47	48
Disability, disabled lives, net	1	2
Miscellaneous reserves, net	14	15
Subtotal	5,273	4,456
Separate Accounts Annual Statement:
Life insurance, net	18	17
Subtotal	18	17
Total life actuarial reserves	$5,291	$4,473

(14)    Separate Accounts
The Company’s separate accounts represent funds held for the benefit of contract holders entitled to payments under variable annuity contracts, variable life policies and market value adjusted annuity contracts issued through the Company’s separate accounts and underwritten by the Company.
Information regarding the Company’s separate accounts for the years ended December 31 is as follows:

60 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

	2020				2019
	Indexed	Nonindexed guaranteed reserve interest less than or equal to 4%	Non guaranteed separate accounts	Total	Indexed	Nonindexed guaranteed reserve interest less than or equal to 4%	Non guaranteed separate accounts	Total
Premiums, considerations, or deposits	$—	—	4,149	4,149	$—	—	1,277	1,277
Reserves for account, with assets at fair value			21,574	21,574	—	2	22,457	22,459
Reserves for account, with assets at amortized cost	—	—	13,592	13,592	—	—	8,936	8,936
Total reserves	—	—	35,166	35,166	—	2	31,393	31,395
By withdrawal characteristics:
At book value without MV adjustment and with current surrender charge of 5% or more	—	—	12,643	12,643	—	—	8,535	8,535
At fair value			21,535	21,535	—	2	22,427	22,429
At book value without MV adjustment and with current surrender charge of less than 5%	—	—	959	959	—	—	401	401
Subtotal	—	—	35,137	35,137	—	2	31,363	31,365
Not subject to discretionary withdrawal	—	—	29	29	—	—	30	30
Total	$—	—	35,166	35,166	$—	2	31,393	31,395
As of December 31, 2020 and 2019, the Company’s separate accounts included legally insulated assets and non-insulated assets attributed to the following products/transactions:

	2020		2019
Product/transaction	Legally insulated	Not legally insulated	Legally insulated	Not legally insulated
Variable Annuities	$21,602	—	22,607	—
Variable Life	19	—	18	—
Variable Annuities (Non-Unitized Insulated)	998	—	387	—
Variable Annuities (Non-Unitized Non-Insulated)	—	23,244	—	11,586
Variable Annuities (MN MVA)	—	38	—	37
Fixed Annuities (MN MVA)	—	—	—	3
Total	$22,619	23,282	23,012	11,626
In 2019, the Company transferred approximately $6.7 billion of assets from the general account to the non-insulated separate account, to align the presentation of assets and liabilities relating to Variable Index Advantage products with the new method required per the state product filings.
The Company’s separate account liabilities contain guaranteed benefits. The liabilities for guaranteed benefits are supported by the Company’s general account assets. To compensate the general account for the risk taken, the separate account paid risk charges of $180, $204, $212, $221, and $220 during the past five years, respectively. The general account of the Company paid $19, $16, $5, $0, and $33 towards separate account guarantees during the past five years, respectively.
A reconciliation of net transfers to (from) separate accounts for the years ended December 31 is included in the

61 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

following table:

	2020	2019	2018
Transfers as reported in the Summary of Operations of the Separate Accounts Annual Statement:
Transfers to separate accounts	$4,149	1,277	638
Transfers from separate accounts	(2,689)	3,975	(2,649)
Net transfers to (from) separate accounts	1,460	5,252	(2,011)
Reconciling adjustments:
Other adjustments	—	2	2
Transfers as reported in the Statutory Statements of Operations	$1,460	5,254	(2,009)
(15)Related-Party Transactions
(a)     Organization Changes
On October 11, 2018, the Company announced the decision to sell the Questar Capital and Asset Management representative network to an unaffiliated wealth management firm. The closing date of the sale was March 1, 2019.
The Company legally dissolved and terminated its subsidiary, Allianz Annuity Company of Missouri (AAMO), by voluntary action on February 24, 2020. Upon termination, AAMO paid an insignificant dividend to the Company.
On July 1 2020, American Financial Marketing, LLC, Ann Arbor Annuity Exchange, LLC, GamePlan Financial Marketing, LLC, and The Annuity Store Financial & Insurance Services, LLC, all of which are wholly owned subsidiaries of TruChoice Financial Group, LLC (TruChoice), which is a wholly owned subsidiary of AIIG, which is a wholly owned subsidiary of the Company, merged into TruChoice. TruChoice was the surviving entity.
Allianz Investment Management U.S. LLC, a Minnesota limited company was formed on October 11, 2020. Allianz Life is its direct parent.
(b)    Related-Party Invested Assets
The Company has an agreement to lend AZOA $39. The remaining loan balance was $39 as of December 31, 2020 and 2019 and is included in Other invested assets on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. Repayment of this loan will begin in 2021 and has a final maturity date of August 31, 2021. The interest rate is a fixed rate of 1.61%. Interest income earned and accrued had an immaterial impact to the Company during 2020, 2019, and 2018, respectively.
The Company has an investment in a limited partnership that is managed by its affiliate Pacific Investment Management Company (PIMCO). The total committed capital for this investment is $85 of which $45 and $9 is unfunded as of December 31, 2020 and 2019, respectively. As of December 31, 2020 and 2019, the fair value of the investment is $35 and $47 respectively, and is recorded in Other invested assets on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.
The Company has a seed money investment in exchange traded funds that are managed by a related party, AIM. The Company reported a balance of $58 as of December 31, 2020 related to the seed money investment within Stocks on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. There is no additional commitment related to these investments.
On January 22, 2018, the Company formed TruChoice Financial Group, LLC (TruChoice), a noninsurance subsidiary. TruChoice is a wholly owned subsidiary of Allianz Individual Insurance Group, LLC (AIIG), and was capitalized through an initial cash contribution of $2 from AIIG. In addition, AIIG contributed 100% of the membership interests it held in the following Field Marketing Organizations: American Financial Marketing,

62 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

LLC (AFM), GamePlan Financial Marketing (GamePlan), The Annuity Store Financial and Insurance Services, LLC, and Ann Arbor Annuity Exchange, LLC, in exchange for 100% of the membership interest of TruChoice.
(c)     Service Fees
The Company incurred fees for services provided by affiliated companies of 183, $157, and $129 in 2020, 2019, and 2018, respectively. The Company’s liability for these expenses was 37 and $30 at December 31, 2020 and 2019, respectively, and is included in Other liabilities on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. In the normal course of business, the outstanding amount is settled in cash.
The Company earned revenues for various services provided to affiliated companies and subsidiaries of $59, $54, and $60 in 2020, 2019, and 2018, respectively. The receivable for these revenues was $6 and $6 for 2020 and 2019, respectively, and is included in Other assets on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. In the normal course of business, the outstanding amount is settled in cash.
The Company has agreements with its affiliates PIMCO, Oppenheimer Capital LLC (OpCap), and with certain other related parties whereby (1) specific investment options managed by PIMCO and OpCap are made available through the Company's separate accounts to holders of the Company's variable annuity products, and (2) the Company receives compensation for providing administrative and recordkeeping services relating to the investment options managed by PIMCO and OpCap. Income recognized by the Company from these affiliates for distribution and in-force related costs as a result of providing investment options to the contractholders was $7, $8, and $10 during 2020, 2019, and 2018, respectively, which is included in Fees from separate accounts on the Statutory Statements of Operations. At December 31, 2020 and 2019, $1 and $1, respectively, were included for related receivables of these fees in Other assets on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.
The Company has incurred commission expense related to the distribution of variable annuity products from Allianz Life Financial Services, LLC (ALFS) in the amount of $320, $285, and $222 for the years ended December 31, 2020, 2019, and 2018, respectively. The Company has an agreement with ALFS, whereby interest receivable is assigned to the company and 12b-1 fee receivables are assigned to the Company and AZNY. The Company has also agreed with AZNY to share in reimbursing ALFS for direct and indirect expenses incurred in performing services for the Company and AZNY. In the event that assigned receivables exceed expenses, ALFS records a dividend-in-kind to the Company and a loss on the transaction with AZNY. The Company recorded a net (expense) revenue from this agreement of $(20), $2, and $10 for the years ended December 31, 2020, 2019, and 2018, respectively.
(d)     Dividends to Parent
The Company paid cash dividends to AZOA of $750, $325, and $0 in 2020, 2019, and 2018, respectively. Based on the ordinary dividend limitations set forth under Minnesota Insurance Law, the dividends paid in 2020 were considered as extraordinary and dividends paid in 2019 were considered ordinary.
(e)     Capital Contributions and Dividends with Subsidiaries
During the years ended December 31, the Company received dividends from its subsidiaries as follows:

	2020	2019	2018
Allianz Investment Management, LLC	$51	56	60
ALFS	—	2	10
AZL PF Investments, Inc.	50	—	—
Yorktown	—	9	—
	$101	67	70

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

During the years ended December 31, the Company made capital contributions to subsidiaries as follows:

	2020	2019	2018
Yorktown	$—	1	6
Allianz Investment Management U.S. LLC (AIM US)	1	—	—
InForce Solutions, LLC (1)	—	—	3
ALFS	20	8	—
	$21	9	9
(1) InForce Solutions, LLC is a wholly owned subsidiary of AIIG, which is a wholly owned subsidiary of the Company; this capital contribution took the form of intercompany debt forgiveness.
(f)     Reinsurance
The Company wholly-owns AZMO, a Special Purpose Life Reinsurance Captive Insurance Company domiciled in Missouri. The Company cedes to AZMO, and AZMO provides reinsurance on a coinsurance basis and modified coinsurance basis, a 100% quota share of the Company’s net liability of level term life insurance policies and certain universal life insurance policies written directly by the Company. The total premium and associated reserve amounts ceded from the Company to AZMO for the years ended December 31, 2020, 2019, and 2018 were $3, $6, and $7, respectively. The Company recorded a ceding commission of $1 for 2020, 2019, and 2018, respectively. In addition, the Company recorded a deferred gain of $97 upon execution of the reinsurance agreement in 2009, of which $2 was amortized in 2020, 2019, and 2018, respectively, and included in Commissions and expense allowances on reinsurance ceded on the Statutory Statements of Operations.
In 2017, the Company entered into a reinsurance agreement with an affiliate, a wholly-owned subsidiary of Allianz SE. The Company ceded on a combined funds withheld coinsurance and modified coinsurance basis, a 60% quota share of the Company's net liability of certain fixed-indexed annuity policies written directly by the Company. On May 31, 2018, the Company ceased ceding business to the affiliate and recaptured all previously ceded risks. For the years ended December 31, 2020 and 2019 , the Company did not cede any premiums or commissions to the affiliate. The Company ceded premiums of $134 to the affiliate during 2018. Additionally, the Company recorded ceding commissions of $13 included in Commissions and expense allowances on reinsurance ceded on the Statutory Statements of Operations during 2018. The Company did not cede any reserves as of December 31, 2020 and 2019 to the affiliate.
The Company has reinsurance recoverables and receivables related to reinsurance agreements with affiliated entities. Total affiliated reinsurance recoverables and receivables were $1 and $2 as of December 31, 2020 and 2019, respectively, and are included in Other assets on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.
(g)     Line of Credit Agreement
The Company has a line of credit agreement with its subsidiary, AZNY, to provide liquidity, as needed. The Company’s lending capacity under the agreement is limited to 5% of the general account admitted assets of AZNY as of the preceding year end. The Company provided $25 to AZNY under the terms of this agreement on March 17, 2020. The full amount was repaid on April 15, 2020. There was no outstanding balance under the line of credit agreement as of December 31, 2020 and 2019.
(16)    Employee Benefit Plans
The Company participates in the Allianz Asset Accumulation Plan (AAAP), a defined contribution plan sponsored by Allianz of America Corporation (AZOAC). Eligible employees are immediately enrolled in the AAAP on their first day of employment. The AAAP will accept participants’ pretax, Roth 401(k), and/or after-tax contributions up to 80% of the participants’ eligible compensation, although contributions remain subject to annual limitations set by the Internal Revenue Service. The Company matches up to a maximum of 7.5% of the employees’ eligible compensation. Participants are 100% vested in the Company’s matching contribution after three years of service.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

The AAAP administration expenses and the trust fund, including trustee fees, investment manager fees, and audit fees, are payable from the trust fund but may, at the Company’s discretion, be paid by the Company. All legal fees are paid by the Company. It is the Company’s policy to fund the AAAP costs as incurred. The Company has expensed $13, $13, and $12 in 2020, 2019, and 2018, respectively, toward the AAAP matching contributions and administration expenses.
A defined group of highly compensated employees is eligible to participate in the AZOAC Deferred Compensation Plan. The purpose of the plan is to provide tax planning opportunities, as well as supplemental funds upon retirement. The plan is unfunded, meaning no assets of the Company have been segregated or defined to represent the liability for accrued assets under the plan. Employees are 100% vested upon enrollment in the plan for funds they have deferred. Employees’ funds are invested on a pay period basis and are immediately vested. Participants and the Company share the administrative fee. The accrued liability of $61 and $56 as of December 31, 2020 and 2019, respectively, is recorded in Other liabilities on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.
The Company sponsors a nonqualified deferred compensation plan for a defined group of agents. The Company can make discretionary contributions to the plan in the form and manner the Company determines reasonable. Discretionary contributions are currently determined based on production. The accrued liability of $66 and $71 as of December 31, 2020 and 2019, respectively, is recorded in Other liabilities on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.
The Company participates in a stock-based compensation plan sponsored by Allianz SE, which awards certain employees Restricted Stock Units (RSU) that are tied to Allianz SE stock. Allianz SE determines the number of RSU granted to each participant. The Company records expense equal to the change in fair value of the units during the reporting period, which includes the Company's estimate of the number of awards expected to be forfeited. A change in value of $5, $10, and $5 was recorded in 2020, 2019, and 2018, respectively, and is included in General and administrative expenses on the Statutory Statements of Operations. The related liability of $18 and $18 as of December 31, 2020 and 2019, respectively, is recorded in Other liabilities on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.
(17)    Statutory Capital and Surplus
Statutory accounting practices prescribed or permitted by the Company’s state of domicile are directed toward insurer solvency and protection of policyholders. As such, the Company is required to meet minimum statutory capital and surplus requirements. The Company’s statutory capital and surplus as of December 31, 2020 and 2019, were in compliance with these requirements. The maximum amount of ordinary dividends that can be paid by Minnesota insurance companies to the stockholder without prior approval of the Department is subject to restrictions relating to statutory earned surplus, also known as unassigned funds. Unassigned funds are determined in accordance with the accounting procedures and practices governing preparation of the statutory annual statement. In accordance with Minnesota Statutes, the Company may declare and pay from its Unassigned surplus cash dividends of not more than the greater of 10% of its prior year-end statutory surplus, or the net gain from operations of the insurer, not including realized gains, for the 12-month period ending the 31st day of the next preceding year. Based on these limitations, ordinary dividends of $766 can be paid in 2021 without prior approval of the Department.
Regulatory Risk-Based Capital
An insurance enterprise’s state of domicile imposes minimum risk-based capital requirements that were developed by the NAIC. The formulas for determining the amount of risk-based capital specify various weighting factors that are applied to financial balances or various levels of activity based on the perceived degree of risk. Regulatory compliance is determined by a ratio of an enterprise’s regulatory total adjusted capital to its authorized control level risk-based capital, as defined by the NAIC. Companies below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action. This ratio for the Company significantly exceeds required minimum thresholds as of December 31, 2020 and 2019.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(18)    Direct Premiums Written by Third-Party Administrators
The Company has direct premiums written by third-party administrators (TPAs). The types of business written by the TPAs include life, accidental death and dismemberment, medical, disability, excess risk, and LTC. The authority granted to the TPAs includes claims payment, claims adjustment, underwriting, and premium collection. Total premiums written by TPAs were $148, $116, and $99 for 2020, 2019, and 2018, respectively. For the years ended December 31, 2020, 2019, and 2018, there were no individual TPAs that wrote premiums that equaled at least 5% of the capital and surplus of the Company.
(19)    Capital Structure
The Company is authorized to issue three types of capital stock, as outlined in the table below:

	Authorized	Issued and outstanding	Par value, per share	Redemption and liquidation rights
Common stock	40,000,000	20,000,001	$1.00	None
Preferred stock:
Class A (consisting of Series A and B below)	200,000,000	18,903,484	$1.00	Designated by Board for each series issued
Class A, Series A	8,909,195	8,909,195	$1.00	$35.02 per share plus an amount to yield a compounded annual return of 6%, after actual dividends paid
Class A, Series B	10,000,000	9,994,289	$1.00	$35.02 per share plus an amount to yield a compounded annual return of 6%, after actual dividends paid
Class B	400,000,000	—	$1.00	Designated by Board for each series issued
Holders of Class A preferred stock and of common stock are entitled to one vote per share with respect to all matters presented to or subject to the vote of shareholders. Holders of Class B preferred stock have no voting rights. All issued and outstanding shares are owned by AZOA. See Note 1 for further discussion.
Each share of Class A preferred stock is convertible into one share of the Company’s common stock. The Company may redeem any or all of the Class A preferred stock at any time. Dividends will be paid to each class of stock only when declared by the BOD. In the event a dividend is declared, dividends must be paid to holders of Class A preferred stock, Class B preferred stock, and common stock, each in that order.
As discussed in Note 15 to these Statutory Financial Statements, the Company carried out various capital transactions with related parties during 2020, 2019, and 2018.
(20)    Reconciliation to the Annual Statement
The Company is required to file an Annual Statement with the Department. As of December 31, 2020 and 2019, there is no difference in admitted assets or liabilities between this report and the Annual Statement. As of December 31, 2020, 2019, and 2018, there is no difference in capital and surplus or net income between this report and the Annual Statement.
(21)    Commitments and Contingencies
The Company and its subsidiaries are named as defendants in various pending or threatened legal proceedings on an ongoing basis, arising from the conduct of business, including two putative class action proceedings: Sanchez v. Allianz Life Ins. Co. of North America (Superior Court of California, L.A. County, BC594715), which has been certified as a class, and Small v. Allianz Life Ins. Co. of North America (United Stated District Court, Central District

66 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

of California, Case No. 2:20-cv-01944-AB (KESx), which has not been certified as a class action. The Company generally intends to vigorously contest the lawsuits, but may pursue settlement negotiations in some cases, if appropriate. The outcome of the cases is uncertain at this time, and there can be no assurance that such litigation, or any future litigation, will not have a material adverse effect on the Company and/or its subsidiaries. The Company recognizes legal costs as incurred.
The Company is contingently liable for possible future assessments under regulatory requirements pertaining to insolvencies and impairments of unaffiliated insurance companies. Provision has been made for assessments currently received and assessments anticipated for known insolvencies.
The financial services industry, variable and fixed annuities, life insurance, distribution companies, and broker-dealers, is subject to close scrutiny by regulators, legislators, and the media.
Federal and state regulators, such as state insurance departments, state securities departments, the SEC, the Financial Industry Regulatory Authority, the Internal Revenue Service, and other regulatory bodies regularly make inquiries and conduct examinations or investigations concerning various selling practices, including suitability reviews, product exchanges, sales to seniors, and compliance with, among other things, insurance and securities law. The Company is, and may become, subject to ongoing market conduct examinations and investigations by regulators, which may have a material adverse effect on the Company.
It can be expected that annuity and life product designs, management, and sales practices will be an ongoing source of regulatory scrutiny and enforcement actions, litigation, and rulemaking.
These matters could result in legal precedents and new industry-wide legislation, rules, and regulations that could significantly affect the financial services industry, including life insurance and annuity companies. It is unclear at this time whether any such litigation or regulatory actions will have a material adverse effect on the Company in the future.
Certain guarantees of the Company provide for the maintenance of a subsidiary’s regulatory capital, surplus levels and liquidity sufficient to meet certain obligations. Those unlimited guarantees are made on behalf of certain wholly owned subsidiaries (AZNY, AZMO, ALFS and Questar Capital Corporation, through its parent, Yorktown). These guarantees are not limited and cannot be estimated as of the balance sheet date. From time to time, the Company makes capital contributions to these subsidiaries as needed under the guarantees. Capital contributions made during the years ended December 31, 2020, 2019, and 2018 are detailed in Note 15.
The Company had investments in limited partnerships that required a commitment of capital of $306 and $217 for the years ended December 31, 2020 and 2019, respectively.
(22)    Subsequent Events
The Company has evaluated subsequent events through April 2, 2021, which is the date the Statutory Financial Statements were available to be issued. No material subsequent events have occurred since December 31, 2020 that require adjustment to the Statutory Financial Statements.
In March 2021, the Company paid a cash dividend to AZOA of $400.

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For Service or More Information
The SEC maintains a website (www.sec.gov). The prospectus, the Form N-4 SAI and other information about the Contract are available on the EDGAR database on the SEC’s website. Copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov.
Our Service Center
If you need customer service (for Contract changes, information on Contract Values, requesting a withdrawal or transfer, changing your allocation instructions, etc.) please contact our Service Center at (800) 624-0197.
To send an application, a check for an additional Purchase Payment, or for general customer service, please mail to the appropriate address as follows:
Send an application or additional Purchase Payment with a check:	Send an application or general customer service without a check:
REGULAR MAIL	REGULAR MAIL
Allianz Life Insurance Company of North America NW5989 P.O. Box 1450 Minneapolis, MN 55485-5989	Allianz Life Insurance Company of North America P. O. Box 561 Minneapolis, MN 55440-0561

OVERNIGHT, CERTIFIED, OR REGISTERED MAIL	OVERNIGHT, CERTIFIED, OR REGISTERED MAIL
Allianz Life Insurance Company of North America NW5989 1801 Parkview Drive Shoreview, MN 55126	Allianz Life Insurance Company of North America 5701 Golden Hills Drive Golden Valley, MN 55416-1297

Checks sent to the wrong address for applications or additional Purchase Payments are forwarded to the 1801 Parkview Drive address listed above, which may delay processing.
For general customer service by email, please use this address: Contact.Us@allianzlife.com. To send information by email, please use this address: variableannuity@send.allianzlife.com. To send information over the web, please upload to your account on our website at: www.allianzlife.com. If you have questions about whether you can submit certain information by email or over the web, please contact our Service Center.
Until May 1, 2022, all dealers that effect transactions in these securities may be required to deliver a prospectus.

Allianz Index Advantage® Variable Annuity Prospectus – April 30, 2021

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission Registration Fee	$ 40,920
--------------
Estimated Printing and Filing Costs:	$ 30,000
--------------
Estimated Accounting Fees:	$ 75,000
---------------
Estimated Legal Fees:	$ 175,000
---------------
Estimated Miscellaneous Fees:	$ N/A
---------------

ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

The Bylaws of the Insurance Company provide:
ARTICLE XI. INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES
SECTION 1. RIGHT TO INDEMNIFICATION:
(a)
Subject to the conditions of this Article and any conditions or limitations imposed by applicable law, the Corporation shall indemnify any employee, director or officer of the Corporation (an "Indemnified Person") who was, is, or in the sole opinion of the Corporation, may reasonably become a party to or otherwise involved in any Proceeding by reason of the fact that such Indemnified Person is or was:

	(i)	a director of the Corporation; or
	(ii)	acting in the course and scope of his or her duties as an officer or employee of the Corporation; or
	(iii)	rendering Professional Services at the request of and for the benefit of the Corporation; or
(iv)
serving at the request of the Corporation as an officer, director, fiduciary or member of another corporation, association, committee, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Outside Organization").

(b)	Notwithstanding the foregoing, no officer, director or employee shall be indemnified pursuant to these bylaws under the following circumstances:
	(i)	in connection with a Proceeding initiated by such person, in his or her own personal capacity, unless such initiation was authorized by the Board of Directors;
	(ii)	if a court of competent jurisdiction finally determines that any indemnification hereunder is unlawful;
	(iii)	for acts or omissions involving intentional misconduct or knowing and culpable violation of law;
(iv)
for acts or omissions that the Indemnified Person believes to be contrary to the best interests of the Corporation or its shareholders or that involve the absence of good faith on the part of the Indemnified Person;

	(v)	for any transaction for which the Indemnified Person derived an improper personal benefit;
(vi)
for acts or omissions that show a reckless disregard for the Indemnified Person's duty to the Corporation or its shareholders in circumstances in which the Indemnified Person was aware or should have been aware, in the ordinary course of performing the Indemnified Person's duties, of the risk of serious injury to the Corporation or its shareholders;

	(vii)	for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the Indemnified Person's duties to the Corporation or its shareholders;
	(viii)	in circumstances where indemnification is prohibited by applicable law;
(ix)
in the case of service as an officer, director, fiduciary or member of an Outside Organization, where the Indemnified Person was aware or should have been aware that the conduct in question was outside the scope of the assignment as contemplated by the Corporation.

SECTION 2. SCOPE OF INDEMNIFICATION:
(a)
Indemnification provided pursuant to Section 1(a)(iv) shall be secondary and subordinate to indemnification or insurance provided to an Indemnified Person by an Outside Organization or other source, if any.

(b)
Indemnification shall apply to all reasonable expenses, liability and losses, actually incurred or suffered by an Indemnified Person in connection with a Proceeding, including without limitation, attorneys' fees and any expenses of establishing a right to indemnification or advancement under this article, judgments, fines, ERISA excise taxes or penalties, amounts paid or to be paid in settlement and all interest, assessments and other charges paid or payable in connection with or in respect of such expense, liability and loss.

(c)
Such indemnification shall continue as to any Indemnified Person who has ceased to be an employee, director or officer of the Corporation and shall inure to the benefit of his or her heirs, estate, executors and administrators.

SECTION 3. DEFINITIONS:
(a) "Corporation" for the purpose of Article XI shall mean Allianz Life Insurance Company of North America and all of its subsidiaries.
(b)
"Proceeding" shall mean any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative, investigative or otherwise, including actions by or in the right of the Corporation to procure a judgment in its favor.

(c)
"Professional Services" shall mean services rendered pursuant to (i) a professional actuarial designation, (ii) a license to engage in the practice of law issued by a State Bar Institution or (iii) a Certified Public Accountant designation issued by the American Institute of Certified Public Accountants.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted for directors and officers or controlling persons of the Insurance Company pursuant to the foregoing, or otherwise, the Insurance Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Insurance Company of expenses incurred or paid by a director, officer or controlling person of the Insurance Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15.   RECENT SALES OF UNREGISTERED SECURITIES.
        NOT APPLICABLE.
ITEM 16.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
(a) Exhibits.
1.(a)
Principal Underwriter Agreement by and between North American Life and Casualty Company on behalf of NALAC Financial Plans, Inc. dated September 14, 1988 incorporated by reference as exhibit EX-99.B3.a. from Pre-Effective Amendment No.1 to Form N-4 (File Nos. 333-06709 and 811-05618), electronically filed on December 13, 1996. (North American Life and Casualty Company is the predecessor to Allianz Life Insurance Company of North America. NALAC Financial Plans, Inc., is the predecessor to USAllianz Investor Services, LLC, which is the predecessor to Allianz Life Financial Services, LLC.)

(b)
Broker-Dealer Agreement (amended and restated) between Allianz Life Insurance Company of North America and Allianz Life Financial Services, LLC, dated June 1, 2010 incorporated by reference as exhibit EX-99B3b. from Pre-Effective Amendment No. 1 to Form N-4 (File Nos. 333-166408 and 811-05618), electronically filed on September 24, 2010.

(c)
The current specimen of the selling agreement between Allianz Life Financial Services, LLC, the principal underwriter for the Contracts, and retail brokers which offer and sell the Contracts to the public is incorporated by reference as exhibit EX-99.B3.b. from the initial filing on Form N-4 (File Nos. 333-134267 and 811-05618), electronically filed on May 19, 2006.The underwriter has executed versions of the agreement with approximately 2,100 retail brokers.

2.	Not applicable
3.(a)
Articles of Incorporation, as amended and restated August 1, 2006, of Allianz Life Insurance Company of North    America, filed on January 3, 2013 as Exhibit 3(a) to Registrant's initial registration on Form S-1 (File No. 333-185864), is incorporated by reference.

(b)
Bylaws, as amended and restated August 1, 2006, of Allianz Life Insurance Company of North America, filed on January 3, 2013 as Exhibit 3(b) to Registrant's initial registration on Form S-1 (File No. 333-185864), is incorporated by reference.

4.(a)
Individual Variable Annuity Contract-L40538 incorporated by reference as Exhibit 4(a) from Pre-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-185864), electronically filed on April 17, 2013.

(b)(i)
Contract Schedule Pages-S40875, S40876, S40877 incorporated by reference as Exhibit 4(b) from Pre-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-185864), electronically filed on April 17, 2013.

(ii)
Contract Schedule Page S40877-01, incorporated by reference as Exhibit 4(b) from Post-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-195462), electronically filed on December 8, 2014.

(iii)	Index Options Contract Schedule Page, S40895, incorporated by reference as Exhibit 4(c) to Registrant’s initial registration on form S-1 (File No. 333-2224310), electronically filed on April 17, 2018.
(iv)
Index Options Contract Schedule Page, S40877-IVA-05, incorporated by reference as Exhibit 4(b)(iv) from Post-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-237620), electronically filed on December 9, 2020.

(v)
Index Options Contract Schedule Page Addendum, S40877-ADD-01, incorporated by reference as Exhibit 4(b)(v) from Post-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-237620), electronically filed on December 9, 2020.

(c)
Application for Individual Variable Annuity Contract – IXA-APP-02-0419, incorporated by reference as Exhibit 4(c) from Registrant’s initial registration on form S-1 (File No. 333-230898, electronically filed on April 16, 2019.

(d)(i)
Index Performance Strategy Rider-S40878-02, incorporated by reference as Exhibit 4(d) to Registrant’s initial registration on form S-1 (File No. 333-217303), electronically filed on April 13, 2017.  Index Performance Strategy Crediting Rider-S40878 incorporated by reference as Exhibit 4(d) from Pre-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-185864), electronically filed on April 17, 2013.

(ii)
Index Performance Strategy Rider III – S40904, incorporated by reference as Exhibit 4(d)(ii) from Post-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-237620), electronically filed on December 9, 2020.

(iii)
Inforce Index Performance Strategy Rider III – S40904-INFORCE, incorporated by reference as Exhibit 4(d)(iii) from Post-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-237620), electronically filed on December 9, 2020.

(e)
Index Protection Strategy Crediting Rider-S40879 incorporated by reference as Exhibit 4(e) from Pre-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-185864), electronically filed on April 17, 2013.

(f)
Traditional Death Benefit Rider-S40880 incorporated by reference as Exhibit 4(f) from Pre-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-185864), electronically filed on April 17, 2013.

(g)
Index Guard Strategy Rider-S40889-01, incorporated by reference as Exhibit 4(g) to Registrant’s initial registration on form S-1 (File No. 333-217303), electronically filed on April 13, 2017. Index Guard Strategy Rider-S40889, incorporated by reference as Exhibit 4(g) from Post-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-195462), electronically filed on December 8, 2014.

(h)	Index Precision Strategy Rider-S40891, incorporated by reference as Exhibit 4(h) to Registrant’s initial registration on form S-1 (File No. 333-217303), electronically filed on April 13, 2017.
(i)
Maximum Anniversary Death Benefit Rider, S40897 and MAV Contract Schedule S40898, incorporated by reference as Exhibit 4(i) from Post-Effective Amendment No.  1 to Registrant’s form S-1 (File No. 333-217303), electronically filed on December 15, 2017.

    5.                          Opinion re Legality - not applicable
    8.                                    Opinion re Tax Matters - not applicable
    9.                                    Not applicable
   10.                                 Material Contracts – not applicable
   11.                                  Not applicable
   12.                                Not applicable
   15.                                 Not applicable
   16.                                Not applicable
   21.                                 Not applicable.
   23.                        (a)*  Consent of Independent Registered Public Accounting Firm, filed herewith.

         (b)*  Consent of Counsel, filed herewith.
24.	(a)	Board Resolution, effective December 11, 2012, of the Board of Directors of Allianz Life Insurance Company of North America, filed on January 3, 2013 as Exhibit 24(b) to Registrant's Initial Registration on Form S-1 (File No. 333-185864), is incorporated by reference.

(b)     Form of Board Resolution of the Board of Directors of Allianz Life Insurance Company of North America, effective April 14, 2014, filed on April 14, 2014 as Exhibit 24(d) to Registrant's Post-Effective Amendment No. 2 to Form S-1 (File No. 333-185864), is incorporated by reference.

(c)*	Powers of Attorney, filed herewith
   25.                Not applicable
   26.                Not applicable
99.	(a)	Alternative Minimum Value Exhibit - IXA-032 (05/2020), filed on April 9, 2020 as Exhibit 99(a) to Registrant’s Initial Registration on Form S-1 (File No. 333-237620), is incorporated by reference.
(b)*	Appendix B Exhibit – Daily Adjustment Calculation - IXA-010b (05/2021), filed herewith.
(c)	Risk Factors Exhibit, filed on April 14, 2014 as Exhibit 99(c) to Registrant’s Post-Effective Amendment No. 2 to Registrant’s Form S-1 (File No. 333-185864), is incorporated by reference.
(d)
Transition Representation Letter, dated April 17, 2018, Independent Registered Public Accounting Firm, pursuant to S-K, item 304, filed on April 17, 2018 as Exhibit 99(d) to Registrant’s initial Registration on Form S-1 (File No. 333-224310), is incorporated by reference.

   *  Filed herewith
   **To be filed by amendment

(b) Financial Statement Schedules
All required financial statement schedules of Allianz Life Insurance Company of North America are included in Part I of this registration statement.

ITEM 17.   UNDERTAKINGS.
The undersigned registrant hereby undertakes pursuant to Item 512 of Regulation S-K:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table  in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)
Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on this 16th day of April, 2021.
ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
By: /S/ Walter R. White*
       Walter R. White
       Chief Executive Officer, President, and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 16, 2021.

Signature	Title
Jacqueline Hunt(1)	Director and Chairman of the Board
Walter R. White(1)	Director, President & Chief Executive Officer
Howard E. Woolley(1)	Director
Udo Frank(1)	Director
William E. Gaumond(1)	Director, Senior Vice President, Chief Financial Officer and Treasurer
(principal accounting officer)
Kevin E. Walker(1)	Director
Anna Sophie Herken(1)	Director

(1)	By Power of Attorney, filed as Exhibit 24(c) to this Registration Statement.

BY: /s/ Stewart D. Gregg
           Stewart D. Gregg, Senior Counsel

FORM S-1

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

INDEX TO EXHIBITS

Exhibit	Description of Exhibit
23(a)	Consent of Independent Registered Public Accounting Firm
23(b)	Consent of Counsel
24(c)	Powers of Attorney
99(b)	Appendix B Exhibit – Daily Adjustment Calculation - IXA-010b (05/2021)